 This prospectus is subject to completion and amendment.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(h)
Subject to Completion and Amendment, Dated August 19, 2026	Registration Statement Nos. 333-292293 and 333-292293-02

$923,520,000(1) Automobile Receivables Backed Notes

Exeter Automobile Receivables Trust 2026-4
Issuing Entity (CIK Number: 0002150254)

Exeter Finance LLC Sponsor and Servicer (CIK Number: 0001541713)	EFCAR, LLC Depositor (CIK Number: 0001654238)

You should carefully review the risk factors beginning on page 22 of this prospectus.
The notes are asset-backed securities issued by the issuing entity and will be paid only from the assets of the issuing entity, including related credit enhancement.  The notes represent the obligations of the issuing entity only and do not represent the obligations of or interests in Exeter Finance LLC, EFCAR, LLC or any of their affiliates.
Neither the notes nor the automobile loan contracts will be insured or guaranteed by any governmental agency or instrumentality.
The issuing entity will issue:
•	Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes, which are offered by this prospectus; and
•	Class E Notes and Class N Notes, which are not offered by this prospectus.
The notes:
•
are backed by a pledge of assets of the issuing entity and the holding trust.  The assets of the issuing entity securing the notes will consist primarily of a non-interest bearing certificate representing 100% of the equity interest in the holding trust.  The assets of the holding trust will include a pool of sub-prime automobile loan contracts secured by new and used automobiles, light duty trucks, minivans and sport utility vehicles.  These sub-prime automobile loan contracts are contracts made to borrowers who have experienced prior credit difficulties. At origination of the contracts, the related borrowers had credit bureau scores or proprietary credit scores at or below certain levels described in this prospectus;

•	will receive monthly distributions of interest and principal on the fifteenth day of each month, or, if not a business day, then on the next business day, beginning on September 15, 2026; and
•	currently have no trading market.
Credit enhancement for the notes offered by this prospectus will consist of:
•	excess cashflow collected on the pool of automobile loan contracts;
•	overcollateralization resulting from the excess of the principal amount of the automobile loan contracts over the aggregate principal amount of such notes;
•	the subordination of each class of notes, if any, that is junior in its right to receive payments of principal and interest to the related class of notes; and
•	a reserve account that can be used to cover payments of timely interest, parity payments and ultimate principal of such notes.

	Initial Principal Amount	Interest Rate	Accrual Method	Final Scheduled Distribution Date
Class A-1 Notes(1)	$119,000,000	____%	Actual/360	August 16, 2027
Class A-2 Notes(1)	$164,550,000	____%	30/360	December 15, 2028
Class A-3 Notes(1)	$246,630,000	____%	30/360	October 15, 2030
Class B Notes(1)	$115,230,000	____%	30/360	June 16, 2031
Class C Notes(1)	$118,550,000	____%	30/360	February 15, 2033
Class D Notes(1)	$159,560,000	____%	30/360	February 15, 2033
Class E Notes(1)(2)	$107,470,000	____%	30/360	October 16, 2034
Class N Notes(1)(2)	$29,916,000	____%	30/360	October 16, 2034
	Price to Public(3)	Underwriting Discounts and Commissions		Proceeds to Depositor
Class A-1 Notes	_____%	_____%		_____%
Class A-2 Notes	_____%	_____%		_____%
Class A-3 Notes	_____%	_____%		_____%
Class B Notes	_____%	_____%		_____%
Class C Notes	_____%	_____%		_____%
Class D Notes	_____%	_____%		_____%
Total	$__________(4)	$__________(4)		$__________(4)

(1)
At least 5% of the initial principal amount of each class of notes will be retained by the sponsor or a majority-owned affiliate of the sponsor to satisfy the U.S. credit risk retention obligations of the sponsor, as described under “U.S. Credit Risk Retention” in this prospectus.

(2)	The Class E Notes and the Class N Notes are not being publicly registered and are not offered hereby. The depositor expects that the Class E Notes and the Class N Notes will be privately placed.

(3)	Plus accrued interest, if any, from the closing date.

(4)	Calculated using the aggregate initial principal amount of the underwritten notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The notes will be delivered in book-entry form through the facilities of The Depository Trust Company on or about August __, 2026, which is the “closing date,” against payment in immediately available funds.

The holding trust and the issuing entity will be relying on an exclusion or exemption from the definition of “investment company” contained in Section 3(c)(5) and Section 3(c)(6) of the Investment Company Act of 1940, as amended, respectively, although there may be additional exclusions or exemptions available to the holding trust and the issuing entity.  Each of the holding trust and the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Joint Bookrunners
Wells Fargo Securities	BMO Capital Markets	Deutsche Bank Securities
Joint Bookrunner of the Class A Notes
J.P. Morgan
Co-Managers
Citigroup	Citizens Capital Markets	Mizuho
The date of this prospectus is August __, 2026.
 c;knC

i

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

•	You should rely only on information provided or referenced in this prospectus. We have not authorized anyone to provide you with different information.

•
We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page provides the pages on which these captions are located.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, EFCAR, LLC, as registrant, filed with the Securities and Exchange Commission, or the SEC, under the SEC file number 333-292293, a registration statement under the Securities Act of 1933, as amended, or the Securities Act, with respect to the notes offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, omits certain information contained in such registration statement pursuant to the rules and regulations of the SEC.

As long as the issuing entity is required to report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, the servicer or the depositor will file for the issuing entity, annual reports on Form 10-K and distribution reports on Form 10-D, monthly asset-level data files and related documents on Form ABS-EE, any current reports on Form 8-K, and amendments to those reports with the SEC under the file number 333-292293-02.

The SEC maintains a website containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.  The issuing entity’s annual reports on Form 10-K and distribution reports on Form 10-D, monthly asset-level data files and related documents on Form ABS-EE, current reports on Form 8-K, and any amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor’s website because those reports and amendments will be made available to the public on the SEC website as described above.  You may request a free copy of any of the filings incorporated by reference into this prospectus by writing or calling: Exeter Finance LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063; telephone (469) 754-5000.

The depositor engaged a third party to assist in certain components of the review of the automobile loan contracts, as described under “Depositor Review of Automobile Loan Contracts.” The report produced by that third party is a “third-party due diligence report” pursuant to Rule 15Ga-2 of the Exchange Act, and the findings and conclusions of that report were therefore filed with the SEC on a Form ABS-15G on August 18, 2026 under file number 333-292293.

A number of items are incorporated by reference into this prospectus. See “Incorporation by Reference” for a description of incorporation by reference.

FORWARD-LOOKING STATEMENTS

Whenever words like “intends,” “anticipates” or “expects” or other similar words are used in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions the sponsor and the depositor consider reasonable. Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  Except as required by the federal securities laws, neither the sponsor nor the depositor assumes any responsibility to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus.  For the avoidance of doubt, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in this prospectus.

NOTICE TO RESIDENTS OF CANADA

THE NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS

EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS.  ANY RESALE OF THE NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENTS THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY.  THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO INVESTORS: UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM, OR THE UK, TO PERSONS (1) HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR THE ORDER, OR (2) FALLING WITHIN ARTICLE 49(2) (A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.) OF THE ORDER OR (3) TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS RELEVANT PERSONS).  NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON IN THE UK BY PERSONS WHO ARE NOT RELEVANT PERSONS. IN THE UK, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK. FOR THESE PURPOSES, A UK RETAIL INVESTOR MEANS A PERSON WHO IS EITHER ONE (OR BOTH) OF: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED), AND AS AMENDED, OR A UK PROFESSIONAL CLIENT; OR (II) NOT A QUALIFIED INVESTOR, AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024, AS AMENDED, OR THE POATRS.

CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK, OR THE DISC, OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK FINANCIAL CONDUCT AUTHORITY, OR THE FCA HANDBOOK, FOR OFFERING, SELLING OR DISTRIBUTING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK.

IF ANY CLASS OF NOTES HAS A FINAL SCHEDULED DISTRIBUTION DATE FALLING LESS THAN ONE YEAR AFTER THE CLOSING DATE, NO NOTES OF SUCH CLASS HAVE BEEN OR WILL BE OFFERED IN THE UK OR TO ANY UK PERSON, AND NO PROCEEDS OF SUCH CLASS OF NOTES WILL BE RECEIVED IN THE UK.

UK MIFIR PRODUCT GOVERNANCE

WHERE APPLICABLE, AND SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE NOTES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE NOTES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE CONDUCT OF BUSINESS SOURCEBOOK OF THE FCA HANDBOOK, AND UK PROFESSIONAL CLIENTS; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE NOTES TO ELIGIBLE COUNTERPARTIES AND UK PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE NOTES, OR (FOR THESE PURPOSES) A DISTRIBUTOR, SHOULD, WHERE APPLICABLE, TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK OF THE FCA HANDBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE NOTES (WHERE APPLICABLE, BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA, OR THE EEA. FOR THESE PURPOSES, AN EU RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED, OR MIFID II; OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR, AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS AMENDED, OR THE EU PROSPECTUS REGULATION.

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED, OR THE EU PRIIPS REGULATION, FOR OFFERING, SELLING OR DISTRIBUTING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION.

MIFID II PRODUCT GOVERNANCE

WHERE APPLICABLE, AND SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE NOTES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE NOTES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE NOTES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE NOTES, OR (FOR THESE PURPOSES) A DISTRIBUTOR, SHOULD, WHERE APPLICABLE, TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET

ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE NOTES (WHERE APPLICABLE, BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

SUMMARY OF TRANSACTION PARTIES(1)

EXETER FINANCE LLC
(Sponsor and Servicer)
$
Automobile loan contracts
EFCAR, LLC
(Depositor)
$
Automobile loan contracts
Citibank, N.A.
(Indenture Trustee and Backup Servicer)
Automobile loan contracts
EXETER HOLDINGS TRUST 2026-4
(Holding Trust)
EXETER AUTOMOBILE RECEIVABLES TRUST 2026-4
(Issuing Entity)
Holding Trust Certificate (4)
WILMINGTON TRUST COMPANY
(Owner Trustee)
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class B Notes
Class C Notes
Class D Notes
Class E Notes(2)
Class N Notes(2)
Certificates(3)

__________________________
(1)
This chart provides only a simplified overview of the relationships between the key parties to the transaction.  Refer to this prospectus for a further description of the relationships between the key parties.

(2)	The Class E Notes and the Class N Notes are not being offered hereby.
(3)	The Certificates, which will represent equity interests in the issuing entity, are not being offered hereby.
(4)	The Holding Trust Certificate, which will represent 100% of the equity interest in the holding trust, is not being offered hereby.

FLOW OF FUNDS(1)

(1)
This chart provides only a simplified overview of the priority of the monthly distributions.  The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred.  For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to the prospectus for a further description.

Summary

•
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, read carefully this entire prospectus.

•
This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.

•
There are material risks associated with an investment in the notes. You should read the section entitled “Risk Factors” beginning on page 22 of this prospectus and consider the risk factors described in that section before making a decision to invest in the notes.

The Issuing Entity

Exeter Automobile Receivables Trust 2026-4, or the issuing entity, is a Delaware statutory trust.  The issuing entity will issue the notes and be liable for their payment.  The issuing entity’s principal asset will be the holding trust certificate, which represents 100% of the equity interest in the holding trust.

The Holding Trust

Exeter Holdings Trust 2026-4, or the holding trust, is a Delaware statutory trust.  The holding trust will issue a non-interest bearing certificate, or the holding trust certificate, which represents 100% of the equity interest in the holding trust, to the issuing entity on the closing date.  The principal assets of the holding trust will be a pool of sub-prime automobile loan contracts secured by new and used automobiles, light duty trucks, minivans and sport utility vehicles, which the issuing entity will transfer to the holding trust on the closing date.

The Depositor

EFCAR, LLC, or the depositor, is a Delaware limited liability company which is a wholly owned special purpose subsidiary of Exeter.  The depositor’s principal offices are located at 2101 W. John Carpenter Freeway, Irving, Texas 75063 and its main telephone number is (469) 754-5000.  The depositor will purchase the pool of sub-prime automobile loan contracts from the sponsor.  The depositor will then sell the pool of sub-prime automobile loan contracts to the issuing entity.

The Sponsor, the Servicer and the Custodian

Exeter Finance LLC, or Exeter, or the sponsor, or the servicer, or the custodian, is a Delaware limited liability company.  Exeter’s principal offices are located at 2101 W. John Carpenter Freeway, Irving, Texas 75063 and its main telephone number is (469) 754-5000. Exeter purchased the pool of sub-prime automobile loan contracts generally without recourse from automobile dealers and third-party direct lenders, or the direct lenders.  Exeter will sell the automobile loan contracts to the depositor and Exeter will service the automobile loan contracts on behalf of the holding trust.  Exeter will serve as custodian with respect to the automobile loan contracts and the related automobile loan contract files pursuant to the custodian agreement.

The Indenture Trustee, Backup Servicer and Intercreditor Agent

Citibank, N.A., or the indenture trustee, the backup servicer or the intercreditor agent, is a national banking association.  Citibank, N.A. will serve as indenture trustee pursuant to the indenture, as backup servicer pursuant to the sale and servicing agreement, and as intercreditor agent pursuant to the lockbox intercreditor agreement.  The backup servicer will receive monthly pool data, confirm certain data on the monthly servicer reports and become successor servicer if Exeter is terminated as servicer for any reason.

The Owner Trustee

Wilmington Trust Company, or the owner trustee, is a Delaware trust company.  Wilmington Trust Company serves not in its individual capacity but solely as owner trustee of the issuing entity and the holding trust, pursuant to the trust agreement and the holding trust agreement, respectively.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, or the asset representations reviewer, is a Delaware limited liability company.  Clayton will serve as asset representations reviewer pursuant to the asset representations review agreement.

Cutoff Date

August 9, 2026.  This is the date on which the pool of automobile loan contracts that will be sold to the issuing entity and transferred to the holding trust was selected. The holding trust will receive amounts collected on the automobile loan contracts after this date.

Closing Date

On or about August __, 2026.

Description of the Securities

Pursuant to the indenture, the issuing entity will issue asset-backed notes designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class N Notes.  The Class A Notes will consist of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are being offered by this prospectus and are sometimes referred to as the publicly offered notes. The Class E Notes and the Class N Notes are not being offered by this prospectus, and the depositor expects that the Class E Notes and the Class N Notes will be privately placed. The Class E Notes and the Class N Notes are sometimes referred to as the non-offered notes and, collectively with the publicly offered notes, the notes.

Certificates representing the residual interest in the issuing entity will also be issued pursuant to the trust agreement.  On the closing date, the certificates will be issued to the depositor.  The certificates are not being offered pursuant to this prospectus. The depositor may, at its discretion, except with respect to that portion of its certificates that the sponsor or a majority-owned affiliate of the sponsor is required to retain in accordance with the requirements of Regulation RR of the Exchange Act, retain its certificates, transfer them to one or more affiliates or sell its certificates to independent third parties in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale, in each case on or after the closing date.

Publicly Offered Notes

Class	Initial Principal Amount	Interest Rate	Final Scheduled Distribution Date
A-1	$119,000,000	___%	August 16, 2027
A-2	$164,550,000	___%	December 15, 2028
A-3	$246,630,000	___%	October 15, 2030
B	$115,230,000	___%	June 16, 2031
C	$118,550,000	___%	February 15, 2033
D	$159,560,000	___%	February 15, 2033

Non-Offered Notes

Class	Initial Principal Amount	Interest Rate	Final Scheduled Distribution Date
E	$107,470,000	___%	October 16, 2034
N	$29,916,000	___%	October 16, 2034

Interest on each class of notes will accrue during each interest period at the applicable interest rate.

The publicly offered notes will initially be issued in book-entry form only and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your book-entry notes (i) in the United States, through The Depository Trust Company, or (ii) in Europe, through Clearstream Banking, société anonyme or, with respect to the publicly offered notes and only if the sponsor satisfies any applicable conditions precedent to the holding of such notes on its system, through Euroclear Bank S.A./NV as operator of the Euroclear System.  See “Risk Factors—Book-entry registration for the notes may reduce their liquidity” in this prospectus.

The notes will be secured by a pledge by the issuing entity of the holding trust certificate, which will be backed solely by the pool of sub-prime automobile loan contracts and the other assets of the holding trust which are described under the section of this summary entitled “The Trust Property and the Holding Trust Property.”  The notes will also be secured by a pledge by the holding trust of its assets.

Distribution Dates

•	The distribution date will be the fifteenth day of each month, subject to the business day rule set forth below, commencing on September 15, 2026.

•	Business day rule:

If any distribution date is not a business day, then the distribution due on that date will be made on the next business day.

•	Record dates:

The record date for each distribution date is the close of business on the business day immediately preceding that distribution date.

•	Collection periods:

The collection period for each distribution date will be the calendar month immediately preceding the calendar month in which that distribution date occurs or, for the first distribution date, the period after the cutoff date to the close of business on August 31, 2026 (the collection period).  Amounts received on the trust property during each collection period will be used to make the payments described under “—Payments” on the related distribution date.

•	Final scheduled distribution dates:

The final principal payment for each class of notes is due on the related final scheduled distribution date specified on the front cover of this prospectus.

Payments

As further described under the section of this prospectus entitled “Description of the Transaction Documents—Distributions—Distribution Date Payments,” the servicer will instruct the indenture trustee to make the distributions from Available Funds on each distribution date in the following order of priority (except in those circumstances when a priority of payments set forth in “Events of Default” below is applicable):

1.
to the servicer, the servicing fee for the related collection period, any supplemental servicing fees for the related collection period, any reimbursements for mistaken deposits and other related amounts and certain other amounts due on the automobile loan contracts that the servicer is entitled to retain; to Exeter, amounts paid by obligors during the related collection period but not related to interest, principal or extension fees due on the automobile loan contracts; and to any successor servicer, transition fees not to exceed the aggregate limit specified under “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus;

2.
to the indenture trustee, the custodian, the owner trustee, the asset representations reviewer, the backup servicer (including the backup servicer in its capacity as successor servicer if so appointed), the lockbox bank and the intercreditor agent, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent Exeter has not previously paid those fees, expenses and indemnities and, in the case of any such amounts payable to the lockbox bank or the intercreditor agent, as applicable, to the extent such amounts are allocable to the issuing entity), in each case subject to the maximum aggregate annual limit described under “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus;

3.	to pay interest due on the Class A Notes, pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes;

4.	to pay principal to the extent necessary to reduce the aggregate principal amount of the Class A Notes to the Pool Balance, which amount will be paid out as described below under “Principal”;

5.	to pay the remaining principal amount of each class of Class A Notes on its respective final scheduled distribution date;

6.	to pay interest due on the Class B Notes;

7.
to pay principal to the extent necessary, after giving effect to any payments made under clauses 4 and 5 above, to reduce the combined principal amount of the Class A Notes and Class B Notes to the Pool Balance, which amount will be paid out as described below under “Principal”;

8.	to pay the remaining principal amount of the Class B Notes on its final scheduled distribution date;

9.	to pay interest due on the Class C Notes;

10.
to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7 and 8 above, to reduce the combined principal amount of the Class A Notes, Class B Notes and Class C Notes to the Pool Balance, which amount will be paid out as described below under “Principal;”

11.	to pay the remaining principal amount of the Class C Notes on its final scheduled distribution date;

12.	to pay interest due on the Class D Notes;

13.
to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10 and 11 above, to reduce the combined principal amount of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the Pool Balance, which amount will be paid out as described below under “Principal”;

14.	to pay the remaining principal amount of the Class D Notes on its final scheduled distribution date;

15.	to pay interest due on the Class E Notes;

16.
to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10, 11, 13 and 14 above, to reduce the combined principal amount of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes to the Pool Balance, which amount will be paid out as described below under “Principal”;

17.	to pay the remaining principal amount of the Class E Notes on its final scheduled distribution date;

18.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the specified reserve account amount;

19.
to pay principal to achieve the specified amount of overcollateralization with respect to the publicly offered notes and the Class E Notes, which amount will be paid out as described below under “Principal”;

20.	to pay interest due on the Class N Notes;

21.	to the Class N reserve account, the amount necessary to cause the amount deposited therein to equal the Class N specified reserve account amount;

22.	to pay amounts due and unpaid on the Class N Notes for principal, until the Class N Notes are paid in full;

23.
to pay each of the indenture trustee, the custodian, the owner trustee, the asset representations reviewer, the backup servicer (including the backup servicer in its capacity as successor servicer if so appointed), the lockbox bank, the intercreditor agent and any successor servicer, any fees, expenses and indemnities then due to such party that are in excess of the aggregate limit or maximum aggregate annual limit described in clause 1 or clause 2 above, as applicable; and

24.	to pay all remaining amounts to the certificateholders.

On any distribution date that the amount on deposit in the reserve account, together with Available Funds, is sufficient to pay all amounts due pursuant to priorities 1 through 17 set forth above and the note principal amount of all Outstanding classes of publicly offered notes and the Class E Notes, the amount on deposit in the reserve account will be treated as Available Funds on such distribution date and distributed in accordance with the priority of payments set forth above.

Interest

Interest on the notes will be payable on each distribution date.  The interest period relating to each distribution date will be (i) for the Class A-1 Notes, the period from and including the distribution date occurring in the preceding calendar month—or, in the case of the first distribution date, from and including the closing date—to but excluding the distribution date occurring in the current calendar month and (ii) for all other classes of notes, the period from and including the fifteenth day of the preceding calendar month—or, in the case of the first distribution date, from and including the closing date—to but excluding the fifteenth day of the current calendar month.  Interest on the notes of each class will accrue at the interest rate for that class during each interest period.

Interest on (i) the Class A-1 Notes will be calculated on an “actual/360” basis and (ii) all other classes of notes will be calculated on a “30/360” basis.

Principal

•	Principal of the publicly offered notes and the Class E Notes will be payable on each distribution date:

(1)
as necessary to prevent undercollateralization with respect to such classes of the notes, or to cause the remaining principal amount of any such class of the notes to be repaid on its final scheduled distribution date, and

(2)	as necessary to build or maintain overcollateralization with respect to the publicly offered notes and the Class E Notes at its required amount.

•
The classes of publicly offered notes and the Class E Notes are “sequential pay” classes.  On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 5, 7, 8, 10, 11, 13, 14, 16, 17 and 19 of “—Payments” above will be aggregated and will be paid out in the following order (except in those circumstances when a priority of payments set forth below in “Events of Default—Post-Default Application of Funds” is applicable):

−	first, the Class A-1 Notes will amortize, until they are paid in full;

−	once the Class A-1 Notes are paid in full, the Class A-2 Notes will begin to amortize, until they are paid in full;

−	once the Class A-2 Notes are paid in full, the Class A-3 Notes will begin to amortize, until they are paid in full;

−	once the Class A-3 Notes are paid in full, the Class B Notes will begin to amortize, until they are paid in full;

−	once the Class B Notes are paid in full, the Class C Notes will begin to amortize, until they are paid in full;

−	once the Class C Notes are paid in full, the Class D Notes will begin to amortize, until they are paid in full; and

−	once the Class D Notes are paid in full, the Class E Notes will begin to amortize, until they are paid in full.

•
On each distribution date, the Class N Notes will be entitled to a payment of principal from Available Funds remaining for distribution pursuant to clause 22 of “—Payments” above (except in those circumstances when a priority of payments set forth below in “Events of Default—Post-Default Application of Funds” is applicable) together with, in certain circumstances, certain amounts that may be released from the Class N reserve account for such purpose.

•
Because the publicly offered notes and the Class E Notes are “sequential pay,” if due to losses, insufficient Liquidation Proceeds or otherwise, the holding trust property and the trust property, in the aggregate, prove to be insufficient to repay the principal of the publicly offered notes and the Class E Notes in full, it is possible that earlier maturing classes of such notes will be paid in full and that the losses will be borne by later maturing classes of such notes.  In that case, losses on the publicly offered notes and the Class E Notes would be borne in reverse order of payment priority (i.e. beginning with the most junior class of such notes then Outstanding).

The Holding Trust Property and the Trust Property

The holding trust’s assets, or the holding trust property, will principally include:

•	a pool consisting of primarily sub-prime automobile loan contracts, which are secured by new and used automobiles, light duty trucks, minivans and sport utility vehicles;

•	collections on the automobile loan contracts received after the cutoff date;

•	the security interests in the automobiles securing the automobile loan contracts;

•	the automobile loan contract files;

•	an assignment of all rights to receive proceeds from claims on insurance policies covering the automobiles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•
any proceeds from any automobile loan contract repurchased by a dealer or a direct lender pursuant to an agreement between Exeter and such dealer or such direct lender, as applicable, as a result of a breach of representation or warranty in such agreement;

•	all rights under any service contracts on the financed vehicles;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The issuing entity’s assets, or the trust property, will principally include:

•	the holding trust certificate;

•	all distributions on or in respect of the holding trust certificate and any other rights granted to the holder of the holding trust certificate;

•	amounts held in the collection account, the note distribution account, the reserve account and the Class N reserve account;

•	any proceeds of the automobile loan contracts held in the lockbox account from time to time;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The Automobile Loan Contract Pool

•
The automobile loan contracts consist of motor vehicle retail installment sale contracts indirectly originated by dealers for assignment to Exeter and auto loans originated by the direct lenders, in connection with the refinancing of existing auto loans, for sale or assignment to Exeter.  All of the automobile loan contracts were originated in accordance with Exeter’s credit policies.  The automobile loan contracts are contracts made primarily to borrowers who have experienced prior credit difficulties.

•
The automobile loan contracts in the pool described in this prospectus have been selected from Exeter’s portfolio to include only contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

•	The depositor will purchase the automobile loan contracts directly from Exeter.

•
Upon discovery of a breach by the depositor of any of the eligibility representations and warranties with respect to the automobile loan contracts under the sale and servicing agreement in which the interests of any noteholder are materially and adversely affected by the breach, the depositor shall have the obligation to repurchase from the holding trust any related automobile loan contract affected by the breach, unless such breach has been cured in all material respects.  Any such breach will be deemed not to have a material and adverse effect on the interests of the noteholders in the affected automobile loan contract if such breach has not affected the ability of the holding trust or noteholders to receive and retain timely payment in full of all amounts due on such automobile loan contract.

•
Exeter will sell the automobile loan contracts to the depositor pursuant to the purchase agreement.  Exeter will make representations and warranties with respect to those automobile loan contracts sold to the depositor under the purchase agreement.  Upon the discovery of a breach by Exeter of any of the eligibility representations and warranties with respect to the automobile loan contracts under the purchase agreement in which the interests of any noteholder are materially and adversely affected by the breach, or of any other event which requires the repurchase of an automobile loan contract by the depositor under the sale and servicing agreement, Exeter shall have the obligation to repurchase from the depositor any related automobile loan contract affected by the breach, unless such breach has been cured in all material respects.  Any such breach will be deemed not to have a material and adverse effect on the interests of the noteholders in the affected automobile loan contract if such breach has not affected the ability of the holding trust or noteholders to receive and retain timely payment in full of all amounts due on such automobile loan contract.

•
Upon discovery of a breach by Exeter, as servicer, of certain covenants with respect to the automobile loan contracts under the sale and servicing agreement in which the interests of any noteholder are materially and adversely affected by the breach, Exeter shall have the obligation to purchase from the holding trust any related automobile loan contract affected by the breach, unless such breach has been cured in all material respects.  Any such breach will be deemed not to have a material and adverse effect on the interests of the noteholders in the affected automobile loan contract if such breach has not affected the ability of the holding trust or noteholders to receive and retain timely payment in full of all amounts due on such automobile loan contract.

Asset Representations Review

The asset representations reviewer will perform a review of certain of the automobile loan contracts for compliance with the representations made about the automobile loan contracts if:

•	a delinquency trigger is reached, and

•	the required percentage of noteholders vote to direct the review.

For additional information about the asset representations review, the delinquency trigger, voting requirements for a review, the representations and warranties to be reviewed and the cost of the review, see “Description of the Transaction Documents—Asset Representations Review” in this prospectus.

Dispute Resolution

If a request is made for the repurchase of an automobile loan contract due to a breach of a representation or warranty, and the request is not resolved within 180 days of the receipt by the sponsor or the depositor of such request, the party submitting the request will have the right to refer the matter to either mediation (including non-binding arbitration) or third-party binding arbitration.  See “Description of the Transaction Documents—Dispute Resolution” in this prospectus.

Servicing Fee

The servicer will be paid on each distribution date from Available Funds prior to any payments on the notes.  The servicer will receive the following fees as payment for its services on each distribution date:

•	For so long as Exeter or the backup servicer is the servicer:

−
A servicing fee, equal to 3.00% times the aggregate Principal Balance of the automobile loan contracts as of the beginning of the related collection period times one-twelfth (or, in the case of the first distribution date, a fraction, the numerator of which is 22 and the denominator of which is 360); and

−
A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the automobile loan contracts during the related collection period (but excluding any fees or expenses related to extensions and any fees, expenses or charges paid by obligors and in respect of which the servicer was previously reimbursed as supplemental servicing fees).

•
If any entity other than Exeter or the backup servicer becomes the servicer, the servicing fee may be adjusted by agreement of the Majority Noteholders of the most senior class Outstanding (with the Class A Notes voting together as a single class), the depositor and the successor servicer, as set forth in the sale and servicing agreement.

Pool Information

•	The pool information in this prospectus is based on the automobile loan contracts in the pool as of the cutoff date, which is August 9, 2026.

•	As of the cutoff date, the automobile loan contracts in the pool had:

−	an aggregate Principal Balance of $1,108,004,343.39;

−	a weighted average annual percentage rate of approximately 20.49%;

−	a weighted average original term to maturity of approximately 75 months;

−	a weighted average remaining term to maturity of approximately 72 months;

−	an individual remaining term to maturity of not more than 84 months and not less than 3 months;

−	a weighted average proprietary credit score of 255 and a weighted average credit bureau score (for automobile loan contracts for which a credit bureau score is available) of 585; and

−	a weighted average post-funding score of 223.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the pool of automobile loan contracts and certain disclosure in this prospectus relating to the pool of automobile loan contracts and certain asset-level data disclosures incorporated by reference into this prospectus, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects, as described under “Review of Pool Assets” in this prospectus.

Credit Enhancement

Credit enhancement for the publicly offered notes and the Class E Notes will consist of excess cashflow, overcollateralization, subordination of more junior classes of the notes, if any, and a reserve account.

If Available Funds, together with amounts available under any applicable credit enhancement, are insufficient to make required payments of principal of the publicly offered notes and the Class E Notes, it is possible that the most senior class of such notes Outstanding will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e. beginning with the most junior class of such notes then Outstanding).  In addition, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will only receive principal payments after each class of notes senior to that class of notes has been paid in full, exposing those noteholders to losses.

Excess Cashflow

It is anticipated that more interest will be paid by the obligors on the automobile loan contracts each month than is necessary to pay the interest earned on the publicly offered notes and the Class E Notes each month and the issuing entity’s monthly fees and expenses (including fees paid to the servicer, backup servicer, indenture trustee, custodian, asset representations reviewer, lockbox bank, intercreditor agent and owner trustee), resulting in excess cashflow with respect to such classes of the notes.  In any month, any such excess cashflow with respect to the publicly offered notes and the Class E Notes will be available to maintain the reserve account at its target amount, to make principal payments on the publicly offered notes and the Class E Notes in order to build and maintain a target level of overcollateralization with respect to such classes of the notes, and to make principal payments to cause the remaining principal amount of each such class of notes to be repaid on its final scheduled distribution date.  See “Description of the Transaction Documents—Credit Enhancement—Application of Excess Cashflow” in this prospectus for more information regarding the application of excess cashflow.

Overcollateralization

The overcollateralization amount represents the amount by which the Pool Balance exceeds the aggregate principal amount of the publicly offered notes and the Class E Notes.  On the closing date, the initial amount of overcollateralization with respect to the publicly offered notes and the Class E notes will be approximately 6.95% of the Pool Balance as of the cutoff date.

On each distribution date, excess cashflow with respect to the publicly offered notes and the Class E Notes, if any, will be available after any required deposit to the reserve account to build and maintain a target level of overcollateralization with respect to such classes of notes, as described in “Description of the Transaction Documents—Credit Enhancement—Overcollateralization” of this prospectus.

The Target Overcollateralization Amount with respect to the publicly offered notes and the Class E Notes will equal the greater of (i) 11.65% of the Pool Balance as of the end of the related collection period and (ii) 1.50% of the Pool Balance as of the cutoff date.

See “Description of the Transaction Documents—Credit Enhancement—Overcollateralization” for more information regarding overcollateralization with respect to the publicly offered notes and the Class E Notes.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class.  Consequently, to the extent that the holding trust property and the trust property, in the aggregate, do not generate enough cash on any distribution date to satisfy all of the issuing entity’s payment obligations with respect to the publicly offered notes and the Class E Notes on such distribution date, payments will be made in accordance with “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus, and any such shortfalls will be absorbed by the publicly offered notes and the Class E Notes as follows:

•	first, by the holders of the Class E Notes, to the extent amounts are due to them;

•	second, by the holders of the Class D Notes, to the extent amounts are due to them;

•	third, by the holders of the Class C Notes, to the extent amounts are due to them;

•	fourth, by the holders of the Class B Notes, to the extent amounts are due to them;

•	fifth, by the holders of the Class A-3 Notes, to the extent amounts are due to them;

•	sixth, by the holders of the Class A-2 Notes, to the extent amounts are due to them; and

•	seventh, by the holders of the Class A-1 Notes, to the extent amounts are due to them.

Reserve Account

At least $11,080,043 will be deposited into the reserve account on the closing date, which is approximately 1.00% of the Pool Balance as of the cutoff date.

If, on any distribution date, collections on the automobile loan contracts are insufficient to cover the payments of certain fees and expenses of the issuing entity, interest on the publicly offered notes and the Class E Notes, principal payments on the publicly offered notes and the Class E Notes that are necessary to maintain parity, or principal payments on the publicly offered notes and the Class E Notes that are necessary to pay off any such class of the notes on its final scheduled distribution date, amounts on deposit in the reserve account will be withdrawn to cover such shortfalls and distributed in accordance with the priorities set forth under “—Payments” above.

On each distribution date, any excess cashflow with respect to the publicly offered notes and the Class E Notes will be deposited to the reserve account to maintain the amount on deposit therein at 1.00% or more of the Pool Balance as of the cutoff date; provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the publicly offered notes and the Class E Notes after giving effect to the payments described in clauses 1 through 17 under “—Payments” above.  The amount described in the immediately preceding sentence is hereinafter referred to from time to time as the specified reserve account amount. If the amount on deposit in the reserve account on any distribution date, after giving effect to any withdrawals and distributions on that distribution date, exceeds the lesser of (i) at least 1.00% of the Pool Balance as of the cutoff date and (ii) the aggregate principal amount of the publicly offered notes and the Class E Notes after giving effect to all payments on that distribution date, any such excess amounts will be added to Available Funds and distributed in accordance with the priorities set forth under “—Payments” above.  The specified reserve account amount will be equal to $0 on and after the distribution date on which the publicly offered notes and the Class E Notes are paid in full.

Class N Reserve Account

The Class N reserve account provides credit enhancement solely for the Class N Notes and will not be available to make payments to the holders of any other classes of the notes. At least $9,972,039 will be deposited into the Class N reserve account on the closing date, which is approximately 0.90% of the Pool Balance as of the cutoff date. On each distribution date prior to the payment in full of the Class N Notes, Available Funds remaining after giving effect to distributions pursuant to the priorities in clauses 1 through 20 set forth under “—Payments” above will be deposited to the Class N reserve account to maintain the amount on deposit therein at 0.90% or more of the Pool Balance as of the cutoff date.  The amount described in the immediately preceding sentence is hereinafter referred to from time to time as the Class N specified reserve account amount.  On each distribution date, the amount on deposit in the Class N reserve account will be withdrawn, to the extent necessary, to fund any shortfall in Available Funds necessary to make interest payments on the Class N Notes on such distribution date.  On any distribution date that the amount on deposit in the Class N reserve account, together with Available Funds remaining after giving effect to distributions pursuant to the priorities in clauses 1 through 20 set forth under “—Payments” above, would be sufficient to pay the Outstanding Class N Notes in full on such distribution date, the amount on deposit in the Class N reserve account will be added to Available Funds and distributed in accordance with the priorities set forth in clauses 22 through 24 under “—Payments” above.  The Class N specified reserve account amount will be equal to $0 on and after the distribution date on which the Class N Notes are paid in full. See “Description of the Transaction Documents—Credit Enhancement—Class N Reserve Account” for more information regarding the Class N reserve account.

Optional Redemption

On any distribution date on which the Pool Balance as of the last day of the related collection period declines to 5% or less of the Pool Balance as of the cutoff date, the notes then Outstanding may be redeemed in whole, but not in part, if the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contract pool.  The redemption price paid in respect of the notes by the servicer or the depositor, as the case may be, will equal the greater of (i) the amount necessary to pay the full amount of principal and interest then due and payable on the notes after giving effect to the application of Available Funds and the distributions required to be made to the noteholders and the other transaction parties on such date and (ii) the aggregate Principal Balance of the automobile loan contracts as of the last day of the related collection period.

Collections on the automobile loan contracts received after the last day of the collection period preceding the redemption date will be distributed to the servicer or the depositor, as applicable, or may be applied by the servicer or the depositor, at their option, to the payment of the redemption price.

Any Available Funds or amounts on deposit in the reserve account and the Class N reserve account remaining after giving effect to the distributions required to be made to the noteholders and the other transaction parties on the redemption date for the notes will be distributed to the certificateholders.

Substitution

The servicer may permit the substitution of the vehicle financed by an automobile loan contract if the vehicle (i) is insured under a qualifying insurance policy at the time of a casualty loss that is treated as a total loss under such insurance policy, (ii) is deemed to be a “lemon” pursuant to applicable state law and repurchased by the related dealer or (iii) is the subject of an order by a court of competent jurisdiction directing the servicer to substitute another vehicle under the related automobile loan contract and certain other conditions are satisfied, so long as the original aggregate Principal Balance of automobile loan contracts secured by a substituted vehicle (each, a Substitution Receivable) does not exceed two percent of the initial Pool Balance (the Substitution Limit).  If this Substitution Limit is exceeded for any reason, the servicer is obligated to repurchase a sufficient number of such automobile loan contracts to cause the aggregate original Principal Balances of such Substitution Receivables to be less than the Substitution Limit.

Events of Default

The following are events of default under the indenture:

•
default in the payment of any interest when it becomes due and payable on (i) any class of the Class A Notes, (ii) if no Class A Notes are Outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are Outstanding, the Class C Notes, (iv) if no Class A Notes, Class B Notes or Class C Notes are Outstanding, the Class D Notes or (v) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the Class E Notes (which default, in each case, remains uncured for five days); provided, however, that if such payment default shall have been caused by a Force Majeure Event (as defined in the Glossary), the five day cure period shall be extended for an additional 60 calendar days;

•
default in the payment of the principal of any note on its final scheduled distribution date; provided, however, that if such payment default shall have been caused by a Force Majeure Event, such default shall not constitute an “event of default” for an additional 60 calendar days;

•
certain breaches of representations, warranties and covenants by the issuing entity (subject to any applicable cure period); provided, however, that if such breach shall have been caused by a Force Majeure Event, the applicable cure period shall be extended for an additional 60 calendar days; and

•	certain events of bankruptcy relating to the issuing entity or the issuing entity’s property (subject to any applicable cure period).

If an event of default under the indenture has occurred and is continuing, the notes may be accelerated and subject to immediate payment at par, plus accrued interest.  If an event of default under the indenture has occurred and is continuing and the notes are accelerated, the indenture trustee may be directed to sell the holding trust property or the trust property, or any portion of the holding trust property or the trust property, at one or more private or public sales.  Any such liquidation may occur only subject to certain provisions that are set forth under “Description of the Notes—Events of Default” in this prospectus.

Post-Default Application of Funds

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty) or (ii) upon liquidation of the trust assets, will not be distributed in accordance with the priorities set forth under “—Payments” above but will instead be distributed in accordance with the following priorities:

1.
to the servicer, the custodian, the owner trustee, the indenture trustee, the lockbox bank, the intercreditor agent, the asset representations reviewer and the backup servicer (including the backup servicer in its capacity as successor servicer if so appointed), certain amounts due and owing to such entities, pursuant to the priorities in clauses 1 and 2 under “—Payments,” above, and without regard to the caps set forth in clauses 1 and 2 under “—Payments,” above;

2.	to the Class A noteholders, pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes, for amounts due and unpaid on the Class A Notes for interest;

3.
first, to the Class A-1 noteholders, for amounts due and unpaid on the Class A-1 Notes for principal, until the Class A-1 Notes are paid in full, and second, to the Class A-2 noteholders and Class A-3 noteholders, for amounts due and unpaid on the Class A-2 Notes and Class A-3 Notes for principal, pro rata, based upon their respective unpaid principal amounts, until the Class A-2 Notes and the Class A-3 Notes are paid in full;

4.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for principal, until the Class B Notes are paid in full;

6.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for principal, until the Class C Notes are paid in full;

8.	to the Class D noteholders, for amounts due and unpaid on the Class D Notes for interest;

9.	to the Class D noteholders, for amounts due and unpaid on the Class D Notes for principal, until the Class D Notes are paid in full;

10.	to the Class E noteholders, for amounts due and unpaid on the Class E Notes for interest;

11.	to the Class E noteholders, for amounts due and unpaid on the Class E Notes for principal, until the Class E Notes are paid in full;

12.	to the Class N noteholders, for amounts due and unpaid on the Class N Notes for interest;

13.	to the Class N noteholders, for amounts due and unpaid on the Class N Notes for principal, until the Class N Notes are paid in full; and

14.	to pay all remaining amounts to the certificateholders.

Post-Default Application of Funds – Representation, Warranty or Covenant Breach

Amounts collected following the occurrence of an event of default related to a breach of a covenant or a representation and warranty will be distributed in accordance with the priorities set forth under “—Payments” above, except that (a) the amounts to be distributed pursuant to clauses 1 and 2 under “—Payments” above shall be made without regard to the caps set forth therein and (b) the amount of principal to be distributed pursuant to clause 19 under “—Payments” above shall instead be used to pay principal in the order and priority set forth under “Principal” above.

Tax Status

Morgan, Lewis & Bockius LLP, special U.S. federal income tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, on the closing date to the effect that, for U.S. federal income tax purposes: (i) the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will, and the Class E Notes should, be characterized as indebtedness if held by persons other than a beneficial owner of the equity in the issuing entity or its affiliates; (ii) the issuing entity will not be treated as an association (or publicly traded partnership) taxable as a corporation; (iii) the holding trust will be treated as a “grantor trust” within the meaning of subtitle A, Chapter 1, subchapter J, Part I, subpart E of the Code; and (iv) while the matter is not free from doubt, the activities of the issuing entity will not cause it to be considered to be engaged in a U.S. trade or business.

Morgan, Lewis & Bockius LLP will express no opinion as to the characterization of the Class N Notes for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note (and each noteholder, by its acceptance of an interest in the applicable book-entry note), agrees to treat the notes as indebtedness for U.S. federal income tax purposes.  See “U.S. Tax Matters” in this prospectus.  Each prospective investor in the notes should consult with its tax advisors before purchasing the notes.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus, pension, profit-sharing and other employee benefit plans and entities whose assets are deemed to include “plan assets” of such plans may purchase the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes but such investors may not purchase or hold any interest in the Class E Notes or the Class N Notes.    Fiduciaries of such plans and accounts should consult with counsel regarding the applicability of the provisions of ERISA before purchasing any of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes.

Rating of the Notes

The depositor has engaged two nationally recognized statistical rating organizations, each an NRSRO, to assign credit ratings to the publicly offered notes.

The ratings of the publicly offered notes will address the likelihood of the payment of principal and interest on the notes according to their terms.  Each engaged NRSRO rating the publicly offered notes will monitor the ratings using its normal surveillance procedures.  Each engaged NRSRO may change or withdraw an assigned rating at any time.  Any rating action taken by one NRSRO may not necessarily be taken by another NRSRO.  No transaction party will be responsible for monitoring any changes to the ratings on the publicly offered notes.

Static Pool Information

Static pool information for Exeter’s securitized asset pools is contained in Annex A to this prospectus.

1940 Act Registration

The holding trust and the issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended or the 1940 Act, contained in Section 3(c)(5) of the 1940 Act and Section 3(c)(6) of the 1940 Act, respectively, although there may be additional exclusions or exemptions available to the holding trust and the issuing entity.  Each of the holding trust and the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd‑Frank Act (both as defined under “Volcker Rule Considerations” in this prospectus).

U.S. Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act, or Regulation RR, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the automobile loan contracts.  On the closing date, this credit risk retention requirement will be achieved by the depositor retaining an “eligible vertical interest” consisting of at least 5% of the initial principal amount of each class of notes and the certificates.  The depositor is a wholly-owned subsidiary of the sponsor and will initially retain the eligible vertical interest.

The sponsor will agree that it will not, and will cause the depositor and each affiliate of the sponsor not to, sell, transfer, finance or hedge the eligible vertical interest, except to the extent permitted by Regulation RR.

See “U.S. Credit Risk Retention” in this prospectus for more information regarding the manner in which the risk retention regulations will be satisfied.

EU Securitization Regulation and UK Securitization Framework

None of the sponsor, the depositor, the servicer, the issuing entity, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the risk retention requirements of (i) Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017, as amended, or the EU Securitization Regulation, or (ii) the framework for the regulation of securitization in the United Kingdom, or the UK, comprising (A) the Securitisation Regulations 2024, as amended, or the SR 2024, (B) the Securitisation sourcebook, or the SECN, of the handbook of rules and guidance adopted by the UK Financial Conduct

Authority, or the FCA Handbook, (C) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England, or the PRASR, and (D) relevant provisions of the Financial Services and Markets Act 2000, as amended, or the FSMA, each as further amended, supplemented or replaced, or, collectively, the UK Securitization Framework.

In addition, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation or the UK Securitization Framework, or for purposes of, or in connection with, compliance by any investor with any requirement of the EU Securitization Regulation or the UK Securitization Framework or by any person with the requirements of any other law or regulation now or hereafter in effect in the European Union, or the EU, the European Economic Area, or the EEA, or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “U.S. Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person.

Consequently, the notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Framework.  As a result, the price and liquidity of the notes in the secondary market may be adversely affected.

Failure by an investor that is subject to the EU Securitization Regulation or the UK Securitization Framework to comply with the requirements thereof with respect to an investment in the notes may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s relevant regulatory authority, including, in the case of an investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the notes acquired by such investor.

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment and the scope and applicability of, and compliance with, the requirements of the EU Securitization Regulation or the UK Securitization Framework, as applicable.

For more information regarding the EU Securitization Regulation and the UK Securitization Framework, see “Risk Factors—Risks primarily related to legal and regulatory matters—EEA risk retention requirements and other requirements of the EU Securitization Regulation may affect the liquidity of the Notes” and “Risk Factors— Risks primarily related to legal and regulatory matters—UK risk retention requirements and other requirements of the UK Securitization Framework may affect the liquidity of the Notes” in this prospectus.

Eligibility for Purchase by Money Market Funds

The Class A-1 Notes have been structured to be “eligible securities” as defined in paragraph (a)(11) of Rule 2a-7 under the 1940 Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the Class A-1 Notes  satisfies the fund’s investment policies, ratings requirements and objectives.

CUSIP Numbers

Class A-1 Notes:	30168EAA2
Class A-2 Notes:	30168EAB0
Class A-3 Notes:	30168EAC8
Class B Notes:	30168EAD6
Class C Notes:	30168EAE4
Class D Notes:	30168EAF1

Summary of Risk Factors

The following summary is a concise description of certain of the material risk factors that you should consider in making your decision to purchase any notes.  This summary does not purport to summarize all of the risks that you should consider in making your decision to purchase any notes.  You should carefully read the risks factors set forth under “Risk Factors,” as well as the other information contained in this prospectus.

Risks primarily related to the nature of the notes and the structure of the transaction.

The notes are subject to certain risks related to their nature as asset-backed securities and the structure of the transaction, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the limited pool of automobile loan contracts and other funds available to make payments on the notes;

•	the subordination of certain classes of the notes to other more senior classes of the notes;

•	unpredictability of the rate at which the notes will amortize, and the potential acceleration of payments on the notes due to the occurrence of an event of default;

•	conflicts of interest among classes of noteholders and related to the underwriters;

•	the potential retention by the depositor of some or all of one or more classes of notes; and

•	potential tax implications for certain noteholders.

Risks primarily related to the automobile loan contracts, economic conditions and other factors.

The notes are subject to certain risks related to the automobile loan contracts, economic conditions and other factors, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•
the effect of health epidemics and other outbreaks, and related measures taken in response to such epidemics or outbreaks, on the obligors of the automobile loan contracts, the transaction parties and the abilities of the transaction parties to perform their respective obligations under the transaction agreements;

•	the pool of automobile loan contracts, substantially all of which are obligations of sub-prime obligors;

•	periods of economic downturn and any associated negative effects on the obligors of the automobile loan contracts and the values of the related financed vehicles;

•	the geographic concentrations of the automobile loan contracts in specific geographic areas;

•	limitations on the obligations of certain transaction parties to repurchase automobile loan contracts in certain circumstances; and

•	potential failures by obligors of the automobile loan contracts to maintain required insurance coverage.

Risks primarily related to legal and regulatory matters.

The notes are subject to certain risks related to legal and regulatory matters, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the Dodd-Frank Act, other similar legislation or future legislation, and risk retention rules and related requirements;

•	federal and state consumer protection laws regulating the creation, collection and enforcement of the automobile loan contracts;

•	the Servicemembers Civil Relief Act and other similar state legislation potentially limiting the ability of the servicer to collect from certain obligors of the automobile loan contracts; and

•	the regulatory environment in which the consumer finance industry operates, and potential litigation or governmental proceedings that could affect the transaction parties.

Risks primarily related to bankruptcy and insolvency of transaction parties and perfection of security interests.

The notes are subject to certain risks related to the potential bankruptcy and insolvency of transaction parties and perfection of security interests, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	interests of other persons or competing claims in the automobile loan contracts or the related financed vehicles which could be superior to the interests of the indenture trustee therein;

•	the bankruptcy or insolvency of Exeter or certain other transaction parties; and

•	the ability of the servicer to commingle collections on the automobile loan contracts for a limited time.

Risks primarily related to servicing.

The notes are subject to certain risks related to the servicing of the automobile loan contracts, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the servicer being paid a fee based on a percentage of the outstanding Principal Balance of the automobile loan contracts;

•	the servicer’s authority to exercise discretion in the servicing of the automobile loan contracts; and

•	the potential occurrence of adverse events with respect to the servicer or its vendors, and any disruption in collection activity.

Risks primarily related to Exeter’s business.

The notes are subject to certain risks related to Exeter’s business, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	misrepresented information from automobile loan contract applications;

•	any failure by Exeter to comply with licensing or permit requirements and other local regulatory requirements; and

•	security threats or failures in its business continuity plan.

General risks relating to the transaction.

The notes are subject to certain general risks applicable to transactions of this nature, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the complexity of the transaction structure, and the potential volatility of the market for the notes;

•	the potential absence of a secondary market for the notes;

•	limitations on your ability to exercise rights directly, due to the absence of physical notes;

•	potential delays in receiving payments as the result of the notes being held in book-entry form; and

•	withdrawal or downgrade of the ratings on the notes, potential issuance of unsolicited ratings on the notes, rating agency conflicts of interest and related regulatory scrutiny.

Risk Factors

You should consider the following risk factors in connection with the purchase of the notes:

RISKS PRIMARILY RELATED TO THE NATURE OF THE NOTES AND THE STRUCTURE OF THE TRANSACTION

The notes are asset-backed debt and the issuing entity and the holding trust have only limited assets, which may not be sufficient to make full payments on your notes.

The sole sources for repayment of the notes are payments on the trust property (which will principally consist of a certificate representing the beneficial interest in the holding trust) and the holding trust property (which will principally consist of a pool of sub-prime automobile loan contracts) and amounts (if any) on deposit in the cash accounts held by the indenture trustee.  No noteholder will have recourse for payment of its notes to any assets of any person other than the issuing entity and the holding trust.  The notes represent obligations solely of the issuing entity, and no person other than the issuing entity is obligated to make any payments on the notes, provided that the holding trust has pledged the automobile loan contracts to secure the notes.  The notes are not insured by any financial guaranty insurance policy.  None of any governmental agency or instrumentality, the sponsor, the servicer, the underwriters or any of their respective affiliates will guarantee or insure either the notes or the automobile loan contracts.  Consequently, noteholders must generally rely upon the automobile loan contracts owned by the holding trust and collections thereon for the payment of principal of and interest on the notes.  Should the notes not be paid in full on a timely basis, noteholders may not look to, or draw upon, any assets of any person other than the issuing entity and the holding trust to satisfy their claims.  See “Distributions—Distribution Date Payments” in this prospectus.

If the issuing entity does not have sufficient assets to pay the full amount due and payable on the notes, then you may suffer a loss without having recourse to anyone else.  Furthermore, certain assets of the issuing entity or the holding trust may be released and paid out to other persons, such as service providers, or any other person entitled to payments from the issuing entity or the holding trust prior to making payment on the notes.  Those assets will no longer be available to make payments to you.

Credit enhancement is limited and may be reduced, and may result in shortfalls on your notes.

The right to receive payments and distributions on the certificates is subordinate to payments and distributions on the notes, the funding requirements of the reserve account and the Class N reserve account, and the funding requirements with respect to the Target Overcollateralization Amount. The right to receive payments in respect of principal and interest on the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes is subordinate to the right to receive such payments on the class or classes of notes senior to such class. Protection against loss on the notes is provided by the subordination of the certificates and, in certain respects, the Class N Notes, the Class E Notes, the Class D Notes, the Class C Notes and the Class B Notes, the overcollateralization amount with respect to the publicly offered notes and the Class E Notes, and any amounts held in the reserve account.  However, such credit enhancement is limited and may not be sufficient to cover all losses on the automobile loan contracts.  Additionally, such credit enhancement could be reduced or eliminated, and in such event, the certificateholders and each class of noteholders of the other classes of notes would bear the risk of loss on the automobile loan contracts and delays in payment or losses will generally be suffered by the most junior Outstanding class or classes of notes even as payment may be made in full to more senior classes.

Because certain classes of the notes are subordinated, payments on those classes are more sensitive to losses on the automobile loan contracts.

Certain classes of the notes are subordinated, which means that (i) principal paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of principal have been made in full to all classes of notes senior to those classes and (ii) interest paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of interest have been made in full to all classes of notes senior to those classes. Among the publicly offered notes and the Class E Notes, the Class A Notes have the highest priority of payment with respect to payments of principal and interest, followed in descending order of priority of payment by the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.  The Class A-1 Notes have the highest priority of payment with respect to payments of principal of the publicly offered notes and the Class E Notes, both before and after the occurrence of an event of default.  With respect to the Class A-2 Notes and the Class A-3 Notes, except with respect to the priority of payments following the occurrence of an event of default, the Class A-2 Notes have a higher priority of payment with respect to payments of principal than the Class A-3 Notes. Therefore, if there are insufficient amounts available to pay the publicly offered notes and the Class N Notes the amounts they are owed on any distribution date or following acceleration, delays in payment or losses will generally be suffered by the most junior Outstanding class or classes of such notes, even as payment may be made in full to more senior classes of such notes.

Principal may be paid on certain classes of notes before interest is paid on other classes.

If on any distribution date the aggregate outstanding principal amount of the publicly offered notes and the Class E Notes exceeds the Pool Balance, a payment of principal, to the extent available, will be made to the holders of the most senior Outstanding class or classes of such notes to eliminate that undercollateralization.  Furthermore, if any class of the publicly offered notes and the Class E Notes has an outstanding principal amount on its final scheduled distribution date, a payment of principal, to the extent available, will be made to the holders of that class of notes on that distribution date to reduce their outstanding principal amount to zero.  Certain of these principal payments will be made before interest payments are made on more subordinated classes of the publicly offered notes and the Class E Notes on that distribution date.  Furthermore, following certain events of default, payment of interest on certain subordinated classes of publicly offered notes and the Class E Notes will be made only once payments of principal have been made in full to all classes of publicly offered notes and Class E Notes senior to those classes.  As a result, there may not be enough cash available to pay the interest on certain subordinated classes of the publicly offered notes and the Class E Notes on that distribution date.

The failure to make principal payments on any class of notes will generally not result in an event of default under the indenture until the applicable final scheduled distribution date or redemption date.

The amount of principal required to be paid to investors prior to the applicable final scheduled distribution date will be limited to amounts available for those purposes.  Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled distribution date or redemption date for that class of notes.

We cannot predict the rate at which the notes will amortize.

Your notes may amortize more quickly than expected for a variety of reasons.  First, obligors can prepay their automobile loan contracts without penalty.  The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions.  The fact that consumer obligors generally may not sell or transfer their financed vehicles securing the automobile loan contracts without the servicer’s consent may also influence the rate of prepayments.

Second, under certain circumstances, the depositor and Exeter are obligated to purchase automobile loan contracts as a result of breaches of eligibility representations and warranties.  As a result of such breach, the outstanding Principal Balance of the affected automobile loan contracts would be paid by the depositor and subsequently by Exeter, as applicable, and the automobile loan contracts would be removed from the automobile loan contract pool.

Third, the publicly offered notes and the Class E Notes contain an overcollateralization feature that could result in accelerated principal payments to the related noteholders, which would cause faster amortization of such classes of the notes than of the automobile loan contract pool.

Finally, the servicer or the depositor has the right to purchase the automobile loan contracts remaining in the automobile loan contract pool on any distribution date if the Pool Balance as of the last day of the related collection period is 5% or less of the Pool Balance as of the cutoff date.  If this right is exercised by the servicer or the depositor, you may be paid principal of the notes earlier than you expected.

In any of these cases, you may be repaid principal of the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

Your yield to maturity may be reduced by prepayments or slower than expected prepayments.

The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•
The rate of return of principal is uncertain.  The amount of payments of principal of your notes and the time when you receive those payments depends on the amount and times at which obligors make principal payments on the automobile loan contracts.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the automobile loan contracts.  For example, the servicer may engage in marketing practices or promotions, including refinancing, which may indirectly result in faster than expected payments on the automobile loan contracts.  In addition, prepayments of principal on the automobile loan contracts may increase when market conditions cause third party lending companies that specialize in sub-prime lending to lower their underwriting standards to give obligors on the automobile loan contracts access to more financing options.

•
You may be unable to reinvest distributions in comparable investments.  Asset-backed notes, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the related automobile loan contracts and produce a slower return of principal if market interest rates rise above the interest rates on the related automobile loan contracts.  As a result, you are likely to receive a greater amount of money on your notes to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive a lesser amount of money on your notes when other investments generally are producing a higher yield than that on your notes.  You will bear the risk that the timing and amount of payments on your notes will prevent you from attaining your desired yield.

•
An optional redemption of the notes will shorten the life of your investment which may reduce your yield to maturity.  If the automobile loan contracts are purchased by the servicer or the depositor upon exercise of a “clean-up call,” the issuing entity will redeem all notes then Outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related distribution date.  Following payment to you of the remaining principal amount of your notes, plus accrued interest, your notes will no longer be Outstanding and you will not receive the additional interest payments that you would have received had the notes remained Outstanding.  If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.  See “Description of the Notes—Optional Redemption” in this prospectus.

Decrement tables are based upon assumptions and models, and therefore, the actual weighted average lives of the notes may differ from the weighted average lives shown in the decrement tables.

The decrement tables appearing under “Yield and Prepayment Considerations” in this prospectus have been prepared on the basis of the modeling assumptions set forth under “Yield and Prepayment Considerations” in this prospectus.  The model used in this prospectus for prepayments does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of automobile loan contracts, including the automobile loan contracts in the pool.  It is highly unlikely that the automobile loan contracts will prepay at the rates specified.  The prepayment assumptions are for illustrative purposes only.  For these reasons, the actual weighted average lives of the notes may differ from the weighted average lives shown in the decrement tables.

You may suffer a loss if the final scheduled distribution date of the notes is accelerated.

If a default occurs under the indenture and the final scheduled distribution dates of the Outstanding notes are accelerated, the indenture trustee may, under certain circumstances specified in the indenture, sell the automobile loan contracts and prepay those notes in advance of their final scheduled distribution date.  The proceeds from such a sale of the automobile loan contracts may be insufficient to pay the aggregate principal amount of the Outstanding notes and accrued interest on those notes in full.  If this occurs, you may suffer a loss due to such an acceleration.

The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity and holding trust to be completed. In addition, Liquidation Proceeds may not be sufficient to repay the notes in full. Even if Liquidation Proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal amount of the notes to be paid before the related final scheduled distribution date will involve the prepayment risks described above.

There may be a conflict of interest among classes of notes.

As described elsewhere in this prospectus, if an event of default occurs under the indenture, only the Majority Noteholders of the most senior class Outstanding (with the Class A Notes voting together as a single class) will be able to waive that event of default, accelerate the applicable final scheduled distribution dates of the notes or direct any remedial action under the indenture (although a consent of all noteholders is required for sale or liquidation of the collateral in certain circumstances set forth in the indenture).  Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

There may be conflicts of interest among classes of notes due to differing priorities of payment and terms. Investors in the notes should consider that certain decisions may not be in the best interests of each class of noteholders and that any conflict of interest among different noteholders may not be resolved in favor of investors in a particular class of notes.  Any disputes that arise between noteholders may not be resolved without substantial delay, which may cause delays in payment on the notes. The economic interests of the holders of a class of notes may not coincide with those of other holders of the same class or holders of other classes of notes. The holders of notes will not be required to consider any possible adverse effect of their actions on other holders of the same class or holders of other classes of notes.

There are potential conflicts of interest relating to the underwriters.

One or more of the underwriters or their affiliates may from time to time perform investment banking services for, or solicit investment banking business from, any person named in this prospectus.  The underwriters and/or their employees or customers may from time to time enter into hedging positions with respect to one or more classes of notes.

The underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the notes, that may be different from positions held by other noteholders. The activities of the underwriters and their affiliates may not align with the interests of the noteholders and may result in certain conflicts of interest.  Any voting or consent rights could be exercised by them in a manner that could adversely affect your investment in the notes. Also, the ownership of any notes by the underwriters or their affiliates could adversely affect the development of a market for such notes. If any of this were to occur, the interests of the underwriters and their affiliates may not be aligned with the interests of other noteholders.

One or more of the underwriters or their affiliates has entered into, and may from time to time enter into, credit facilities or other financial transactions with Exeter or its affiliates. Exeter or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loan contracts, prior to their sale to the issuing entity. Actions taken by the underwriters and/or their affiliates in connection with such transactions, which may include the exercise of remedies against Exeter, could adversely affect Exeter.  If this were to occur, Exeter’s ability to service the automobile loan contracts could be adversely affected, in which event payments on the notes could be delayed or reduced.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes.

Some or all of one or more classes of the notes may be retained by the depositor or an affiliate of the depositor on the closing date.  Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the Outstanding notes may be diluted.

Original issue discount for the notes.

One or more classes of the notes may be issued with original issue discount, or OID, for U.S. federal income tax purposes.  If a note is issued with OID, a U.S. holder (as defined under “U.S. Tax Matters” in this prospectus) generally will be required to accrue OID with respect to such note on a current basis as ordinary income and pay tax accordingly, regardless of whether such U.S. holder receives cash attributable to that income and regardless of such U.S. holder’s usual method of tax accounting.  For further discussion of the computation and reporting of OID, see “U.S. Tax Matters—Tax Consequences to U.S. Holders of the Notes—Original Issue Discount” in this prospectus.

No IRS Form W-8ECI (or IRS Form W-8IMY with an IRS Form W-8ECI attached) is permitted for non-U.S. holders of Class E Notes and Class N Notes.

The indenture provides that no non-U.S. holder (as defined under “U.S. Tax Matters” in this prospectus) is permitted to deliver an IRS Form W-8ECI (or IRS Form W-8IMY with an IRS Form W-8ECI attached) in connection with such person’s acquisition or ownership of the Class E Notes and the Class N Notes.  If, in contravention of such restrictions, a non-U.S. holder provides an IRS Form W-8ECI (or an IRS Form W-8IMY with an IRS Form W-8ECI attached) in connection with its acquisition or ownership of Class E Notes and Class N Notes and such notes were to be characterized by the IRS as equity in the issuing entity, interest payments to a non-U.S. holder of such notes would be subject to U.S. withholding tax and the issuing entity could be liable for such tax if it failed to withhold, which may reduce the cash flow available to make payments on all classes of notes.  See “U.S. Tax Matters—Tax Consequences to Non-U.S. Holders of the Notes” in this prospectus.

Possible recharacterization of the Class E Notes and the Class N Notes may have tax implications on noteholders.

The opinion of Special Income Tax Counsel will reflect some uncertainty as to the U.S. federal income tax classification of the Class E Notes. In addition, Special Income Tax Counsel will express no opinion as to the U.S. federal income tax classification of the Class N Notes. If the Internal Revenue Service, or the IRS, were to successfully contend that the Class E Notes or the Class N Notes were not classified as indebtedness for U.S. federal income tax purposes (any such note, a recharacterized note), such notes may be treated as equity interests in the issuing entity for U.S. federal income tax purposes.  If that were the case, it is expected that, for U.S. federal income tax purposes, the certificateholders and the holders of the recharacterized notes would be treated as owners of the equity in the issuing entity.  As a result, for U.S. federal income tax purposes, the certificateholders and the holders of the recharacterized notes would be treated as partners in a partnership, which is the issuing entity.

An entity treated as a partnership (other than a publicly traded partnership taxable as a corporation) would annually file IRS Form 1065, Return of Partnership Income, and it and its partners would be required to comply with the requirements of subchapter K and the other provisions of the Code that apply to entities treated as partnerships for U.S. federal income tax purposes and to the partners of such partnerships.  An entity treated as a partnership may be subject to limitations on the amount of interest deductions that it may take in each year.  Deductions for business interest are limited to the issuing entity’s business interest income plus 30% of a business’s adjusted taxable income.  Pursuant to the One Big Beautiful Bill Act (the “OB3A”), the limitation on adjusted taxable income for purposes of Section 163(j) is calculated without regard to deductions for interest, taxes, depreciation, and amortization for taxable years beginning after December 31, 2024.  The significance of the limitation is difficult to predict and it is possible that the issuing entity will not be able to deduct all of its interest expense in the year accrued.  If this occurs, the excess interest expense could be carried forward to subsequent years, but the tax allocable to the issuing entity’s beneficial owners in the year the expense is accrued could increase.  Investors in the notes are encouraged to consult with their own tax advisors on the impact of these new provisions.

RISKS PRIMARILY RELATED TO THE AUTOMOBILE LOAN CONTRACTS, ECONOMIC CONDITIONS AND OTHER FACTORS

Adverse events arising from health epidemics and other outbreaks could result in delays in payment or losses on your notes.

Health epidemics and other outbreaks, such as the infectious disease caused by a coronavirus discovered in late 2019 and related variants have led, and may in the future lead, to disruptions in global financial markets and in the economies of many nations, including in the United States. To the extent that a health epidemics or other outbreak and any related economic uncertainty results in increased delinquencies and defaults by obligors due to financial hardship or otherwise, the servicer may implement a range of responsive actions with respect to obligors and the related automobile loan contracts.

A health epidemic or other outbreak may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the automobile loan contracts, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your notes, and risks of geographic concentration of the obligors. The occurrence of any such events could also adversely affect the ability of the servicer and the other transaction parties to perform their respective obligations under the transaction documents, which could have an adverse effect on the timing and amount of payments on your notes.

An automobile loan contract pool that includes substantially all automobile loan contracts that are the obligations of sub-prime obligors will have higher default rates than a pool comprised of the obligations of prime obligors.

The automobile loan contracts in the automobile loan contract pool are substantially all sub-prime automobile loan contracts and generally were made to obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments.  While Exeter’s underwriting guidelines, pricing of the automobile loan contracts and collection methods are designed to negate, to a degree, the higher risks inherent in automobile loan contracts with sub-prime obligors, no assurance can be given that such pricing, underwriting guidelines and collection methods will afford adequate protection against such risks or that such methods will enable the holding trust (and the issuing entity, in turn, as holder of the holding trust certificate) to avoid higher than expected charge-off rates or that Exeter’s allowance for credit losses for the next twelve months will be sufficient to cover actual losses.

In the event of an automobile loan contract default, generally, the most practical alternative is repossession of the financed vehicle.  The collateral value of the vehicle securing the automobile loan contract realized in a repossession will generally not cover the outstanding Principal Balance on that automobile loan contract and the related costs of recovery.  Other factors that may affect the ability of the issuing entity to realize the full amount due on an automobile loan contract include whether endorsements or amendments to certificates of title relating to the automobiles had been filed or such certificates have been delivered to the custodian; whether financing statements to perfect the security interest in the automobile loan contracts had been filed; depreciation, obsolescence, damage or loss of any vehicle; a market deterioration for recoveries from repossessed automobiles; and the application of federal and state bankruptcy and insolvency laws.  As a result, losses on the automobile loan contracts are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the automobile loan contracts in full.  See “Material Legal Aspects of the Automobile Loan Contracts” in this prospectus.

During periods of economic downturn, losses may increase and loans used to finance vehicles may incur greater losses.

The United States has in the past experienced periods of economic slowdown or recession, and it may in the future experience periods of economic slowdown or recession that may adversely affect the performance and market value of your notes.  See “—Adverse events arising from health epidemics and other outbreaks could result in delays in payment or losses on your notes,” above. Furthermore, deterioration in economic conditions, including elevated unemployment and lack of available credit, increased inflation and economic uncertainty, as well as other factors, including tariffs and trade policies, may lead to increased delinquencies, defaults, repossessions and losses on the automobile loan contracts. Such periods of economic slowdown or recession may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which could weaken collateral coverage and increase the amount of a loss in the event of default.  Also, any increases in the inventory of used automobiles during a period of economic slowdown or recession will typically depress the prices at which repossessed automobiles may be sold.  Motor vehicle finance companies, including Exeter, have in the past experienced an increase in requests for extensions with respect to their automobile loan contracts, and there can be no assurance that such requests may increase in the future as a result of an economic downturn. Motor vehicle finance companies, including Exeter, may experience an increase in delinquencies at the expiration of the term of any such extensions granted.

On August 1, 2023, Fitch Ratings, Inc. downgraded the sovereign credit rating of the United States from “AAA” to “AA+”, citing rising debt at the federal, state, and local levels and a steady deterioration in standards of governance (including debt ceiling negotiations that threatened the government's ability to pay its bills). It is not clear whether or how this downgrade will impact the market price or the marketability of the notes, and no assurance can be given that these ratings actions or future ratings actions will not have an adverse effect on the value of the notes, or that other rating agencies will not take similar actions.

Additionally, higher and unstable energy prices, unstable real estate values, reset of adjustable rate mortgages to higher interest rates, declining stock market values, political instability and other factors, such as any economic dislocation or other consequences resulting from continued or escalated hostilities between Russia and Ukraine or in the Middle East, can impact consumer confidence and disposable income.  Moreover, any shutdown or reduction in the scale of certain operations of the U.S. federal government and its agencies could have a negative economic impact on any obligors who are employees of the federal government or who otherwise rely upon federal government assistance (including, for example, obligors living in disaster areas).  The servicer may grant payment extensions on an automobile loan contract with respect to which the obligor’s ability to make on-time payments was adversely affected by a major disaster (as declared by the President of the United States).  Certain of the foregoing conditions resulted in increased loss frequency, decreased consumer demand for automobiles and weakened collateral values on certain types of automobiles during previous periods of economic slowdown or recession, and such conditions may have similar effects in any future periods of economic slowdown or recession.

Because Exeter focuses predominately on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are higher than those experienced in the general automobile finance industry and may be impacted to a greater extent during an economic downturn.  Sub-prime obligors generally have lower collection rates and higher loan loss rates than prime obligors. Sub-prime obligors have historically been, and may in the future become, more likely to be affected, or more severely affected, by adverse macroeconomic conditions, particularly unemployment. If the obligor on an automobile loan contract defaults, the owner of the automobile loan contract will bear the risk of any deficiency between the value of the collateral and the balance owed on the automobile loan contract, including accrued and unpaid interest, or the full amount in certain cases where the collateral does not get repossessed. Accordingly, consumer defaults could adversely affect Exeter’s results from operations and could materially and adversely affect payments on the notes. See “Delinquency and Loan Loss Information,” “Delinquency Experience” and “Loan Loss Experience” in this prospectus for delinquency, default, loan loss and repossession information regarding the automobile loans originated indirectly by Exeter through dealers and directly by the direct lenders and serviced by Exeter.

In addition to an economic slowdown or recession, the asset-backed securities market, along with credit markets in general, may experience disruptions from time to time.  Any such disruption could result in a reduction in the general availability of credit which may slow the expected rate of prepayment of automobile loan contracts.  If losses on the automobile loan contracts increase, recovery rates on repossessed automobile loan contracts decrease or the expected rate of prepayment decreases, then the yields on the notes will be relatively more sensitive to losses on the automobile loan contracts.  If the actual rate and amount of losses exceed your expectations, the yield to maturity on your notes may be lower than anticipated, and you may suffer a loss on your investment.

No prediction or assurance can be made as to the effect of economic developments on the rate of delinquencies, prepayments and/or losses on the automobile loan contracts or the market value of your notes.

Geographic concentrations of automobile loan contracts may increase concentration risks.

The concentration of the automobile loan contracts in specific geographic areas may increase the risk of loss. Adverse economic conditions or other factors affecting any state or region, including those resulting from public health concerns, could increase the delinquency or loan loss experience of the automobile loan contracts whose obligors reside in that state or region.  As a result, you may experience payment delays and losses on your notes. However, an improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the automobile loan contracts. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the automobile loan contracts.

As of the cutoff date, the four states with the highest concentration levels of automobile loan contract originations, based on the automobile loan contracts’ Principal Balance as of such date, were in the states of Texas (23.65%), California (11.45%), Florida (8.32%) and Georgia (5.58%). No other state accounts for more than 5.00% of the aggregate Principal Balance of the automobile loan contracts in the pool as of the cutoff date.

The effect of economic factors, as described under “—During periods of economic downturn, losses may increase and loans used to finance vehicles may incur greater losses” and the effect of natural disasters, such as hurricanes, tornadoes, fires, drought, earthquakes, floods and other extreme weather conditions, on the performance of the automobile loan contracts is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes and the collections on the automobile loan contracts than if the concentration did not exist.

The eligibility representations and warranties that Exeter and the depositor will make about the automobile loan contracts, and Exeter and the depositor’s obligations to repurchase automobile loan contracts with respect to which there is a breach of any such representation and warranty, are limited.

Exeter will make eligibility representations and warranties to the depositor about the automobile loan contracts and the depositor will make the same eligibility representations and warranties to the issuing entity about the automobile loan contracts.  If there is a breach of any such eligibility representations or warranties regarding the automobile loan contracts made by Exeter to the depositor or by the depositor to the issuing entity, respectively, if the related breach is not cured and if the related breach materially and adversely affects the interest of the noteholders in such automobile loan contract, Exeter or the depositor, respectively, will be obligated to repurchase the affected automobile loan contract.  Any such breach will be deemed not to have a material and adverse effect on the interests of the noteholders in an automobile loan contract if such breach has not affected the ability of the holding trust or noteholders to receive and retain timely payment in full of all amounts due on such automobile loan contract.

Certain of the eligibility representations and warranties that Exeter and the depositor will make about each automobile loan contract are subject to important qualifications or limitations, such as knowledge qualifiers, or relate to actions taken by a third-party, such as the related dealer or the direct lenders.  Therefore, certain of these eligibility representations and warranties are included principally to allocate risk among the parties to the related agreements rather than to state matters of fact regarding the automobile loan contracts that Exeter or the depositor, as applicable, is able to independently verify.

While the eligibility representations and warranties that are made by Exeter and the depositor cover a number of potential defects with respect to each automobile loan contract, they do not cover every potential defect which may result in a realized loss on the automobile loan contracts.  Furthermore, while the depositor and Exeter are obligated to repurchase any automobile loan contract if there is a breach of any of their respective eligibility representations and warranties (and if such breach is not cured and materially and adversely affects the interest of the noteholders in such automobile loan contract), there can be no assurance given that Exeter or the depositor, respectively, will financially be in a position to fund its repurchase obligation.

Inadequate insurance on automobiles may cause losses on your investment.

Each automobile loan contract requires the obligor to maintain insurance covering physical loss and damage to the vehicle.  Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.  If an obligor ceases to maintain such insurance, it is the sponsor’s policy not to force-place such insurance.  In the event insurance coverage ceases to be maintained by obligors then insurance recoveries may be limited in the event of losses or casualties to automobiles included in the holding trust property, and you could suffer a loss on your investment.

RISKS PRIMARILY RELATED TO LEGAL AND REGULATORY MATTERS

Financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor, the holding trust or the issuing entity.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173), or the Dodd-Frank Act, was signed into law on July 21, 2010.  Many of its provisions had delayed implementation dates or required implementing regulations to be issued.  Some of these regulations still have not been issued.  In addition, there have been various proposals regarding repealing or modifying various provisions of the Dodd-Frank Act.  The Dodd‑Frank Act is extensive and significant legislation that, among other things:

•
created a liquidation framework under which the Federal Deposit Insurance Corporation, or FDIC, may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies,” and commonly referred to as “systemically important entities,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries;

•	created a framework for the regulation of over-the-counter derivatives activities;

•	strengthened the regulatory oversight of securities and capital markets activities by the SEC;

•	created the Consumer Financial Protection Bureau, or the Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services; and

•
increased the regulation of the securitization markets through, among other things, a mandated risk retention requirement for securitizers and a direction to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

The various requirements of the Dodd-Frank Act may substantially impact the origination, servicing and securitization program of the sponsor and its subsidiaries.

With respect to the liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to the sponsor or its subsidiaries, including the issuing entity and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that such new framework will largely be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositor, the holding trust and the issuing entity.  Any attempt by the FDIC to recharacterize the transfer of the automobile loan contracts as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes.  In addition, if the issuing entity were to become subject to the orderly liquidation framework, the FDIC could repudiate the debt of the issuing entity and the noteholders would have a secured claim in the receivership of the issuing entity.  Also, if the issuing entity were subject to the orderly liquidation framework, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.

In October 2014, various federal regulators adopted rules under the Dodd-Frank Act regarding credit risk retention that, among other things, require securitizers of asset-backed securities (or their majority-owned affiliates) to retain, on an unhedged basis, at least 5% of the credit risk of the assets underlying the securities, subject to certain exemptions and exceptions.  Under the Dodd-Frank Act, the final rules became effective for securitizers and originators of asset-backed securities backed by automobile loans, including the sponsor, on December 24, 2016.  No assurance can be given as to the impact that these risk retention regulations may have on the market value of the notes or the operating results of the sponsor or its affiliates. In addition, there is no guidance from any US regulatory agency as to which terms and conditions of certain methods of financing arrangements comply or do not comply with Regulation RR. See “U.S. Credit Risk Retention” in this prospectus for more information regarding the manner in which the risk retention regulations are expected to be satisfied. Failure to comply with Regulation RR may negatively affect the sponsor, which may reduce the value of your notes.

Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies, not all of which has yet occurred.  Therefore, the full impact of financial regulatory reform on the financial markets and its participants and on the asset-backed securities market in particular will not be known for some time.  We cannot assure you that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, will not have a significant adverse impact on the value of the notes, on the servicing of the assets or on the sponsor, the depositor, the holding trust, the issuing entity, the indenture trustee, the owner trustee, the asset representations reviewer or the servicer.  Under some interpretations of these new provisions, the potential may exist for the performance of the notes to be negatively impacted.

The Bureau and the Federal Trade Commission, or FTC, have, from time to time, investigated the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities, such as Exeter.  The Bureau has, under prior administrations, indicated an intention to review the actions of indirect auto finance companies such as Exeter with regard to pricing activities and issued a bulletin to such lenders on how to limit fair lending risk under the Equal Credit Opportunity Act, which the Bureau withdrew on May 12, 2025.  Additionally, the Bureau has also conducted reviews concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products.  Both the FTC and the Bureau have announced various enforcement actions against lenders involving significant penalties, cease and desist orders, and similar remedies that, if applicable to auto finance providers and to products, services and operations of the nature offered by Exeter, may require it to cease or alter certain business practices, which could have a material effect on its financial condition and results of operations.

Furthermore, on June 10, 2015, the Bureau issued a rule that expands its supervisory and examination authority to now include the largest nonbank auto lenders such as Exeter.  This supervisory power over nonbank lenders such as

Exeter allows the agency to conduct comprehensive and rigorous on-site examinations that could result in enforcement actions, fines, regulatory mandated process, procedure or product-related changes or consumer refunds if violations of law are found. The Bureau initiated a rulemaking proceeding on August 8, 2025 seeking comments as to whether it should amend the rule extending supervisory authority over nonbank auto lenders. The Bureau may decide to narrow the coverage of such rule or may decide to take no action. The comment period ended September 22, 2025.

There is considerable uncertainty as to the operating status of federal agencies and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection.  Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for agency leadership are pending before the U.S. Senate; executive orders impacting the operations of federal agencies are issued, with their application and implementation time period uncertain; and reductions of personnel are occurring across agencies.  Many of the administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders expected to take an extended period of time.  Further, in pending litigation challenges to rules, agencies have sought to suspend the litigation in some cases, and in others have not yet taken action.  The outlook is similarly uncertain as to pending enforcement cases.  It is also uncertain how other federal and state regulators will respond to any changes at the Bureau, which may include increasing or decreasing enforcement activity.

In general, compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements.  Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships, and which, in turn, could materially and adversely affect payments on the notes.  No assurance can be given that the ultimate outcome of the investigations or any resulting proceedings would not materially and adversely affect Exeter or any of its subsidiaries and affiliates, including the servicer, or the interests of the noteholders or the servicer’s ability to perform its duties under the transaction documents.  Additionally, any such outcome could adversely affect the ratings, marketability or liquidity of your notes.

EEA risk retention requirements and other requirements of the EU Securitization Regulation may affect the liquidity of the notes.

Pursuant to Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017, as amended, or the EU Securitization Regulation, certain entities investing in a “securitisation” (as defined in that regulation) must, amongst other things, verify (a) that certain credit-granting requirements are satisfied, (b) that the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with the EU Securitization Regulation, and discloses that risk retention and (c) that the originator, sponsor or securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that article.  The EU Securitization Regulation has direct effect in member states of the European Union, or the EU, and is applicable in other countries that are currently in the European Economic Area, or the EEA. Investors that are subject to such requirements, or EU Institutional Investors, include EEA-regulated insurance and reinsurance undertakings, institutions for occupational retirement provision, investment managers and authorized entities appointed by such institutions, alternative investment fund managers that manage and/or market alternative investment funds in the EEA, management companies of undertakings for collective investment in transferable securities, or UCITS (and internally managed UCITS), credit institutions and investment firms, each as described in more detail in the EU Securitization Regulation, together with certain consolidated affiliates, wherever established or located, of entities that are subject to Regulation (EU) No 575/2013, as amended.

None of the sponsor, the depositor, the servicer, the issuing entity, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the risk retention requirements of the EU Securitization Regulation.

In addition, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation, or for purposes of, or in connection with, compliance by any investor with any requirement of the EU Securitization Regulation or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU or the EEA in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “U.S. Credit Risk Retention” of this prospectus have not been structured with the objective of enabling or facilitating compliance with the requirements of the EU Securitization Regulation by any person.

Consequently, the notes may not be a suitable investment for EU Institutional Investors. As a result, the price and liquidity of the notes in the secondary market may be adversely affected.

Failure by an EU Institutional Investor to comply with the EU Securitization Regulation with respect to an investment in the notes may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s competent authority, including, in the case of an EU Institutional Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the notes acquired by such investor.

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment and the scope and applicability of, and compliance with, the requirements of the EU Securitization Regulation.

UK risk retention requirements and other requirements of the UK Securitization Framework may affect the liquidity of the notes.

Pursuant to the framework for the regulation of securitization in the United Kingdom, or the UK, comprising (A) the Securitisation Regulations 2024, as amended, or the SR 2024, (B) the Securitisation sourcebook, or the SECN, of the handbook of rules and guidance adopted by the UK Financial Conduct Authority, or the FCA Handbook, (C) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England, or the PRASR, and (D) relevant provisions of the Financial Services and Markets Act 2000, as amended, or the FSMA, each as further amended, supplemented or replaced, or, collectively, the UK Securitization Framework, certain UK-regulated entities investing in a “securitisation” (as defined in the SR 2024) must, amongst other things, verify (a) that certain credit-granting requirements are satisfied, (b) that the originator, sponsor or original lender retains on an ongoing basis (or, in the case of certain such investors, continually retains) a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with the UK Securitization Framework, and discloses that risk retention and (c) that the originator, sponsor or securitization special purpose entity has made available sufficient information to enable the relevant investor independently to assess the risks of holding the securitisation position, and has committed to make further information available on an ongoing basis, as appropriate, and including at least the information described in the SR 2024, the SECN or the PRASR, as applicable. Investors that are subject to such requirements, or UK Institutional Investors, include UK-regulated insurance and reinsurance undertakings, trustees and managers of occupational pension schemes, fund managers of such schemes, AIFMs that have permission under the FSMA in respect of managing AIFs and that market or manage AIFs in the UK, small registered UK AIFMs, UCITS, UCITS management companies, CRR firms and FCA investment firms, each as described in more detail in the SR 2024, together with certain consolidated affiliates, wherever established or located, of entities that are subject to Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended.

None of the sponsor, the depositor, the servicer, the issuing entity, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the risk retention requirements of the UK Securitization Framework.

In addition, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the UK Securitization Framework, or for purposes of, or in connection with, compliance by any investor with any requirement of the UK Securitization Framework or by any person with the requirements of any other law or regulation now or hereafter in effect in the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “U.S. Credit Risk Retention” of this prospectus have not been structured with the objective of enabling or facilitating compliance with the requirements of the UK Securitization Framework by any person.

Consequently, the notes may not be a suitable investment for UK Institutional Investors. As a result, the price and liquidity of the notes in the secondary market may be adversely affected.

Failure by a UK Institutional Investor to comply with the UK Securitization Framework with respect to an investment in the notes may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s relevant regulatory authority, including, in the case of a UK Institutional Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the notes acquired by such investor.

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment and the scope and applicability of, and compliance with, the requirements of the UK Securitization Framework.

Failure to comply with consumer protection laws may adversely affect the ability to collect amounts due on the automobile loan contracts.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the automobile loan contracts. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws.  Although the liability of the issuing entity or the holding trust to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of an automobile loan contract, such as the issuing entity or the holding trust, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity or the holding trust to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the automobile loan contracts.

The depositor or the sponsor may be obligated to repurchase from the holding trust any automobile loan contract that failed to comply in all material respects with federal and state consumer protection laws at the time such automobile loan contract was originated or made. To the extent that the depositor or the sponsor fail to make such a repurchase, or to the extent that a court holds the issuing entity or the holding trust liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity or the holding trust, as applicable.  As a result, you may suffer loss of your investment in the notes.  For a discussion of federal and state consumer protection laws which may affect the automobile loan contracts, see “Material Legal Aspects of the Automobile Loan Contract—Consumer Protection Laws” in this prospectus.

Limitations on interest payments and repossessions may cause losses on your investment.

Generally, under the terms of the Servicemembers Civil Relief Act and similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan contract interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender.  It is possible that this action could affect the servicer’s ability to collect full amounts of interest on some of the automobile loan contracts.  In addition, this legislation imposes limitations that would impair the servicer’s ability to repossess an affected automobile loan contract during the obligor’s period of active duty status.  Thus, in the event that these automobile loan contracts go into default, there may be delays in receiving payments and losses on your investment in the notes.

The regulatory environment in which the consumer finance industry operates could have a material adverse effect on the sponsor’s business and operating results.

Since September 2014, Exeter and/or its affiliates have received civil subpoenas and civil investigative demands from various federal and state agencies, including from the U.S. Department of Justice under the Financial Institutions Reform, Recovery and Enforcement Act, the SEC and several state attorneys general, requesting documents and communications and other information that, among other things, relate to Exeter’s origination, underwriting and securitization of auto loans.  In the future, Exeter may be served with additional subpoenas or requests relating to similar or related topics.  Exeter investigates any such matters internally and attempts to cooperate with all such requests.  Such investigations could in the future result in the imposition of damages, fines or civil or criminal claims and/or penalties.

Additionally, because Exeter’s portfolio predominantly consists of sub-prime automobile loan contracts, which are associated with higher than average delinquency rates and charge-offs than prime automobile loan contracts, Exeter has significant involvement with credit bureau reporting and the collection and recovery of delinquent and charged-off debt, primarily through customer communications, the periodic sale of charged-off debt and vehicle repossession. Exeter is subject to enhanced legal and regulatory scrutiny regarding credit bureau reporting and debt collection practices from regulators, courts and legislators. Any future changes to Exeter’s business practices in these areas, including its debt collection practices, whether mandated by regulators, courts, legislators or otherwise, or any legal liabilities resulting from Exeter’s business practices, including its debt collection practices, could materially and adversely affect Exeter’s business, financial condition and results of operations, and which, in turn, could materially and adversely affect payments on the notes.

Transaction parties may become subject to litigation or governmental proceedings, resulting in significant fines, penalties, judgments, requirements and other expense increases.

Since the financial crisis, there has been an increase in litigation against, and governmental proceedings involving, sponsors, depositors and servicers of asset-backed securities.  Additionally, as an automobile financing company, Exeter currently is, and in the future may be, subject to various consumer claims and litigation seeking damages and statutory penalties and other relief, including individual and class action lawsuits under consumer credit, consumer protection, including under the Telephone Consumer Protection Act of 1991, or the TCPA, theft, privacy, data security, automated dialing equipment, debt collections and other laws. As the assignee or purchaser of automobile loan contracts originated indirectly by dealers or originated directly by the direct lenders, in each case for sale or assignment to Exeter, Exeter also may be named as a co-defendant in lawsuits filed by consumers principally against such dealers or such direct lenders.  Calls and/or text messages originated to Exeter’s consumers may subject Exeter to potential specific risks. For example, the TCPA restricts telemarketing and the use of technologies that enable automatic calling and/or SMS text messages to a consumer’s mobile phone without proper consent. Many of these cases present novel issues on which there is no clear legal precedent, which increases the difficulty in predicting both the potential outcomes and costs of defending these cases. The outcome of future matters could materially adversely affect Exeter’s business, results of operations and financial condition, which in turn, could materially and adversely affect payments on the notes.

Furthermore, defending lawsuits and responding to governmental inquiries or investigations, regardless of their merit, could be costly and such costs and expenses could be payable by, or subject to reimbursement by, the issuing entity. Unfavorable outcomes in any such current or future proceedings could materially and adversely affect Exeter’s business, results of operations and financial condition, and may affect the ability of Exeter to perform its obligations to repurchase assets from the holding trust with respect to which there has been a breach of eligibility representations and warranties and satisfaction of the conditions to repurchase.  This could result in a delay in or reduction of payments on the notes. The damages and penalties claimed by consumers and governmental regulators in these types of matters can be substantial. The relief requested by the plaintiffs varies but includes requests for compensatory, statutory and punitive damages. In addition, if the servicer is subject to litigation or a governmental proceeding, this may affect the ability of the servicer to perform its servicing obligations, even if such litigation or a governmental proceeding is not related to the automobile loan contracts owned by the holding trust.

While Exeter intends to vigorously defend itself against such proceedings, there is a chance that Exeter’s results of operations, financial condition and cash flows could be materially and adversely affected by unfavorable outcomes. Additionally, negative publicity associated with litigation, governmental investigations, regulatory actions, and other public statements could damage Exeter’s reputation.  We cannot assure you as to the effect any such proceeding or litigation, if any, may have on payments in respect of the assets or yield on the notes.

RISKS PRIMARILY RELATED TO BANKRUPTCY AND INSOLVENCY OF TRANSACTION PARTIES AND PERFECTION OF SECURITY INTERESTS

Interests of other persons in the automobile loan contracts or the related financed vehicles could reduce funds available to pay the notes.

Exeter, in its capacity as custodian, and not the indenture trustee, will hold each original tangible executed copy of an automobile loan contract and any certificates of title (or electronic evidence of certificates of title) in its possession on behalf of the indenture trustee.  Exeter, in its capacity as custodian, and not the indenture trustee, will maintain or cause to be maintained “control” (within the meaning of the UCC) over each authoritative electronic copy of an automobile loan contract through one or more third-party vendors.

If another person acquires an interest in an automobile loan contract or a related financed vehicle that is superior to the indenture trustee’s interest, the collections on that automobile loan contract or the proceeds from the sale of that financed vehicle may not be available which could reduce or delay the funds available to make payments on your notes.  If the indenture trustee, as secured party, does not have a perfected security interest in an automobile loan contract or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted automobile loan contract may be adversely affected.  Another person could acquire an interest in an automobile loan contract or a financed vehicle that is superior to the indenture trustee’s interest if:

•
the indenture trustee does not have a perfected security interest in the automobile loan contract or the financed vehicle because the sponsor’s security interest in the automobile loan contract or in the financed vehicle was not properly perfected,

•
the indenture trustee does not have a perfected security interest in the financed vehicle in some states because the servicer will not amend the certificate of title to identify the holding trust as the new secured party, or

•
the indenture trustee’s security interest in the automobile loan contract or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanic’s liens, may have priority over the indenture trustee’s security interest or a financed vehicle is confiscated by a government agency.

With respect to the “control” of automobile contracts evidenced by an electronic record, we note that the systems maintained by one or more third-party vendors are designed to enable Exeter, as custodian, to perfect its interest in such automobile loan contracts by satisfying the requirements for “control” of a single authoritative electronic copy of a record evidencing “chattel paper” under the UCC.  There can be no assurances, however, that the third-party vendors’ technology systems will perform as represented to the sponsor in maintaining the systems and controls required to provide assurance that Exeter, as custodian, maintains control over an electronic contract.  If any such system fails to perform as represented, then there may be delays in obtaining copies of the electronic contracts or confirming ownership and control of the electronic contracts.  Furthermore, if Exeter, as custodian, loses control over the automobile loan contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than Exeter, as custodian, may be able to modify or duplicate the authoritative copy of the contract.  We also note that there has been limited legal interpretation of the UCC provisions governing perfection of a security interest in electronic contracts by control, so there can be no assurance that, even if the system performs as represented, a court would find that the system establishes control.  See “Material Legal Aspects of the Automobile Loan Contracts―Security Interests in the Financed Vehicles” in this prospectus for more information about the security interests in the automobile loan contracts and financed vehicles.

Certain bankruptcy and insolvency matters may delay or reduce payments on the automobile loan contracts or the notes.

In general, the transaction documents and other agreements relating to the automobile loan contracts were structured in order to limit the likelihood of adverse determinations in bankruptcy, conservatorship, receivership or insolvency proceedings instituted against prior owners in the chain of title to the automobile loan contracts, the sponsor, the servicer and relevant parent entities, including structuring transfers as “true sales” and structuring the issuing entity and the holding trust as special purpose bankruptcy-remote entities. However, it is possible in any such proceeding that claimants may argue, and that a court may determine, that one or more transfers of the automobile loan contracts were not “true sales,” or that the separateness of the issuing entity or another relevant entity should be disregarded and substantively consolidated with one or more parent entities.  In such a case, the automobile loan contracts may be treated as part of the bankruptcy estate or conservatorship or receivership estate of the prior owner or parent entity that is the subject of the applicable proceeding, whether conducted under title 11 of the United States Code, or the Bankruptcy Code, or under the Federal Deposit Insurance Act.  If the automobile loan contracts are treated as part of a bankruptcy or conservatorship or receivership estate, there could be delays or reductions in payments on the automobile loan contracts.

In addition, numerous statutory provisions, including federal bankruptcy laws and related State laws, may interfere with or affect the ability of a creditor to enforce an automobile loan contract.  A bankruptcy court may also reduce the monthly payments due under the related automobile loan contracts or change the rate of interest and time of repayment of the indebtedness.  Any of the foregoing could result in delays and/or reductions in payments on the notes.

Bankruptcy or insolvency of the servicer or the backup servicer could result in losses on the notes.

If the servicer were to go into bankruptcy or become the subject of a similar insolvency proceeding, the servicer (whether Exeter or a successor servicer) may stop performing its functions as servicer.  Certain provisions of the Bankruptcy Code could prevent the backup servicer or another successor servicer from assuming the servicing role notwithstanding any provision in the sale and servicing agreement or the indenture to the contrary.  As a result, investors should not assume that the backup servicer or another successor servicer will automatically or promptly be able to take over servicing from the servicer in the event of a bankruptcy of the servicer.

Additionally, except with respect to the backup servicer’s replacement of the servicer, it may be difficult to find a third party to act as successor servicer.  Alternatively, the servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer.  If the backup servicer is unable to fulfill its obligations to take over servicing and, if it would be difficult to find a third party to act as successor servicer, the issuing entity, as the holding trust certificateholder, as a practical matter, may have no choice but to agree to the demands of the servicer.  The servicer may also have the power, in connection with a bankruptcy or insolvency proceeding and with the approval of the court or the bankruptcy trustee or similar official, to assign its rights and obligations as servicer to a third party without the consent, and even over the objection, of the issuing entity, as the holding trust certificateholder, despite the provisions of the applicable documents.

If the servicer or the backup servicer is a debtor in bankruptcy or the subject of a similar insolvency proceeding, then the parties may be prohibited (unless authorization is obtained from the court or the bankruptcy trustee or similar official) from taking any action to enforce any obligations of the servicer or the backup servicer under the sale and servicing agreement or under any related documents, or to collect any amount owing by the servicer or the backup servicer under such documents, or to terminate and replace the servicer or the backup servicer despite the terms of the any such documents.

Additionally, if the servicer or the sponsor were to become a debtor in bankruptcy or the subject of an insolvency or similar proceeding, payments previously made by such person during the preference period could potentially be avoided and required to be returned as a preferential payment under applicable bankruptcy, insolvency, receivership or similar law.  To the extent any collections have been received on the automobile loan contracts but not yet been remitted to the collection account, including amounts held in the lockbox account or any account of the servicer, there can be no assurance that such collections will be remitted to the collection account in the event of the bankruptcy or insolvency of the servicer.  Other creditors of the servicer may be deemed to have, or actually have, rights to such amounts that are equal to or greater than the rights of the holding trust or issuing entity as holding trust certificateholder.  In addition, because a bankruptcy or similar proceeding may take months or years to complete, even any recovery that is determined to be owed by the servicer or the sponsor as the debtor in the bankruptcy or similar proceeding (and no such recovery can be assured) may effectively experience a reduction in value by the time such recovery is available.

More generally, obligors may delay or suspend making payments to the servicer because of the uncertainties occasioned by the servicer becoming subject to a bankruptcy or similar proceeding, even if the obligors have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the notes.

It is possible that a period of adverse economic conditions resulting in high defaults and delinquencies on the automobile loan contracts will increase the potential bankruptcy risk to the servicer if its servicing compensation is less than the cost of servicing. In addition, Exeter currently depends in part upon its ability to sell securities in the asset backed securities market and upon its ability to access various credit facilities to fund its operations. As discussed under “—Adverse events arising from health epidemics and other outbreaks could result in delays in payment or losses on your notes,” above, the global credit and finance markets have in the past experienced, and may in the future experience, a recession or period of economic contraction. No assurance can be given that the global credit and finance markets will not experience an economic slowdown in the future. If Exeter’s access to funding is reduced or if Exeter’s costs to obtain such funding significantly increases, Exeter’s business and financial condition could be materially and adversely affected.

The occurrence of any of these events could result in delays or reductions in distributions on, or other losses with respect to, the notes.  There may also be other possible effects of a bankruptcy, insolvency proceeding or similar proceeding of the servicer, the sponsor or the backup servicer that could result in delays or reductions in distributions on, or other losses with respect to, the notes.  Regardless of any specific adverse determinations in a bankruptcy or similar insolvency proceeding of the servicer, the sponsor or the backup servicer, the fact that such a proceeding has been commenced could have an adverse effect on the value of the automobile loan contracts and the liquidity and value of the notes.

Because collections are temporarily commingled, payments on the notes could be delayed or reduced in a servicer bankruptcy.

The servicer will generally direct that all obligor payments be made to the lockbox account, where such payments may be commingled for a limited period of time with unrelated payments made to the servicer.  In addition, some payments on the automobile loan contracts may be mailed to the servicer or may be remitted by an obligor to the servicer in a method that results in commingling of such payments in another servicer account for a limited period of time.  The servicer will agree, in the sale and servicing agreement, that collections received directly by servicer will be remitted to the lockbox account as soon as practicable, but not more than two business days after identification. Any such payments received directly by the servicer would have to be identified and processed by the servicer before being remitted to the lockbox account.  The servicer will also agree, in the sale and servicing agreement, to direct the transfer of obligor payments from the lockbox account to the collection account no later than two business days after receipt and identification.

The collection account will initially be held at the indenture trustee, in its name, for the benefit of the indenture trustee on behalf of the noteholders.  See “Description of the Transaction Documents—Accounts” in this prospectus.  There is no guaranty that the control arrangements in favor of the indenture trustee with respect to the collection account will remain in effect.  If the indenture trustee ceases to have control of the collection account, the indenture trustee’s security interest in the collection account will no longer be perfected, and such security interest in collections would continue to be perfected only so long as such collections remained identifiable proceeds of the automobile loan contracts.

In the event that the servicer and there are competing claims on the commingled funds by creditors of any holder or owner of any such commingled funds, payments on the notes could be delayed or reduced.

Insolvency of the entity that is holding the automobile loan contracts may cause your payments to be reduced or delayed.

Exeter, in its capacity as custodian, will hold tangible contracts and maintain control over electronic contracts, in either case either directly or indirectly. Any insolvency by Exeter, the servicer, or any other party while in possession of the tangible contracts or while maintaining control over the electronic contracts may result in competing claims to ownership or security interests in the automobile loan contracts which could result in delays in payments on the notes, losses to noteholders or the repayment of the notes.

RISKS PRIMARILY RELATED TO SERVICING

Paying the servicer a fee based on a percentage of the automobile loan contracts may result in the inability to obtain a successor servicer.

Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the automobile loan contracts, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  In the event Exeter is terminated as servicer, the backup servicer will be obligated to become the successor servicer.   If the need ever arises to obtain a successor servicer other than the backup servicer who is obligated to take over the servicing duties for the same servicing fee that Exeter is paid, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining automobile loan contracts in the pool.  In this event, a higher servicing fee may need to be negotiated among the Majority Noteholders of the most senior class Outstanding (with the Class A Notes voting together as a single class), the depositor and the successor servicer, resulting in less Available Funds that may be distributed to noteholders and certificateholders on a related distribution date.

The servicer’s discretion over the servicing of the automobile loan contracts may impact the amount and timing of funds available to make payments on the notes.

The servicer will be obligated to service the automobile loan contracts in accordance with its customary servicing practices. The servicer has discretion in servicing the automobile loan contracts including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer may from time to time offer obligors a temporary reduction in payment and/or an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the automobile loan contracts and increase the weighted average life of each class of notes. However, such deferrals and extensions shall not extend the term of the automobile loan contract beyond the last day of the collection period immediately prior to the final scheduled distribution date for the Class E Notes. Additionally, the aggregate period for all payment extensions on an automobile loan contract shall not exceed eight months; provided that any extension on an automobile loan contract with respect to which the related obligor’s ability to make on-time payments was adversely affected by a major disaster (as declared by the President of the United States), shall not be included in the calculation of the aggregate period of all payment extensions.

In addition, the servicer’s customary servicing practices may change from time to time (including without limitation, in order to comply with changes to applicable law and regulatory guidance) and those changes could reduce collections on the automobile loan contracts. Although the servicer’s customary servicing practices at any time will apply to all automobile loan contracts serviced by the servicer, without regard to whether an automobile loan contract has been transferred to the holding trust, the servicer is not obligated to maximize collections from automobile loan contracts. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary servicing practices could have an impact on the amount and timing of collections on the automobile loan contracts, which may impact the amount and timing of funds available to make payments on the notes.

See “Exeter’s Automobile Financing Program—Loan Servicing” in this prospectus for more information regarding the servicer’s discretion over the servicing of the automobile loan contracts.

Adverse events with respect to the servicer or certain of its vendors may increase the risk of loss on your investment.

Adverse events with respect to the servicer or certain of its vendors could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the servicer’s control, such as natural disasters, public health emergencies (including health epidemics and other outbreaks) and economic disruptions, particularly to the extent such events affect the servicer’s business or operations. Further, certain third-parties that Exeter relies on to deliver products and services to support its business could become unable to fully perform in a timely manner, which could adversely impact Exeter’s ability to operate its business or perform its obligations under the transaction documents, which could cause a disruption in collection activities with respect to the automobile loan contracts. See “—Adverse events arising from health epidemics and other outbreaks could result in delays in payment or losses on your notes,” above.

In the event of a termination and replacement of the servicer or certain of its vendors, there may be some disruption of the collection activity with respect to the automobile loan contracts owned by the holding trust, leading to increased delinquencies, defaults and losses on the automobile loan contracts, which may cause you to experience delays in payments or losses on your notes.

The success of your investment depends upon the ability of the servicer and certain of its vendors to store, retrieve, process and manage substantial amounts of information.  If the servicer or certain of its vendors experience any interruptions or losses in its information processing capabilities, including due to attacks by hackers, computer viruses or breaches due to errors or malfeasance by employees, contractors or others who have access to its system and networks, its business, financial conditions, results of operations and, ultimately, your notes may suffer.

RISKS PRIMARILY RELATED TO EXETER’S BUSINESS

Exeter depends on the accuracy and completeness of information about obligors and their financed vehicles, and any misrepresented information could adversely affect Exeter’s business, results of operations and financial condition.

In deciding whether to approve the acquisition or creation of automobile loan contracts or to enter into other transactions with obligors, Exeter may rely on information furnished to it by or on behalf of obligors, dealers and the direct lenders, including financial and vehicle information. Exeter also may rely on representations by and on behalf of obligors, dealers and the direct lenders as to the accuracy and completeness of that information. If any of this information is intentionally, negligently or erroneously misrepresented and such misrepresentation is not detected prior to funding, the value of the automobile loan contract may be significantly lower than expected. Exeter has experienced in the past, and may experience in the future, frauds in application in which obligors, dealers or other parties fraudulently provide social security numbers and related credit bureau scores of other individuals, fictitious information with higher scores or information inflating the value of the financed vehicle. Exeter’s controls and processes may not have detected or may not detect all misrepresented information from the automobile loan contract applications. Any such misrepresented information could adversely affect Exeter’s business, results of operations and financial condition and which, in turn, could materially and adversely affect payments on the notes.

Unlike certain competitors that are banks, Exeter is subject to the licensing and operational requirements of states and other jurisdictions, and Exeter’s business would be adversely affected if it lost its licenses.

Because Exeter is not a nationally-chartered depository institution, Exeter does not benefit from exemptions to state loan servicing or debt collection licensing and regulatory requirements. To the extent that they exist, Exeter must comply with state licensing and various operational compliance requirements in all states in which Exeter operates. These include, among others, requirements regarding form and content of contracts, other documentation, collection practices and disclosures, and record keeping. Exeter’s business is sensitive to regulatory changes that may increase our costs through stricter licensing laws, disclosure laws or increased fees.

In addition, Exeter is subject to periodic examinations by state and other regulators. The states that currently do not provide extensive regulation of Exeter’s business may later choose to do so. The failure to comply with licensing or permit requirements and other local regulatory requirements could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible review or revocation of licenses, and damage to Exeter’s reputation, brand and valued customer relationships, which in turn, could materially and adversely affect payments on the notes.

Exeter’s business could be negatively impacted by security threats, including cyber-security threats and other disruptions.

Exeter’s technology platforms, underlying infrastructure and infrastructure of integrated third party services are important to its operating activities, and any security incidents or outages could disrupt Exeter’s ability to process automobile loan contract applications, originate automobile loan contracts or service the automobile loan contracts, which could materially and adversely affect its operating activities. Security incidents or outages may be caused by unforeseen catastrophic events, including natural disasters, terrorist or hacking attacks, large-scale power outages, software or hardware defects, computer viruses, cyber-attacks, external or internal security breaches, acts of vandalism, misplaced or lost data, programming or human errors, or other similar events. Although Exeter maintains, and regularly assess the adequacy of, a business continuity, disaster recovery and incident response plan, to effectively manage the effects of unforeseen events, Exeter cannot be certain that its plans will function as intended, or otherwise resolve or compensate for such effects.

Exeter holds in its systems confidential financial and other personal data with respect to our customers and may, subject to applicable law, share that information with our third party service providers. Such information may be of value to identity thieves and others if revealed. Although Exeter endeavors to protect the security of its computer systems and the confidentiality of the information it holds, there can be no assurance that Exeter’s security measures will provide adequate security.

It is possible that Exeter may not be able to anticipate, detect or recognize threats to its systems or to those of third parties handling data on Exeter’s behalf, or to implement effective preventive measures against all security incidents, especially because the techniques used change frequently or are not recognized until launched, and because cyber-attacks can originate from a wide variety of sources, including third parties outside of the organization such as persons who are associated with external service providers or who are or may be involved in organized crime or linked to terrorist organizations. Such persons may also attempt to fraudulently induce employees or other users of our systems to disclose sensitive information in order to gain access to Exeter’s data or that of its customers. These risks may increase in the future as Exeter continues to increase its mobile-payment and other internet-based product offerings and expand its use of web-based products and applications.

A successful penetration of the security of Exeter’s systems could cause serious negative consequences, including disruption of Exeter’s operations, misappropriation of confidential information, or damage to Exeter’s computers or systems, and could result in violations of applicable privacy and other laws, financial loss to Exeter or to its customers, customer dissatisfaction, significant litigation exposure and harm to Exeter’s reputation. Further, any of these cyber security and operational risks could result in a loss of customer business, subject us to additional regulatory scrutiny or expose Exeter to lawsuits for identity theft or other damages resulting from the misuse of their personal information and possible financial liability. Regulators may also impose penalties or require remedial action if they identify weaknesses in Exeter’s security systems, and Exeter may be required to incur significant costs to increase its cyber security to address any vulnerabilities that may be discovered or to remediate the harm caused by any security breaches.

Such a failure in business continuity or the occurrence of any such events, or any of the consequences of a successful penetration of the security of Exeter’s systems, if and when experienced, may materially and adversely affect Exeter’s business, financial condition and results of operations, including our ability to support and service the automobile loan contracts owned by the holding trust and which, in turn, could materially and adversely affect payments on the notes.

GENERAL RISKS RELATING TO THE TRANSACTION

The notes are not suitable investments for all investors, and may not be a suitable investment for you.

The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market or other factors.

The notes will not be listed on any securities exchange.  A secondary market for your notes may not be available and the underwriters will not be obligated to establish a secondary market in the notes. It is doubtful that a meaningful secondary market for your notes will develop, or that, if one does develop, it will provide you with liquidity of investment or continue for the life of your notes.  The liquidity of a trading market, if any, for the notes may also be adversely affected by general declines or disruptions in the credit markets. Any such market declines or disruptions could adversely affect the liquidity of and market for the notes independent of the credit performance of the automobile loan contracts.  In addition, liquidity in the secondary market for the notes may be negatively affected by regulatory requirements (including recent regulatory interpretations by the Securities and Exchange Commission under Exchange Act Rule 15c2-11) that impact an underwriter’s, or other brokers’ and dealers’, ability or willingness to publish quotations with respect to the notes in the secondary market.

Any such period of illiquidity may adversely affect the market value of your notes.  As a result, you may be unable to obtain the price that you wish to receive for your notes and you may suffer a loss on your investment.

Changes in the market value of the notes may not reflect the performance or anticipated performance of the automobile loan contracts.

The market value of the notes may be volatile. Market values can change rapidly and significantly and changes can result from a variety of factors. A decrease in market value may not necessarily be the result of deterioration in the performance or anticipated performance of the automobile loan contracts.  For example, changes in prevailing interest rates, perceived risk, supply and demand for similar or other investment products, accounting standards, capital requirements that apply to regulated financial institutions, legal proceedings, governmental intervention, public health concerns and other factors that are not directly related to the automobile loan contracts may adversely and materially affect the market value of the notes.

Book-entry registration for the notes may reduce their liquidity.

The notes will be issued in book-entry form. Interests in such notes will be required to be held (i) in the United States, through The Depository Trust Company, or (ii) in Europe, through Clearstream Banking, société anonyme (Clearstream) or, with respect to the publicly offered notes and only if the sponsor satisfies any applicable conditions precedent to the holding of such notes on its system, through Euroclear Bank S.A./NV as operator of the Euroclear System (Euroclear). It is uncertain whether the sponsor will satisfy any applicable conditions precedent to the holding of the publicly offered notes through Euroclear and therefore no assurance can be made that such notes will be able to trade on Euroclear. Transfers of interests in such notes within The Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as such notes are in book-entry form, the related noteholders will not be entitled to receive a definitive note representing interests. Such notes will remain in book-entry form except in the limited circumstances described under the caption “Description of the Notes— Definitive Notes” in this prospectus. Unless and until the global notes cease to be held in book-entry form, the related transaction parties will not recognize the related noteholders as holders of the related securities.

As a result, such noteholders will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Holding the notes in book-entry form could also limit such noteholders ability to pledge or transfer such notes to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Interest and principal on such notes will be paid by the indenture trustee, on behalf of the issuing entity, to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the indenture trustee, on behalf of the issuing entity, to the accounts of its participants which, in turn, will credit those amounts to such noteholders either directly or indirectly through indirect participants. This process may delay receipt of payments from the indenture trustee, on behalf of the issuing entity.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes.

Ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled distribution date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled distribution date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion. The ratings of any notes may be lowered by a rating agency (including the engaged rating agencies) following the initial issuance of the notes as a result of losses on the automobile loan contracts in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes. Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected. The sponsor has engaged two NRSROs, and will pay each of them a fee to assign ratings on the notes.

The sponsor has not engaged any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under effective United States Securities and Exchange Commission, or SEC, rules, information provided by or on behalf of the sponsor to an engaged rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to all NRSROs in order to make it possible for non-engaged NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  Consequently, prospective investors should monitor whether an unsolicited rating of the notes has been assigned by a non-engaged NRSRO and should consult with their financial and legal advisors regarding the impact of the assignment of an unsolicited rating to a class of notes.  NRSROs, including the engaged rating agencies, have different methodologies, criteria, models and requirements.  If any non-engaged NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the engaged rating agencies, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.  If any non-engaged NRSRO releases any adverse market commentary on the issuance (even without assigning a rating on the notes), this could have a similar adverse effect.   In addition, if the sponsor fails to make available to the non-engaged NRSROs any information provided to any engaged rating agency for the purpose of assigning or monitoring the ratings on the notes, an engaged rating agency could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

Potential investors in the notes are urged to make their own evaluation of the notes, including the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Potential rating agency conflict of interest and regulatory scrutiny.

It may be perceived that the engaged rating agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

COMBINATION OR “LAYERING” OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE THE RISK OF LOSS ON THE NOTES.

Although the various risks discussed in this prospectus are generally described separately, prospective investors in the notes should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.  In considering the potential effects of layered risks, you should carefully review the descriptions of the automobile loan contracts and of the notes.

Use of Proceeds

The issuing entity will use the proceeds from issuing the notes to:

•	pay the depositor the purchase price for the automobile loan contracts (and the depositor will, in turn, pay Exeter the purchase price for the automobile loan contracts);

•	fund the initial deposit to the reserve account; and

•	fund the initial deposit to the Class N reserve account.

Exeter or its affiliates will use the net proceeds from the issuance of the notes to pay their debt, including “warehouse” debt secured by the automobile loan contracts prior to their sale to the issuing entity and subsequent transfer to the holding trust.  This “warehouse” debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.

The Sponsor, the Servicer and the Custodian

Exeter Finance LLC, the sponsor and servicer, was incorporated in Texas on April 24, 2006 and was converted to a Delaware limited liability company on April 28, 2017.  Exeter’s executive offices are located at 2101 W. John Carpenter Freeway, Irving, Texas 75063 and its main telephone number is (469) 754-5000.

On June 28, 2021, Exeter announced that it had entered into a definitive agreement to be acquired by an investor group led by Warburg Pincus.  The transaction closed on November 8, 2021. From time to time, Exeter considers various strategic alternatives, including an initial public offering or an acquisition or a sale of all or substantially all of its assets. There can be no assurance as to whether any such transaction will be completed or, if it is, the form and terms of such transaction.

Exeter is the originator of the automobile loan contracts included in this transaction that were originated indirectly through automobile dealers and directly by the direct lenders, in each case for sale or assignment to Exeter.  Exeter purchases the automobile loan contracts that are sold or assigned to it by such dealers and such direct lenders, in each case accordance with Exeter’s credit policies.

Exeter services all automobile loan contracts that are sold or assigned to it by dealers and the direct lenders according to Exeter’s policies and procedures, as described below. As of June 30, 2026, Exeter serviced a portfolio of approximately 760,000 automobile loan contracts with an aggregate outstanding balance of approximately $14.8 billion.  See “Exeter’s Automobile Financing Program” below in this prospectus for more information regarding the sponsor’s business and “Exeter’s Securitization Program” below in this prospectus for information regarding the sponsor’s securitization program.

Exeter will sell and assign the automobile loan contracts to the depositor pursuant to the purchase agreement.  Exeter will make eligibility representations and warranties regarding those automobile loan contracts to the depositor under the purchase agreement.  If it is discovered that Exeter has breached an eligibility representation and warranty under the purchase agreement with respect to an automobile loan contract, Exeter will be obligated to repurchase the affected automobile loan contract from the depositor if the interests of any noteholder therein are materially and adversely affected by such breach, unless such breach has been cured in all material respects.  Any such breach will be deemed not to have a material and adverse effect on the interests of the noteholders in the affected automobile loan contract if such breach has not affected the ability of the holding trust or noteholders to receive and retain timely payment in full of all amounts due on such automobile loan contract.  See “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts” and “—Repurchase Obligations” for more information regarding the representations and warranties that the sponsor will make regarding the automobile loan contracts and its repurchase obligations under the purchase agreement.

The transaction documents for prior pools of automobile loan contracts that were securitized by Exeter also contain covenants requiring the repurchase of an automobile loan contract for the breach of a related eligibility representation and warranty.  During the three-year period ended June 30, 2026, none of Exeter, the depositor, the indenture trustee or the owner trustee received a demand to repurchase any automobile loan contracts underlying a securitization sponsored by Exeter, and there was no activity with respect to any demand made prior to such period.  Exeter, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for automobile loan contracts that were the subject of a demand to repurchase on SEC Form ABS-15G.  Exeter filed its most recent Form ABS-15G with the

SEC on February 6, 2026.  Exeter’s CIK number is 0001541713.  A copy of the report may be obtained by any noteholder by request to Exeter.

Under the sale and servicing agreement, Exeter will service the automobile loan contracts and will be compensated for acting as the servicer.  The servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the financed vehicles and arranging for the repossession of the financed vehicles, liquidating collateral and pursuing deficiencies when necessary.  See “Exeter’s Automobile Financing Program—Loan Servicing” below in this prospectus for more information regarding Exeter’s general servicing procedures.  See “Description of the Transaction Documents—Servicing Compensation” below in this prospectus for more information regarding the servicer’s duties under the sale and servicing agreement.

As long as Exeter is the servicer, the certificates of title of the financed vehicles will not be amended or reissued to note the sale of any automobile loan contracts by Exeter to the depositor, the sale of the automobile loan contracts by the depositor to the issuing entity, the transfer of such automobile loan contracts by the issuing entity to the holding trust or the grant of a security interest in the automobile loan contracts to the indenture trustee by the holding trust.  Because the certificates of title are not amended or reissued, the issuing entity may not have a perfected security interest in the financed vehicles originated in some states.  See “Material Legal Aspects of the Automobile Loan Contracts” in this prospectus.

Under the custodian agreement, Exeter will act as custodian of the automobile loan contracts and the related automobile loan contract files on behalf of the indenture trustee.  With respect to any authoritative tangible copy of an automobile loan contract, Exeter will hold such authoritative tangible copy in a secure, fire resistant facility.  With respect to any authoritative electronic copy of an automobile loan contract, Exeter will maintain in electronic format such authoritative electronic copy in specially-designed computer systems maintained by one or more third-party vendors to establish “control” by Exeter under the UCC.  Exeter will ensure that the automobile loan contracts and the related automobile loan contract files are clearly identified as being separate from other records.  Exeter may engage one or more sub-custodians to delegate any or all of its duties with respect to maintaining such automobile loan contracts and the related automobile loan contract files.  No such delegation of any of its duties shall relieve Exeter of its responsibilities with respect to such duties.  Exeter will be responsible for the fees and expenses of any such sub-custodians. The fees and expenses of Exeter, acting in its capacity as custodian, will be paid under the sale and servicing agreement and will equal the aggregate amount of all fees and expenses paid by Exeter to such sub-custodians.

Although the indenture trustee will not rely on possession of the automobile loan contracts as the legal basis for the perfection of its interest in the automobile loan contracts or in the security interests in the vehicles, Exeter, acting as custodian, will hold or maintain “control” (within the meaning of the UCC) over the automobile loan contracts on behalf of the indenture trustee.  This is intended to preclude any other party from claiming a competing security interest in the automobile loan contracts on the basis that their security interest is perfected by possession.  The indenture trustee’s interest in the automobile loan contracts will be perfected by the filing of a UCC-1 financing statement against the holding trust in the State of Delaware which will give notice of the security interest in favor of the indenture trustee.  See “Material Legal Aspects of the Automobile Loan Contracts—Security Interests in the Financed Vehicles—Perfection” in this prospectus for more information regarding Exeter’s custodial duties with respect to such automobile loan contracts.

See “Description of the Transaction Documents—Servicer Termination Event” and “—Rights Upon Servicer Termination Event” in this prospectus for more information regarding the servicer’s removal and the transfer of servicing duties to the backup servicer or other successor servicer.

Since September 2014, Exeter and/or its affiliates have received civil subpoenas and civil investigative demands from various federal and state agencies, including from the U.S. Department of Justice under the Financial Institutions Reform, Recovery and Enforcement Act, the SEC, and several state attorneys general, requesting documents and communications and other information that, among other things, relate to Exeter’s origination, underwriting, servicing and securitization of auto loans.  Since November 2015, from time to time Exeter has received civil investigative demands from the Consumer Financial Protection Bureau requesting information, testimony and documents related primarily to Exeter’s servicing activities.  In April 2019, Exeter entered into settlements with the attorneys general of Massachusetts and Delaware to settle allegations that it facilitated the origination of certain Massachusetts and Delaware loans that it knew or should have known were in violation of applicable state consumer protection laws and, in the case of Massachusetts, mishandled servicing and collection activities in violation of certain

Massachusetts debt collection regulations.  Pursuant to the settlement agreements, Exeter agreed to pay $4.675 million to borrowers who purchased vehicles from dealers in Massachusetts and $825,000 to the Commonwealth of Massachusetts and $550,000 to borrowers who purchased vehicles from dealers in Delaware and $50,000 to the State of Delaware.  Exeter also agreed in the settlement agreements to waive deficiencies on certain sub-prime loans with borrowers who purchased vehicles from dealers in those jurisdictions.

In May 2015, Exeter was notified by the Office of the Maryland Attorney General of a multi-state state investigation into certain of Exeter’s origination, servicing, and collection practices. The executive committee for the multi-state investigation currently consists of the attorneys general of the states of Arkansas, California, Illinois, Maryland, Massachusetts, New Jersey and Washington, and the related working group includes a number of other states.  Exeter has agreed to toll applicable statutes of limitations from time to time upon request of related states.  In connection with this investigation, Exeter received administrative subpoenas and/or civil investigative demands from attorneys general through 2017 and Exeter recently received a request for additional information.  Throughout the course of the investigation, Exeter has cooperated with these inquiries and produced documents and information, and Exeter continues to do so with respect to the most recent request for additional information.

As a consumer finance company, Exeter is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract, improper collection practices, credit bureau reporting and discriminatory treatment of credit applicants.  Some litigation against Exeter could take the form of class action complaints by consumers.  As the assignee or purchaser of automobile loan contracts originated indirectly by dealers or originated directly by the direct lenders, in each case for sale or assignment to Exeter, Exeter also may be named as a co-defendant in lawsuits filed by consumers principally against such dealers or such direct lenders.  The damages and penalties claimed by consumers in these types of matters can be substantial.  The relief requested by plaintiffs varies but can include requests for compensatory, statutory and punitive damages.  Exeter is also party to, or is periodically otherwise involved in, reviews, investigations, examinations and proceedings (both formal and informal), and information-gathering requests, by government and self-regulatory agencies, including the Federal Reserve, the Bureau, the DOJ, the SEC, the FTC and various state regulatory and enforcement agencies.  The penalties and remedies sought by government and self-regulatory agencies in these types of matters can be substantial.  Exeter believes that it has taken prudent steps to address and mitigate the litigation and regulatory risks associated with its business activities.

Investigations, litigation, regulatory proceedings and/or information-gathering requests that Exeter or any of its subsidiaries or affiliates are involved in, or may become involved in, including those described above, have resulted in and may in the future result in (individually or in the aggregate) adverse consequences to Exeter including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of Exeter or any of its subsidiaries or affiliates to perform their respective duties under the transaction documents.

The Depositor

EFCAR, LLC, Exeter’s wholly-owned subsidiary, is a Delaware limited liability company, formed on November 16, 2011.  The principal place of business of the depositor is at 2101 W. John Carpenter Freeway, Irving, Texas 75063 and its main telephone number is (469) 754-5000.

The depositor was formed for the limited purpose of purchasing automobile loan contracts from Exeter and transferring the automobile loan contracts to third parties and any activities incidental or necessary for this purpose.

The depositor will purchase the automobile loan contracts from Exeter pursuant to the purchase agreement.  The depositor will sell the automobile loan contracts to the issuing entity pursuant to the sale and servicing agreement.  If it is discovered that the depositor has breached an eligibility representation and warranty with respect to an automobile loan contract under the sale and servicing agreement, the depositor will be required to repurchase the affected automobile loan contract from the issuing entity if the interests of any noteholder therein are materially and adversely affected by such breach, unless such breach has been cured in all material respects.  In this case, Exeter will be obligated to repurchase the affected automobile loan contract from the depositor pursuant to the purchase agreement if the breach related to an eligibility representation and warranty that was made by Exeter to the depositor. Any such breach will be deemed not to have a material and adverse effect on the interests of the noteholders in the affected automobile loan contract if such breach has not affected the ability of the holding trust or noteholders to receive and retain timely payment in full of all amounts due on such automobile loan contract.  See “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts” and “—Repurchase Obligations” for more information regarding the representations and warranties that the depositor will make regarding the automobile loan contracts and its repurchase obligations under the sale and servicing agreement.

The depositor has furnished or will furnish a Form ABS-15G to the SEC pursuant to Rule 15Ga-2 of the Exchange Act, which is available on the SEC’s Internet site under the depositor’s CIK number, which is 0001654238.  The Form ABS-15G is not incorporated by reference into this prospectus.

The Backup Servicer

Citibank, N.A. will be the backup servicer under the sale and servicing agreement. The backup servicer is a national banking association and its principal offices are located in both New York and London.  In the event that Exeter is terminated or resigns as servicer pursuant to the terms of the sale and servicing agreement, the backup servicer will be the successor in all respects, except as expressly set forth in the sale and servicing agreement, to Exeter in its capacity as servicer under the transaction documents and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the servicer by the terms and provisions of the sale and servicing agreement.

Under the sale and servicing agreement, the backup servicer will perform backup servicing duties including receiving the monthly pool data, confirming the Pool Balance, conducting periodic on-site visits, confirming certain data on the monthly servicer reports and becoming successor servicer if Exeter is terminated as servicer for any reason.

Pursuant to the sale and servicing agreement, the backup servicer (including in its capacity as successor servicer if so appointed) may delegate any or all of its duties to any subcontractor with the prior written consent of the holding trust; provided that any such delegation will not relieve the backup servicer (including in its capacity as successor servicer if so appointed) of any of its obligations, and the backup servicer (including in its capacity as successor servicer if so appointed) will remain responsible for any and all acts or omissions of its subcontractors to the same extent as if such acts or omissions were taken or omitted by it directly. As of the cutoff date, the holding trust shall provide its consent to the delegation of the backup servicer (including in its capacity as successor servicer if so appointed) of all of its duties as backup servicer (including its duties as successor servicer if so appointed) under the sale and servicing agreement to Systems & Services Technologies, Inc.

For information regarding the transfer of servicing duties to the backup servicer see “Description of the Transaction Documents—Rights Upon Servicer Termination Event” below in this prospectus.  For information regarding the expenses associated with a servicing transfer and any additional fees charged by a successor servicer see “Description of the Transaction Documents—Rights Upon Servicer Termination Event” below in this prospectus.  For information regarding the backup servicer’s resignation, removal and replacement see “Description of the Transaction Documents—Replacement of Custodian, Owner Trustee, Indenture Trustee and Backup Servicer—Replacement of Backup Servicer” below in this prospectus.

The Holding Trust

Exeter Holdings Trust 2026-4, the holding trust, is a Delaware statutory trust formed under a holding trust agreement for the purpose of issuing the holding trust certificate and acquiring automobile loan contracts from the issuing entity and consummating the transactions described in this prospectus.  The holding trust’s principal offices are in Wilmington, Delaware in care of the owner trustee at the address listed under “The Owner Trustee” below in this prospectus.  The holding trust will issue a non-interest bearing holding trust certificate representing 100% of the equity interest in the holding trust.  The holding trust certificate is not being offered hereby but rather is being transferred to the issuing entity pursuant to the contribution agreement.

The issuing entity, pursuant to the contribution agreement, will, on or prior to the closing date, transfer to the holding trust the automobile loan contracts and all monies received thereon after the cutoff date and other property as described in the contribution agreement.  In addition, the issuing entity shall pay organizational expenses of the holding trust as they may arise.

The holding trust will not engage in any activity other than:

•
acquiring the automobile loan contracts and all other property and rights assigned to the holding trust pursuant to the contribution agreement and assigning, granting, transferring, pledging, mortgaging and conveying such automobile loan contracts, other property and rights to the indenture trustee pursuant to the indenture;

•
holding, managing and distributing to the issuing entity such automobile loan contracts, other property and rights pursuant to the terms of the sale and servicing agreement following the release of such property from the lien of the indenture trustee;

•	selling automobile loan contracts from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

•	issuing to the issuing entity the holding trust certificate (which represents 100% of the equity interests in the holding trust);

•	making payments on the holding trust certificate;

•	entering into and performing its obligations under the transaction documents to which it is party; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these activities.

Modifications to the holding trust agreement, including the foregoing permissible activities, may be made by the issuing entity and the owner trustee, upon notice by the issuing entity to the engaged rating agencies and with the consent of, in certain cases, the holding trust certificateholder and holders of a majority of the then-outstanding principal amount of the publicly offered notes and the Class E Notes, in all cases subject to the limitations set forth in the holding trust agreement.  The holding trust agreement may also be amended by the issuing entity and the owner trustee, and with prior written notice by the issuing entity to the engaged rating agencies, without the consent of any of the indenture trustee, the noteholders or the holding trust certificateholder, (A) to cure any ambiguity or to conform the holding trust agreement to this prospectus; provided, however, that the owner trustee and indenture trustee will be entitled to receive an opinion of counsel stating that such amendment is authorized or permitted by the holding trust agreement and all conditions precedent to such amendment, if any, provided for in the holding trust agreement have been met, and (B) to correct or supplement any provisions in the holding trust agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the holding trust agreement which shall not be inconsistent with the provisions of the holding trust agreement; provided, however, that the owner trustee and indenture trustee will be entitled to receive an opinion of counsel stating that such amendment (i) will not adversely affect in any material respect the interests of any noteholder and (ii) is authorized or permitted by the holding trust agreement and all conditions precedent to such amendment, if any, provided for in the holding trust agreement have been met.  However, to the extent not otherwise permitted above, the amendment may not increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on automobile loan contracts or distributions that are required to be made for the benefit of the noteholders or the holding trust certificateholder or reduce the percentage of the noteholders or the percentage of holding trust certificate required to consent to any amendment, unless the holders of all notes affected by the amendment and the holding trust certificateholder provide their consent.

The holding trust will issue the holding certificate representing beneficial ownership of all holding trust property to the issuing entity and hold the automobile loan contracts and related property. In addition to the automobile loan contracts, the holding trust will own the other holding trust property, described in “The Trust Property and the Holding Trust Property” below in this prospectus.  The holding trust will represent and warrant that the indenture creates a valid and continuing security interest in the automobile loan contracts in favor of the indenture trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the holding trust.  The holding trust and the issuing entity will be required to take all actions necessary to obtain and maintain such perfected security interest.

The holding trust may not, without the prior written consent of the owner trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the holding trust or a substantial part of its property, (e) make any assignment for the benefit of the holding trust’s creditors, (f) admit in writing its inability to pay its debts generally as they become due; (g) declare or effect a moratorium on its debt; or (h) take any action in furtherance of any of the foregoing (any of the foregoing, a bankruptcy action).  In considering whether to give or withhold written consent to any of these actions by the holding trust, the owner trustee, with the consent of the holding trust certificateholder, shall consider the interest of the noteholders in addition to the interests of the holding trust and whether the holding trust is insolvent.  The owner trustee shall have no duty to give written consent to any of these actions by the holding trust if the owner trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the holding trust is then insolvent.

The owner trustee (as such and in its individual capacity) shall not be personally liable to any person on account of the owner trustee’s good faith reliance on the provisions of the holding trust agreement regarding a bankruptcy action or in connection with the owner trustee’s giving prior written consent to a bankruptcy action by the holding trust in accordance with the holding trust agreement, or withholding such consent, in good faith, and neither the holding trust nor the holding trust certificateholder shall have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action.  No holding trust certificateholders have power to commence any bankruptcy actions on behalf of the holding trust or to direct the owner trustee to take any such actions on the part of the holding trust.  To the extent permitted by applicable law, the consent of the indenture trustee must be obtained prior to taking any bankruptcy action by the holding trust.

The Issuing Entity

Exeter Automobile Receivables Trust 2026-4, the issuing entity, is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus.  The issuing entity’s principal offices are in Wilmington, Delaware in care of the owner trustee at the address listed under “The Owner Trustee” below in this prospectus.

The depositor will, on or prior to the closing date, transfer to the issuing entity the automobile loan contracts and all monies received thereon after the cutoff date and other property as described in the sale and servicing agreement.  In addition, the depositor shall pay organizational expenses of the issuing entity as they may arise.

The issuing entity will not engage in any activity other than:

•	transferring the automobile loan contracts to the holding trust on the closing date;

•
holding the holding trust certificate and its other assets, including the amount of any capital contribution made by certificateholders in accordance with the terms of the trust agreement, and proceeds from its assets;

•	issuing the notes and the certificates (which represent the residual interest in the issuing entity);

•	making payments on the notes and the certificates;

•	entering into and performing its obligations under the transaction documents to which it is a party; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these activities.

Modifications to the trust agreement, including the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice by the depositor to the engaged rating agencies and with the consent of, in certain cases, the certificateholders and holders of a majority of the then-outstanding principal amount of the publicly offered notes and the Class E Notes, in all cases subject to the limitations set forth in the trust agreement.

The issuing entity will use the proceeds from the initial sale of the notes to purchase the automobile loan contracts from the depositor, to fund the initial deposit to the reserve account and to fund the initial deposit to the Class N reserve account.  In addition to the holding trust certificate, the issuing entity will own the other trust property described in “The Trust Property and the Holding Trust Property” below in this prospectus.

The sale of the automobile loan contracts by the depositor to the issuing entity will be treated as a financing rather than as a sale for accounting purposes.  The issuing entity will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the holding trust certificate by reason of the indenture and the filing of a UCC-1 financing statement against the issuing entity in the State of Delaware which will give notice of the security interest in the holding trust certificate in favor of the indenture trustee.  The issuing entity will be required to maintain such perfected security interest.

The issuing entity may not, without the prior written consent of the owner trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property, (e) make any assignment for the benefit of the issuing entity’s creditors, (f) admit in writing its inability to pay its debts generally as they become due; (g) declare or effect a moratorium on its debt; or (h) take any action in furtherance of any of the foregoing (any of the foregoing, a bankruptcy action).  In considering whether to give or withhold written consent to any of these actions by the issuing entity, the owner trustee, with the consent of the majority certificateholders, shall consider the interest of the noteholders in addition to the interests of the issuing entity and whether the issuing entity is insolvent.  The owner trustee shall have no duty to give written consent to any of these actions by the issuing entity if the owner trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent.

The owner trustee (as such and in its individual capacity) shall not be personally liable to any person on account of the owner trustee’s good faith reliance on the provisions of the trust agreement regarding a bankruptcy action or in connection with the owner trustee’s giving prior written consent to a bankruptcy action by the issuing entity in accordance with the trust agreement, or withholding such consent, in good faith, and neither the issuing entity nor any certificateholders shall have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action.  No certificateholders of the issuing entity have power to commence any bankruptcy actions on behalf of the issuing entity or to direct the owner trustee to take any such actions on the part of the issuing entity.  To the extent permitted by applicable law, the consent of the indenture trustee must be obtained prior to taking any bankruptcy action by the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of Exeter or the depositor, as the initial equity owner of the issuing entity, is not expected to result in the consolidation of the issuing entity’s assets and liabilities with those of Exeter or the depositor.  The issuing entity has received a legal opinion, subject to certain assumptions of fact, based on the discussion therein, and based on the assumptions therein being correct at all times and on a reasoned analysis of analogous case law (there being no case law directly on point), that if Exeter or the depositor were to become a debtor under the Bankruptcy Code, a federal bankruptcy court in a properly presented and decided case would not disregard the legal identities of the issuing entity, on the one hand, and Exeter or the depositor, on the other hand, and substantively consolidate the assets and liabilities of the issuing entity with the assets and liabilities of Exeter or the depositor.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of Exeter or the depositor.

The certificates (which represent the residual interest in the issuing entity) will be issued pursuant to the trust agreement and will be issued to the depositor, the entity that formed the issuing entity, on the closing date.  At least 5% of the certificates will be retained initially by the depositor as a portion of the “eligible vertical interest” required to be retained by the sponsor or a majority-owned affiliate of the sponsor in accordance with Regulation RR.  The depositor may, at its discretion, retain the certificates or (except with respect to that portion of the certificates that the sponsor or a majority-owned affiliate of the sponsor is required to retain in accordance with Regulation RR), transfer or sell them to third parties in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale, in each case on or after the closing date.  See “U.S. Credit Risk Retention” in this prospectus.

Capitalization and Liabilities of the Holding Trust and the Issuing Entity

The following table illustrates the expected assets of the holding trust as of the closing date:

Aggregate Principal Balance of the
Automobile Loan Contracts	$1,108,004,343.39

The following table illustrates the expected assets of the issuing entity as of the closing date:

Holding Trust Certificate	100%
Reserve Account	$11,080,043
Class N Reserve Account	$9,972,039

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$119,000,000
Class A-2 Notes	$164,550,000
Class A-3 Notes	$246,630,000
Class B Notes	$115,230,000
Class C Notes	$118,550,000
Class D Notes	$159,560,000
Class E Notes	$107,470,000
Class N Notes	$29,916,000
Total	$1,060,906,000

The holding trust’s and the issuing entity’s fiscal years end on December 31.

The Owner Trustee

Wilmington Trust Company (“WTC”), the owner trustee, is a Delaware non-depository trust company originally incorporated in 1901.  On July 1, 2011, WTC filed an amended charter which changed its status from a Delaware banking corporation to a Delaware non-depository trust company.  WTC’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTC is an affiliate of Wilmington Trust, National Association (“WTNA”) and both WTC and WTNA are subsidiaries of M&T Bank Corporation.  Since 1998, WTC has served as owner trustee in numerous asset-backed securities transactions involving automobile loan contracts.

On February 3, 2026, certain investors served WTNA, an affiliate of WTC, with a civil complaint, filed in the Supreme Court of the State of New York, County of New York, for an unspecified amount of damages arising from alleged breaches of contract and duties related to WTNA’s roles as custodian and indenture trustee for certain Tricolor Holdings, LLC asset-backed securitization transactions.  The plaintiffs generally assert causes of action related to WTNA’s purported failure to comply with certain provisions related to waterfall payments, servicing transition costs and post-event of default duties and related to WTNA’s purported failure to perform certain actions as custodian with respect to the related receivables.  WTNA intends to vigorously defend itself against this legal action.  WTC is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTC does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Pursuant to the trust agreement and the holding trust agreement, the owner trustee will perform limited administrative functions of the issuing entity and the holding trust including the execution and delivery of the transaction documents and any related certificates or other document to which the issuing entity or the holding trust is a party.  The owner trustee, on behalf of the issuing entity, will direct the indenture trustee to authenticate and deliver the notes. The owner trustee will be authorized but not obligated to take all other actions required of the issuing entity or the holding trust pursuant to the transaction documents to the extent provided in the trust agreement and holding trust agreement, respectively.  The issuing entity will pay the fees and expenses of the owner trustee and any indemnities due to the owner trustee under the transaction documents, to the extent those amounts are not paid or reimbursed by the servicer.

The issuing entity will indemnify the owner trustee and its officers, directors, successors, assigns, agents and servants against any and all loss, liability or expense incurred by the owner trustee in connection with the performance of its duties under the transaction documents, except that the issuing entity shall not be liable for or required to indemnify the owner trustee from any loss, liability or expense that results from the owner trustee’s willful misconduct, bad faith or gross negligence.  The owner trustee is obligated to perform only those duties that are specifically assigned to it in the trust agreement and the holding trust agreement.  The owner trustee will not be liable for any action taken at the direction of the servicer or the certificateholders.  The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.  The owner trustee is not liable for any error of judgment made by it in good faith.  See “Description of the Transaction

 Documents—Replacement of Custodian, Owner Trustee, Indenture Trustee and Backup Servicer—Replacement of Owner Trustee” below in this prospectus for information regarding the owner trustee’s resignation, removal and replacement.

The Indenture Trustee

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank, N.A. has primary corporate trust offices located in both New York and London.  Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2026, Citibank’s Agency and Trust group manages in excess of $10 trillion in fixed income and equity investments on behalf of over 3,500 corporations worldwide.  Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2026, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 360 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

The issuing entity will indemnify the indenture trustee, the backup servicer (including in its capacity as successor servicer if so appointed), the owner trustee, the lockbox bank and their respective officers, directors, employees and agents against any and all loss, liability or expense (including reasonable fees and expenses of outside counsel, including those incurred in connection with (i) any enforcement of the indemnification obligation and (ii) a successful defense, in whole or in part, of any claim that the indenture trustee or the backup servicer (including in its capacity as successor servicer if so appointed) breached its respective standard of care), in each case, incurred by each of them in connection with the acceptance or the administration of the trusts under the indenture and the performance of its duties under the transaction documents.  Neither the issuing entity nor the servicer will be required to indemnify against any loss, liability or expense incurred by the indenture trustee or the backup servicer (including in its capacity as successor servicer if so appointed) through such person’s own willful misconduct, gross negligence or bad faith, except for errors in judgment.  The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the indenture and the sale and servicing agreement.  The indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture.  The indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.  The indenture trustee is not liable for any error of judgment made by it in good faith.  The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the noteholders in accordance with the indenture.  The indenture trustee will not be required to take action in response to requests, demands or directions of a noteholder, other than to fulfill the specific duties and obligations required to be performed by it in connection with (i) the asset representations review procedures described under “Description of the Transaction Documents—Asset Representations Review Trigger and Procedures” and (ii) the dispute resolution procedures described below under “Description of the Transaction Documents—Dispute Resolution for Repurchase Requests,” unless the noteholder has offered reasonable security or indemnity reasonably satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request, demand or direction.  See “Description of the Notes” below in this prospectus for more information regarding the indenture trustee’s duties under the indenture and the sale and servicing agreement and see “Description of the Transaction Documents—Replacement of Custodian, Owner Trustee, Indenture Trustee and Backup Servicer—Replacement of Indenture Trustee” below in this prospectus for information regarding the indenture trustee’s resignation, removal and replacement.

The indenture trustee must mail an annual report to the noteholders if certain events identified in the Trust Indenture Act of 1939, as amended, or Trust Indenture Act, have occurred during the prior year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act, a release of issuing entity’s assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Citibank, N.A. and its affiliates.  The issuing entity will pay the fees and expenses of the indenture trustee and any indemnities due to the indenture trustee under the transaction documents, to the extent those amounts are not paid or reimbursed by the servicer.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, or Clayton, will be the asset representations reviewer under the asset representations review agreement, to be dated as of the cutoff date, among the issuing entity, the servicer and Clayton, as asset representations reviewer.

Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is required to be an “eligible asset representations reviewer,” meaning a party that is not (i) an affiliate of the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates and (ii) the same party or an affiliate of any party hired by the sponsor or any underwriter to perform any due diligence work to be performed on the automobile loan contracts prior to the closing date.  The asset representations reviewer will not be responsible for determining whether noncompliance with any representation is a breach of the applicable transaction documents.

The asset representations reviewer’s main duties will be:

•	reviewing certain automobile loan contracts following receipt of a review notice from the indenture trustee (acting at the direction of required noteholders), and

•	providing a report on the results of the review to the issuing entity, the servicer and the indenture trustee.

See “Description of the Transaction Documents—Asset Representations Review Triggers and Procedures—Asset Representations Review Procedure” for a description of the nature of the review to be performed by the asset representations reviewer.

The asset representations reviewer will not be liable for any action, omission or error in judgment unless it is due to willful misconduct, bad faith or negligence by the asset representations reviewer. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the automobile loan contracts.

The issuing entity will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its duties under the asset representations review agreement unless caused by the willful misconduct, bad faith or negligence (other than for actions taken in good faith or for errors in judgment) of the asset representations reviewer or as a result of any breach of representations made by the asset representations reviewer in the asset representations review agreement.

The issuing entity will pay the upfront and annual fees and review fees of the asset representations reviewer and pay any expenses and indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the servicer.  The issuing entity will pay these amounts to the asset representations reviewer on each distribution date, along with similar amounts owed to the indenture trustee, the owner trustee, the backup servicer, the lockbox bank, the intercreditor agent, the custodian and any successor servicer and expenses incurred by the issuing entity under the transaction documents (subject to the aggregate limit or maximum aggregate annual limit, as applicable, described under “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus), before the issuing entity makes any other payments of amounts with a lower payment priority.

The asset representations reviewer may not resign, unless (i) it ceases to be an eligible asset representations reviewer, (ii) it becomes legally unable to act or (iii) the issuing entity consents to the resignation. The issuing entity may remove the asset representations reviewer if the asset representations reviewer becomes legally unable to act or becomes subject to a bankruptcy and will be required to remove the asset representations reviewer if it no longer is an eligible asset representations reviewer. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer is in place. Any successor asset representations reviewer must be an eligible asset representations reviewer.  The predecessor asset representations reviewer will pay the reasonable expenses of the successor asset representations reviewer in transitioning the asset representations reviewer’s obligations under the asset representations review agreement and preparing the successor asset representations reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the successor asset representations reviewer.

If during any collection period the asset representations reviewer resigns or is removed, replaced or substituted, or if a new asset representations reviewer is appointed, the date on which the event occurred and the circumstances surrounding the change will be indicated on the distribution report filed under cover of Form 10-D relating to that collection period.  Additionally, if a new asset representations reviewer has been appointed, information regarding that party will also be provided in the Form 10-D.

Exeter’s Automobile Financing Program

Exeter is a Delaware limited liability company that has been operating in the automobile finance business since April 2006.  As of June 30, 2026, Exeter had approximately 1,900 employees and a dealer network of over 12,500 automobile dealerships and was licensed to operate in all states in which Exeter was required to be licensed.

Exeter purchases automobile loan contracts that are secured by new and used vehicles purchased by consumers from predominantly franchised automobile dealerships, generally without recourse to the dealers.  Exeter also purchases automobile loan contracts from the direct lenders.

Exeter primarily offers financing to consumers who are unable to obtain financing from traditional financing sources such as banks, credit unions and captive automobile finance companies.  Exeter funds its automobile lending activities with its equity capital and by utilizing warehouse lines of credit that it maintains with syndicated groups of banks.  Exeter additionally expects to fund its automobile lending activities by regularly sponsoring securitization issuances.

Exeter has been servicing sub-prime automobile loan contracts since 2007 and services all automobile loan contracts that it purchases.  As of June 30, 2026, Exeter serviced a portfolio of approximately 760,000 automobile loan contracts with an aggregate outstanding balance of approximately $14.8 billion.  Exeter services its loan portfolio primarily through the use of automated loan servicing and collections systems.

Target Market

The sponsor’s automobile lending program is designed to serve customers who have limited access to automobile financing through traditional sources.  The sponsor’s typical borrower has experienced prior credit difficulties or has a limited credit history.  Because the sponsor serves customers who are often unable to meet the credit standards imposed by most traditional lending sources, the sponsor generally charges higher interest rates than those charged by such sources.  Since the sponsor provides financing in a relatively high risk market, the sponsor also expects to sustain a higher level of delinquencies and credit losses than traditional automobile financing sources.

Dealer and Origination Networks

The sponsor services and develops business with the dealers in its network, and establishes relationships with new dealers and in new markets, through local marketing representatives.  The majority of the dealers through which the sponsor indirectly originates automobile loan contracts are franchised dealerships.

The sponsor enters into a dealer agreement with each dealer from which it will purchase automobile loan contracts.  These dealer agreements generally provide that if certain representations or warranties made by the dealer to the sponsor regarding a particular automobile loan contract are breached, the dealer will be required to repurchase the automobile loan contract from the sponsor for a price equal to the amount advanced to the dealer at the time of funding.  The representations and warranties that the dealer makes to the sponsor regarding the contracts typically relate to the manner in which an automobile loan contract was originated and the security interest that is granted in the related financed vehicle.  Dealers typically do not make representations and warranties to the sponsor regarding the collectability of any automobile loan contract or the creditworthiness of the related obligor.

In December 2020, the sponsor began acquiring automobile loan contracts originated directly by direct lenders in accordance with Exeter’s credit policies, pursuant to the terms of a purchase agreement between Exeter and the applicable direct lender.  Similar to dealer agreements, the purchase agreements generally provide that if certain representations or warranties made by the applicable direct lender regarding a particular automobile loan contract are breached, such direct lender will be required to repurchase the automobile loan contract from the sponsor for a price equal to the amount of the purchase price paid by the sponsor for such contract. The representations and warranties that each direct lender makes to the sponsor regarding the contracts typically relate to the manner in which an automobile loan contract was originated and the security interest that is granted in the related financed vehicle.  The direct lenders do not make representations and warranties to the sponsor regarding the collectability of any automobile loan contract or the creditworthiness of the related obligor.

From 2006 until 2014, the sponsor originated loans either through branch offices or through its centralized buying center.  In January 2015, the sponsor announced that it was closing its branch offices and would thereafter originate all loans through its centralized buying center, located in Irving, Texas.  The sponsor completed this process in April 2015.  In addition, the sponsor outsources certain origination activities and/or servicing activities may, in the future, implement robotic process automation.  The sponsor closed its Clearfield, Utah operations center in mid-2020, and the operations previously performed at that location were absorbed by its Irving, Texas location.

Credit Underwriting

Dealers submit electronic applications to the sponsor for processing at one of the sponsor’s centralized buying centers.  A credit bureau report for the proposed obligor is automatically received along with the application.  Before July 2013, loan applications were reviewed by the sponsor’s underwriters utilizing a centralized credit policy.  In July 2013, the sponsor also began to utilize an automated credit underwriting system to analyze application information submitted by dealers and to automatically approve or decline applications based on a systemic, table-driven credit policy.  Beginning in October 2014, all of the sponsor’s credit underwriting decisions are made through this automated credit underwriting system.  The sponsor’s origination process does not allow credit underwriters or other personnel to apply judgmental or subjective criteria or assessments to override the decisions made by the automated credit underwriting system.  Beginning in December 2020, applications from direct lenders have been submitted through this automated credit underwriting system.

When the sponsor receives an application, a proprietary credit score is derived for the application as part of the credit approval process which determines the approval or decline decision as well as the pricing, credit policy limits and stipulations.  The sponsor’s proprietary credit scoring model was developed internally and was based on samples of Exeter applications augmented with pooled samples of auto loans obtained from credit bureaus. The proprietary score takes into account key factors used to predict an applicant’s probability of paying the amount due under the contract. Such key factors include delinquency history, utilization of revolving credit, a blend of traditional credit bureau attributes such as credit bureau scores, and attributes derived from alternative third-party data sources (such attributes and third party data sources may change from time to time).  The sponsor’s proprietary credit score was validated on the sponsor’s own loan portfolio to determine the relationship between borrowers’ scores and their risk of default. This proprietary credit score is used to help identify credit risk, rank order risk and assign the relevant risk-adjusted pricing for an application, including the interest rate and other terms that will be offered to the prospective obligor. A higher proprietary credit score indicates a lower risk of default, and will generally lead to better pricing terms being offered to the potential obligor; a lower proprietary credit score indicates a higher risk of default, and will generally lead either to less favorable pricing terms being offered to the potential obligor or to the application being declined.  In September 2022, the sponsor transitioned from utilizing FICO® score to VantageScore® as an input for the purpose of making credit underwriting decisions.1

In accordance with the table-driven credit policy, all applications that the sponsor receives are assessed based on (i) the related proprietary credit score; (ii) identification and assessment of the applicant’s repayment willingness and capacity, including consideration of credit history and performance on past and existing obligations; (iii) credit bureau data; (iv) collateral identification and valuation (deal structure score); (v) payment structure and debt ratios;

[1]	FICO® is a federally registered servicemark of Fair Isaac Corporation. VantageScore® is a registered trademark of VantageScore Solutions, LLC.

(vi) employment, income and residency data; (vii) in certain cases, the creditworthiness of a co-obligor; and (viii) other information provided by third-party data sources, when available.  The criteria that the automated credit decisioning system utilizes to approve or decline applications and to set loan terms are modified by the sponsor from time to time and may differ across markets and regions.

Certain credit applications may receive conditional approvals, indicating that an application would be approved if certain characteristics of the requested loan, such as the type of underlying vehicle or the loan payment terms, were modified.  If a credit application receives a conditional approval, the related dealer or the applicable direct lender will be informed of the decision and the dealer or the direct lender, as applicable, and the proposed obligor may resubmit the application for reprocessing with the appropriate modified terms.

If a loan application is approved and the related dealer indicates that it will sell the automobile loan contract to the sponsor, prior to purchasing the contract the sponsor will verify the terms of the contract and the information set forth in the related application.  This verification occurs at one of the sponsor’s centralized buying centers.  To confirm that the items set forth in the related application are correct and that the terms of the automobile loan contract that is presented to the sponsor are identical to those that were approved during the underwriting process, the sponsor employs a three-step verification process in which it, where required by the credit policy, (1) confirms receipt of all documents submitted with the automobile loan contract (such as title applications and other title documents, odometer statements, credit bureau data matches and/or ancillary product documentation) and confirms their terms are consistent with the terms that were approved during underwriting, (2) contacts the obligor and the obligor’s employer to verify the obligor’s employment and residence and (3) contacts the obligor in a “welcome call” in which certain terms of the automobile loan contract are confirmed and instances of identity theft are identified.  If the verification process reveals that any items in a contract or the related application were incorrect, the sponsor will generally refuse to purchase the loan unless the related dealer corrects the identified errors.  However, in limited cases, where the sponsor determines that the loan would have been approved by the automated credit underwriting system on materially similar contract terms even with the modified application terms, a loan may be purchased by the sponsor notwithstanding the identified errors.  Automobile loans originated directly by the direct lenders and which are to be sold or assigned to the sponsor are verified by the applicable direct lender in accordance with the sponsor’s verification policies.

Post-Funding Loan Evaluation

The sponsor automatically assigns a post-funding score (PFS) to each loan after funding.  The PFS score is calculated based on channel of origination, credit bureau information, loan structure data, and vehicle collateral information. The methodology for calculating PFS, including information used to derive said score, may change from time to time.

Loan Servicing

The sponsor’s servicing operations are centrally managed in Irving, Texas and additionally managed in off-shore locations.

Funded automobile loan contracts are uploaded to the sponsor’s servicing platform.  All necessary documents are electronically imaged and paper copies are stored in a fireproof location.  Insurance or an agreement to provide insurance is required at funding.  Although each automobile loan contract generally gives the sponsor the right to obtain force-placed insurance coverage in the event the required insurance on a vehicle ceases to be maintained by an obligor, neither the sponsor nor the servicer is obligated to obtain force-placed coverage and it is the sponsor’s policy not to force-place such coverage.

The sponsor uses programs developed and maintained by service providers that allow the sponsor to complete the entire contracting process electronically. Automobile loan contracts that are created electronically are electronically signed by the related obligors and are stored in electronic vaults that are maintained by the related service providers.

Account statements, which include payment instructions, are processed and sent to obligors monthly (either via regular mail or, if preferred, emailed), approximately fifteen days prior to the monthly due date. Obligors submit payments on their automobile loan contracts in the form of ACH or debit card payments or checks mailed directly to one or more lockbox accounts. All obligor payments are directed by the sponsor to one or more lockbox accounts.

If an obligor does not pay his or her monthly payment amount on the contractual due date, the account will be routed to a queue for collections activity.  The collection process generally begins as early as an account becoming

5 days past due.  Collections are focused on maintaining service-driven contact with customers while controlling losses.  Collectors are trained to maintain a respectful tone, but control the conversation with the obligor.

Delinquent accounts are segmented into two primary groups:  early-stage and late-stage collections.  An obligor’s entry and exit out of early- and late-stage collections groups is determined based on a proprietary risk based behavior score.  Early-stage collection accounts are primarily contacted using a predictive dialer.  Late-stage collection accounts are primarily contacted using a mix of the predictive dialer and manual call collection attempts.  The sponsor outsources servicing on a portion of accounts at various stages of delinquency in accordance with its Customary Servicing Practices.  Additional work queues exist within the sponsor’s loss mitigation department for accounts that require special handling, such as skip tracing, insurance total losses, impounds and repossessions.

The sponsor, in its capacity as servicer, will agree to service the automobile loan contracts substantially in compliance with its Customary Servicing Practices.  Consistent with its Customary Servicing Practices, the sponsor, in its capacity as servicer, may implement new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or modify its servicing standards, policies and procedures so long as, in each case, the servicer implements such programs or modifies its standards, policies and procedures with reasonable care, using that degree of skill and attention that the servicer exercises with respect to comparable automotive receivables that it services for itself or on behalf of others.  Any such programs or modifications may include, without limitation, the incorporation of artificial intelligence into its servicing practices.  See “Risk Factors—The servicer’s discretion over the servicing of the automobile loan contracts may impact the amount and timing of funds available to make payments on the notes” in this prospectus for more information regarding certain risks associated with the servicer’s discretion regarding certain servicing practices.

The sponsor may employ extensions, deferrals, amendments, modifications, temporary reductions in payment, alterations or adjustments to the terms of, or with respect to, any automobile loan contract in accordance with its Customary Servicing Practices and (i) which is not a significant modification pursuant to Treasury Regulation section 1.1001-3 or (ii) with respect to which the sponsor has delivered a certificate to the issuing entity to the effect that such extension, deferral, amendment, modification, temporary reduction in payment, alteration or adjustment will not cause the issuing entity or holding trust to be treated for U.S. federal income tax purposes as an association (or a publicly traded partnership) taxable as a corporation or, in the case of the holding trust, as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, Chapter 1, subchapter J, part I, subpart E of the Code, collectively, Permitted Modifications.

Permitted Modifications

In order to maximize recoveries on automobile loan contracts, the sponsor may employ Permitted Modifications.  A monthly due date may be changed no more than once to a date that shall in no event be later than 14 days after the original monthly due date.  The sponsor also extends loans on a limited basis.  Such deferrals and extensions shall not extend the term of the automobile loan contract beyond the last day of the collection period immediately prior to the final scheduled distribution date for the Class E Notes.  Customers must have made six payments since the loan was originated, or six payments since the last extension was granted, and have the capacity to continue paying the loan in order to be granted an extension.  The sponsor may additionally grant a temporary reduction in payments for a loan once during the life of such loan.  Such reductions will extend for a maximum of six months.  Additionally, the aggregate period for all payment extensions on an automobile loan contract shall not exceed eight months; provided that any extension on an automobile loan contract with respect to which the related obligor’s ability to make on-time payments was adversely affected by a major disaster (as declared by the President of the United States), shall not be included in the calculation of the aggregate period of all payment extensions.  In accordance with its Customary Servicing Practices, the sponsor may grant exceptions with respect to the foregoing limitations so long as any such exception is approved at the appropriate level of authority.  The sponsor uses repossession as a last resort.  The decision to repossess is primarily based on the customer’s delinquency status, capacity to bring the account up to date, whether or not the asset is in jeopardy, and the customer’s willingness to continue to maintain contact with collections staff.  Throughout the repossession process, state required notification(s) are sent to the obligor(s).  Management reviews the account in detail and approves the assignment.  If the obligor foregoes the opportunity to redeem or reinstate the vehicle, it is transported to an auction for disposal.  In addition to in-house asset remarketing, the sponsor utilizes external vendor(s) for repossession.  The sponsor looks to quickly realize the highest value for any individual vehicle after repossession.  Proceeds from the sale, net of the related auction fee, reconditioning and other costs, are then applied to the account.  In addition, the servicer may enter into settlement arrangements relating to the collection of matured loan balances to the extent it believes such arrangements will maximize recoveries and will apply any such amounts collected in accordance with its Customary Servicing Practices.

The sponsor’s policy is to charge-off an account under the following circumstances:

•
on the last day of a calendar month, if as of that date more than 10% of any scheduled automobile loan contract payment related to such account remains unpaid for 120 days or more from the date for such payment (so long as the related financed vehicle has not been repossessed and the related obligor has not been identified on Exeter’s records as being the subject of a current bankruptcy proceeding);

•
the related financed vehicle has been repossessed and it has either liquidated such financed vehicle or held such financed vehicle in its inventory for more than 60 days (or up to 90 days subject to the  modification of its Customary Servicing Practices) at month-end; or

•	such account is otherwise required to be charged-off or is deemed uncollectible in accordance with its Customary Servicing Practices.

Under the sale and servicing agreement, the servicer will covenant not to (i) release the financed vehicle securing each automobile loan contract from the security interest granted by the automobile loan contract, except upon payment in full of all amounts due on the automobile loan contract or as otherwise contemplated therein; (ii) impair the rights of the issuing entity, the holding trust or the noteholders in the automobile loan contract and related documents; (iii) extend or otherwise amend the terms of any automobile loan contract except as provided for therein; and (iv) either (a) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien or restriction on the transferability of the automobile loan contract except for a lien in favor of the indenture trustee for the benefit of the noteholders, or (b) file under the UCC of any jurisdiction any financing statement which names Exeter or the servicer as a debtor, or sign any security instrument authorizing any secured party thereunder to file such financing statement with respect to the automobile loan contract, except in each case any such instrument solely securing the rights and preserving the lien of the indenture trustee, for the benefit of the noteholders.  Under the sale and servicing agreement, the servicer will be required to purchase the related automobile loan contract if the covenants are breached and if the interests of the noteholders in the affected automobile loan contract or the related financed vehicle are materially and adversely affected by the breach, unless such breach has been cured in all material respects.

Risk Management

The sponsor’s risk management department is responsible for maintaining systematic control over credit policy, credit performance and profitability.  This is accomplished through the management of the automated credit underwriting platform, ongoing reporting and analysis related to originations data, credit performance, dealer and direct lender performance, pricing execution and the evaluation of company level shifts in credit trends.  Risk management also produces a statistically-based model that is used to optimize origination.  Loss forecasting is also performed within risk management.  This function includes projecting pool performance, producing static pool delinquency and loss reporting and estimating the loan loss reserve.

Exeter’s Securitization Program

Exeter has been engaged in the securitization of sub-prime automobile loan contracts since March 2012.  Prior to March 2025, Exeter-sponsored securitizations of automobile loan contracts consisted of transactions in its Exeter Automobile Receivables Trust, or EART, securitization program, generally without employing pool selection criteria intended to include or exclude obligors of automobile loan contracts whose Credit Bureau Scores or proprietary credit scores were above or below certain specified threshold levels. Beginning in March 2025, certain EART securitizations have, and others have not, employed such pool selection criteria. This transaction is the fifty-sixth securitization of sub-prime automobile loans that Exeter has sponsored under its EART program.  Consistent with the EART securitizations identified in the table entitled “Specified EART Transactions” on page A-1 in Annex A to this prospectus, this transaction employs pool selection criteria intended to exclude obligors of automobile loan contracts whose Credit Bureau Scores and proprietary credit scores were above certain specified threshold levels.  Exeter expects that future securitization transactions it sponsors in its EART securitization program may or may not employ pool selection criteria intended to only include obligors of automobile loan contracts whose Credit Bureau Scores or proprietary credit scores are below certain specified threshold levels specified in the related transaction documentation from time to time.

The Exeter Select Automobile Receivables Trust 2025-1 transaction was the first Exeter-sponsored securitization transaction to be included in its Exeter Select Automobile Receivables Trust, or ESART, securitization program and was the first Exeter-sponsored securitization transaction to employ pool selection criteria intended to only include obligors of automobile loan contracts whose Credit Bureau Scores and proprietary credit scores were above certain specified threshold levels.  Exeter has sponsored three securitizations in its ESART securitization program employing similar selection criteria, and Exeter expects that future securitization transactions it sponsors in its ESART securitization program will continue to employ pool selection criteria intended to only include obligors of automobile loan contracts whose Credit Bureau Scores and proprietary credit scores are above certain specified threshold levels specified in the related transaction documentation from time to time.

Notwithstanding that automobile loan contracts are included in its EART or ESART securitization programs, Exeter follows its Customary Servicing Practices and utilizes the same origination procedures and systems for the automobile loan contracts it selects for both securitization programs.

As of the date of this prospectus, the previous securitizations sponsored by Exeter have not experienced an event of default or servicer termination event.  Exeter expects that in the future it will from time to time sponsor additional securitizations of automobile loan contracts in which the depositor will serve as depositor and newly‑formed Delaware statutory trusts will serve as issuing entities and the holding trusts for such securitizations.

Pool Factors

The “pool factor” for each note will be a seven-digit decimal, which the servicer will compute prior to each distribution.  The pool factor indicates the remaining outstanding principal amount of a class of notes as of the applicable distribution date, as a fraction of the initial outstanding principal amount of that class of notes.  Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable note.

A noteholder’s portion of the aggregate outstanding principal amount of the related note is the product of:

•	the original aggregate purchase price of the noteholder’s notes; and

•	the applicable pool factor.

The noteholders of record will receive reports on or about each distribution date concerning:

•	the payments received on the automobile loan contracts;

•	the Pool Balance;

•	each pool factor; and

•	other items of information.

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Exeter’s Static Pool Information

Static pool information for the EART program is contained in Annex A to this prospectus.  The characteristics of the automobile loan contracts included in prior securitizations may vary from the characteristics of the automobile loan contracts included in this pool. For additional details regarding this pool, please refer to “The Automobile Loan Contracts—Composition” in this prospectus.  These differences may make it unlikely that the automobile loan contracts described in this prospectus will perform the same way that any of those prior securitized pools have performed.

Notwithstanding any general similarities in the characteristics of the prior securitizations set forth in Annex A to this prospectus and the pool of automobile loan contracts in this securitization, changes in economic, social and geographic conditions may have a greater impact on the performance of the pool of automobile loan contracts than any similarities or differences in these characteristics. For example, patterns of loan loss, prepayment and delinquency for automobile loan contracts, including those in this securitization, may differ significantly during periods of economic disruption or downturn than during other times. See “Risk Factors—Adverse events arising from health epidemics and other outbreaks could result in delays in payment or losses on your notes” and “—During periods of economic downturn, losses may increase and loans used to finance vehicles may incur greater losses” in this prospectus. There can be no assurance that the performance of the prior securitization transactions in the Annex A static pool will correspond to or be an accurate predictor of the performance of the automobile loan contracts included in this securitization transaction.

Static pool information contained in Annex A to this prospectus includes summary information for original pool characteristics, pool factors and loss information. The static pool information in Annex A is deemed to be a part of this prospectus and the registration statement of which this prospectus is a part.

The Trust Property and the Holding Trust Property

The holding trust property will include:

•	a pool consisting of primarily sub-prime automobile loan contracts, which are secured by new and used automobiles, light duty trucks, minivans and sport utility vehicles;

•	moneys received with respect to the automobile loan contracts, after the cutoff date;

•	the security interests in the financed vehicles granted by obligors;

•
any proceeds from any automobile loan contract repurchased by a dealer or the direct lenders pursuant to an agreement between Exeter and such dealer or such direct lender, as applicable, as a result of a breach of representation or warranty in such agreement;

•	all rights under any service contracts on the financed vehicles;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to receive proceeds from liquidating the automobile loan contracts;

•	the automobile loan contract files;

•
other rights under the transaction documents, including an assignment of the depositor’s rights against the sponsor for breaches of eligibility representations and warranties under the purchase agreement and the issuing entity’s rights against the depositor for breaches of eligibility representations and warranties under the sale and servicing agreement; and

•	all proceeds from the items described above.

The trust property will include:

•	the holding trust certificate;

•	all distributions on or in respect of the holding trust certificate and any other rights granted to the holder of the holding trust certificate;

•	amounts that are held in the collection account, the note distribution account, the reserve account and the Class N reserve account;

•	any proceeds of the automobile loan contracts held in the lockbox account from time to time;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The automobile loan contracts will be purchased by the depositor from the sponsor under the purchase agreement, and will then be purchased by the issuing entity from the depositor under the sale and servicing agreement and transferred by the issuing entity to the holding trust under the contribution agreement, in each case on the closing date.  The automobile loan contracts were originated indirectly by Exeter through dealers and directly by the direct lenders, in each case in accordance with Exeter’s credit policies.  The automobile loan contracts originated indirectly through dealers and directly by the direct lenders have been sold or assigned to Exeter and evidence the indirect or direct, as applicable, financing made to the obligor.  Exeter’s agreements with the dealers and the direct lenders may provide for repurchase by or recourse against the dealer or the direct lender, as applicable, if there is a breach of a representation or warranty under the relevant agreement.

As of the cutoff date, approximately 88.66% of the automobile loan contracts (by aggregate outstanding Principal Balance) in the pool are evidenced by electronic contracts.

Under the indenture, the issuing entity will grant a security interest in the trust property and the holding trust will grant a security interest in the holding trust property, in each case, to the indenture trustee for the benefit of the noteholders.  Any proceeds of the holding trust property or the trust property will be distributed according to the indenture.

Depositor Review of Automobile Loan Contracts

In connection with the offering of the notes, the depositor has performed a review of the automobile loan contracts and the disclosures regarding the automobile loan contracts required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the Rule 193 Information). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information and the initial asset level data is accurate in all material respects.

As part of the review, Exeter identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by Exeter senior management to ensure the accuracy of such descriptions. Exeter also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents in an effort to ensure the descriptions were accurate. Exeter officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the automobile loan contracts or payments on the notes.

In addition, Exeter employees performed a review of the Rule 193 Information to confirm that the automobile loan contracts described in this prospectus satisfied the criteria set forth in “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts” in this prospectus. Statistical information relating to the automobile loan contracts was recalculated using data tapes containing information from Exeter’s information systems, which includes databases containing certain attributes of the automobile loan contracts, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of Exeter’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated automobile loan contracts complied with underwriting guidelines. In addition, 150 automobile loan contract files, or the sample, were randomly selected from the pool of automobile loan contracts described in this prospectus, in order to compare certain automobile loan contract characteristics selected by the depositor to the applicable information on the data tapes. All of the automobile loan contracts included in the sample are included in the pool of automobile loan contracts described in this prospectus.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus and the initial asset-level data is accurate in all material respects.

The Automobile Loan Contracts

Eligibility Criteria for Automobile Loan Contracts

As of the cutoff date, the automobile loan contracts in the pool have been selected from Exeter’s portfolio of sub-prime automobile loan contracts (a) that satisfied the eligibility representations and warranties set forth under “—Repurchase Obligations” below and (b) in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

In addition to the foregoing selection criteria (such criteria, the Selection Criteria) Exeter, pursuant to the purchase agreement, and the depositor, pursuant to the sale and servicing agreement, will also make certain additional representations and warranties, including that:

•
the information set forth in the schedule of receivables delivered by Exeter or the depositor, as applicable, on the cutoff date is true and correct in all material respects as of the close of business on the cutoff date;

•	neither Exeter nor the depositor used selection procedures adverse to the noteholders in selecting the automobile loan contracts;

•
with respect to each authoritative electronic copy of an automobile loan contract, (a) each copy of the authoritative copy and any copy of a copy are readily identifiable as copies that are not the authoritative copy, (b) the related automobile loan contract has been established in a manner such that (1) all copies or revisions that add or change an identified assignee of the authoritative copy of such automobile loan contract must be made with the participation of the custodian and (2) all revisions of the authoritative copy of such automobile loan contract must be readily identifiable as an authorized or unauthorized revision, and (c) the authoritative copy of such automobile loan contract communicated to the custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any person other than the custodian;

•
with respect to each authoritative tangible copy of an automobile loan contract, (a) such fully executed original automobile loan contract (which may contain electronic, facsimile or manual signatures) is in the possession of the custodian and the indenture trustee has received an acknowledgement from the custodian that the custodian is holding such fully executed original automobile loan contract solely on behalf and for the benefit of the indenture trustee, as pledgee of the issuing entity or (b) the custodian received possession of such fully executed original automobile loan contract after the indenture trustee received an acknowledgment from the custodian that the custodian is acting solely as agent of the indenture trustee, as pledgee of the issuing entity;

•
the depositor will have a perfected security interest in the automobile loan contracts following the transfer of the automobile loan contracts by Exeter to the depositor and the issuing entity will have a perfected security interest in the automobile loan contracts following the transfer of the automobile loan contracts by the depositor to the issuing entity;

•
Exeter or the depositor, as applicable, will cause, within ten days after the closing date, the filing of all appropriate financing statements in the proper filing office in order to perfect the security interest in the automobile loan contracts granted to the depositor under the purchase agreement or the issuing entity under the sale and servicing agreement, respectively;

•
other than the security interest granted to the depositor under the purchase agreement or the issuing entity under the sale and servicing agreement, respectively, and except any other security interests that have been fully released and discharged as of the closing date, neither Exeter nor the depositor, as applicable, has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the automobile loan contracts and neither Exeter nor the depositor has authorized the filing of and is aware of any financing statements against Exeter or the depositor, respectively, that include a description of collateral covering the automobile loan contracts other than any financing statement relating to the security interest granted to the depositor under the purchase agreement or the issuing entity under the sale and servicing agreement, respectively, or that has been terminated;

•	each obligor has been, or will be, directed to make all payments on their related automobile loan contract to the lockbox bank for deposit into the lockbox account; and

•	Exeter or the depositor, as applicable, has taken all steps necessary to perfect Exeter’s security interest against the related obligors in the property securing the automobile loan contracts.

Composition

The pool information presented in this prospectus is based on the automobile loan contracts as of the cutoff date, which is August 9, 2026.

•	As of the cutoff date, the automobile loan contracts in the pool had an aggregate Principal Balance of $1,108,004,343.39.

•
As of the cutoff date, the four states with the highest concentration levels of automobile loan contract originations in the pool, based on the automobile loan contracts’ Principal Balance as of such date, were in the states of Texas, California, Florida and Georgia.  The performance of the automobile loan contracts in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

The automobile loan contract pool’s composition and distribution by credit score, APR, geographic location, wholesale loan-to-value ratio, vehicle make, original term to maturity, remaining term to maturity, model year and quarter of origination as of the cutoff date and the automobile loan contract pool’s historical delinquency experience are detailed in the following tables:

Composition of the Automobile Loan Contracts as of the Cutoff Date

	New	Used	Total
Aggregate Principal Balance	$194,454,821.66	$913,549,521.73	$1,108,004,343.39
Number of Automobile Loan Contracts	5,346	40,650	45,996
Percent of Aggregate Principal Balance	17.55%	82.45%	100.00%
Average Principal Balance	$36,373.89	$22,473.54	$24,089.15
Range of Principal Balances	($2,333.97 to $64,987.00)	($479.40 to $62,639.67)	($479.40 to $64,987.00)
Weighted Average APR	18.28%	20.96%	20.49%
Range of APRs	(6.00% to 29.99%)	(6.00% to 29.99%)	(6.00% to 29.99%)
Weighted Average Remaining Term	78 months	71 months	72 months
Range of Remaining Terms	(8 months to 84 months)	(3 months to 84 months)	(3 months to 84 months)
Weighted Average Original Term	78 months	74 months	75 months
Range of Original Terms	(48 months to 84 months)	(36 months to 84 months)	(36 months to 84 months)

Distribution of the Automobile Loan Contracts by FICO® Score as of the Cutoff Date(1)

	FICO® Score(2)	% of Aggregate Principal Balance(3)
	No Score	5.17%
	Less than 540	28.06%
	540 – 564	16.55%
	565 – 599	25.61%
	600 – 659	21.99%
	660 and greater	2.63%

Total		100.00%
Weighted Average FICO® Score(4)	566
_________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(2)	A statistically based score generated by credit reporting agencies. Exeter obtains TransUnion, Equifax or Experian credit reports.

(3)	Percentages may not add to 100% because of rounding.

(4)	Represents the weighted average FICO® score of the automobile loan contracts for which a FICO® score is available.

Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date

	Credit Bureau Score(1)	% of Aggregate Principal Balance(2)
	No Score	0.31%
	Less than 540	11.91%
	540 - 564	14.61%
	565 - 599	33.14%
	600 - 659	39.33%
	660 and greater	0.71%

Total		100.00%
Weighted Average Score(3)	585
_________________________
(1)
A statistically based score generated by credit reporting agencies.  Exeter obtains TransUnion, Equifax or Experian credit reports.  For purposes of making the credit underwriting decision for each automobile loan contract, the sponsor utilized, collectively with other relevant information, either a FICO® score or a VantageScore® for the related obligor in accordance with its then-current underwriting guidelines (the applicable credit bureau score, for each obligor, the related Credit Bureau Score).  See “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus for additional information regarding the sponsor’s underwriting guidelines and its use of Credit Bureau Scores.

(2)	Percentages may not add to 100% because of rounding.

(3)
Represents the weighted average Credit Bureau Score for automobile loan contracts for which a Credit Bureau Score is available. For the approximately 99.69% of the pool that has a Credit Bureau Score available, the weighted average score is based on a blended average of the FICO® score for approximately 4.06% of the pool and the VantageScore® for approximately 95.63% of the pool.

Distribution of the Automobile Loan Contracts by Proprietary Credit Score as of the Cutoff Date

	Proprietary Credit Score(1)	% of Aggregate Principal Balance(2)
	Less than 201	3.68%
	201 - 214	5.57%
	215 - 224	5.99%
	225 - 244	19.52%
	245 and greater	65.25%

Total		100.00%
Weighted Average Score	255
_________________________
(1)
Proprietary credit score developed and utilized by Exeter to support the credit approval and pricing process.  The scale of the proprietary credit score is not comparable to a credit bureau score.  See “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus.

(2)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Post-Funding Score as of the Cutoff Date

	Post-Funding Score(1)	% of Aggregate Principal Balance(2)
	1 - 179	0.29%
	180 - 199	6.99%
	200 - 219	40.38%
	220 - 239	34.65%
	240 and greater	17.69%

Total		100.00%
Weighted Average Score	223
_________________________
(1)
Post-funding scores are assigned by Exeter to loans after funding.  The scale of the post-funding score is not comparable to a credit bureau score.  See “Exeter’s Automobile Financing Program–Post-Funding Loan Evaluation” in this prospectus.

(2)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by APR as of the Cutoff Date

Distribution by APR	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
6.000% to 6.999%	$1,937,095.60	0.17%	113	0.25%
7.000% to 7.999%	31,510.75	0.00%	6	0.01%
8.000% to 8.999%	234,379.45	0.02%	34	0.07%
9.000% to 9.999%	3,012,605.42	0.27%	289	0.63%
10.000% to 10.999%	4,494,730.32	0.41%	278	0.60%
11.000% to 11.999%	3,862,548.84	0.35%	438	0.95%
12.000% to 12.999%	60,369,291.15	5.45%	2,044	4.44%
13.000% to 13.999%	48,751,372.40	4.40%	1,906	4.14%
14.000% to 14.999%	58,830,602.35	5.31%	2,288	4.97%
15.000% to 15.999%	52,968,514.80	4.78%	1,989	4.32%
16.000% to 16.999%	63,420,982.92	5.72%	2,305	5.01%
17.000% to 17.999%	61,812,882.44	5.58%	2,297	4.99%
18.000% to 18.999%	115,622,162.04	10.44%	4,103	8.92%
19.000% to 19.999%	51,251,490.41	4.63%	2,074	4.51%
20.000% to 20.999%	85,536,934.13	7.72%	3,384	7.36%
21.000% to 21.999%	67,548,263.51	6.10%	2,902	6.31%
22.000% to 22.999%	46,809,759.85	4.22%	1,973	4.29%
23.000% to 23.999%	87,575,868.93	7.90%	3,746	8.14%
24.000% to 24.999%	72,306,934.48	6.53%	3,484	7.57%
25.000% to 25.999%	48,935,409.37	4.42%	2,268	4.93%
26.000% to 26.999%	39,701,711.82	3.58%	1,839	4.00%
27.000% to 27.999%	26,374,046.22	2.38%	1,180	2.57%
28.000% to 28.999%	27,375,478.83	2.47%	1,387	3.02%
29.000% to 29.999%	79,239,767.36	7.15%	3,669	7.98%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Geographic Location of Obligor as of the Cutoff Date

Geographic Location	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
Texas	$262,067,293.97	23.65%	9,672	21.03%
California	126,876,366.49	11.45%	5,092	11.07%
Florida	92,241,200.23	8.32%	3,738	8.13%
Georgia	61,872,846.85	5.58%	2,644	5.75%
North Carolina	51,306,934.67	4.63%	2,220	4.83%
Illinois	33,584,736.01	3.03%	1,445	3.14%
South Carolina	31,210,224.49	2.82%	1,368	2.97%
Ohio	29,238,762.15	2.64%	1,470	3.20%
Oklahoma	28,061,279.16	2.53%	1,160	2.52%
Alabama	27,532,284.88	2.48%	1,204	2.62%
Arizona	25,639,837.69	2.31%	1,023	2.22%
Tennessee	23,265,504.64	2.10%	1,028	2.23%
Missouri	23,029,183.78	2.08%	1,061	2.31%
New Mexico	19,202,753.07	1.73%	709	1.54%
Pennsylvania	18,342,337.74	1.66%	841	1.83%
Louisiana	18,261,035.39	1.65%	786	1.71%
Mississippi	18,005,384.54	1.63%	806	1.75%
Virginia	17,137,164.27	1.55%	798	1.73%
Arkansas	16,865,255.59	1.52%	696	1.51%
Indiana	16,864,922.14	1.52%	775	1.68%
Maryland	15,471,190.79	1.40%	657	1.43%
Michigan	15,144,961.91	1.37%	705	1.53%
Kentucky	14,471,206.95	1.31%	645	1.40%
New York	13,802,455.59	1.25%	633	1.38%
Nevada	12,598,469.88	1.14%	546	1.19%
Wisconsin	11,198,202.54	1.01%	506	1.10%
Other(2)	84,712,547.98	7.65%	3,768	8.19%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

(2)	States with aggregate Principal Balances less than 1.00% of the aggregate Principal Balance of the total pool.

Distribution of the Automobile Loan Contracts by LTV as of the Cutoff Date
	LTV(1) Range	% of Aggregate Principal Balance(2)
	Less than 105.00%	22.60%
	105.00% to 109.99%	10.15%
	110.00% to 114.99%	11.45%
	115.00% to 119.99%	11.75%
	120.00% to 124.99%	10.39%
	125.00% to 129.99%	9.05%
	130.00% and greater	24.61%

Total		100.00%
Weighted Average LTV	117.75%

_____________________
(1)
LTV is calculated using the total amount financed, which may include taxes, title fees and ancillary products over the value of the financed vehicle at the time the vehicle is financed.  The vehicle value at origination is determined by using JD Power or Kelley Blue Book for used vehicles, JD Power or Kelley Blue Book plus a premium for manufacturer certified preowned vehicles, vehicle sales price for CarMax channel, or dealer invoice/dealer wholesale price for new vehicles.

(2)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Vehicle Make as of the Cutoff Date

Vehicle Make	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
Chevrolet	$167,727,818.33	15.14%	6,637	14.43%
Nissan	136,059,933.30	12.28%	6,019	13.09%
Ford	112,086,336.90	10.12%	4,598	10.00%
Toyota	103,414,439.09	9.33%	4,039	8.78%
Jeep	90,604,793.22	8.18%	3,637	7.91%
Honda	76,293,454.19	6.89%	3,349	7.28%
Kia	75,060,771.62	6.77%	3,254	7.07%
Hyundai	58,852,013.54	5.31%	2,673	5.81%
GMC	54,477,240.64	4.92%	1,895	4.12%
RAM	43,733,723.14	3.95%	1,420	3.09%
Mazda	20,191,743.42	1.82%	895	1.95%
Buick	20,124,532.32	1.82%	932	2.03%
Volkswagen	18,937,439.31	1.71%	853	1.85%
Dodge	18,378,470.63	1.66%	840	1.83%
Subaru	15,325,648.98	1.38%	697	1.52%
Mercedes-Benz	11,937,481.53	1.08%	522	1.13%
BMW	11,336,359.28	1.02%	489	1.06%
Other(2)	73,462,143.95	6.63%	3,247	7.06%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add up to 100% because of rounding.

(2)	Vehicle Makes with aggregate Principal Balances less than 1.00% of the aggregate Principal Balance of the total pool.

Distribution of the Automobile Loan Contracts by Original Term to Scheduled Maturity as of the Cutoff Date

Original Term to Scheduled Maturity (Number of Months)	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
1 – 36	$424,903.68	0.04%	35	0.08%
37 – 48	2,090,382.40	0.19%	159	0.35%
49 – 60	22,383,837.11	2.02%	1,546	3.36%
61 – 66	58,198,281.33	5.25%	3,800	8.26%
67 – 72	221,853,950.02	20.02%	12,649	27.50%
73 and greater	803,052,988.85	72.48%	27,807	60.46%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Remaining Term to Scheduled Maturity as of the Cutoff Date

Remaining Term to Scheduled Maturity (Number of Months)	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
1 – 12	$3,449,077.91	0.31%	963	2.09%
13 – 24	31,586,991.79	2.85%	4,360	9.48%
25 – 36	13,619,628.49	1.23%	1,080	2.35%
37 – 48	2,152,315.73	0.19%	166	0.36%
49 – 60	22,732,511.10	2.05%	1,405	3.05%
61 – 72	240,962,769.10	21.75%	10,879	23.65%
73 and greater	793,501,049.27	71.62%	27,143	59.01%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Model Year as of the Cutoff Date

Model Year	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
2008	$39,191.00	0.00%(2)	14	0.03%
2009	18,857.68	0.00%(2)	10	0.02%
2010	300,589.17	0.03%	70	0.15%
2011	813,448.21	0.07%	182	0.40%
2012	1,844,607.94	0.17%	329	0.72%
2013	8,309,204.85	0.75%	821	1.78%
2014	12,984,862.11	1.17%	1,155	2.51%
2015	24,740,549.92	2.23%	1,950	4.24%
2016	29,309,924.93	2.65%	2,132	4.64%
2017	43,941,803.65	3.97%	2,872	6.24%
2018	58,231,286.79	5.26%	3,493	7.59%
2019	72,457,669.62	6.54%	3,624	7.88%
2020	84,393,069.90	7.62%	3,759	8.17%
2021	94,632,734.81	8.54%	3,713	8.07%
2022	103,736,788.15	9.36%	3,774	8.21%
2023	141,329,637.93	12.76%	4,919	10.69%
2024	133,325,162.64	12.03%	4,574	9.94%
2025	94,535,513.67	8.53%	3,082	6.70%
2026	198,550,067.66	17.92%	5,415	11.77%
2027	4,509,372.76	0.41%	108	0.23%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

(2)	Greater than 0.00% but less than 0.005%.

Distribution of the Automobile Loan Contracts by Quarter of Origination as of the Cutoff Date

Quarter of Origination	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
2019-Q4	$6,496.66	0.00%(2)	2	0.00%(2)
2020-Q1	28,997.70	0.00%(2)	4	0.01%
2020-Q2	9,063.28	0.00%(2)	2	0.00%(2)
2020-Q3	84,504.68	0.01%	16	0.03%
2020-Q4	142,961.24	0.01%	23	0.05%
2021-Q1	2,093,078.98	0.19%	314	0.68%
2021-Q2	3,119,097.19	0.28%	411	0.89%
2021-Q3	30,908,689.21	2.79%	4,113	8.94%
2021-Q4	11,801,308.84	1.07%	1,477	3.21%
2022-Q3	10,003.73	0.00%(2)	1	0.00%(2)
2022-Q4	18,083.70	0.00%(2)	3	0.01%
2023-Q1	8,509.30	0.00%(2)	2	0.00%(2)
2023-Q2	25,146.07	0.00%(2)	2	0.00%(2)
2023-Q4	25,698.30	0.00%(2)	3	0.01%
2024-Q1	22,633.60	0.00%(2)	2	0.00%(2)
2024-Q2	106,140.29	0.01%	5	0.01%
2024-Q3	320,013.72	0.03%	18	0.04%
2024-Q4	258,123.45	0.02%	14	0.03%
2025-Q1	582,337.65	0.05%	31	0.07%
2025-Q2	1,051,571.83	0.09%	51	0.11%
2025-Q3	2,855,666.59	0.26%	118	0.26%
2025-Q4	2,365,136.93	0.21%	93	0.20%
2026-Q1	3,514,261.17	0.32%	147	0.32%
2026-Q2	478,410,045.00	43.18%	17,831	38.77%
2026-Q3	570,236,774.28	51.47%	21,313	46.34%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

(2)	Greater than 0.00% but less than 0.005%.

Historical Delinquency Experience of the Automobile Loan Contracts as of the Cutoff Date

The following tables set forth the historical delinquency experience of the pool of automobile loan contracts.  The servicer considers an automobile loan contract to become delinquent on a due date if the obligor fails to pay more than 10% of the contractual payment that is due on that due date.  Once at least 90% of the contractual payment that was due on a due date has been received, the automobile loan contract will no longer be considered delinquent as of the due date on which the original shortfall occurred.  Payments by obligors are first applied by the servicer against any outstanding past due amount from a prior due date and are then applied against amounts due on the current due date.  The periods of delinquency described below reflect the number of days that more than 10% of the contractual payment that was due on an automobile loan contract on a prior due date remained unpaid after that due date.

Due to Exeter’s target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the automobile loan contract and there is a relatively high rate of account movement between current and delinquent status in the portfolio.

As of the cutoff date, none of the automobile loan contracts in the pool were more than 30 days delinquent.

Maximum Number of Times Ever 30 to 59 Days Delinquent	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
0	$1,060,338,523.04	95.70%	41,360	89.92%
1	5,607,962.73	0.51%	477	1.04%
2+	42,057,857.62	3.80%	4,159	9.04%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

Maximum Number of Times Ever 60 to 89 Days Delinquent	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
0	$1,078,042,131.78	97.30%	43,161	93.84%
1	5,625,510.55	0.51%	549	1.19%
2+	24,336,701.06	2.20%	2,286	4.97%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

Maximum Number of Times Ever 90 or Greater Days Delinquent	Aggregate Principal Balance	% of Aggregate Principal Balance(1)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(1)
0	$1,093,105,364.81	98.66%	44,606	96.98%
1	6,672,607.95	0.60%	653	1.42%
2+	8,226,370.63	0.74%	737	1.60%

Total	$1,108,004,343.39	100.00%	45,996	100.00%
_________________________
(1)	Percentages may not add to 100% because of rounding.

The obligor under each automobile loan contract is required to pay a specified total amount of payments in substantially equal monthly installments on each due date.  Each obligor’s total payment amount equals the Amount Financed plus interest charges for the related automobile loan contract’s entire term.  The interest charges on the automobile loan contracts are determined by the simple interest method.

Under a simple interest automobile loan, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the automobile loan contract (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining Principal Balance after the preceding automobile loan contract payment.  The remainder of the obligor’s payment amount is allocated to reduce the principal Amount Financed.

If an automobile loan contract is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan contract plus accrued interest on that automobile loan contract will be refunded to such obligor.

Asset-Level Data About the Automobile Loan Contracts

The depositor prepared asset-level data for the automobile loan contracts in the pool and filed this data with the SEC on Form ABS-EE (each, an asset-level data filing), on or prior to the date of the filing of this prospectus. The initial asset-level data filing is incorporated by reference into this prospectus.

The asset-level data file contains detailed information for each automobile loan contract about its identification, origination, contract terms, financed vehicle, obligor, contract activity, servicing and status.

Investors should carefully review the asset-level data. The depositor or the issuing entity will prepare updated asset-level data on a monthly basis and will file it with the SEC on Form ABS-EE. For more details about the monthly asset-level data, you should read “Description of the Transaction Documents—Statements to Noteholders.”

Repurchase Obligations

Exeter, pursuant to the purchase agreement, and the depositor, pursuant to the sale and servicing agreement, will represent and warrant as to each automobile loan contract (each, an eligibility representation and warranty, and collectively, the eligibility representations and warranties), that as of the cutoff date and as of the closing date (or as of such other date specified below):

•
Each automobile loan contract (A) that is a retail installment contract (i) was originated by a dealer and purchased by Exeter from such dealer under an existing dealer agreement and, if applicable, the related dealer assignment, and was validly sold or assigned to Exeter by such dealer, and (ii) was originated by such dealer for the retail sale of a financed vehicle in the ordinary course of such dealer’s business, was originated in accordance with Exeter’s credit policies and was fully and properly executed by the parties thereto, (B) that is a loan agreement (i) was originated under an existing agreement between a direct lender and Exeter and was validly sold or assigned to Exeter by such direct lender and (ii) was entered into in connection with the refinancing of an existing auto loan in the ordinary course of such direct lender’s business, was originated in accordance with Exeter’s credit policies and was fully and properly executed by the parties thereto, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security and (D) is an automobile loan contract which provides for level monthly payments (provided that the period in the first collection period and the payment in the final collection period of the automobile loan contract may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

•	Each automobile loan contract complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.

•	Each automobile loan contract was originated in the United States.

•
Each automobile loan contract represents the genuine, legal, valid and binding payment obligation of the obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such automobile loan contract may be modified by the application after the cutoff date of the Servicemembers Civil Relief Act, or the Relief Act.

•	No obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof.

•	At the cutoff date no obligor had been identified on the records of Exeter as being the subject of a current bankruptcy proceeding.

•
No automobile loan contract has been satisfied, subordinated or rescinded, and the financed vehicle securing each such automobile loan contract has not been released from the lien of the related automobile loan contract in whole or in part.  No terms of any automobile loan contract have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the related receivable file or the servicer’s electronic records.

•
No automobile loan contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such automobile loan contract under any transaction document or pursuant to transfers of the notes.

•
Each automobile loan contract created or shall create a valid, binding and enforceable first priority security interest in favor of Exeter in the financed vehicle.  The lien certificate for each financed vehicle shows (or, if a new or replacement lien certificate is being applied for with respect to such financed vehicle, the lien certificate will show) Exeter named as the original secured party under each automobile loan contract as the holder of a first priority security interest in such financed vehicle.  With respect to each automobile loan contract for which the lien certificate has not yet been returned from the registrar of titles, Exeter has applied for or received written evidence from the related dealer or the applicable direct lender that such lien certificate showing Exeter as first lienholder has been applied for and Exeter’s security interest has been validly assigned by the depositor to the issuing entity pursuant to the sale and servicing agreement.

•
The records of the servicer do not reflect any facts which would give rise to any right of rescission, setoff, counterclaim or defense, including the defense of usury, with respect to any automobile loan contract, or the same being asserted or threatened with respect to such automobile loan contract.

•
The records of the servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of any automobile loan contract existed as of the cutoff date (other than payment delinquencies of not more than 30 days) or that any condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any automobile loan contract (other than payment delinquencies of not more than 30 days), and Exeter has not waived any of the foregoing.

•
At the time of origination of an automobile loan contract by a dealer or a direct lender, each financed vehicle is required to be covered by a comprehensive and collision insurance policy insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.  No financed vehicle is insured under a policy of force-placed insurance on the cutoff date.

•	Each automobile loan contract had a remaining maturity, as of the cutoff date, of not less than 3 months and not more than 84 months.

•	Each automobile loan contract had an original maturity, as of the cutoff date, of not less than 36 months and not more than 84 months.

•	Each automobile loan contract had a remaining Principal Balance, as of the cutoff date, of at least $450 and not more than $65,000.

•	Each automobile loan contract had an annual percentage rate of at least 6.00%;

•	No automobile loan contract was more than 30 days past due as of the cutoff date.

•	Each automobile loan contract is denominated in, and each automobile loan contract provides for payment in, United States dollars.

•	Each automobile loan contract provides for the calculation of interest payable thereunder under the “simple interest” method.

•
Each automobile loan contract allows for prepayment and partial prepayments without penalty and requires that a prepayment by the related obligor will fully pay the Principal Balance and accrued interest through the date of prepayment based on the automobile loan contract’s annual percentage rate.

•	Each of the automobile loan contracts constitutes “chattel paper” within the meaning of the applicable Uniform Commercial Code.

•	There is only one authoritative copy (which may be an original tangible executed copy or a single authoritative electronic copy) of each automobile loan contract.

•
Immediately prior to the conveyance of the automobile loan contracts, Exeter or the depositor, as applicable, was the sole owner of such automobile loan contract and had good title thereto, free of any liens not permitted by the transaction documents.

Only upon the breach of one of the eligibility representations and warranties by Exeter or the depositor that materially and adversely affects the noteholders’ interest in any automobile loan contract, each party’s repurchase obligation will be triggered under the applicable agreement, unless such breach has been cured in all material respects.  Any breach of the eligibility representations and warranties will be deemed not to have a material and adverse effect on the interests of the noteholders in the affected automobile loan contract if such breach has not affected the ability of the holding trust or noteholders to receive and retain timely payment in full of all amounts due on such automobile loan contract.

Yield and Prepayment Considerations

Prepayments can be made on any of the automobile loan contracts at any time.  If prepayments are received on the automobile loan contracts, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made.  Prepayments on the automobile loan contracts may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies.  Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan contract.

The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, social and other factors, including the fact that no obligor under an automobile loan contract may sell or transfer that automobile loan contract without the consent of the servicer.  Any risk resulting from faster or slower prepayments of the automobile loan contracts will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal of the automobile loan contracts.  It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid.  Any risk resulting from early payment of the notes will be borne solely by the noteholders.

Prepayments on automobile loan contracts can be measured against prepayment standards or models.  The model used in this prospectus, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loan contracts in a pool of automobile loan contracts.  ABS also assumes that all of the automobile loan contracts in a pool are the same size, that all of those automobile loan contracts amortize at the same rate, and that for every month that any individual automobile loan contract is outstanding, payments on that particular automobile loan contract will either be made as scheduled or the automobile loan contract will be prepaid in full.  For example, in a pool of automobile loan contracts originally containing 10,000 automobile loan contracts, if a 1% ABS were used, that would mean that 100 automobile loan contracts would prepay in full each month.  The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loan contracts or a prediction of the anticipated rate of prepayment on either the pool of automobile loan contracts involved in this transaction or on any pool of automobile loan contracts.  It should not be assumed that the actual rate of prepayments on the automobile loan contracts will be in any way related to the percentage of prepayments that are assumed for ABS in this prospectus.

The tables below which are captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

(a)	all prepayments on the automobile loan contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

(b)	each scheduled monthly payment on the automobile loan contracts is made on the last day of each month commencing in August 2026 or September 2026, as applicable, and each month has 30 days;

(c)	payments on the notes are made on the fifteenth day of each month commencing in September 2026, regardless of the day on which the payment date actually occurs;

(d)	the notes are purchased on August 31, 2026;

(e)
the scheduled monthly payment for each automobile loan contract was calculated on the basis of the characteristics described in the foregoing table and in such a way that each automobile loan contract would amortize in a manner that will be sufficient to repay the Principal Balance of that automobile loan contract by its indicated remaining term to maturity;

(f)	the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contracts at the earliest opportunity;

(g)	principal will be paid on each class of the publicly offered notes and the Class E Notes on each distribution date as necessary to build and maintain the required overcollateralization;

(h)
the servicer receives a monthly servicing fee equal to the product of 1/12 (or, in the case of the first distribution date, a fraction, the numerator of which is 22 and the denominator of which is 360) times 3.00% times the aggregate Principal Balance of the automobile loan contracts;

(i)
the only other fees payable from the trust property are payable to the backup servicer, the custodian, the asset representations reviewer, the owner trustee, the lockbox bank, the intercreditor agent and the indenture trustee in the amount of approximately $6,041.67 per month, in the aggregate;

(j)
interest accrues on (i) the Class A-1 Notes at 4.224% per annum, on an “actual/360” basis, and (ii) the Class A-2 Notes at 4.63% per annum, the Class A-3 Notes at 4.77% per annum, the Class B Notes at 5.15% per annum, the Class C Notes at 5.29% per annum, the Class D Notes at 5.73% per annum, the Class E Notes at 7.53% per annum and the Class N Notes at 6.60% per annum, in each case on a “30/360” basis;

(k)	1.00% of the Pool Balance as of the cutoff date will be deposited into the reserve account on the closing date; and

(l)	the holding trust property includes fourteen pools of automobile loan contracts with the characteristics set forth in the table below:

Pool	Aggregate Principal Balance	Gross APR	Next Payment Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$2,688,255.10	20.061%	August 2026	69	10
2	$25,778,881.04	19.422%	August 2026	72	18
3	$11,661,174.79	20.118%	August 2026	71	29
4	$1,728,056.59	20.237%	August 2026	48	47
5	$16,187,380.96	22.795%	August 2026	60	59
6	$176,260,835.72	22.710%	August 2026	71	70
7	$579,081,077.11	19.817%	August 2026	77	77
8	$760,822.81	20.274%	September 2026	69	10

9	$5,808,110.75	18.929%	September 2026	72	17
10	$1,958,453.70	19.461%	September 2026	70	28
11	$424,259.14	20.240%	September 2026	50	47
12	$6,545,130.14	22.831%	September 2026	60	59
13	$64,701,933.38	22.668%	September 2026	71	70
14	$214,419,972.16	19.798%	September 2026	77	77
	$1,108,004,343.39

The following tables were created relying on the applicable assumptions listed above.  The tables below indicate the percentages of the initial principal amount of each class of the publicly offered notes that would be Outstanding after each of the listed distribution dates if certain percentages of ABS are assumed.  The tables below also indicate the corresponding weighted average life of each class of the publicly offered notes if the same percentages of ABS are assumed.

The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios.  The actual characteristics and performance of the automobile loan contracts will differ from the assumptions used to construct the tables.  For example, it is very unlikely that the automobile loan contracts will prepay at a constant level of ABS each monthly period until maturity or that each of the automobile loan contracts will prepay at the same level of ABS.  Moreover, the automobile loan contracts have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loan contracts are as assumed.  Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loan contracts, including actual prepayment experience or losses, will affect the percentages of initial principal amounts outstanding on any given date and the weighted average lives of each class of notes.

The percentages in the tables have been rounded to the nearest whole number.  As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;

•	adding the results; and

•	dividing the sum by the related initial principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes
Distribution Date	0.00%	1.00%	1.50%	2.00%	2.50%	3.00%
Closing Date	100	100	100	100	100	100
9/15/2026	86	79	74	49	38	34
10/15/2026	68	52	41	9	0	0
11/15/2026	51	25	8	0	0	0
12/15/2026	33	0	0	0	0	0
1/15/2027	22	0	0	0	0	0
2/15/2027	15	0	0	0	0	0
3/15/2027	7	0	0	0	0	0
4/15/2027	0	0	0	0	0	0

Weighted Average Life to Call (Years)	0.28	0.17	0.14	0.09	0.07	0.07
Weighted Average Life to Maturity (Years)	0.28	0.17	0.14	0.09	0.07	0.07

	Class A-2 Notes
Distribution Date	0.00%	1.00%	1.50%	2.00%	2.50%	3.00%
Closing Date	100	100	100	100	100	100
9/15/2026	100	100	100	100	100	100
10/15/2026	100	100	100	100	95	89
11/15/2026	100	100	100	82	68	60
12/15/2026	100	99	85	62	48	38
1/15/2027	100	88	70	46	30	17
2/15/2027	100	77	56	31	13	0
3/15/2027	100	66	42	15	0	0
4/15/2027	100	55	28	0	0	0
5/15/2027	94	44	15	0	0	0
6/15/2027	88	34	2	0	0	0
7/15/2027	82	23	0	0	0	0
8/15/2027	76	13	0	0	0	0
9/15/2027	71	2	0	0	0	0
10/15/2027	65	0	0	0	0	0
11/15/2027	58	0	0	0	0	0
12/15/2027	52	0	0	0	0	0
1/15/2028	46	0	0	0	0	0
2/15/2028	39	0	0	0	0	0
3/15/2028	34	0	0	0	0	0
4/15/2028	29	0	0	0	0	0
5/15/2028	23	0	0	0	0	0
6/15/2028	17	0	0	0	0	0
7/15/2028	11	0	0	0	0	0
8/15/2028	6	0	0	0	0	0
9/15/2028	0	0	0	0	0	0

Weighted Average Life to Call (Years)	1.37	0.71	0.54	0.40	0.34	0.30
Weighted Average Life to Maturity (Years)	1.37	0.71	0.54	0.40	0.34	0.30

	Class A-3 Notes
Distribution Date	0.00%	1.00%	1.50%	2.00%	2.50%	3.00%
Closing Date	100	100	100	100	100	100
9/15/2026	100	100	100	100	100	100
10/15/2026	100	100	100	100	100	100
11/15/2026	100	100	100	100	100	100
12/15/2026	100	100	100	100	100	100
1/15/2027	100	100	100	100	100	100
2/15/2027	100	100	100	100	100	98
3/15/2027	100	100	100	100	97	85
4/15/2027	100	100	100	100	86	72
5/15/2027	100	100	100	90	75	59
6/15/2027	100	100	100	81	63	46
7/15/2027	100	100	93	71	52	33
8/15/2027	100	100	84	62	41	21
9/15/2027	100	100	76	53	31	8
10/15/2027	100	95	68	43	20	0
11/15/2027	100	88	60	34	9	0
12/15/2027	100	81	53	25	0	0
1/15/2028	100	74	45	16	0	0
2/15/2028	100	68	37	8	0	0
3/15/2028	100	61	30	0	0	0
4/15/2028	100	55	22	0	0	0
5/15/2028	100	49	15	0	0	0
6/15/2028	100	43	8	0	0	0
7/15/2028	100	37	1	0	0	0
8/15/2028	100	31	0	0	0	0
9/15/2028	100	24	0	0	0	0
10/15/2028	96	18	0	0	0	0
11/15/2028	91	12	0	0	0	0
12/15/2028	87	6	0	0	0	0
1/15/2029	83	1	0	0	0	0
2/15/2029	79	0	0	0	0	0
3/15/2029	75	0	0	0	0	0
4/15/2029	70	0	0	0	0	0
5/15/2029	66	0	0	0	0	0
6/15/2029	61	0	0	0	0	0
7/15/2029	57	0	0	0	0	0
8/15/2029	52	0	0	0	0	0
9/15/2029	48	0	0	0	0	0
10/15/2029	43	0	0	0	0	0
11/15/2029	38	0	0	0	0	0
12/15/2029	33	0	0	0	0	0
1/15/2030	28	0	0	0	0	0
2/15/2030	23	0	0	0	0	0
3/15/2030	18	0	0	0	0	0
4/15/2030	13	0	0	0	0	0
5/15/2030	7	0	0	0	0	0
6/15/2030	2	0	0	0	0	0
7/15/2030	0	0	0	0	0	0

Weighted Average Life to Call (Years)	3.02	1.74	1.37	1.11	0.94	0.81
Weighted Average Life to Maturity (Years)	3.02	1.74	1.37	1.11	0.94	0.81

	Class B Notes
Distribution Date	0.00%	1.00%	1.50%	2.00%	2.50%	3.00%
Closing Date	100	100	100	100	100	100
9/15/2026	100	100	100	100	100	100
10/15/2026	100	100	100	100	100	100
11/15/2026	100	100	100	100	100	100
12/15/2026	100	100	100	100	100	100
1/15/2027	100	100	100	100	100	100
2/15/2027	100	100	100	100	100	100
3/15/2027	100	100	100	100	100	100
4/15/2027	100	100	100	100	100	100
5/15/2027	100	100	100	100	100	100
6/15/2027	100	100	100	100	100	100
7/15/2027	100	100	100	100	100	100
8/15/2027	100	100	100	100	100	100
9/15/2027	100	100	100	100	100	100
10/15/2027	100	100	100	100	100	92
11/15/2027	100	100	100	100	100	66
12/15/2027	100	100	100	100	97	40
1/15/2028	100	100	100	100	75	15
2/15/2028	100	100	100	100	53	0
3/15/2028	100	100	100	98	32	0
4/15/2028	100	100	100	79	11	0
5/15/2028	100	100	100	61	0	0
6/15/2028	100	100	100	43	0	0
7/15/2028	100	100	100	25	0	0
8/15/2028	100	100	86	8	0	0
9/15/2028	100	100	71	0	0	0
10/15/2028	100	100	56	0	0	0
11/15/2028	100	100	42	0	0	0
12/15/2028	100	100	27	0	0	0
1/15/2029	100	100	13	0	0	0
2/15/2029	100	89	0	0	0	0
3/15/2029	100	77	0	0	0	0
4/15/2029	100	64	0	0	0	0
5/15/2029	100	52	0	0	0	0
6/15/2029	100	40	0	0	0	0
7/15/2029	100	28	0	0	0	0
8/15/2029	100	16	0	0	0	0
9/15/2029	100	4	0	0	0	0
10/15/2029	100	0	0	0	0	0
11/15/2029	100	0	0	0	0	0
12/15/2029	100	0	0	0	0	0
1/15/2030	100	0	0	0	0	0
2/15/2030	100	0	0	0	0	0
3/15/2030	100	0	0	0	0	0
4/15/2030	100	0	0	0	0	0
5/15/2030	100	0	0	0	0	0
6/15/2030	100	0	0	0	0	0
7/15/2030	92	0	0	0	0	0
8/15/2030	80	0	0	0	0	0
9/15/2030	68	0	0	0	0	0
10/15/2030	55	0	0	0	0	0
11/15/2030	43	0	0	0	0	0
12/15/2030	30	0	0	0	0	0
1/15/2031	17	0	0	0	0	0
2/15/2031	3	0	0	0	0	0
3/15/2031	0	0	0	0	0	0

Weighted Average Life to Call (Years)	4.20	2.77	2.20	1.80	1.52	1.30
Weighted Average Life to Maturity (Years)	4.20	2.77	2.20	1.80	1.52	1.30

	Class C Notes
Distribution Date	0.00%	1.00%	1.50%	2.00%	2.50%	3.00%
Closing Date	100	100	100	100	100	100
9/15/2026	100	100	100	100	100	100
10/15/2026	100	100	100	100	100	100
11/15/2026	100	100	100	100	100	100
12/15/2026	100	100	100	100	100	100
1/15/2027	100	100	100	100	100	100
2/15/2027	100	100	100	100	100	100
3/15/2027	100	100	100	100	100	100
4/15/2027	100	100	100	100	100	100
5/15/2027	100	100	100	100	100	100
6/15/2027	100	100	100	100	100	100
7/15/2027	100	100	100	100	100	100
8/15/2027	100	100	100	100	100	100
9/15/2027	100	100	100	100	100	100
10/15/2027	100	100	100	100	100	100
11/15/2027	100	100	100	100	100	100
12/15/2027	100	100	100	100	100	100
1/15/2028	100	100	100	100	100	100
2/15/2028	100	100	100	100	100	91
3/15/2028	100	100	100	100	100	67
4/15/2028	100	100	100	100	100	44
5/15/2028	100	100	100	100	90	21
6/15/2028	100	100	100	100	70	0
7/15/2028	100	100	100	100	50	0
8/15/2028	100	100	100	100	31	0
9/15/2028	100	100	100	91	12	0
10/15/2028	100	100	100	74	0	0
11/15/2028	100	100	100	58	0	0
12/15/2028	100	100	100	42	0	0
1/15/2029	100	100	100	26	0	0
2/15/2029	100	100	99	11	0	0
3/15/2029	100	100	85	0	0	0
4/15/2029	100	100	72	0	0	0
5/15/2029	100	100	59	0	0	0
6/15/2029	100	100	46	0	0	0
7/15/2029	100	100	33	0	0	0
8/15/2029	100	100	20	0	0	0
9/15/2029	100	100	8	0	0	0
10/15/2029	100	93	0	0	0	0
11/15/2029	100	82	0	0	0	0

	Class C Notes
Distribution Date	0.00%	1.00%	1.50%	2.00%	2.50%	3.00%
12/15/2029	100	70	0	0	0	0
1/15/2030	100	59	0	0	0	0
2/15/2030	100	48	0	0	0	0
3/15/2030	100	38	0	0	0	0
4/15/2030	100	27	0	0	0	0
5/15/2030	100	16	0	0	0	0
6/15/2030	100	6	0	0	0	0
7/15/2030	100	0	0	0	0	0
8/15/2030	100	0	0	0	0	0
9/15/2030	100	0	0	0	0	0
10/15/2030	100	0	0	0	0	0
11/15/2030	100	0	0	0	0	0
12/15/2030	100	0	0	0	0	0
1/15/2031	100	0	0	0	0	0
2/15/2031	100	0	0	0	0	0
3/15/2031	90	0	0	0	0	0
4/15/2031	77	0	0	0	0	0
5/15/2031	63	0	0	0	0	0
6/15/2031	49	0	0	0	0	0
7/15/2031	35	0	0	0	0	0
8/15/2031	21	0	0	0	0	0
9/15/2031	7	0	0	0	0	0
10/15/2031	0	0	0	0	0	0

Weighted Average Life to Call (Years)	4.83	3.49	2.81	2.29	1.92	1.64
Weighted Average Life to Maturity (Years)	4.83	3.49	2.81	2.29	1.92	1.64

	Class D Notes
Distribution Date	0.00%	1.00%	1.50%	2.00%	2.50%	3.00%
Closing Date	100	100	100	100	100	100
9/15/2026	100	100	100	100	100	100
10/15/2026	100	100	100	100	100	100
11/15/2026	100	100	100	100	100	100
12/15/2026	100	100	100	100	100	100
1/15/2027	100	100	100	100	100	100
2/15/2027	100	100	100	100	100	100
3/15/2027	100	100	100	100	100	100
4/15/2027	100	100	100	100	100	100
5/15/2027	100	100	100	100	100	100
6/15/2027	100	100	100	100	100	100
7/15/2027	100	100	100	100	100	100
8/15/2027	100	100	100	100	100	100
9/15/2027	100	100	100	100	100	100
10/15/2027	100	100	100	100	100	100
11/15/2027	100	100	100	100	100	100
12/15/2027	100	100	100	100	100	100
1/15/2028	100	100	100	100	100	100
2/15/2028	100	100	100	100	100	100
3/15/2028	100	100	100	100	100	100
4/15/2028	100	100	100	100	100	100
5/15/2028	100	100	100	100	100	100
6/15/2028	100	100	100	100	100	99
7/15/2028	100	100	100	100	100	82
8/15/2028	100	100	100	100	100	66
9/15/2028	100	100	100	100	100	50
10/15/2028	100	100	100	100	95	35
11/15/2028	100	100	100	100	82	20
12/15/2028	100	100	100	100	68	4
1/15/2029	100	100	100	100	55	0
2/15/2029	100	100	100	100	43	0
3/15/2029	100	100	100	97	30	0
4/15/2029	100	100	100	86	18	0
5/15/2029	100	100	100	75	5	0
6/15/2029	100	100	100	64	0	0
7/15/2029	100	100	100	54	0	0
8/15/2029	100	100	100	44	0	0
9/15/2029	100	100	100	34	0	0
10/15/2029	100	100	97	25	0	0
11/15/2029	100	100	88	15	0	0
12/15/2029	100	100	79	6	0	0
1/15/2030	100	100	71	0	0	0
2/15/2030	100	100	63	0	0	0
3/15/2030	100	100	55	0	0	0
4/15/2030	100	100	47	0	0	0
5/15/2030	100	100	39	0	0	0
6/15/2030	100	100	31	0	0	0
7/15/2030	100	96	24	0	0	0
8/15/2030	100	89	17	0	0	0
9/15/2030	100	81	10	0	0	0
10/15/2030	100	74	2	0	0	0
11/15/2030	100	67	0	0	0	0
12/15/2030	100	59	0	0	0	0
1/15/2031	100	52	0	0	0	0
2/15/2031	100	45	0	0	0	0
3/15/2031	100	38	0	0	0	0
4/15/2031	100	32	0	0	0	0
5/15/2031	100	25	0	0	0	0
6/15/2031	100	19	0	0	0	0
7/15/2031	100	12	0	0	0	0
8/15/2031	100	5	0	0	0	0
9/15/2031	100	0	0	0	0	0

	Class D Notes
Distribution Date	0.00%	1.00%	1.50%	2.00%	2.50%	3.00%
10/15/2031	94	0	0	0	0	0
11/15/2031	84	0	0	0	0	0
12/15/2031	73	0	0	0	0	0
1/15/2032	61	0	0	0	0	0
2/15/2032	50	0	0	0	0	0
3/15/2032	38	0	0	0	0	0
4/15/2032	27	0	0	0	0	0
5/15/2032	15	0	0	0	0	0
6/15/2032	1	0	0	0	0	0
7/15/2032	0	0	0	0	0	0

Weighted Average Life to Call (Years)	5.49	4.45	3.64	2.96	2.46	2.09
Weighted Average Life to Maturity (Years)	5.49	4.45	3.64	2.96	2.46	2.09

Delinquency and Loan Loss Information

The following tables provide information relating to Exeter’s delinquency and loan loss experience for each period indicated with respect to all automobile loan contracts Exeter has originated indirectly and has serviced.  This information includes the experience with respect to all automobile loan contracts in Exeter’s portfolio of automobile loan contracts serviced during each listed period, including automobile loan contracts that do not meet the criteria for inclusion in, or were otherwise excluded from, this securitization. Accordingly, the delinquency and loan loss experience of the automobile loan contracts described in this prospectus may be different from those set forth in the following tables.

Exeter’s net charge-offs as an annualized percentage of average automobile loan contracts outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors.  Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors.  Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the automobile loan contract.  Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

Exeter’s policy is to charge-off an account (i) on the last day of a calendar month, if as of that date, more than 10% of any scheduled automobile loan contract payment related to such account remains unpaid for 120 days or more from the date for such payment (so long as the related financed vehicle has not been repossessed and the related obligor has not been identified on Exeter’s records as being the subject of a current bankruptcy proceeding), (ii) if the related financed vehicle has been repossessed and it has either liquidated such financed vehicle or held such financed vehicle in its inventory for more than 60 days (or up to 90 days subject to the modification of its Customary Servicing Practices) at month-end, or (iii) if such account is otherwise required to be charged-off or is deemed uncollectible in accordance with its Customary Servicing Practices.  A charge-off generally represents the difference between the estimated net sales proceeds and the amount of the delinquent automobile loan contract.

During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase.  These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default.  Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.  Additionally, higher gasoline prices, unstable real estate values, declining stock market values, increasing unemployment levels, general availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of automobiles.  Because Exeter focuses predominately on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn.

We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loan contracts owned by the issuing entity.

For purposes of the “Delinquency Experience” and “Loan Loss Experience” tables below: (i) accounts that pay in accordance with their bankruptcy payment plan are deemed to be current and not delinquent, (ii) accounts remain in delinquency until Exeter is notified of the bankruptcy case as published by the courts, (iii) figures below include losses associated with principal balance cramdown for bankrupt accounts, and (iv) automobile loan contracts sold to a third party at the time of origination are excluded from these tables.

Delinquency Experience

At June 30,	At December 31,
	2026	2025	2025	2024	2023	2022	2021
Portfolio at end of period(1)	$14,619,573,519	$12,370,019,679	$13,689,104,866	$11,003,349,309	$9,239,705,834	$8,782,982,669	$7,840,421,493
Period of Delinquency(2)
31 - 60 days(3)	$1,365,952,389	$1,138,356,528	$1,386,243,882	$1,179,856,670	$1,030,347,761	$989,667,591	$726,307,906
61 - 90 days	$644,247,964	$541,489,908	$622,295,740	$545,531,199	$475,314,853	$490,113,188	$335,698,206
91 days or more	$266,121,464	$248,641,723	$300,143,520	$246,216,316	$243,916,705	$248,945,495	$131,913,181
Total Delinquencies(4)	$2,276,321,817	$1,928,488,159	$2,308,683,143	$1,971,604,185	$1,749,579,319	$1,728,726,273	$1,193,919,293
Repossessed Assets	$139,351,408	$103,384,511	$102,588,142	$92,468,113	$99,642,767	$81,190,578	$58,705,754
Total Delinquencies and Repossessed Assets(4)	$2,415,673,225	$2,031,872,670	$2,411,271,284	$2,064,072,298	$1,849,222,086	$1,809,916,851	$1,252,625,047
Total Delinquencies as a Percentage of the Portfolio	15.57%	15.59%	16.87%	17.92%	18.94%	19.68%	15.23%
Repossessed Assets as a Percentage of the Portfolio	0.95%	0.84%	0.75%	0.84%	1.08%	0.92%	0.75%
Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio	16.52%	16.43%	17.61%	18.76%	20.01%	20.61%	15.98%
_________________________
(1)	All amounts and percentages are based on the Principal Balances of the automobile loan contracts.
(2)
Exeter considers an automobile loan contract delinquent when more than 10% of a contractual payment remains unpaid by the due date.  The period of delinquency is based on the number of days that more than 10% of the contractual payment that was due on an automobile loan contract on a prior due date remained unpaid after that due date.

(3)	Amounts shown do not include automobile loan contracts which are less than 31 days delinquent.
(4)	Totals may not sum because of rounding.

Loan Loss Experience

Six Months Ended June 30,	Fiscal Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Period End Principal Outstanding(1)	$14,619,573,519	$12,370,019,679	$13,689,104,866	$11,003,349,309	$9,239,705,834	$8,782,982,669	$7,840,421,493
Average Month End Amount Outstanding During the Period(1)	$14,222,521,478	$11,795,924,617	$12,493,683,087	$10,099,133,391	$9,103,500,325	$8,624,435,825	$7,237,939,274
Net Charge Offs(2)	$695,966,756	$574,388,235	$1,223,295,418	$1,031,707,895	$936,216,274	$714,067,549	$336,196,298
Net Charge Offs as a Percentage of Period End Principal Outstanding	9.52%	9.29%	8.94%	9.38%	10.13%	8.13%	4.29%
Net Charge Offs as a Percentage of Average Month End Amount Outstanding	9.79%	9.74%	9.79%	10.22%	10.28%	8.28%	4.64%
_________________________
(1)	All amounts and percentages are based on the Principal Balances of the automobile loan contracts.
(2)
Net charge offs equal gross charge offs minus recoveries.  Gross charge-offs do not include unearned finance charges and other fees.  Recoveries include repossession proceeds received from the sale of repossessed financed vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances and matured loan balances.

Description of the Notes

General

The issuing entity will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement.  In addition, a copy of the indenture will be filed with the SEC no later than the last date upon which this prospectus is required to be filed.  The notes will represent debt secured by the automobile loan contracts owned by the holding trust.  The following summary describes material terms of the notes and the indenture, but is not a complete description of the entire indenture.

The issuing entity will offer the publicly offered notes in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form only.  Persons acquiring beneficial interests in the book-entry notes will hold their interests (i) in the United States, through The Depository Trust Company, or (ii) in Europe, through Clearstream or, with respect to the publicly offered notes and only if the sponsor satisfies any applicable conditions precedent to the holding of such notes on its system, through Euroclear.  See “—Book-Entry Registration” below and “Risk Factors— Book-entry registration for the notes may reduce their liquidity” and Annex B in this prospectus.  The depositor and its affiliates may buy or sell notes in the secondary market from time to time, in accordance with the terms of the indenture and applicable securities law.  If the depositor or an affiliate of the depositor were to acquire notes in the secondary market, such notes may be exchanged for definitive notes.  If the depositor or an affiliate of the depositor were to sell any notes acquired by it in the secondary market, such notes may become subject to additional transfer restrictions.

None of the notes will be guaranteed or insured by any governmental agency or instrumentality, the sponsor, the depositor, the servicer, the indenture trustee, or any of their respective affiliates.

Distribution Dates

Payments on the notes will be made on the fifteenth day of each month or, if the fifteenth day is not a business day, on the next following business day, by the indenture trustee, or a paying agent appointed by the indenture trustee, to the persons who are registered as noteholders at the close of business on the record date.  The first distribution date will be September 15, 2026.

Only holders of record as of the close of business on the record date, which is the business day immediately preceding a distribution date, will receive payments on that distribution date.  Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a noteholder, in an amount equal to the percentage interest represented by the note held by the noteholder multiplied by the total amount to be distributed on that distribution date on account of that note.  Distributions required to be made to noteholders shall be made by wire transfer, in immediately available funds, to the account of such noteholder at a bank or other entity having appropriate facilities therefore, in accordance with written instructions provided by such noteholder to the indenture trustee pursuant to the terms of the sale and servicing agreement.  The final payment distribution upon retirement of any note will be made only upon presentation and surrender of such note at the office or agency of the indenture trustee specified in the notice to noteholders of the final distribution.

Collections on the automobile loan contracts during a collection period, which is the calendar month immediately preceding the calendar month in which the related distribution date occurs or, for the first distribution date, the period after the cutoff date to the close of business on August 31, 2026 (the collection period), will be required to be remitted by the servicer to the Collection Account prior to the related distribution date and will be used to distribute payments to noteholders on that distribution date.  Prior to each distribution date, the servicer will determine the amounts of principal and interest which will be due to noteholders on that distribution date.

A business day is a day other than a Saturday, Sunday or any other day on which commercial banks located in Texas, Delaware or New York or the location in which the corporate trust office of either the indenture trustee under the indenture or the owner trustee under the trust agreement are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

•	for the Class A-1 Notes, August 16, 2027;

•	for the Class A-2 Notes, December 15, 2028;

•	for the Class A-3 Notes, October 15, 2030;

•	for the Class B Notes, June 16, 2031;

•	for the Class C Notes, February 15, 2033;

•	for the Class D Notes, February 15, 2033;

•	for the Class E Notes, October 16, 2034; and

•	for the Class N Notes, October 16, 2034.

Payments of Interest

Interest on each class of notes will accrue during each interest period at the applicable interest rate (i) with respect to the Class A-1 Notes, from and including the distribution date occurring in the preceding calendar month—or, in the case of the first distribution date, from and including the closing date—to but excluding the distribution date occurring in the current calendar month and (ii) with respect to the notes (other than the Class A-1 Notes), from and including the fifteenth day of the preceding calendar month—or, in the case of the first distribution date, from and including the closing date—to but excluding the fifteenth day of the current calendar month. The interest accruing during an interest period will accrue on each class’s outstanding note principal amount as of the end of the prior distribution date, or, in the case of the first distribution date, as of the closing date.

Interest on the notes will be calculated (i) with respect to the Class A-1 Notes, on the basis of the actual number of days elapsed in such Interest Period, but assuming a 360-day year and (ii) with respect to the notes (other than the Class A-1 Notes), on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments on the publicly offered notes and the Class E Notes will be paid sequentially in alphabetical order (i.e., first to the Class A Notes, pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes, second to the Class B notes, third to Class C Notes, fourth to the Class D Notes and fifth to the Class E Notes).  For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date.  To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next distribution date.

For any distribution date, the indenture trustee will pay interest on the notes from the note distribution account after paying (i) accrued and unpaid fees to the servicer, (ii) accrued and unpaid fees expenses and indemnities due to the indenture trustee, custodian, asset representations reviewer, owner trustee, backup servicer, lockbox bank, intercreditor agent and any successor servicer under the transaction documents (subject to the aggregate limit or maximum aggregate annual limit, as applicable, described under “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus), and (iii) certain payments of principal on more senior classes of notes.  See “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus.

Payments of Principal

On each distribution date, payments of principal will be distributed to the most senior Outstanding class of the publicly offered notes and the Class E Notes to maintain parity between the note principal amount of such class of the notes and the Pool Balance.  The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest and principal on the more subordinated classes of notes of the publicly offered notes and the Class E Notes on that distribution date.  See “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus.

On each distribution date, once the reserve account is fully funded, Available Funds (as defined in the Glossary) that remain following payment of all amounts pursuant to clauses 1 through 18 under “Description of the Transaction Documents—Distributions—Distribution Date Payments” below will be available to be paid as the Principal Payment Amount and will be paid to the most senior Outstanding class or classes of the publicly offered notes and the Class E Notes as payments of principal.  These amounts will be paid under clause 19 under “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus.

The classes of the publicly offered notes and the Class E Notes are “sequential pay” classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 5, 7, 8, 10, 11, 13, 14, 16, 17 and 19 under “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus (other than any distribution date when the priorities set forth under “Description of the Transaction Documents—Distributions—Distribution Date Payments after an Event of Default” in this prospectus are applicable) will be aggregated and will be paid out in the following order:

•	first, the Class A-1 Notes will amortize until they are paid in full;

•	once the Class A-1 Notes are paid in full, the Class A-2 Notes will begin to amortize, until they are paid in full;

•	once the Class A-2 Notes are paid in full, the Class A-3 Notes will begin to amortize, until they are paid in full;

•	once the Class A-3 Notes are paid in full, the Class B Notes will begin to amortize, until they are paid in full;

•	once the Class B Notes are paid in full, the Class C Notes will begin to amortize, until they are paid in full;

•	once the Class C Notes are paid in full, the Class D Notes will begin to amortize, until they are paid in full; and

•	once the Class D Notes are paid in full, the Class E Notes will begin to amortize, until they are paid in full.

In addition, any outstanding principal amount of any class of the publicly offered notes and the Class E Notes that has not been previously paid will be payable on the final scheduled distribution date for that class.  The actual date on which the aggregate outstanding principal amount of any such class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

On each distribution date, the Class N Notes will be entitled to a payment of principal from Available Funds remaining for distribution pursuant to clause 22 of “Description of the Transaction Documents—Distributions—Distribution Date Payments” below (except in those circumstances when a priority of payments set forth below in “Events of Default—Post-Default Application of Funds” is applicable), together with, in certain circumstances, certain amounts that may be released from the Class N reserve account for such purpose.

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty) or (ii) upon liquidation of the trust assets that are allocated to principal will be aggregated and will be paid out in the following order: first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes is paid in full, second, to the Class A-2 Notes and the Class A-3 Notes, pro rata, based upon their respective unpaid principal amounts, until the principal amount of each such class of Class A Notes is paid in full, third, to the Class B Notes until the principal amount of the Class B Notes is paid in full, fourth, to the Class C Notes until the principal amount of the Class C Notes is paid in full, fifth, to the Class D Notes until the principal amount of the Class D Notes is paid in full, sixth, to the Class E Notes until the principal amount of the Class E Notes is paid in full, and seventh, to the Class N Notes until the principal amount of the Class N Notes is paid in full.  For additional information, see “Description of the Transaction Documents—Distributions—Distribution Date Payments after an Event of Default” in this prospectus.

Optional Redemption

On any distribution date on which the Pool Balance, as of the last day of the related collection period, has declined to 5% or less of the Pool Balance as of the cutoff date, the servicer or the depositor may exercise its “clean-up call” option to purchase the automobile loan contract pool, in which case any notes that are still Outstanding may be redeemed in whole, but not in part.  This redemption will cause the early retirement of the redeemed notes.  The redemption price paid in respect of the notes by the servicer or the depositor, as the case may be, will equal the greater of (i) the amount necessary to pay the full amount of principal and interest then due and payable on the notes after giving effect to the application of Available Funds and the distributions required to be made to the noteholders and the other transaction parties on such date and (ii) the aggregate Principal Balance of the automobile loan contracts as of the last day of the related collection period.

Collections on the automobile loan contracts received after the last day of the collection period preceding the redemption date will be distributed to the servicer or the depositor, as applicable, or may be applied by the servicer or the depositor, at their option, to the payment of the redemption price.

Any Available Funds or amounts on deposit in the reserve account and the Class N reserve account remaining after giving effect to the distributions required to be made to the noteholders and the other transaction parties on the redemption date for the notes will be distributed to the certificateholders.

Notice of any such redemption will be given by the servicer or the issuing entity to the engaged rating agencies and to the indenture trustee.  Such notice shall be provided to the indenture trustee no later than 10 days prior to the planned redemption date.

Substitution

The servicer may permit the substitution of the vehicle financed by an automobile loan contract if the vehicle (i) is insured under a qualifying insurance policy at the time of a casualty loss that is treated as a total loss under such insurance policy, (ii) is deemed to be a “lemon” pursuant to applicable state law and repurchased by the related dealer or (iii) is the subject of an order by a court of competent jurisdiction directing the servicer to substitute another vehicle under the related automobile loan contract and certain other conditions are satisfied, so long as the original aggregate Principal Balance of all Substitution Receivables does not exceed the Substitution Limit.  If this Substitution Limit is exceeded for any reason, the servicer is obligated to repurchase a sufficient number of such automobile loan contracts to cause the aggregate original Principal Balances of such Substitution Receivables to be less than the Substitution Limit.

Events of Default

The occurrence and continuance of any of the following events will constitute an event of default under the indenture:

1.
default in the payment of interest when it becomes due and payable on (i) any class of Class A Notes, (ii) if no Class A Notes are Outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes

are Outstanding, the Class C Notes, (iv) if no Class A Notes, Class B Notes or Class C Notes are Outstanding, the Class D Notes and (v) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the Class E Notes, which default, in each case, remains uncured for five days; provided, however, that if such payment default shall have been caused by a Force Majeure Event, the five day cure period shall be extended for an additional 60 calendar days;

2.
default in the payment of the principal of any note on its final scheduled distribution date; provided, however, that if such payment default shall have been caused by a Force Majeure Event, such default shall not constitute an “event of default” for an additional 60 calendar days;

3.
default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture (other than a default in the payment of principal of or interest on any note when due) which default materially and adversely affects the rights of the noteholders, and which default shall continue unremedied for a period of 45 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the servicer on behalf of the owner trustee delivers an officer’s certificate to the indenture trustee to the effect that such default is capable of remedy within 90 days or less and that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after the giving of written notice to the issuing entity and the indenture trustee, by the holders of at least 25% of the voting rights of the notes Outstanding or to the issuing entity by the indenture trustee, specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; provided, however, that if such default shall have been caused by a Force Majeure Event, the 45 day cure period shall be extended for an additional 60 calendar days;

4.
any representation or warranty of the issuing entity made in the indenture, any transaction document or in any certificate or any other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect at the time it was made, which failure materially and adversely affects the rights of the noteholders and which default shall continue unremedied for a period of 45 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the servicer on behalf of the owner trustee delivers an officer’s certificate to the indenture trustee to the effect that such default is capable of remedy within 90 days or less and that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after the giving of written notice to the issuing entity and the indenture trustee, by the holders of at least 25% of the voting rights of the notes Outstanding or to the issuing entity by the indenture trustee, specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; provided, however, that if such default shall have been caused by a Force Majeure Event, the 45 day cure period shall be extended for an additional 60 calendar days;

5.
the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuing entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuing entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the issuing entity’s affairs, and such decree or order shall remain unstayed and in effect for 60 consecutive days; and

6.
the commencement by the issuing entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuing entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuing entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuing entity or for any substantial part of the Trust Estate, or the making by the issuing entity of any general assignment for the benefit of creditors, or the failure by the issuing entity generally to pay its debts as such debts become due, or the taking of action by the issuing entity in furtherance of any of the foregoing.

If an event of default has occurred and is continuing, the indenture trustee shall, if so requested in writing by the Majority Noteholders (as defined in the Glossary), declare that the notes become due and payable at par, together with accrued interest.  Prior to the declaration of the acceleration of the notes, the Majority Noteholders may waive any event of default or unmatured event of default and its consequences, except a default (i) in the payment of principal of or interest on any of the notes or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

Upon the occurrence of an event of default, the indenture trustee shall, if so requested in writing by the Majority Noteholders (subject to limitations set forth in the indenture), accelerate the notes, exercise remedies or liquidate the holding trust property or trust property in whole or in part, on any date or dates following the event of default.  The indenture trustee shall not cause the liquidation of the holding trust property or trust property unless (i)  the event of default is a default in the payment of interest on the most senior class of notes then Outstanding, (ii) the event of default is a default in the payment of the principal of any note on its final scheduled distribution date or (iii) any of (a) noteholders representing 100% of the Outstanding amount of the notes consent thereto, or (b) the proceeds of such sale or liquidation distributable to the noteholders will be sufficient to discharge in full all amounts then due and unpaid on such notes for principal and interest or (c) the indenture trustee determines that the holding trust property and trust property, in the aggregate, will not continue to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the notes had not been accelerated and the indenture trustee provides notice to the issuing entity (who shall deliver such notice to the engaged rating agencies) and obtains the consent of noteholders representing at least 66‑2/3% of the Outstanding amount of the notes.

Book-Entry Registration

Upon issuance, the notes will be available in book-entry form or definitive form, as described in this prospectus.  Investors in the book-entry notes may hold their notes (i) in the United States, through The Depository Trust Company or DTC, or (ii) in Europe, through Clearstream or, with respect to the publicly offered notes and only if the sponsor satisfies any applicable conditions precedent to the holding of such notes on its system, through, Euroclear.  Each of Clearstream and Euroclear in turn hold securities through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. See “Risk Factors—Book-entry registration for the notes may reduce their liquidity” in this prospectus. Such notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.  One global note will be issued to represent each $500,000,000 of aggregate principal amount of notes of the same issue, and will be deposited with DTC.  Additional global notes will be issued to represent any remaining principal amount of the issue.

The notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.  Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.  Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, or Direct Participants, deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited notes, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of definitive notes.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants.  DTC has a Standard & Poor’s rating of AA+.  The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.  More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records.  The ownership interest of each actual purchaser of each note, or a “beneficial owner,” is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial owners will not receive written confirmation from DTC of their purchase.  Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct and Indirect Participant through which the beneficial owner entered into the transaction.  Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners.  Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of notes with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the beneficial owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the transaction documents.  For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners.  In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC.  If less than all of the notes within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to notes unless authorized by a Direct Participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ account upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity or agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

A beneficial owner shall give notice to elect to have its notes purchased or sold, through its participant and shall effect delivery of such notes by causing the Direct Participant to transfer the participant’s interest in the notes, on DTC’s records.  The requirement for physical delivery of the notes in connection with a sale will be deemed satisfied when the ownership rights in the notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of sold notes to the purchaser’s account.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to the issuing entity.  Under such circumstances, in the event that a successor depository is not obtained, definitive notes are required to be printed and delivered.

The issuing entity may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event, definitive notes will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank, or Clearstream, Luxembourg, is incorporated under the laws of Luxembourg.  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive securities.  Transactions may be settled by Clearstream, Luxembourg in a number of currencies, including U.S. Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with 45 domestic securities markets around the globe through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks.  Currently, Clearstream, Luxembourg has over 2,500 customers located across 110 countries, including all major European countries, Canada and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant.  Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank, or Euroclear.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in over 30 currencies, including United States dollars.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  Euroclear Bank S.A./NV conducts all operations.  All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis.  As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.  Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.  These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Definitive Notes

The notes will be issued in fully registered, certificated form, commonly called “definitive notes,” to the noteholders or their nominees, rather than to DTC or its nominee, only if:

•
DTC or Exeter advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and Exeter is unable to locate a qualified successor; or

•
after the occurrence of an event of default, the noteholders evidencing at least a majority of the principal amount of the most senior class of notes then Outstanding advise the indenture trustee through DTC participants in a manner consistent with the related transaction documents and with the necessary percentage of the aggregate outstanding principal amount of the notes that the continuation of a book-entry system with respect to the notes through DTC is no longer in the best interests of the noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify all affected noteholders through participants of the availability of definitive notes.  Upon surrender by DTC of its notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes.

Distributions of principal of, and interest on, the notes will then be made by the indenture trustee in accordance with the procedures set forth in the transaction documents directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date.  Distributions required to be made to noteholders will be made by wire transfer, in immediately available funds, to the account of such noteholder at a bank or other entity having appropriate facilities therefore, in accordance with written instructions provided by such noteholder to the indenture trustee pursuant to the terms of the sale and servicing agreement.  The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a certificate registrar named in a notice delivered to holders of the definitive notes.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Statements to Noteholders

On or prior to each distribution date, the indenture trustee will make available a statement to the noteholders detailing information required under the transaction documents.  These statements will be based on the information in the related servicer’s certificate.  Each statement that the indenture trustee makes available to the noteholders will include the following information regarding the notes on the related distribution date to the extent such information has been received from the servicer:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	each class of notes’ aggregate outstanding principal amount and pool factor, before and after considering all payments reported under (b) above on that date;

(d)	the related Noteholders’ Interest Carryover Amount (as defined in the Glossary), if any, and the change in that amount from the preceding statement;

(e)	the servicing fee paid for the related collection period;

(f)
the amounts paid to the owner trustee, the indenture trustee, the asset representations reviewer, the backup servicer, the lockbox bank, the intercreditor agent and the custodian for the related collection period;

(g)	the balance of the reserve account, before and after considering all distributions and deposits to be made on the related distribution date;

(h)	the balance of the Class N reserve account, before and after considering all distributions and deposits to be made on the related distribution date;

(i)	the number of automobile loan contracts and the Pool Balance as of the close of business on the last day of the preceding collection period;

(j)	the amount of the aggregate realized losses on the automobile loan contract pool, if any, for the related period;

(k)	delinquency and loss information with respect to the automobile loan contracts for the related collection period;

(l)	any material change in practices with respect to charge-offs, collection and management of delinquent automobile loan contracts during the related collection period;

(m)	any material modifications, extensions or waivers to automobile loan contracts terms, fees, penalties or payments during the related collection period;

(n)	whether a delinquency trigger has occurred as of the end of the related collection period;

(o)	the aggregate Purchase Amounts for automobile loan contracts, if any, that were repurchased by the servicer, the sponsor or the depositor during the related collection period;

(p)	the amount of the distribution(s) payable out of amounts withdrawn from the reserve account; and

(q)	the amount of the distribution(s) payable out of amounts withdrawn from the Class N reserve account.

The noteholders will not receive a separate notification when changes are made to the automobile loan contract pool, such as when automobile loan contracts are removed from the automobile loan contract pool pursuant to the provisions of the transaction documents providing the repurchase of automobile loan contracts upon breaches of eligibility representations and warranties. However, filings detailing the automobile loan contract pool composition will be filed periodically on Form 10-D under the SEC file number 333-292293-02 as required by Regulation AB.   In addition, updated asset level data will be filed with the SEC on Form ABS-EE at the time of filing each Form 10-D.

Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the issuing entity’s behalf.  See “Description of the Notes” in this prospectus.

The indenture trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the automobile loan contracts provided by the servicer from time to time) via the indenture trustee’s internet website with the use of a password provided by the indenture trustee.  The indenture trustee’s internet website will be located at http://sf.citidirect.com or at such other address as the indenture trustee shall notify the noteholders from time to time.  For assistance with regard to this service, you can call the indenture trustee’s customer service desk at (888) 855-9695.

After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the depositor deems necessary to enable the noteholder to prepare its tax returns.

Description of the Transaction Documents

The following summary describes material terms of the purchase agreement, the sale and servicing agreement, the indenture and the trust agreement, but is not a complete description of each transaction document.  The issuing entity has filed forms of these transaction documents as exhibits to the registration statement. On or prior to the filing of the final prospectus, the issuing entity will also file final versions of these transaction documents on a Form 8-K under the issuing entity’s SEC file number.  The term transaction documents as used with respect to the issuing entity or the holding trust means, except as otherwise specified, any and all agreements relating to the establishment of the issuing entity, the transfer and servicing of the automobile loan contracts and the issuance of the notes, including without limitation the purchase agreement, the sale and servicing agreement, the indenture and the trust agreement.

The notes will be issued in connection with the entry into the transaction documents by the issuing entity, the holding trust, the depositor and the sponsor, which transaction documents will establish the issuing entity and holding trust, transfer the automobile loan contracts among the parties and issue the notes.

Sale and Assignment of the Automobile Loan Contracts

On or prior to the closing date, Exeter will enter into a purchase agreement with the depositor pursuant to which Exeter will sell and assign to the depositor, without recourse, its entire interest in and to the automobile loan contracts. Under the purchase agreement, Exeter will also sell and assign to the depositor, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date.  The automobile loan contracts transferred by Exeter to the depositor will be identified in an automobile loan contract schedule appearing as an exhibit to the purchase agreement.

On or prior to the closing date, the depositor will enter into a sale and servicing agreement with the issuing entity pursuant to which the depositor will sell and assign to the issuing entity, without recourse, its entire interest in and to the automobile loan contracts.  Under the sale and servicing agreement, the depositor will also sell and assign to the issuing entity, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date.  Each automobile loan contract transferred by the depositor to the issuing entity will be identified in an automobile loan contract schedule appearing as an exhibit to the sale and servicing agreement.  Under the contribution agreement, the issuing entity will transfer to the holding trust 100% of the interest in and to the automobile loan contracts.  The holding trust will issue the holding trust certificate to the issuing entity under the contribution agreement.

Under the purchase agreement, Exeter will agree that, upon the breach of any eligibility representation and warranty made by Exeter to the depositor which is breached and which triggers the depositor’s repurchase obligation with respect to any automobile loan contract, the holding trust will be entitled to require Exeter to repurchase the affected automobile loan contracts directly from the holding trust.  The holding trust’s rights under the purchase agreement will constitute part of the holding trust’s property and may be enforced directly by the holding trust.  In addition, the holding trust will pledge these rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

Accounts

The servicer will establish and will agree to maintain a deposit account, the lockbox account, with a bank, the lockbox bank.  The servicer will agree to use its best efforts to notify or direct obligors to make all payments on the automobile loan contracts directly to the lockbox bank, and to notify or direct the lockbox bank to deposit all payments on the automobile loan contracts in the lockbox account no later than the business day after receipt.  The lockbox account is a commingled account, into which payments on other automobile loan contracts serviced by the servicer on behalf of itself and other parties will also be deposited from time to time.  The lockbox account will be the subject of an intercreditor agreement, the lockbox intercreditor agreement, pursuant to which a third party, the intercreditor agent, will agree to act as agent on behalf of (a) the issuing entity and the indenture trustee, with respect to proceeds of the automobile loan contracts that are deposited to the lockbox account from time to time, and (b) other persons, with respect to other amounts deposited to the lockbox account from time to time.  Under the lockbox intercreditor agreement, the intercreditor agent does not have the ability to exercise control rights which would have the effect of restricting the servicer’s access to the lockbox account, except upon receipt of direction from a party for whom it is acting as agent to the effect that certain conditions have occurred which would permit such party to restrict such servicer access.  Under the sale and servicing agreement, each of the issuer and the indenture trustee will agree that it will not deliver, or cause to be delivered, a direction or notice which would have the effect of permitting or requiring the intercreditor agent to exercise control rights over the lockbox account, unless a servicer termination event shall have occurred and a successor servicer shall have been appointed and such successor servicer shall have assumed all of the rights and obligations of a successor servicer in accordance with the terms of the sale and servicing agreement. Under the sale and servicing agreement, the indenture trustee will agree to deliver such a notice or direction at the written direction of the majority noteholders. The issuing entity will indemnify the intercreditor agent and its respective officers, directors, employees and agents against any and all loss, liability or expense (including reasonable fees and expenses of outside counsel, including those incurred in connection with (i) any enforcement of the indemnification obligation and (ii) a successful defense, in whole or in part, of any claim that intercreditor agent breached its standard of care), in each case, incurred by it in connection with the performance of its duties under the lockbox intercreditor agreement.

The indenture trustee will establish a collection account in its own name, on the noteholders’ behalf.  The servicer will agree to cause all proceeds of the automobile loan contracts that are deposited to the lockbox account to be transferred, within two business days of deposit in the lockbox account, to the collection account.  The collection account will be maintained with the indenture trustee so long as the indenture trustee’s deposits have a rating acceptable to the engaged rating agencies.  If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer will, with the indenture trustee’s assistance if necessary, establish a new collection account within 5 business days (or such longer period as to which each engaged rating agency may consent) at a bank whose deposits have the required rating under the sale and servicing agreement and will transfer any cash and/or investments to such new collection account.

The indenture trustee will establish and maintain a note distribution account in its own name, on the noteholders’ behalf.  Amounts that are released from the collection account or the reserve account for distribution to noteholders will be deposited to the note distribution account and all distributions to the noteholders will be made from the note distribution account.

The indenture trustee will establish and maintain a reserve account in its own name, on the noteholders’ behalf.  Amounts may be released from the reserve account in the manner set forth in “—Credit Enhancement—Reserve Account.”

The indenture trustee will establish and maintain a Class N reserve account in its own name, on the noteholders’ behalf.  Amounts may be released from the Class N reserve account in the manner set forth in “—Credit Enhancement—Class N Reserve Account.”

Funds on deposit in the collection account, the note distribution account, the Class N reserve account and the reserve account (collectively, the trust accounts) will be invested by the indenture trustee (or any custodian with respect to funds on deposit in such account) in eligible investments that mature not later than the business day prior to the following distribution date selected in writing by the servicer (pursuant to standing instructions or otherwise).  Eligible investments are limited to investments acceptable to the engaged rating agencies as being consistent with the ratings of the notes, and may include securities issued by the sponsor, the servicer or their respective affiliates or other issuing entities created by the sponsor or its affiliates.  The servicer will deposit investment earnings on funds in the collection account and the note distribution account into the collection account on or before each distribution date.  Investment earnings on funds in the reserve account and the Class N reserve account will be deposited into such account on or before each distribution date.  Absent written direction from the servicer, the indenture trustee shall hold such funds uninvested.

All accounts, other than the lockbox account, will be maintained as eligible deposit accounts.  An “eligible deposit account” is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) the long-term unsecured debt of such depository institution has a credit rating acceptable to each rating agency engaged to rate the notes and (ii) such depository institutions’ deposits are insured by the FDIC.

The Servicer

The sponsor will be the initial servicer under the transaction documents.  The servicer may delegate its servicing responsibilities to one or more affiliates or sub-servicers, but delegation will not relieve it of its liabilities under the transaction documents.  The transaction documents will describe certain circumstances under which a servicer may resign or be removed, as described in this prospectus.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the transaction documents.  An uncured material breach of a representation or warranty that materially and adversely affects the interests of the issuing entity, the holding trust or the noteholders will constitute a servicer termination event.

Servicing Procedures

The transaction documents will provide that the servicer will make reasonable efforts to:

(a)	collect all payments due on the automobile loan contracts which are part of the holding trust property; and

(b)	make collections on the automobile loan contracts using the same collection procedures that it follows with respect to automobile loan contracts that it services for itself and others.

Consistent with its Customary Servicing Practices, the servicer may, in its discretion, arrange with an obligor on an automobile loan contract to extend the payment schedule.  Some of the arrangements — including, without limitation, any extension of the payment schedule beyond the final scheduled distribution date for the latest maturing class of notes — may result in the servicer repurchasing the automobile loan contract.  The servicer may sell the vehicle securing a defaulted automobile loan contract, if any, at a public or private sale, or take any other action permitted by applicable law.

Payments on Automobile Loan Contracts

The servicer will deposit into the lockbox account all payments on the related automobile loan contracts, from whatever source, and all proceeds of the automobile loan contracts collected, within two business days of receipt and identification, which amounts will be transferred to the collection account.  The servicer may not commingle amounts deposited in the collection account with funds from other sources.

Servicing Compensation

Under the sale and servicing agreement, the servicer will receive a servicing fee on each distribution date.  For so long as Exeter or the backup servicer is the servicer, the base servicing fee on each distribution date will equal 3.00% times the aggregate Principal Balance of the automobile loan contracts as of the opening of business on the first day of the collection period times one-twelfth (or, in the case of the first distribution date, a fraction, the numerator of which is 22 and the denominator of which is 360).  For so long as any successor servicer other than the backup servicer is the servicer, the servicing fee may be greater than the servicing fee that Exeter and the backup servicer are entitled to receive as the servicer, if a fee adjustment is agreed to by the Majority Noteholders, the depositor and the successor servicer.  However, in the event Exeter is terminated as servicer, and absent any such agreement with respect to a fee adjustment, the backup servicer will be obligated to become the successor servicer for the same servicing fee as Exeter would have been entitled to receive as servicer.  In addition to the base servicing fee, the servicer will also retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loan contracts as supplemental servicing fees, and would be entitled to reimbursement from the issuing entity for various expenses.  The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The servicing fee and any supplemental servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loan contracts as an agent for their beneficial owner.  These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries on the related automobile loan contracts;

•	investigating delinquencies;

•	sending billing statements to obligors;

•	reporting tax information to obligors;

•	paying collection and disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	administering the automobile loan contracts;

•	complying with the terms of the lockbox account agreement and the lockbox intercreditor agreement;

•	accounting for collections and furnishing statements to the indenture trustee with respect to distributions;

•	paying certain taxes;

•	paying accounting fees;

•	paying outside auditor fees; and

•	paying data processing costs.

The servicer will also be reimbursed for repossession and recovery fees and costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

The servicer may delegate its duties under any transaction document with respect to the servicing of and collections on certain automobile loan contracts to an affiliate of the servicer without first obtaining the consent of any person.  The servicer may utilize third party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances.  The fees and expenses of any third party agent will be as agreed between the servicer and its third party agent and none of the indenture trustee, the backup servicer, the issuing entity, the holding trust or the noteholders will have any responsibility for those fees and expenses.  No delegation by the servicer of any of its duties under any transaction document shall relieve the servicer of its responsibility with respect to such duties.

Distributions

Distributions of principal and interest on each note will be made by the indenture trustee to the noteholders.  The timing, calculation, allocation, order, source, priorities of and requirements for distributions on each note will be as described below under “—Distribution Date Payments”, “—Distribution Date Payments after an Event of Default” and “—Distribution Date Payments after an Event of Default Related to a Breach of a Covenant or a Representation and Warranty.”

On each distribution date, the servicer will transfer collections on the automobile loan contracts from the collection account to the note distribution account for distribution to noteholders.  As described below in “—Credit Enhancement”, credit enhancement may be available to cover certain shortfalls in the amount available for distribution.  Distributions in respect of principal of a class of notes will be subordinate to distributions in respect of interest on the class.

Servicer’s Certificates

On each determination date, the servicer will deliver the servicer’s certificate to the indenture trustee, the owner trustee and the backup servicer.  The servicer will also make the servicer’s certificate available to each engaged rating agency no later than the fifteenth day of each month (or, if not a business day, the next succeeding business day).  The servicer’s certificate will specify, among other things:

•	information necessary to enable the indenture trustee to make the required distributions on the related distribution date;

•	the amount of aggregate collections on the automobile loan contracts during the related collection period;

•	the aggregate Purchase Amounts (as defined in the Glossary) of automobile loan contracts purchased by the depositor and Exeter during the related collection period; and

•	the aggregate amount of Net Liquidation Proceeds (as defined in the Glossary) during the related collection period.

The determination date with respect to collections received during a collection period is the second business day prior to the related distribution date in the next calendar month.

Distribution Date Payments

On or prior to each distribution date, the servicer will instruct the indenture trustee to make the following distributions on such distribution date from Available Funds, the amounts withdrawn from the reserve account and the amounts withdrawn from the Class N reserve account (solely in connection with the payment of certain amounts to the Class N Notes) in the following order of priority:

1.
to the servicer, the servicing fee for the related collection period, any supplemental servicing fees for the related collection period and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds; to Exeter, to the extent available, any amounts paid by the borrowers during the related collection period that were deposited in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loan contracts; and to any successor servicer, transition fees not to exceed $200,000 (including boarding fees) in the aggregate;

2.
to each of the indenture trustee, the custodian, the owner trustee, the backup servicer (including the backup servicer in its capacity as successor servicer if so appointed), the lockbox bank, the intercreditor agent and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnities then due to each of them (in each case, to the extent Exeter has not previously paid those fees, expenses and indemnities and, in the case of any such amounts payable to the lockbox bank or the intercreditor agent, as applicable, to the extent such amounts are allocable to the issuing entity, and provided that such fees, expenses and indemnities payable shall not exceed (i) $100,000 in the aggregate in any calendar year to the owner trustee, (ii) $25,000 in the aggregate in any calendar year to the custodian, (iii) $100,000 in the aggregate in any calendar year to the indenture trustee and the backup servicer (including the backup servicer in its capacity as successor servicer if so appointed), (iv) $50,000 in the aggregate in any calendar year to the asset representations reviewer, (v) $50,000 in the aggregate in any calendar year to the lockbox bank and (vi) $25,000 in the aggregate in any calendar year to the intercreditor agent);

3.
to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount (as defined in the Glossary) payable on the Class A Notes, to be paid pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes;

4.
to the note distribution account, to make a payment of principal to the extent necessary to reduce the aggregate principal amount of the Class A Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal;”

5.	to the note distribution account, to make a payment of the remaining note principal amount of each class of Class A Notes on its respective final scheduled distribution date;

6.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class B Notes;

7.
to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4 and 5 above, to reduce the combined principal amount of the Class A Notes and Class B Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal;”

8.	to the note distribution account, to make a payment of the remaining note principal amount of the Class B Notes on its final scheduled distribution date;

9.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class C Notes;

10.
to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7 and 8 above, to reduce the combined principal amount of the Class A Notes, Class B Notes and Class C Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal;”

11.	to the note distribution account, to make a payment of the remaining note principal amount of the Class C Notes on its final scheduled distribution date;

12.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class D Notes;

13.
to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10 and 11 above, to reduce the combined principal amount of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal;”

14.	to the note distribution account, to make a payment of the remaining note principal amount of the Class D Notes on its final scheduled distribution date;

15.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class E Notes;

16.
to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10, 11, 13 and 14 above, to reduce the combined principal amount of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal;”

17.	to the note distribution account, to make a payment of the remaining note principal amount of the Class E Notes on its final scheduled distribution date;

18.	to the reserve account, an amount necessary to cause the amount deposited therein to equal the specified reserve account amount;

19.	to the note distribution account, to make a payment of the Principal Payment Amount which amount will be paid out as described above under “Description of the Notes—Payments of Principal;”

20.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class N Notes;

21.	to the Class N reserve account, the amount necessary to cause the amount deposited therein to equal the Class N specified reserve account amount;

22.	to the note distribution account, for amounts due and unpaid on the Class N Notes for principal, until the Class N Notes are paid in full;

23.
to pay each of the indenture trustee, the custodian, the owner trustee, the asset representations reviewer, the lockbox bank, the intercreditor agent, the backup servicer (including the backup servicer in its capacity as successor servicer if so appointed)  and any successor servicer, any fees, expenses and indemnities then due to such party that are in excess of the aggregate limit or maximum aggregate annual limit specified in clause 1 or clause 2 above, as applicable; and

24.	to pay all remaining amounts to the certificate distribution account for further distribution to the certificateholders.

Amounts that would remain on deposit in the reserve account on any distribution date that are in excess of the lesser of (i) at least 1.00% of the Pool Balance as of the cutoff date and (ii) the aggregate principal amount of the publicly offered notes and the Class E Notes after giving effect to all payments on that distribution date, will be added to Available Funds and distributed in accordance with the priorities set forth above.  The reserve account balance on any distribution date will not in any event be greater than the aggregate principal amount of the publicly offered notes and the Class E Notes on that distribution date after giving effect to all payments on that distribution date.  On any distribution date that the amount on deposit in the reserve account, together with Available Funds, is sufficient to pay all amounts due pursuant to priorities 1 through 17 set forth above and the note principal amount of all Outstanding publicly offered notes and Class E Notes, such amounts will be used to pay such classes of the notes in full on such distribution date.

On each distribution date, the amount on deposit in the Class N reserve account will be withdrawn, to the extent necessary, to fund any shortfall in Available Funds necessary to make interest payments on the Class N Notes on such distribution date pursuant to priority 20 set forth above.  On any distribution date that the amount on deposit in the Class N reserve account, together with Available Funds remaining after giving effect to distributions pursuant to the priorities in clauses 1 through 20 set forth above, would be sufficient to pay the Outstanding Class N Notes in full on such distribution date, the amount on deposit in the Class N reserve account will be added to Available Funds and distributed in accordance with the priorities set forth in clauses 22 through 24 above.

Distribution Date Payments after an Event of Default

Amounts collected (i) following the occurrence of an event of default pursuant to clauses 1, 2, 5 or 6 set forth under “Description of the Notes—Events of Default” or (ii) upon liquidation of the trust assets will not be distributed in accordance with the priorities set forth under “—Distribution Date Payments” but will instead be distributed in accordance with the following order of priority:

1.
to the servicer, the owner trustee, the indenture trustee, the custodian, the backup servicer  (including the backup servicer in its capacity as successor servicer if so appointed), the lockbox bank, the intercreditor agent and the asset representations reviewer, certain amounts due and owing to such entities, pursuant to the priorities set forth at clauses 1 and 2 under “—Distribution Date Payments” above, ratably, without preference or priority of any kind and without regard to the caps set forth in clauses 1 and 2 under “—Distribution Date Payments” above;

2.	to the Class A noteholders, pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes, for amounts due and unpaid on the Class A Notes for interest;

3.
first, to the Class A-1 noteholders, for amounts due and unpaid on the Class A-1 Notes for principal, until the Class A-1 Notes are paid in full, and second, to the Class A-2 noteholders and Class A-3 noteholders for amounts due and unpaid on the Class A-2 Notes and Class A-3 Notes for principal, pro rata, based upon their respective unpaid principal amounts, until the Class A-2 Notes and the Class A-3 Notes are paid in full;

4.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for principal, until the Class B Notes are paid in full;

6.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for principal, until the Class C Notes are paid in full;

8.	to the Class D noteholders, for amounts due and unpaid on the Class D Notes for interest;

9.	to the Class D noteholders, for amounts due and unpaid on the Class D Notes for principal, until the Class D Notes are paid in full;

10.	to the Class E noteholders, for amounts due and unpaid on the Class E Notes for interest;

11.	to the Class E noteholders, for amounts due and unpaid on the Class E Notes for principal, until the Class E Notes are paid in full;

12.	to the Class N noteholders, for amounts due and unpaid on the Class N Notes for interest;

13.	to the Class N noteholders, for amounts due and unpaid on the Class N Notes for principal, until the Class N Notes are paid in full; and

14.	to pay all remaining amounts to the certificate distribution account for further distribution to the certificateholders.

Distribution Date Payments after an Event of Default Related to a Breach of a Covenant or a Representation and Warranty

Amounts collected following the occurrence of an event of default related to a breach of a covenant or a representation and warranty will be distributed in accordance with the priorities set forth under “—Distribution Date Payments,” except that (a) the amounts to be distributed pursuant to clauses 1 and 2 under “—Distribution Date Payments” shall be made without regard to the caps set forth therein and (b) the amount of principal to be distributed pursuant to clause 19 under “—Distribution Date Payments” shall instead be used to pay principal (i) on the Class A-1 Notes until they are paid in full, (ii) on the Class A-2 Notes and Class A-3 Notes, pro rata, based upon their respective unpaid principal amounts, until the Class A-2 Notes and Class A-3 Notes are paid in full, (iii) then on the Class B Notes until they are paid in full, (iv) then on the Class C Notes until they are paid in full, (v) then on the Class D Notes until they are paid in full, and (vi) then on the Class E Notes until they are paid in full.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority as set forth under “—Distributions—Distribution Date Payments” in this prospectus.  The fees described below do not change upon an event of default.

Fee	General Purpose of the Fee	Amount or Calculation of Fee
Servicing Fee	Compensation to the servicer for services provided pursuant to the transaction documents.
If Exeter or the backup servicer is the servicer, on each distribution date, the product of 3.00% times the aggregate Principal Balance of the automobile loan contracts as of the opening of business on the first day of the related collection period times one-twelfth (or, in the case of the first distribution date, a fraction, the numerator of which is 22 and the denominator of which is 360).  The servicer will also be entitled to receive a supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the automobile loan contracts during the related collection period (but excluding any fees or expenses related to extensions and any fees, expenses or charges paid by obligors and in respect of which the servicer was previously reimbursed as supplemental servicing fees).

Indenture Trustee Fee	Compensation to the indenture trustee for services provided pursuant to the transaction documents.	$416.66 monthly.
Owner Trustee Fee	Compensation to the owner trustee for services provided pursuant to the transaction documents.	$312.50 monthly.
Backup Servicer Fee	Compensation to the backup servicer for services provided pursuant to the transaction documents.	$3,500 monthly.
Custodian Fee	Compensation to the custodian for services provided pursuant to the custodial agreement.	The aggregate of all fees and expenses paid by the custodian to the sub-custodians in respect of the automobile contracts in the collection period, monthly.

Fee	General Purpose of the Fee	Amount or Calculation of Fee
Lockbox Bank Fee	Compensation to the lockbox bank for services provided pursuant to the lockbox account agreement and which are allocable to the issuing entity.	Approximately $1,500, monthly.
Intercreditor Agent Fee	Compensation to the intercreditor agent for services provided pursuant to the lockbox intercreditor agreement and which are allocable to the issuing entity.	An amount not expected to exceed $8,000, annually.
Asset Representations Reviewer Fees	Compensation to the asset representations reviewer for serving pursuant to the asset representations review agreement.
$5,000, annually.  In the event of an asset representations review, the asset representations reviewer will also be entitled to payment of a fee equal to $200 for each automobile loan contract tested as part of such asset representations review.

The expenses of the servicer will be reimbursed as set forth under “—Servicing Compensation.”

Collection Period Statements

Prior to each distribution date, the servicer will provide to the indenture trustee, as of the close of business on the last day of the preceding collection period, a statement describing substantially the same information provided in the periodic reports to noteholders.  These reports are described under “—Statements to Noteholders”, above.

Credit Enhancement

Credit enhancement for any class of notes is intended to enhance the likelihood that noteholders of that class of notes will receive the full amount of principal and interest due and to decrease the likelihood that the noteholders will experience losses.  Credit enhancement for a class of notes will not provide protection against all risks of loss and will not necessarily guarantee repayment of the entire principal amount and interest.  If losses occur which exceed the amount covered by any applicable credit enhancement for the publicly offered notes and the Class E notes, or which are not covered by any applicable credit enhancement for the publicly offered notes and the Class E notes, the amount available to make payments on the publicly offered notes and the Class E Notes will be reduced to the extent of these losses and the related noteholders will bear their allocable share of deficiencies.  Any such risk of loss to the publicly offered notes and the Class E Notes will be borne first by the Class E Notes, then the Class D Notes, then the Class C Notes, then the Class B Notes, then the Class A-3 Notes, then the Class A-2 Notes and, finally, the Class A-1 Notes.

Credit enhancement for the publicly offered notes and the Class E Notes is provided by:

•
the application of excess cashflow with respect to such classes of the notes, which is the amount by which the interest paid by the obligors exceeds the interest earned on such classes of the notes and other fees and expenses of the issuing entity;

•	overcollateralization, which is the excess of the Pool Balance over the aggregate principal amount of such classes of the notes;

•	amounts on deposit in the reserve account; and

•	the subordination of each such class of notes, if any, that is junior in its right to receive payments of principal and interest to the related class of notes.

Application of Excess Cashflow

Because it is anticipated that more interest will be paid by the obligors than is necessary to pay the interest earned on the publicly offered notes and the Class E Notes and the issuing entity’s monthly fees and expenses, there is expected to be excess cashflow with respect to such classes of the notes each month.  To the extent that the collections in any month are greater than the amount necessary to pay trust expenses, interest on the publicly offered notes and the Class E Notes and certain required parity payments of principal on such classes of the notes, the remaining amount will be available to make principal payments on such classes of the notes in order to build and maintain overcollateralization at a targeted level and to maintain the reserve account at the reserve account required amount.

Overcollateralization

Overcollateralization will exist whenever the Pool Balance exceeds the aggregate note principal amount of the publicly offered notes and the Class E Notes.  On the closing date the initial amount of overcollateralization with respect to the publicly offered notes and the Class E Notes will be approximately 6.95% of the Pool Balance as of the cutoff date, but the sale and servicing agreement requires that the amount of overcollateralization be increased to, and then maintained at, a target amount.

The target amount of overcollateralization with respect to the publicly offered notes and the Class E Notes on any distribution date will equal the greater of:

(1) 11.65% of the Pool Balance as of the end of the related collection period; and

(2) 1.50% of the Pool Balance as of the cutoff date.

The Principal Payment Amount that is paid on each distribution date will reduce the note principal amount of the most senior Outstanding class or classes of the publicly offered notes and the Class E Notes.  The Principal Payment Amount will be no greater than the amount that is necessary to build or maintain the actual amount of overcollateralization with respect to the publicly offered notes and the Class E Notes to the target amount of overcollateralization.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class.  Consequently, to the extent that the trust assets do not generate enough cash on any distribution date to satisfy the issuing entity’s payment obligations with respect to the publicly offered notes and the Class E Notes, payments will be made in accordance with the priorities set forth under “—Distribution Date Payments” above, and any such shortfalls will be absorbed by the publicly offered notes and the Class E Notes as follows:

•	first, by the holders of the Class E Notes, to the extent amounts are due to them;

•	second, by the holders of the Class D Notes, to the extent amounts are due to them;

•	third, by the holders of the Class C Notes, to the extent amounts are due to them;

•	fourth, by the holders of the Class B Notes, to the extent amounts are due to them;

•	fifth, by the holders of the Class A-3 Notes, to the extent amounts are due to them;

•	sixth, by the holders of the Class A-2 Notes, to the extent amounts are due to them; and

•	seventh, by the holders of the Class A-1 Notes, to the extent amounts are due to them.

Reserve Account

On the closing date, a reserve account will be established in the name of the indenture trustee on behalf of the noteholders and a deposit of at least $11,080,043, which is approximately 1.00% of the Pool Balance as of the cutoff date, will be made to the reserve account. The reserve account will be in the name of and maintained by the indenture trustee for the benefit of the noteholders and will be part of the trust assets.  On each distribution date, any excess cashflow with respect to the publicly offered notes and the Class E notes will be deposited to the reserve account to maintain the amount on deposit therein at 1.00% or more of the Pool Balance as of the cutoff date; provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the publicly offered notes and the Class E Notes after giving effect to all payments on that distribution date.

Amounts on deposit in the reserve account will be invested in certain eligible investments at the direction of the servicer that mature not later than the business day prior to the following distribution date.  Any net income from those investments will be deposited into the reserve account.  Absent written direction from the servicer, the indenture trustee shall hold such funds uninvested.

On each distribution date, the amount on deposit in the reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of trust expenses, interest payments on the publicly offered notes and the Class E Notes, principal payments on the publicly offered notes and the Class E Notes that are necessary to prevent the aggregate principal amount of such classes of the notes from exceeding the Pool Balance, and principal payments on each class of the publicly offered notes and the Class E Notes that are necessary to pay off each such class of the notes on its final scheduled distribution date.  See “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus.

If the amount on deposit in the reserve account on any distribution date, after giving effect to any withdrawals on that distribution date, exceeds the lesser of (i) at least 1.00% of the Pool Balance as of the cutoff date and (ii) the aggregate principal amount of the publicly offered notes and the Class E Notes after giving effect to all payments on that distribution date, excess amounts will be added to Available Funds and distributed in accordance with the priorities set forth above under “—Distribution Date Payments.”

On any distribution date that the amount on deposit in the reserve account, together with Available Funds, is sufficient to pay all amounts due pursuant to priorities 1 through 17 set forth above under “—Distribution Date Payments” and the note principal amount of all Outstanding classes of the publicly offered notes and the Class E notes, such amounts will be used to repay all such Outstanding classes of the notes in full on such distribution date.

Class N Reserve Account

The Class N reserve account provides credit enhancement solely for the Class N Notes and will not be available to make payments to the holders of any other classes of the notes. On the closing date, a Class N reserve account will be established in the name of the indenture trustee on behalf of the noteholders and a deposit of at least $9,972,039, which is approximately 0.90% of the Pool Balance as of the cutoff date, will be made to the Class N reserve account. The Class N reserve account will be in the name of and maintained by the indenture trustee for the benefit of the noteholders and will be part of the trust assets.  On each distribution date prior to the payment in full of the Class N Notes, Available Funds remaining after giving effect to distributions pursuant to the priorities in clauses 1 through 20 set forth under “—Distribution Date Payments” above will be deposited to the Class N reserve account to maintain the amount on deposit therein at 0.90% or more of the Pool Balance as of the cutoff date.

Amounts on deposit in the Class N reserve account will be invested in certain eligible investments at the direction of the servicer that mature not later than the business day prior to the following distribution date.  Any net income from those investments will be deposited into the Class N reserve account.  Absent written direction from the servicer, the indenture trustee shall hold such funds uninvested.

On each distribution date, the amount on deposit in the Class N reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the interest payments on the Class N Notes.  See “Description of the Transaction Documents—Distributions—Distribution Date Payments” in this prospectus.

On any distribution date that the amount on deposit in the Class N reserve account, together with Available Funds remaining after giving effect to distributions pursuant to the priorities in clauses 1 through 20 set forth under “—Distribution Date Payments” above, would be sufficient to pay the Outstanding Class N Notes in full on such distribution date, the amount on deposit in the Class N reserve account will be added to Available Funds and distributed in accordance with the priorities set forth in clauses 22 through 24 under “—Distribution Date Payments” above.  The Class N specified reserve account amount will be equal to $0 on and after the distribution date on which the Class N Notes are paid in full.

Evidence as to Compliance

The transaction documents provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year (or, in the case of the first such certificate, from the closing date), except as specified in the statement.  In the event that the backup servicer or another successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement.

The sale and servicing agreement requires the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding calendar year (or, in the case of the first such certificate, from the closing date) with all applicable servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. In the event that the backup servicer or another successor servicer assumes the servicing duties under the transaction documents, such servicer will provide a separate annual statement.

Pursuant to the sale and servicing agreement, a firm of independent certified public accountants will furnish to the indenture trustee on or before March 31 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects during the immediately preceding calendar year (or, in the case of the first such certificate, from the closing date).

Matters Regarding the Servicer

The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law.  No resignation will become effective until the backup servicer or another successor servicer has assumed the servicer’s servicing obligations and duties under the transaction documents.

The servicer will not be liable to the issuing entity, the holding trust or the noteholders for taking any action; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence (excluding errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties.  The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Servicer Termination Event

Any of the following events will constitute a servicer termination event under the sale and servicing agreement:

•
the servicer’s failure to deliver any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for more than two business days (or, in the case of certain amounts relating to a receivable that has been purchased by the initial servicer or repurchased by Exeter or the depositor, one business day) after written notice from the indenture trustee or after discovery of such failure by a responsible officer of the servicer; provided, however, that if any such delay or failure of performance shall have been caused by a Force Majeure Event, such two business day grace period shall be extended for an additional sixty (60) calendar days;

•
the servicer’s failure to observe or perform in any respect any other covenant or agreement under the sale and servicing agreement, which failure (i) materially and adversely affects the rights of the noteholders and (ii) continues unremedied for 45 days after knowledge thereof by the servicer or after the indenture trustee gives the servicer written notice of such failure; provided, that no servicer termination event will result from the breach by the servicer of any covenant for which (A) the purchase of the affected automobile loan contract is specified as the sole remedy pursuant to the sale and servicing agreement and (B) such purchase of the affected automobile loan contract has been consummated; provided further, however, that if any such delay or failure of performance shall have been caused by a Force Majeure Event, such 45 day grace period shall be extended for an additional sixty (60) calendar days;

•
the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer, or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the servicer and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within sixty (60) days;

•
the commencement by the servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or of any substantial part of its property or the making by the servicer of an assignment for the benefit of creditors or the failure by the servicer generally to pay its debts as such debts become due or the taking of corporate action by the servicer in furtherance of any of the foregoing; or

•
any servicer representation, warranty or statement proves to be incorrect in any material respect, and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuing entity, the holding trust or the noteholders, and the circumstances or conditions in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 45 days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee; provided, however, if any circumstance or condition in respect of which such representation, warranty or statement was incorrect shall have been caused by a Force Majeure Event, such 45 day grace period shall be extended for an additional sixty (60) calendar days.

Rights Upon Servicer Termination Event

If a servicer termination event has occurred and remains unremedied, the indenture trustee shall at the written direction of the Majority Noteholders, or the Majority Noteholders may, terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

If Exeter is the servicer that is terminated or that resigns as described under “—Matters Regarding the Servicer” above, then the backup servicer, or any other successor servicer appointed by the indenture trustee (acting at the direction of the Majority Noteholders) pursuant to the sale and servicing agreement, will succeed to all the responsibilities, duties, and liabilities of the servicer (except as otherwise set forth in the sale and servicing agreement).  If the terminated servicer is not Exeter, the indenture trustee (acting at the direction of the Majority Noteholders) will appoint a successor servicer subject to satisfaction of the criteria set forth in the sale and servicing agreement.

Any successor to Exeter as servicer will succeed to all the responsibilities, duties, and liabilities of Exeter under the sale and servicing agreement (except as otherwise set forth in the sale and servicing agreement).  If any entity other than Exeter or the backup servicer becomes the servicer, the servicing fee may be adjusted by agreement of the Majority Noteholders, the depositor and such successor servicer, as set forth in the sale and servicing agreement, and such adjusted compensation may be greater than the servicing fee that Exeter and the backup servicer are entitled to receive as servicer.  The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer’s duties, which could result in delays and/or disruptions in collections on the automobile loan contracts and delays and/or reductions in payments on the notes.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing.  In the event the backup servicer is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer that is able to service the automobile loan contracts in accordance with the terms of the transaction documents.  The indenture trustee may make arrangements for compensation to be paid to the successor servicer, which may be greater than the servicing compensation payable to the servicer under the transaction documents, to the extent set forth therein.

Any transition fees to the backup servicer or the successor servicer will be payable by the issuing entity as described under “—Distributions—Distribution Date Payments.”

Waiver of Past Defaults

The Majority Noteholders may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and the consequences of any default.  No waiver will impair the noteholders’ rights with respect to subsequent defaults or other defaults or impair any right consequent thereto.

Replacement of Custodian, Owner Trustee, Indenture Trustee and Backup Servicer

Replacement of Custodian

Exeter, in its capacity as custodian, may resign or be removed at any time under the custodian agreement upon 30 days’ notice to the other parties thereto.  Upon resignation or removal of Exeter as the custodian, the indenture trustee, or its agent, as the case may be, shall act as custodian of the automobile loan contracts and the related automobile loan contract files on behalf of the noteholders until such time as a successor custodian has been appointed.

Replacement of Owner Trustee

The owner trustee may resign at any time under the trust agreement or the holding trust agreement.  Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement or the holding trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor under the trust agreement or holding trust agreement, as applicable, may remove the owner trustee.  Upon the owner trustee’s resignation or removal, the depositor under the trust agreement or holding trust agreement, as applicable, shall promptly appoint a successor owner trustee.

Replacement of Indenture Trustee

Under the indenture, the indenture trustee may resign at any time upon notice to the issuing entity.  Additionally, the issuing entity may and shall remove the indenture trustee for the following causes:

•	at any time, the indenture trustee shall cease to be eligible under the indenture;

•
a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the indenture trustee or for any substantial part of the indenture trustee’s property, or ordering the winding-up or liquidation of the indenture trustee’s affairs;

•
an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the indenture trustee and such case is not dismissed within 60 days;

•
the indenture trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator for the indenture trustee or for any substantial part of the indenture trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the indenture trustee otherwise becomes incapable of acting.

If the indenture trustee resigns or is removed, the issuing entity shall promptly appoint a successor indenture trustee and shall promptly transfer all trust accounts to an institution that meets the eligibility requirements set forth in the indenture.  Additionally, if the indenture trustee ceases to be eligible under the indenture, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

Replacement of Backup Servicer

Under the sale and servicing agreement the backup servicer may not resign from its obligations and duties as backup servicer, except upon determination that the performance by the backup servicer of its duties is no longer permissible under applicable law.  No resignation of the backup servicer shall be effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the backup servicer.  Additionally, prior to an appointment of the backup servicer as successor servicer, the indenture trustee shall, at the direction of the Majority Noteholders, without cause, upon not less than 30 days’ notice, terminate the rights and obligations of the backup servicer.

If the backup servicer replaces the servicer in accordance with the sale and servicing agreement following the servicer’s resignation or termination, the backup servicer shall be successor in all respects (except as expressly set forth in the sale and servicing agreement) to the servicer in its capacity as servicer under the sale and servicing agreement and shall be subject to the termination provisions relating to the servicer under the sale and servicing agreement and as described herein under “Description of the Transaction Documents—Servicer Termination Event.”

Amendment

The sale and servicing agreement may be amended by the depositor, the servicer, the holding trust and the issuing entity, with the consent of the indenture trustee (which consent may not be unreasonably withheld), but without the consent of the noteholders.  Similarly, the indenture may be amended by the issuing entity, the holding trust and the indenture trustee, but without the consent of the noteholders.  The sale and servicing agreement or the indenture may be amended in this manner to, among other things, (A) cure any ambiguity or conform such agreement to this prospectus; provided, however, that the owner trustee, indenture trustee and the backup servicer (including the backup servicer in its capacity as the successor servicer if so appointed) will be entitled to receive an opinion of counsel stating that such amendment is authorized or permitted by such agreement and all conditions precedent to such amendment, if any, provided for in such agreement have been met, and (B) correct or supplement any provisions thereof, comply with any changes in the Code, or make any other provision with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions of such agreement; provided, however, that the owner trustee and indenture trustee will be entitled to receive an opinion of counsel stating that such amendment (i) will not adversely affect in any material respect the interests of any noteholder and (ii) is authorized or permitted by such agreement and all conditions precedent to such amendment, if any, provided for in such agreement have been met (and in the case of an amendment to the indenture, as to certain tax matters).

The sale and servicing agreement may also be amended by the depositor, the servicer, the holding trust and the issuing entity, with the consent of the indenture trustee and the Majority Noteholders in order to, among other things, add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.  However, to the extent not otherwise permitted above, the amendment may not increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on automobile loan contracts or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, unless the holders of all notes affected by the amendment provide their consent.

The indenture may also be amended by the issuing entity, the holding trust and the indenture trustee with the consent of the Majority Noteholders and with prior notice by the issuing entity to the engaged rating agencies for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture.  However, to the extent not otherwise permitted above, the amendment may not, among other things, increase or reduce in any manner or accelerate or delay the timing of distributions that are required to be made to the noteholders, reduce the percentage of the noteholders required to consent to the amendment or to direct the issuing entity to sell or liquidate the holding trust property or the trust property, impair the right to institute suit for the enforcement of the provisions of the indenture or permit the creation of any lien ranking prior to or on a parity with the lien of the indenture, unless the holders of all notes affected by the amendment provide their consent.

The depositor and servicer must deliver to the owner trustee and the indenture trustee, upon the execution and delivery of the sale and servicing agreement and certain amendments to the sale and servicing agreement, an opinion of counsel, satisfactory to the indenture trustee, which states that all financing statements and continuation statements have been filed.

Termination

The obligations of the servicer, the sponsor and the indenture trustee will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last automobile loan contract and the disposition of any amounts received upon liquidation of any remaining automobile loan contracts; and

•	the final payment to noteholders.

In addition, if the Pool Balance has declined to 5% or less of the Pool Balance as of the cutoff date, in order to avoid excessive administrative expense, the servicer or the depositor will be permitted, at its option, to exercise the “clean-up call” as further described under “Description of the Notes—Optional Redemption.”

Asset Representations Review Triggers and Procedures

The asset representations reviewer has been hired by the issuing entity pursuant to the asset representations review agreement. The asset representations review agreement provides that, if two trigger conditions are both met, the asset representations reviewer will perform a review of certain of the automobile loan contracts to test for compliance with the representations made by the sponsor and the depositor about the automobile loan contracts under the transaction documents. The first trigger is a delinquency trigger, that will occur if the aggregate Principal Balance of automobile loan contracts that are more than 60 days delinquent as a percentage of the Pool Balance as of the end of a collection period, or the delinquency trigger automobile loan contracts, meets or exceeds the percentage set forth under “—Delinquency Trigger.” If the delinquency trigger occurs, it will be indicated on the distribution report filed under cover of Form 10-D relating to that collection period. The second trigger is a voting trigger that will be met if, following the occurrence of the delinquency trigger, first, the noteholders of at least 5% of the outstanding principal amount of notes (exclusive of the outstanding principal amount of any notes that are held by the sponsor or any of its affiliates) demand a vote about whether an asset representations review should be conducted and, second, if such a vote is demanded, the noteholders of a majority of the principal amount of the notes that participate in the resulting vote (exclusive of the outstanding principal amount of any notes that are held by the sponsor or any of its affiliates) are in favor of conducting an asset representations review. The review fees that will be payable to the asset representations reviewer will be $200 for each automobile loan contract tested as part of the asset representations review.

Delinquency Trigger

The delinquency rate for any collection period will represent the aggregate Principal Balance of the automobile loan contracts that are 61 days or more delinquent (and not a Liquidated Receivable) as of the end of that collection period, expressed as a percentage of the Pool Balance as of the end of that collection period. The servicer considers an automobile loan contract to be 61 days or more delinquent for purposes of calculating the delinquency rate if, as of the related date of determination, more than 10% of any scheduled automobile loan contract payment remains unpaid for more than 60 days.  If the delinquency rate for any collection period exceeds the related delinquency trigger rate then the delinquency trigger will have been breached for that collection period. The delinquency trigger rate will be equal to 40%.

The sponsor established the delinquency trigger rate by considering the monthly delinquency rates observed on its prior securitizations of automobile loan contracts since 2012.

Voting Trigger

If the delinquency trigger occurs, any noteholder or group of noteholders may demand in writing that the indenture trustee call a vote of all noteholders to determine whether the asset representations reviewer must perform a review of the automobile loan contracts. If any noteholder or group of noteholders demands that the indenture trustee call such a vote during a collection period, then that will be reported in the Form 10-D that is filed with respect to that collection period.   If the noteholder requesting a vote is not a noteholder of record, the noteholder must provide the indenture trustee with a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note).

If, within 90 days of the date on which the Form 10-D is filed that reports the occurrence of the related delinquency trigger, noteholders of at least 5% of the outstanding principal amount of the notes as of the date on which such delinquency trigger occurred (exclusive of the outstanding principal amount of any notes that are held by the sponsor or any of its affiliates) contact the indenture trustee to demand in writing a vote of all noteholders regarding whether an asset representations review should be conducted, then the indenture trustee will submit the matter to a vote of all noteholders through DTC. If the indenture trustee submits the matter to a vote of all noteholders during a collection period, then that will be reported in the Form 10-D that is filed with respect to that collection period. Any such vote will remain open until the 150th day after the date on which the Form 10-D was filed that reported the occurrence of the related delinquency trigger. In any vote, the noteholders will be able to vote to indicate whether or not to conduct an asset representations review.

If a voting quorum of noteholders holding at least 5% of the outstanding principal amount of all notes (exclusive of the outstanding principal amount of any notes that are held by the sponsor or any of its affiliates) participate in the related vote and if noteholders holding a majority of the principal amount of the notes that are voted cast votes that are in favor of directing an asset representations review, then the indenture trustee will promptly notify the asset representations reviewer and the servicer to commence an asset representations review in accordance with the asset representations review agreement. The date on which any such notice is provided by the indenture trustee will be the review notice date. If either the required voting quorum of noteholders do not participate in the related vote or if a voting quorum is achieved but noteholders holding a majority of the principal amount of the notes that are voted cast votes that are against directing an asset representations review, then no asset representations review will occur as a result of the related delinquency trigger.

Regardless of (i) whether a vote to conduct an asset representations review is called and (ii) the result of any such vote that is conducted, a subsequent vote may be called in the same manner and subject to the same conditions described in this section if a delinquency trigger is met again with respect to a future collection period.

Asset Representations Review Procedures

Any review of the automobile loan contracts pursuant to the asset representations review agreement will be performed only on the related delinquency trigger automobile loan contracts. With respect to any such review, the delinquency trigger automobile loan contracts will be those automobile loan contracts that were at least 60 days delinquent when the related delinquency trigger rate was breached.

The servicer will provide the asset representations reviewer with access to the contract files for the delinquency trigger automobile loan contracts and other information necessary for the review of the delinquency trigger automobile loan contracts within 60 days of the review notice date. The asset representations reviewer will complete its review within 60 days after receiving access to all review materials, provided that the review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided by the servicer within the required time period or that require clarification of any review materials or testing procedures. If any delinquency trigger automobile loan contracts is paid in full or repurchased from the issuing entity before the asset representations reviewer has delivered its report pursuant to the asset representations review agreement, the asset representations reviewer will terminate all testing with respect to that delinquency trigger automobile loan contract.

Any asset representations review will consist of performing specific tests for each related representation, as detailed in the asset representation review agreement, and each delinquency trigger automobile loan contract and determining whether each test was passed or failed. These tests were designed by the sponsor to determine whether a delinquency trigger automobile loan contract was not in compliance with the related representations made in the transaction documents at the relevant time, which is usually either at origination of the automobile loan contract or as of the cutoff date or closing date. There may be multiple tests specified in the asset representations review agreement for each such representation. The asset representations review agreement describes what conditions will constitute a test failure with respect to any automobile loan contract that is reviewed as part of an asset representations review.

The tests that are conducted as part of an asset representations review are not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination of the related automobile loan contract. The tests are not designed to determine whether the servicer serviced the related automobile loan contract in compliance with the sale and servicing agreement after the cutoff date or closing date. The tests are not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether the sponsor’s origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent. The asset representations reviewer is not responsible for determining whether noncompliance of any delinquency trigger automobile loan contracts with the related representations and warranties constitutes a breach of the transaction documents or whether any such delinquency trigger automobile loan contract is required to be repurchased from the issuing entity.

Upon completion of an asset representations review, the asset representations reviewer will deliver to the issuing entity, the servicer and the indenture trustee a report on the test results for each delinquency trigger automobile loan contract and each test conducted. Upon receipt of the report, the related review fee pursuant to the asset representations review agreement will be due and payable to the asset representations reviewer according to the priority of payment as described under “—Distributions—Distribution Date Payments.” The servicer will cause a summary of each such report provided by the asset representations reviewer to be included in the Form 10-D that is filed with respect to the collection period during which such asset representations review report is received by the servicer.

Any noteholder may request from the indenture trustee or the servicer a full copy of each report, if any, delivered by the asset representations reviewer following the completion of an asset representation review. If the requesting noteholder is not a noteholder of record, the noteholder must provide the servicer or the indenture trustee, as applicable, with a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). If any requested report contains personally identifiable information regarding obligors, the servicer may condition its or the indenture trustee’s delivery of that portion of the report on the requesting noteholder’s delivery to the servicer of an agreement acknowledging that it may use that information only for the limited purpose of assessing the nature of the related breaches of representations and warranties and may not use that information for any other purpose.

Dispute Resolution for Repurchase Requests

If the servicer, the issuing entity or any noteholder (each a requesting party) determines that a representation or warranty that was made by the depositor or Exeter regarding an automobile loan contract was breached and that the interests of the noteholders in the related automobile loan contract are materially and adversely affected by the breach, then any such party may request that the depositor or Exeter, as applicable, repurchase the affected automobile loan contract in accordance with the terms of the transaction documents.  Any demand to repurchase an automobile loan contract will be resolved if the related automobile loan contract is repurchased in accordance with the transaction documents, if the condition that led to the related breach is remedied, or if the requesting party withdraws its demand to repurchase the affected automobile loan contract.

The status of all outstanding repurchase demands will be reported quarterly on Form ABS-15G filings that are made pursuant to Rule 15Ga-1 of the Exchange Act. If any repurchase demand is not resolved by the 180th day after the demand to repurchase is received by the depositor or Exeter, as applicable, the servicer or the depositor will cause to be included in the Form 10-D that is filed with respect to the collection period during which such 180th day took place a statement describing the unresolved demand. The party that originally requested the repurchase or any noteholder will then have the right to refer the unresolved repurchase request to either mediation (including non-binding arbitration) or binding arbitration by providing notice to Exeter and the depositor within 90 days after the date on which the related Form 10-D is filed. Exeter and/or the depositor, as applicable, must agree to participate in the selected resolution method. Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.  A requesting party may not initiate a mediation (including nonbinding arbitration) or arbitration with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded.

A mediation or arbitration will be administered by the American Arbitration Association, or the AAA, using its mediation or arbitration rules in effect at the time of the closing date. If the AAA no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Exeter and the related mediation or arbitration will be administered by that organization using its relevant rules that are then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration that are set forth in the transaction documents, then the procedures set forth in the transaction documents will apply. Any mediation or arbitration will be held at the offices of the mediator or arbitrator or at another location selected by the sponsor or the depositor. Any party or witness may appear by video conference or teleconference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals that is maintained by the mediation or arbitration organization.  Any mediator or arbitrator must be impartial, knowledgeable about and experienced with the law of the state of New York and will be an attorney with at least 15 years of experience specializing in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation (including non-binding arbitration), the parties will agree to use commercially reasonable efforts to begin the mediation within 15 business days of the selection of the mediator and to conclude the mediation within 30 days of the start of the mediation. The costs of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to binding arbitration or adjudicate the dispute in court.

For a binding arbitration, the arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of the selection of the arbitrator and, for each party, will be limited to two witness depositions (each not to exceed five hours), two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that such additional discovery is reasonable and necessary. Briefs that are presented by the parties will be limited to no more than ten pages each and will be limited to initial statements of the case, motions, and a pre-hearing brief. The evidentiary hearing on the merits in the arbitration will begin no later than 60 days after the arbitrator is selected and will continue for no more than six consecutive business days, with equal time allotted to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator in binding arbitration will be final and non-appealable, except for actions to confirm or vacate the determination that are permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is forfeiting its right to sue in court, including the right to a trial by jury, with respect to the subject matter of the arbitration.

No personally identifiable customer information will be produced for purposes of any mediation or arbitration. In all cases, the proceedings of the mediation or arbitration, including the occurrence of such proceedings, the nature and amount of any relief sought or granted and the results of any discovery taken in the matter, will be kept strictly confidential by each of the parties to the dispute, except as necessary in connection with noteholder communications with respect to a repurchase request or dispute resolution described under “—Noteholder Communication” below, in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law.

Noteholder Communication

A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the transaction documents through the procedures of DTC and by notice to the indenture trustee. Furthermore, three or more noteholders may request a list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes, provided that any such request must be accompanied by a copy of the communication that the requesting noteholders propose to distribute.

Any noteholder may also send a request to the issuing entity or to the servicer, on behalf of the issuing entity, stating that the noteholder wishes to communicate with other noteholders about the possible exercise of rights under the transaction documents. The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder. If the requesting noteholder is not a noteholder of record, the noteholder must provide a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). The issuing entity will promptly deliver any such request that it receives to the servicer. On receipt of a communication request, the servicer or the depositor, at the servicer’s expense, will include in the Form 10-D filed in the next month the following information:

•	a statement that the issuing entity received a communication request,

•	the date the request was received,

•	the name of the requesting noteholder,

•	a statement that the requesting noteholder is interested in communication with other noteholders about the possible exercise of rights under the transaction documents, and

•	a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the issuing entity or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the related Form 10-D, will be paid by the servicer.

Material Legal Aspects of the Automobile Loan Contracts

General

The transfer of automobile loan contracts by the sponsor or the depositor to the issuing entity, the transfer of the automobile loan contracts by the issuing entity to the holding trust, the perfection of the security interests in the automobile loan contracts, and the enforcement of rights to realize on the financed vehicles are subject to a number of federal and state laws, including the UCC as codified in various states.  The servicer will take necessary actions to perfect the indenture trustee’s rights in the automobile loan contracts.  If, through inadvertence or otherwise, a third party were to purchase — including the taking of a security interest in — an automobile loan contract for new value in the ordinary course of its business, without actual knowledge of the holding trust’s interest, and then were to take possession of the automobile loan contract, the purchaser would acquire an interest in the automobile loan contract superior to the holding trust’s interest.  No entity will take any action to perfect the indenture trustee’s right in proceeds of any insurance policies covering individual vehicles or obligors.  Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the holding trust prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

In all of the states in which automobile loan contracts have been originated, the credit sales of automobiles to consumers are evidenced either by retail installment sales contracts or loan agreements with a security interest in the vehicle.  The retail installment sales contracts and loan agreements with a security interest are chattel paper under the UCC.

Perfection of security interests in automobiles is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled.  In most states a security interest in a vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title.  In certain states, a security interest in a vehicle may be perfected by electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

Perfection

The sponsor will sell and assign the automobile loan contracts it has originated indirectly through dealers and which were originated directly by the direct lenders, and its security interests in the related financed vehicles, to the depositor.  The depositor will sell the automobile loan contracts and the related security interests to the issuing entity.  The issuing entity will transfer such automobile loan contracts to the holding trust.  The holding trust will grant 100% of the interest in the automobile loan contracts, the security interests in the vehicles and related property to the indenture trustee on behalf of the noteholders.

Because of the administrative burden and expense, the sponsor, the servicer or the indenture trustee will not amend any physical or electronic certificate of title to identify the indenture trustee as the new secured party on the certificates of title.  Regardless of whether the certificates of title are amended, UCC financing statements will be filed in the appropriate jurisdictions in order to perfect each transfer or pledge of the automobile loan contracts between the sponsor, the depositor, the holding trust, the issuing entity and the indenture trustee.

Further, although the indenture trustee will not rely on possession of the automobile loan contracts as the legal basis for the perfection of its interest in the automobile loan contracts or in the security interests in the vehicles, Exeter, acting as custodian, will hold each authoritative tangible copy of an automobile loan contract and any certificates of title (or electronic evidence of the certificates of title) in its possession on behalf of the indenture trustee.  Exeter, acting as custodian, will maintain or cause to be maintained “control” (within the meaning of the UCC) over each authoritative electronic copy of an automobile loan contract, which will be stored in specially-designed computer systems maintained by one or more third-party vendors.  This is intended to preclude any other party from claiming a competing security interest in the automobile loan contracts on the basis that their security interest is perfected by possession.

In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

1.
depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

2.
in those states that permit electronic recordation of liens, submitting for an electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state;

3.	filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

4.
if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation.  Accordingly, under the laws of these states, the assignment by the sponsor of its interest in the automobile loan contracts to the indenture trustee effectively conveys the sponsor’s security in the automobile loan contracts and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the indenture trustee will succeed to the sponsor’s rights as secured party.

Although it is not necessary in these cases to re-register the vehicle to convey the perfected security interest in the vehicles to the indenture trustee, the indenture trustee’s security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title.  However, in the absence of these events, the notation of the sponsor’s lien on the certificates of title will be sufficient to protect the holding trust against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle.  The sponsor or the depositor will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle.  If there are any vehicles for which the sponsor failed to obtain a first priority perfected security interest, the sponsor’s security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles.

Continuity of Perfection

Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state.  To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title.  In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor’s request for the certificate of title so it could re-register the vehicle.  In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state.  However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection.  The transaction documents will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated.  Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the automobile loan contract be satisfied before it releases the lien.  The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate.  The custodian will hold any physical certificates of title for the vehicles and will maintain records relating to electronic certificates of title for the indenture trustee and the servicer will be obligated to take appropriate steps, at the expense of the servicer, to maintain perfected security interests in all vehicles.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle.  These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

The UCC also grants certain federal tax liens priority over a secured party’s lien.  Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities.  Confiscation may result in the loss of the perfected security interest in the vehicle.  The sponsor will represent and warrant that, as of the closing date, each security interest in a vehicle shall be a valid, binding and enforceable first priority security interest in the vehicle.  However, liens for repairs or taxes superior to the indenture trustee’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan contract.  No notice will be given to the indenture trustee or any noteholder in the event these types of liens or confiscations arise.  Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor’s repurchase obligation.

Repossession

In the event an obligor defaults, the holder of the related automobile loan contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  Under the UCC, a secured party’s remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace.  Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle.  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan contract.  Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace — although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.  In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices.  In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due.  In those states, the obligor typically has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

•	the unpaid Principal Balance of the automobile loan contract;

•	accrued interest on the automobile loan contract;

•
the secured party’s reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses; or

•	in some other states, by paying the delinquent installments on the unpaid Principal Balance on the automobile loan contracts.

Deficiency Judgments and Excess Proceeds

The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt.  In many instances, the remaining principal amount of the indebtedness will exceed the Liquidation Proceeds remaining after these expenses are paid.  Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor’s automobile loan contract.  However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually between $1,000 and $3,000.  Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.”  Courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.  Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances.  These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance.  These laws include:

•	the Truth-in-Lending Act;

•	the Equal Credit Opportunity Act;

•	the Federal Trade Commission (FTC) Act;

•	the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act;

•	the Fair Debt Collection Practices Act;

•	the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the Magnuson-Moss Warranty Act;

•	the Consumer Financial Protection Bureau’s Regulations B and Z;

•	the Gramm-Leach-Bliley Act;

•	the Servicemembers Civil Relief Act (Relief Act);

•	the Telephone Consumer Protection Act of 1991;

•	state adaptations of the Uniform Consumer Credit Code;

•	state motor vehicle retail installment sale and loan acts;

•	state “lemon” laws; and

•	other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect the indenture trustee’s ability to enforce consumer finance loans such as the automobile loan contracts.

The Consumer Financial Protection Act of 2010, enacted as part of the Dodd-Frank Act, created the Consumer Financial Protection Bureau (Bureau), a new federal agency that is responsible for administering and enforcing the laws and regulations applicable to consumer financial products and services.  The Bureau is intended to exercise meaningful oversight of all providers of consumer financial products in order to police compliance with substantive consumer protection requirements and to promote transparency for consumers to understand the price and the risk of products in order that they may make direct comparisons from one product to another.  The Bureau has succeeded to some consumer protection functions of other regulatory agencies such as the FTC and has supervisory and limited examination authority over certain depository institutions and other financial institutions.

On March 21, 2013, the Bureau issued interpretive guidance addressing compliance of indirect auto lenders with the Equal Credit Opportunity Act.  The guidance specifically addresses indirect auto lenders’ policies regarding “dealer markups,” a practice whereby a dealer increases the contract interest rate offered to a consumer above the contract interest rate originally offered by the indirect lender and the indirect lender then compensates the dealer with a portion of the increased interest revenues on the contract when it purchases the contract from the dealer.  In the Bureau’s view, the incentives these policies provide, and the discretion they permit dealers, create significant risks that these policies may result in pricing disparities on the basis of race, national origin, and potentially other prohibited bases, which may under certain circumstances subject an indirect auto lender to liability under the Equal Credit Opportunity Act and Regulation B.  Accordingly, the Bureau advised in its guidance that indirect auto lenders should take appropriate steps to ensure compliance with the Equal Credit Opportunity Act and Regulation B, such as imposing controls on dealer markup and compensation policies, monitoring and addressing the effects of those policies as described in the guidance, so as to address unexplained pricing disparities on prohibited bases; or eliminating dealer discretion to mark up buy rates and fairly compensating dealers using another mechanism. The Bureau withdrew this bulletin, along with nearly 70 other guidance documents, on May 12, 2025.

The Bureau has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles.  On December 13, 2021, in an action brought by the Bureau, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers.  CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.).  On April 29,

2022, the U.S. Court of Appeals for the Third Circuit granted defendants’ petition for permission to appeal. On November 14, 2022, the attorneys general of 22 states and the District of Columbia filed an amicus brief supporting the Bureau’s position. On March 19, 2024, the Court of Appeals for the Third Circuit affirmed the district court’s decision. After defendants’ request for rehearing was denied, defendants filed a petition for a writ of certiorari with the U.S. Supreme Court on August 20, 2024, which the Court denied. On January 16, 2025, the Bureau announced a settlement of the action with the defendant trusts.  Under the proposed order, the trusts agreed to pay $2.25 million in consumer redress, to be paid out of trust distributions, and cease collection on debts past the statute of limitations or for which the trusts cannot locate documentation.  The proposed order also prospectively prescribes related required terms for servicing and subservicing agreements for any loans held in the trusts.  However, on April 25, 2025, the CFPB agreed to voluntarily dismiss the case against the defendants trusts with prejudice, and the case was dismissed with prejudice on April 28, 2025.

In addition, on May 6, 2024, the Bureau filed a separate complaint against the National Collegiate Student Loan Trusts (“NCSL Trusts”), as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA.  The Bureau alleged that the defendants failed to respond to borrower requests, failed to provide accurate information to borrowers and incorrectly denied forbearance requests.  The Bureau also filed proposed final judgments, to which the NCSL Trusts and PHEAA agreed, that, once entered by the court, would require the NCSL Trusts and PHEAA to pay $400,000 and $1.75 million in penalties, respectively; to pay an additional $3 million in redress to affected borrowers, to be allocated by agreement between PHEAA and the NCSL Trusts; and to correct outstanding requests by borrowers.  The proposed orders would also require the NCSL Trusts to modify their servicing guidelines to address the Bureau’s allegations. On June 21, 2024, Pacific Investment Management Company LLC (“PIMCO”) filed a proposed objection to the proposed consent orders and a motion to intervene. However, after PIMCO’s motion to intervene was granted on September 19, 2024, the District Court for the Middle District of Pennsylvania rejected PIMCO’s objection on October 1, 2024, and the proposed final orders have been entered. On January 3, 2025, the court agreed to stay the effectiveness of the settlement pending PIMCO’s appeal of its objection. The Third Circuit referred PIMCO’s appeal to the circuit mediator, and, on August 12, 2025, the parties filed a motion for partial remand. In that motion, the parties stated that, after participation in the Third Circuit’s Mediation Program, they had agreed to the terms of a proposed settlement and that a condition of that settlement is that the District Court grant a motion to partially vacate or modify the stipulated judgments previously entered by the District Court. The Third Circuit granted the parties’ motion for partial remand on September 25, 2025, and on December 2, 2025, the parties filed a motion with the district court to modify the stipulated judgment. Under the terms of the modified stipulated judgment, the defendants would provide redress only to borrowers eligible for relief under the Servicemembers Civil Relief Act (“SCRA”) and would not be required to make any changes to servicing guidelines, though the civil money penalties paid by the defendants would remain unchanged. On December 8, 2025, the Court granted the parties’ motion to modify the stipulated judgment.

Notwithstanding the dismissal of the initial action and the reduced scope of the second action’s resolution, the Bureau, and state attorneys general, who have the independent authority to enforce the Dodd-Frank Act, may rely on these cases as precedent in investigating and bringing enforcement actions against other trusts and securitization vehicles, including the issuing entity and the holding trust, in the future.

The FTC’s so-called “holder-in-due-course rule” has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller.  However, liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the automobile loan contract.  Because of the holder-in-due-course rule, the assignee may be unable to collect any balance due from the obligor.  The holder-in-due-course rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states.  To the extent that the automobile loan contracts will be subject to the requirements of the holder-in-due-course rule, the indenture trustee, as holder of the automobile loan contracts, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller.  These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan contract.

Under most state vehicle dealer licensing laws, sellers of automobiles must be licensed to sell vehicles at retail sale.  In addition, the FTC’s rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the vehicles.  Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.  If the seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller.  If an obligor on an automobile loan contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the holding trust any reasonable remedies against the vehicle seller or manufacturer.

Any loss, to the extent not covered by credit support, could result in losses to noteholders.  If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of an eligibility representation and warranty under the transaction documents and may create an obligation of the sponsor to repurchase the automobile loan contract unless the breach were cured.

The sponsor or the depositor will represent and warrant that each automobile loan contract complied at the time it was originated or made in all material respects with all requirements of applicable law.  Accordingly, if an obligor has a claim against the indenture trustee because the sponsor or the depositor was in violation of any law at the time such automobile loan contract was originated or made and the claim materially and adversely affects the noteholder’s interest in an automobile loan contract, the violation would create an obligation of the sponsor or the special-purpose finance subsidiary, if any, to repurchase the automobile loan contract unless the violation were cured.  Any such breach will be deemed not to have a material and adverse effect on the interests of the noteholders in the automobile loan contract if such breach has not affected the ability of the holding trust or noteholders to receive and retain timely payment in full of all amounts due on such automobile loan contract.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, the holder of an automobile loan contract may not charge an obligor who enters military service after the obligor takes out an automobile loan contract more than a 6% annual rate, including fees and charges, during the obligor’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan contract, the sponsor cannot provide information as to the number of automobile loan contracts that may be affected.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the servicer’s ability to collect full amounts of interest on some automobile loan contracts.  Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related automobile loan contracts, would result in a reduction of the amounts distributable to noteholders, and would not be covered by advances, and may not be covered by any form of credit enhancement provided in connection with the notes.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess an automobile loan contract during the obligor’s period of active duty status, and, in some circumstances, during an additional three-month period afterward.  Thus, in the event that the Relief Act or similar legislation or regulations applies to any automobile loan contract which goes into default, there may be delays in payment and losses on the notes.  Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loan contracts resulting from similar legislation or regulations may result in delays in payments or losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the holding trust or the issuing entity, finance subsidiary or the servicer to repossess a vehicle or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under an automobile loan contract or change the rate of interest and time of repayment of the indebtedness.  Any such shortfall, to the extent not covered by credit support, could result in losses to noteholders.

Dodd Frank Orderly Liquidation Framework

General.  On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Dodd-Frank Act.  The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority, or OLA, as described in more detail below.  The OLA provisions were effective on July 22, 2010.  The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code, or the Bankruptcy Code, in several respects.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the sponsor, the depositor or a particular holding trust or issuing entity, or their respective creditors.

Potential Applicability to the sponsor, the depositor, the holding trust and issuing entity.  There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity, holding trust or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of the sponsor.  For the issuing entity, the holding trust or the depositor to be subject to receivership under OLA as a covered subsidiary of the sponsor, (1) the FDIC would have to be appointed as receiver for the sponsor under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity, holding trust or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of the sponsor.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of the sponsor or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States.  In addition, no assurance can be given that OLA would not apply to the sponsor, the depositor or a particular holding trust or issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA.  If the FDIC were appointed receiver of the sponsor or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which the sponsor or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the sponsor’s or such covered subsidiary’s affairs.  In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA.  In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law.  As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include the sponsor or its subsidiaries (including the depositor or the holding trust or issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law.  In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include the sponsor or its subsidiaries (including the depositor or the holding trust or issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code.  Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving the sponsor or its subsidiaries (including the depositor or the holding trust or issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Each of the transfers of automobile loan contracts under the purchase agreement and the sale and servicing agreement will be structured with the intent that they would be treated as legal true sales under applicable state law.  If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, we believe that the FDIC would not be able to recover the pool of automobile loan contracts transferred under the purchase agreement and the sale and servicing agreement using its repudiation power.  However, if those transfers were not respected as legal true sales, then the depositor under the purchase agreement would be treated as having made a loan to the sponsor, and the issuing entity under the sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred pool of automobile loan contracts.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below.  If the sponsor or the depositor were placed in receivership under OLA, the FDIC could assert that the sponsor or the depositor, as applicable, effectively still owned the transferred pool of automobile loan contracts because the transfers by the sponsor to the depositor or by the depositor to the issuing entity were not true sales.  In such case, the FDIC could repudiate the transfer of the pool of automobile loan contracts and the issuing entity would have a secured claim for actual direct compensatory damages as described below.  Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity.  In such event, noteholders would have a secured claim in the receivership of such issuing entity.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver.  There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity.  However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted OID as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the purchase agreement and the sale and servicing agreement are respected as legal true sales, as receiver for the sponsor or a covered subsidiary, the FDIC could:

•
require the issuing entity and holding trust, as assignee of the sponsor and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related automobile loan contracts; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee for the notes to go through an administrative claims procedure to establish its rights to payments on the notes; or

•
request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor or a covered subsidiary (including the issuing entity or the holding trust); or

•	repudiate the sponsor’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the automobile loan contracts; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which the sponsor or a covered subsidiary (including any issuing entity or holding trust) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of the sponsor or any covered subsidiary or affect any contractual rights of the sponsor or a covered subsidiary (including any issuing entity or holding trust) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for the sponsor, the depositor or the issuing entity or holding trust, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA.  The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code.  If the sponsor or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of automobile loan contracts by the sponsor or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation.  Based on the Acting General Counsel’s interpretation of the preference provisions of OLA and the final rule, a transfer of the automobile loan contracts perfected by the filing of a UCC financing statement against the sponsor, the depositor and the issuing entity or holding trust as provided in the purchase agreement and the sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA.  To the extent subsequent FDIC actions in an OLA proceeding are contrary to this advisory opinion or final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

U.S. Tax Matters

General

The following is a summary of certain significant U.S. federal income tax consequences of the purchase, ownership and disposition of notes to investors who purchase their notes in an initial distribution and who hold the notes as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, or the Code.  The summary does not purport to deal with all U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of investors that are insurance companies, regulated investment companies, dealers in securities, corporations subject to the corporate alternative minimum tax on adjusted financial statement income, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements pursuant to Section 451(b) of the Code, holders that hold their notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for U.S. federal income tax purposes and holders whose functional currency is not the United States dollar.  The following discussion does not apply with respect to any notes that are retained in an initial distribution by a beneficial owner of the equity in the issuing entity for U.S. federal income tax purposes.

The following summary is based upon current provisions of the Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all as in effect as of the date of this prospectus, and all of which are subject to change, perhaps with retroactive effect.  The issuing entity will be provided with an opinion of Morgan, Lewis & Bockius LLP, as special U.S. federal income tax counsel to the issuing entity, or Special Income Tax Counsel, regarding certain U.S. federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to the issuing entity and the notes, the certificates and related terms, parties and documents applicable to the issuing entity.  Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS may disagree with all or a part of the discussion below.  Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

As used herein, the term U.S. holder means a beneficial owner of a note that is for U.S. federal income tax purposes (i) an individual that is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any state (treating as a state for this purpose the District of Columbia), (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts which were in existence on August 20, 1996 and were treated as United States persons under the Code and applicable Treasury regulations thereunder prior to such date that elect to continue to be so treated also shall be considered U.S. holders.  A non-U.S. holder means a beneficial owner of a note other than a U.S. holder or entity treated as a partnership for U.S. federal income tax purposes.

Except where otherwise specified, the following summary relates only to U.S. holders.  If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A holder of notes that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of its notes.

Tax Characterization of the Issuing Entity

Special Income Tax Counsel will deliver its opinion, subject to the assumptions and qualifications therein, on the Closing Date to the effect that: (i) the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will, and the Class E Notes should, be characterized as indebtedness if held by persons other than a beneficial owner of the equity in the issuing entity or its affiliates; (ii) the issuing entity will not be treated as an association (or publicly traded partnership) taxable as a corporation; (iii) the holding trust will be treated as a “grantor trust” within the meaning of subtitle A, Chapter 1, subchapter J, Part I, subpart E of the Code; and (iv) while the matter is not free from doubt, the activities of the issuing entity will not cause it to be considered to be engaged in a U.S. trade or business.  Therefore, the issuing entity believes that neither the issuing entity nor the holding trust itself will be subject to tax for U.S. federal income tax purposes. Special Income Tax Counsel will express no opinion as to the characterization of the Class N Notes for U.S. federal income tax purposes.  This opinion will be based on the assumption that all parties will comply with the terms of the trust agreement and related documents.  The opinion of Special Income Tax Counsel will assume that the transfer restrictions, as described under “U.S. Tax Matters—Tax Consequences to U.S. Holders of the Notes—Possible Alternative Treatments of the Notes” below, will be enforceable, even where the notes and the certificates trade in global form through a clearing or settlement system.  It should be noted, however, that because the notes and the certificates will be held in book-entry form, it is possible that book-entry transfers of beneficial interests in the notes could be effected without the knowledge of the indenture trustee or any note registrar and that book-entry transfers of beneficial interests in the certificates could be effected without the knowledge of the owner trustee or any certificate registrar, making it more difficult to monitor compliance with the transfer restrictions.  Opinions of counsel are not binding on the IRS or courts and there cannot be any assurance that the IRS will not challenge any opinions or that courts will not uphold any challenge by the IRS.

The holding trust arrangement is designed to allow interest on the loans received by the issuing entity to qualify for an exemption from withholding applicable to “portfolio interest” with respect to holders of the certificates (if any) who are not “United States persons” within the meaning of section 7701(a)(30) of the Code, or U.S. persons.  If the loans were to not be treated as held by the holding trust, the distributive share of gross interest (i.e., interest received on the loans unreduced by interest expense or other expenses of the issuing entity) received by a holder of a certificate or recharacterized note from the loans may be subject to a 30% withholding tax if the holder of a certificate or recharacterized note is a non-U.S. person, absent a reduced rate under an applicable income tax treaty.  This would have an adverse impact on the holders of the notes and the certificates issued by the issuing entity.

The issuing entity is required to withhold on income allocable to a holder of a certificate or recharacterized note that is a non-U.S. person that is effectively connected to a United States trade or business of such holder if the issuing entity is treated as a partnership for U.S. federal income tax purposes.  In the opinion of Special Income Tax Counsel, while not free from doubt, the activities of the issuing entity will not cause it to be considered to be engaged in a United States trade or business and the issuing entity does not intend to treat its activities as causing any of its income to be treated as effectively connected to a United States trade or business of a holder that is a non-U.S. person.  However, if a holder of a certificate or recharacterized note provides the issuing entity with an IRS Form W-8ECI (or an IRS Form W-8IMY with an IRS Form W-8ECI attached) to indicate that the income is otherwise effectively connected to a United States trade or business of that holder and the issuing entity is a partnership for U.S. federal income tax purposes, the issuing entity would be required to withhold on income so designated by the holder of a certificate or recharacterized note.  To avoid such potential liability for the issuing entity, each holder of a certificate, a Class E Note or a Class N Notes is required to be either (i) a U.S. person that provides the issuing entity with an IRS Form W-9 or (ii) a non-U.S. person that provides the issuing entity with an IRS Form W-8BEN or W-8BEN-E certifying that the income is not effectively connected to a United States trade or business of the holder (or an IRS Form W-8IMY that does not have any IRS Form W-8ECIs attached or that otherwise treats any of the income as effectively connected to a United States trade or business).  There can be no assurance, however, that a certificate, a Class E Note or a Class N Note will not be held by a non-U.S. person that treats the income as effectively connected to a United States trade or business.

If there is more than one holder of the certificates and any recharacterized note, the issuing entity will be treated as a partnership for U.S. federal income tax purposes and partnership audit rules would generally apply to the issuing entity. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

Tax Consequences to U.S. Holders of the Notes

Treatment of the Notes as Indebtedness.  The noteholders and beneficial owners of the notes will agree by their purchase of notes or beneficial interests therein, as the case may be, to treat the notes as debt for U.S. federal income tax purposes.  In the opinion of Special Income Tax Counsel, the Class A Notes, Class B Notes, Class C Notes and Class D Notes will, and the Class E Notes should, be classified as indebtedness for U.S. federal income tax purposes if and to the extent held by one or more persons other than a beneficial owner of the equity in the issuing entity or its affiliates.  Special Income Tax Counsel will express no opinion as to the characterization of the Class N Notes for U.S. federal income tax purposes.

The discussion below assumes that the notes will be treated as indebtedness for U.S. federal income tax purposes.

Stated Interest.  The stated interest on the notes that constitutes “qualified stated interest” will be taxable to a U.S. holder as ordinary interest income when received or accrued in accordance with the U.S. holder’s method of tax accounting for U.S. federal income tax purposes.

Original Issue Discount.  The notes offered hereunder may be issued with more than a de minimis amount of OID.  In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception.  A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest.  Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates.  Unconditionally payable means that reasonable legal remedies exist to compel timely payment or that the terms of the instrument make late payment or non-payment sufficiently remote.  The issuing entity intends to treat for OID reporting purposes the potential that interest could be deferred on the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class N Notes as sufficiently remote for purposes of the OID rules so as to not cause the stated interest on the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class N Notes to fail to qualify as qualified stated interest.

The issue price will be the first price at which a substantial amount of notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.  If a note were treated as being issued with more than a de minimis amount of OID, a U.S. holder would be required to include OID in income as interest over the term of the note under a constant yield method using a reasonable prepayment assumption pursuant to section 1272(a)(6) of the Code.  To date, the IRS has not issued any guidance under section 1272(a)(6) of the Code.  In general, OID must be included in income in advance of the receipt of cash representing that income.  Thus, each cash payment would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest payment and is not allocated to prior payments, or as a repayment of principal.  If any stated interest were required to be accrued under the OID rules, this treatment would have no significant effect on U.S. holders using the accrual method of accounting (except to require the accrual of any discount to par on the notes).  However, cash method U.S. holders would be required to report such stated interest income on the notes in advance of the receipt of cash attributable to that income.  If a note is issued at a sufficient discount to par, even if all stated interest is treated as qualified stated interest and not required to be accrued under the OID rules, such discount must be accrued into income under the OID rules rather than as principal payments are received.  Even if a note was issued at a discount falling within the de minimis exception to the OID accrual rules, the U.S. holder must include that discount in income (as gain on sale) proportionately as principal payments are made on that note.  Prospective investors should consult their tax advisors as to the operation of these rules.

Short-Term Notes.  A U.S. holder of a note that has a fixed maturity date of not more than one year from the issue date of that note, a “Short-Term Note”, may be subject to special rules.  Accrual basis U.S. holders of Short-Term Notes (and some cash method U.S. holders of Short-Term Notes) are required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period.  Other cash method U.S. holders of a Short-Term Note are required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash method U.S. holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash method U.S. holder that is not required to report interest income as it accrues under the foregoing rules may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the U.S. holder would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount. A U.S. holder that purchases a note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the note, or, in the case of a note with OID, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the note, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the note not previously included in income.  For notes that have unaccrued OID, the market discount must be included in income in addition to any OID.  A U.S. holder that incurs or continues indebtedness to acquire a note at a market discount also may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income.  In general terms, market discount on a note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of OID, if any, or if none, in proportion to remaining distributions of interest on the note, in any case taking into account the prepayment assumption.  The indenture trustee will make available, as required by the IRS, to beneficial owners of notes information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a note will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the note multiplied by its weighted average remaining life.  Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the note by the subsequent purchaser.  If market discount on a note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the note and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium. A U.S. holder that purchases a note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the note at a premium.  A U.S. holder need not include in income any remaining OID and may elect to treat the premium as “amortizable bond premium.”  If a U.S. holder makes an election, the amount of any interest payment that must be included in the U.S. holder’s income for each period ending on a distribution date will be reduced by the portion of the premium allocable to that period based on the premium note’s yield to maturity.  The premium amortization should be made using constant yield principles.  If an election is made by the U.S. holder, the election will also apply to all bonds the interest on which is not excludible from gross income, “fully taxable bonds,” held by the U.S. holder at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS.  If an election is not made:

•	a U.S. holder must include the full amount of each interest payment in income as it accrues; and

•	the premium must be allocated to the principal distributions on the premium note and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium note.

Special Election. A U.S. holder may elect to include in gross income all “interest” that accrues on the note by using a constant yield method.  For purposes of the election, the term “interest” includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium.  Potential U.S. holders are encouraged to consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Sale or Other Disposition.  If a U.S. holder sells a note, such U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular U.S. holder will equal the U.S. holder’s cost for the note, increased by any discount previously included by the U.S. holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments, other than qualified stated interest, previously received by the U.S. holder with respect to the note.  Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in income.  Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the U.S. holder’s holding period is more than one year and will be short-term capital gain if the U.S. holder’s holding period is one year or less.  However, a three year holding period applies for long-term capital gain purposes to certain indirect holders who received their interest in the entity holding the notes in connection with substantial services.  The deductibility of capital losses is subject to certain limitations.  Prospective investors should consult with their own tax advisors concerning the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Certain non-corporate U.S. holders are subject to a 3.8% tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, OID and market discount realized on a note and any net gain recognized upon a disposition of a note.  U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Possible Alternative Treatments of the Notes.  The opinion of Special Income Tax Counsel will reflect some uncertainty as to the U.S. federal income tax classification of the Class E Notes.  In addition, Special Income Tax Counsel will express no opinion as to the characterization of the Class N Notes for U.S. federal income tax purposes.  If the IRS were to successfully contend that the Class E Notes or the Class N Notes were not classified as indebtedness for U.S. federal income tax purposes, such notes would be treated as equity interests in the issuing entity for U.S. federal income tax purposes.  If that were the case, it is expected that the certificateholders and holders of the recharacterized notes would be treated as owners of the equity in the issuing entity.  As a result, for U.S. federal income tax purposes, the issuing entity should be characterized as an entity treated as a partnership, with the certificateholders and the holders of the recharacterized notes being the partners in such partnership.

An entity treated as a partnership (other than a publicly traded partnership taxable as a corporation) would annually file IRS Form 1065, Return of Partnership Income, and it and its partners would be required to comply with the requirements of subchapter K and the other provisions of the Code that apply to entities treated as partnerships for U.S. federal income tax purposes and to the partners of such partnerships.  In general, a partnership is not subject to U.S. federal income tax, rather, the partners are required separately to take into account their allocable shares of the income, gains, losses, deductions and credits of the partnership, calculated according to the partners’ respective ownership interests in the partnership and regardless of whether corresponding cash payments are received by such partners.  The allocation of the issuing entity’s income, gains, losses, deductions and credits to the holders of the recharacterized notes could result in them receiving income in timing, character and amounts different than expected; although, in such event, the amount and timing of income to a holder of a recharacterized note would not generally be expected to differ materially from that which a holder would receive if such holders’ notes were not recharacterized.  However, a tax-exempt U.S. holder of a recharacterized note could be treated as receiving unrelated business taxable income from the issuing entity, and, if, contrary to the opinion of Special Income Tax Counsel, the IRS determines that the activities of the issuing entity will cause it to be considered to be engaged in a United States trade or business, a non-U.S. holder of a recharacterized note could be required to file a U.S. tax return and could be subject to tax (and withholding) on its share of the issuing entity’s income at regular U.S. tax rates, and in the case of a corporate non-U.S. holder, the branch profits tax.  In the event that the issuing entity is required to withhold tax with respect to any recharacterized notes held by non‑U.S. holders, the issuing entity could be liable for any failure to so withhold, thereby reducing cash flow that would otherwise be available to make payments on all notes (including Class A Notes, Class B Notes, Class C Notes and Class D Notes).  In the event the Class E Notes or Class N Notes are successfully recharacterized as equity, the issuing entity should be treated as a partnership as described above and payments on the recharacterized notes should be treated as “guaranteed payments” under section 707 of the Code.  Certain adverse state and local tax implications could also arise.

In addition, if the issuing entity is treated as a partnership, the issuing entity may be subject to limitations on the amount of interest deductions that it may take in each year.  Deductions for business interest are limited to the issuing entity’s business interest income plus 30% of a business’s adjusted taxable income.  Pursuant to the recently enacted OB3A, the limitation on adjusted taxable income for purposes of Section 163(j) is calculated without regard to deductions for interest, taxes, depreciation, and amortization of taxable years beginning after December 31, 2024.

The significance of the limitation is difficult to predict and it is possible that the issuing entity will not be able to deduct all of its interest expense in the year accrued.  If this occurs, the excess interest expense could be carried forward to subsequent years, but the tax allocable to the issuing entity’s beneficial owners in the year the expense is accrued could increase.  Investors in the notes are encouraged to consult with their own tax advisors on the impact of these new provisions to their own particular circumstances.

In addition, if a partnership earns income effectively connected to a United States trade or business, section 1446(f) of the Code requires a transferee of a partnership interests to withhold 10% of the amount realized by the transferor unless the transferee can properly establish that the transferor is a U.S. person.  If a transferee is required to withhold and does not, the partnership is required to withhold, but only on distributions to such transferee.  As stated earlier in this prospectus, the issuing entity will treat its income as not being effectively connected to a United States trade or business.  The issuing entity has not created any mechanism for a transferee of a Class E Note or Class N Note to establish whether the transferor is a U.S. person if the Class E Notes or Class N Notes were to be recharacterized as equity.  Treasury issued final regulations in which it provided guidance as to how transferees can comply with their obligations pursuant to these rules.  For example, under the final regulations, a transferee may rely on a partnership’s certification stating that the partnership is not engaged in a trade or business within the United States to eliminate the transferee’s obligation to withhold.  It is unclear how these rules will be interpreted or implemented by the IRS or Treasury.

If the IRS successfully asserted that one or more classes of the notes did not represent debt for U.S. federal income tax purposes, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences.  In such a case, the issuing entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income and would not be able to reduce its taxable income by deductions for interest expense on any notes recharacterized as equity.  Such an entity-level tax could result in reduced distributions to holders of the notes and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes.  Alternatively, the issuing entity could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.

Prospective investors should consult with their own tax advisors concerning the potential U.S. federal income tax consequences of the possible alternative treatments of the notes.

The IRS has issued Treasury regulations under section 385 of the Code that in certain circumstances treat an instrument that otherwise would be treated as debt for U.S. federal income tax purposes as equity during periods in which the instrument is held by a member of an “expanded group” that includes the issuing entity of the instrument.  An expanded group is generally a group of corporations or controlled partnerships connected through 80% or greater direct or indirect ownership links.

The regulations are complex and have not yet been applied by the IRS or any court. If the notes were treated as equity under these rules, they may once again be treated as debt when acquired by a holder that is not a member of an expanded group including the issuing entity.  Notes treated as newly issued under this rule may have tax characteristics differing from notes that were not previously treated as equity.  The issuing entity does not intend to separately track any such notes.

Potential investors in the notes should consult with their own tax advisors regarding the possible effect of the section 385 regulations on them, including without limitation with regard to tax consequences where notes held by them are treated as having tax characteristics that differ from other notes.

Tax Consequences to Non-U.S. Holders of the Notes

Subject to the discussion below concerning the Foreign Account Tax Compliance Act, or FATCA, and backup withholding, interest payments (including OID) made, or accrued, to a beneficial owner of notes that is a non-U.S. holder generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, and the non-U.S. holder (i) is not actually or constructively a 10% owner of the profits or capital of the issuing entity (including a holder of 10% of the outstanding certificates and recharacterized notes, if any), a “controlled foreign corporation” with respect to which the issuing entity is a “related person” within the meaning of the Code, or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an IRS Form W-8BEN-E (or other applicable IRS Form W-8, not including, in the case of the Class E Notes or Class N Notes, IRS Form W-8ECI, or IRS Form W-8IMY with any IRS Forms W-8ECI attached), signed under penalty of perjury, certifying that the beneficial owner of the note is a non-U.S. holder and providing the non-U.S. holder’s name and address.  If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the signed IRS Form W-8BEN-E (or other applicable IRS Form W-8, not including, in the case of the Class E Notes or Class N Notes, IRS Form W-8ECI, or IRS Form W-8IMY with any IRS Forms W-8ECI attached) to the withholding agent.  If a non-U.S. holder does not satisfy these requirements, then it will be subject to withholding tax unless it provides a properly executed IRS Form W-8BEN-E (or other applicable IRS Form W-8, not including, in the case of the Class E Notes or Class N Notes, IRS Form W-8ECI, or IRS Form W-8IMY with any IRS Forms W-8ECI attached) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or otherwise establishing an exemption from withholding tax.  If income from the interest is effectively connected income, the non-U.S. holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on that interest at graduated rates.  In addition, if the non-U.S. holder is a foreign corporation, it will be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.  A non-U.S. holder other than an individual or corporation (or an entity treated as such for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements.  In particular, in the case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. holder will be exempt from U.S. federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder and (ii) in the case of an individual non-U.S. holder, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

Non-U.S. holders of notes are encouraged to consult their own tax advisors in determining the U.S. federal, state, local, non-U.S. and other tax consequences of the purchase, ownership and disposition of the notes.

As discussed under “U.S. Tax Matters—Tax Consequences to U.S. Holders of the Notes—Possible Alternative Treatments of the Notes” above, it is possible that a holder of a note could be treated as owning an equity interest in a partnership.  If any class or classes of the notes were to be characterized by the IRS as equity in the issuing entity, interest payments to a non-U.S. holder of such notes might become subject to U.S. withholding tax, especially if the non-U.S. holder provides an IRS Form W-8ECI in connection with its acquisition or ownership of such notes.  If imposed, such withholding tax would reduce the amount of payments to any such non-U.S. holders of any such recharacterized class of notes.  Further, the IRS could assert a withholding tax on interest payments distributed to such holders prior to the recharacterization.  Should the amounts required to be withheld exceed the amounts that are then available for payment to such non-U.S. holders, amounts that would otherwise be available for payment to the other noteholders may be used to pay such remaining withholding tax.  Any resulting delays in payment or losses may be suffered by other noteholders.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. holders of the notes as well as the application of the withholding regulations.  You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of notes.

Foreign Account Tax Compliance Act

Under FATCA, withholding at a rate of 30% generally will be required in certain circumstances on interest payments in respect of and principal payments on, and gross proceeds from the sale or other disposition of (subject to the caveat below), the notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities.  An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements.  Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required.  Similarly, in certain circumstances, interest payments in respect of, principal payments on and gross proceeds from the sale or other disposition of (subject to the caveat below), the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any ‘‘substantial United States owners’’ or (ii) provides certain information regarding the entity’s ‘‘substantial United States owners,’’ which the indenture trustee will in turn provide to the IRS.  The paying agent will not pay any additional amounts to the noteholders in respect of any amounts withheld.  This withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain).  Notwithstanding the foregoing, the IRS has issued proposed regulations, upon which taxpayers may generally rely, that exclude gross proceeds from the sale or other disposition of the notes from the application of the withholding tax imposed under FATCA.  Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

Backup Withholding and Information Reporting

The indenture trustee will generally be required to report annually to the IRS, and to each noteholder, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income tax purposes, except as to exempt noteholders (for example, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each noteholder who is not an exempt noteholder will be required to provide to the indenture trustee, under penalty of perjury, a certificate containing the noteholder’s name, address, correct U.S. federal taxpayer identification number and a statement that the noteholder is not subject to backup withholding.  Should such a noteholder fail to provide the required certification, the paying agent will be required to withhold the tax from interest otherwise payable to the noteholder and the paying agent will be required to pay the withheld amount to the IRS.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of the notes holding its interest in such notes through DTC will be subject to the 30% U.S. withholding tax described under “U.S. Tax Matters—Tax Consequences to Non-U.S. Holders of the Notes” above that generally applies to payments of interest, including payments of accrued OID, on debt issued by U.S. persons, unless:

•
each clearing system, bank or other financial institution that holds notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	such beneficial owner complies with applicable certification requirements.

State and Local Tax Consequences

Prospective investors should consider the state and local tax consequences of the purchase, ownership and disposition of the notes.  Such tax laws may differ substantially from the corresponding U.S. federal income tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.  Therefore, prospective investors are encouraged to consult with their own tax advisors as to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Internal Revenue Code of 1986, as amended, or the Code, impose certain duties and requirements on employee benefit plans and other retirement arrangements (such as individual retirement accounts and Keogh plans) that are subject to the fiduciary responsibility provisions of Title I of ERISA and/or Section 4975 of the Code and certain entities whose assets are deemed to include the “plan assets” of such employee benefit plans or other retirement arrangements, referred to collectively as plans, and on persons who are fiduciaries of plans. Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. A fiduciary of a plan subject to the fiduciary responsibility provisions of Title I of ERISA should consider the fiduciary standards thereunder in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the notes described in this prospectus.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

•	whether the investment is solely in the interest of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan;

•	whether the fiduciary has the authority to make the investment;

•	the tax effects of the investment; and

•	whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA’s provisions on improper delegation of control over, or responsibility for, the assets of a plan.

In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code.  Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and significant excise taxes and/or other penalties are imposed under ERISA and/or Section 4975 of the Code unless a statutory, regulatory or administrative exemption applies.  The issuing entity, the underwriters, the sponsor, the depositor, the servicer, any subservicers, the indenture trustee, the owner trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan.  If so, the acquisition, holding or disposition of notes by or on behalf of such plan could be considered to give rise to a violation of the prohibited transaction rules unless an exemption is available. Unless the context clearly indicates otherwise, any reference herein to the acquisition, holding or disposition of a note shall also mean, the acquisition, holding or disposition of a beneficial interest in such note.

The Department of Labor has issued regulations defining what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA, or the Plan Asset Regulations, provide that if a plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. If the notes are considered to be an equity interest in the issuing entity, a plan that purchased notes might be deemed to have acquired an undivided interest in the issuing entity’s assets, and certain transactions involving such assets might constitute prohibited transactions. The notes will not be considered equity interests in the issuing entity for purposes of Section 3(42) of ERISA and the Plan Asset Regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features.  If the notes are treated as indebtedness without substantial equity features, the issuing entity’s assets would not be deemed to include assets of a plan that acquired notes.

The Class A Notes, Class B Notes, Class C Notes and Class D Notes may be purchased by, on behalf of, or with any assets of plans as the issuing entity believes that, while there is little guidance on the subject, each of the Class A Notes, Class B Notes, Class C Notes and Class D Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part on the traditional debt features of those notes, including the reasonable expectation of purchasers of such notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  The Class E Notes and the Class N Notes may be treated as equity under the Plan Asset Regulations and therefore may not be purchased by, on behalf of, or with any assets of any plan.

However, whether or not notes are treated as indebtedness for ERISA purposes, the acquisition, holding or disposition of such notes by or on behalf of a plan could result in a prohibited transaction if the issuing entity, the indenture trustee, the owner trustee, the depositor or the underwriters were considered parties in interest with respect to the plan.

One or more prohibited transaction exemptions may be available with respect to the acquisition, holding or disposition of the Class A Notes, Class B Notes, Class C Notes and Class D Notes, including, but not limited to:

•	Prohibited Transaction Class Exemption (PTCE), 84-14, regarding transactions negotiated by qualified professional asset managers;

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds;

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; or

•
the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan or a relationship to such a service provider (other than a party in interest that is a fiduciary with respect to the investment of the assets of the plan involved in the transaction, or an affiliate of any such fiduciary), provided that the plan pays no more than and receives no less than adequate consideration in connection with the transaction.

There can be no assurance that any of the exemptions described above, or any other exemption, will be available with respect to any particular transaction involving the Class A Notes, Class B Notes, Class C Notes or Class D Notes.  Even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.  Prospective purchasers that are plans should consult with their legal advisors regarding the applicability of any exemption.

Each purchaser and each transferee using the assets of a plan to acquire the Class A Notes, Class B Notes, Class C Notes or Class D Notes will be deemed to have represented that the acquisition, holding and disposition of the notes (or a beneficial interest therein) will not constitute or result in a non‑exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  Each purchaser and each transferee of any interest in the Class E Notes or the Class N Notes will be deemed to have represented on each day on which it purchases or holds any interest in any Class E Note or Class N Note that it is not and is not acting on behalf of an entity that is or will be a plan or using the assets of a plan.

Any plan, or fiduciary or other person investing the assets of a plan (referred to as a plan fiduciary), considering the purchase of the Class A Notes, Class B Notes, Class C Notes or Class D Notes may wish to consult with its counsel as to the potential applicability of ERISA and the Code to the investment.  Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in such notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Due to the possibility that the issuing entity, holding trust, sponsor, depositor, underwriters, servicer, any subservicers, indenture trustee, owner trustee or any of their respective affiliates (each and collectively referred to as the transaction parties) may receive certain benefits in connection with the sale or holding of the Class A Notes, Class B Notes, Class C Notes or Class D Notes, the purchase of such notes using plan assets over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the plan assets, or is the employer or other sponsor of the plan, might be deemed to be a violation of Title I of ERISA or Section 4975 of the Code.  Accordingly, the Class A Notes, Class B Notes, Class C Notes or Class D Notes may not be purchased using plan assets if any of the transaction parties has investment authority or renders investment advice for a fee with respect to the plan assets, or is the employer or other sponsor of the plan, unless an applicable prohibited transaction exemption is available to cover the purchase or holding of such notes or the transaction is not otherwise prohibited.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to federal, state, local or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code (hereinafter referred to as similar law and similar law plans).  The Class A Notes, Class B Notes, Class C Notes and Class D Notes may be purchased by, on behalf of, or with any assets of similar law plans.  Each purchaser and each transferee using the assets of a similar law plan to acquire the Class A Notes, Class B Notes, Class C Notes or Class D Notes will be deemed to have represented that the acquisition, holding and disposition of the notes will not constitute or result in a violation of any similar law. Any fiduciary of a similar law plan that is considering the purchase of such notes may wish to consult with its counsel as to the potential applicability of similar law to the investment.  The Class E Notes and the Class N Notes may not be purchased or held by, on behalf of, or with any assets of any similar law plans.  Each purchaser and each transferee of any interest in a Class E Note or a Class N Note will be deemed to have represented that it is not and is not acting on behalf of an entity that is or will be a similar law plan to purchase or hold any such interest.

The sale of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to a plan or a similar law plan is in no respect a representation by the issuing entity, depositor or underwriters that this investment meets all relevant legal requirements for investments by plans or similar law plans generally or any particular plan or similar law plan or that this investment is appropriate for plans or similar law plans generally or any particular plan or similar law plan.

Legal Proceedings

As a consumer finance company, Exeter is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract, improper collection practices, credit bureau reporting and discriminatory treatment of credit applicants.  Some litigation against Exeter could take the form of class action complaints by consumers.  As the assignee or purchaser of automobile loan contracts originated indirectly by dealers or originated directly by the direct lenders, in each case for sale or assignment to Exeter, Exeter also may be named as a co-defendant in lawsuits filed by consumers principally against such dealers or such direct lenders.  The damages and penalties claimed by consumers in these types of matters can be substantial.  The relief requested by plaintiffs varies but can include requests for compensatory, statutory and punitive damages.  Exeter is also party to, or is periodically otherwise involved in, reviews, investigations, examinations and proceedings (both formal and informal), and information-gathering requests, by government and self-regulatory agencies, including the Federal Reserve, the Bureau, the DOJ, the SEC, the FTC and various state regulatory and enforcement agencies.  The penalties and remedies sought by government and self-regulatory agencies in these types of matters can be substantial.  Exeter believes that it has taken prudent steps to address and mitigate the litigation and regulatory risks associated with its business activities.  See “The Sponsor, the Servicer and the Custodian” in this prospectus for more information. As of the date of this prospectus, Exeter is not subject to litigation or reviews, investigations, examinations or proceedings by government or self-regulatory agencies that individually or in the aggregate would materially adversely affect the noteholders.

Certain Relationships and Related Transactions

In the ordinary course of business from time to time, Exeter and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

The owner trustee is not an affiliate of any of the depositor, Exeter, the servicer, the issuing entity, the indenture trustee or the backup servicer.  However, the owner trustee and one or more of its affiliates may, from time to time engage in arm’s length transactions with the depositor, the sponsor, the indenture trustee, the backup servicer, Exeter or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the owner trustee or Exeter.  However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, Exeter or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

Citigroup Global Markets Inc. is an affiliate of the indenture trustee and the backup servicer, Citibank, N.A.

The sponsor, the depositor and Exeter are affiliates and also engage in other transactions with each other involving securitizations and sales of automobile loan contracts.

Volcker Rule Considerations

The holding trust and the issuing entity will be relying on an exclusion or exemption under the 1940 Act contained in Section 3(c)(5) of the 1940 Act and Section 3(c)(6) of the 1940 Act, respectively, although there may be additional exclusions or exemptions available to the holding trust and the issuing entity.  Each of the issuing entity and the holding trust is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the Volcker Rule).  The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations was required by July 21, 2015 (subject to the possibility of up to two one-year extensions).  Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuing entity that may rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the 1940 Act.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

U.S. Credit Risk Retention

The risk retention regulations in Regulation RR require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the automobile loan contracts.  The depositor is a wholly-owned subsidiary of the sponsor and will initially retain the required economic interest in the credit risk of the automobile loan contracts to satisfy the sponsor’s obligations under Regulation RR.

The depositor will satisfy the risk retention requirements of Regulation RR by initially retaining at least 5% of the initial principal amount of each class of the notes and the certificates, which in the aggregate satisfies the requirements for an “eligible vertical interest” under Regulation RR.  The sponsor, the depositor or another majority-owned affiliate of the sponsor is required to retain the eligible vertical interest until the latest of (i) two years from the closing date, (ii) the date the Pool Balance is one-third or less of the initial Pool Balance, or (iii) the date the principal amount of the notes is one-third or less of the original principal amount of the notes.  None of the sponsor, the depositor nor any of their affiliates may sell, transfer or hedge their exposure to the eligible vertical interest during this period other than as permitted by Regulation RR.  Under Regulation RR, the sponsor or its majority-owned affiliate may enter into certain arrangements to finance the retained interest on a full recourse basis, including through a repurchase agreement. In addition, there is no guidance from any regulatory agency as to whether the terms and conditions of certain methods of financing arrangements the sponsor or its majority-owned affiliate may enter into comply or do not comply with Regulation RR. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of any financing arrangement entered into by the sponsor or its majority-owned affiliate fail to comply with Regulation RR on the effective date of such facility or at any other time during the term of such facility.

See “Description of the Notes” in this prospectus for a description of the material terms of the notes.  The certificates represent the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given distribution date, required deposits to the reserve account on that distribution date, required deposits to the Class N reserve account on that distribution date and other required payments.

The depositor recently sold all of the retained certificates in its outstanding securitizations to unaffiliated third parties, other than those certificates which the sponsor or a majority-owned affiliate of the sponsor is required to retain to satisfy the sponsor’s risk retention obligations under Regulation RR.  The depositor may, at its discretion, retain the certificates of the issuing entity or (except with respect to that portion of such certificates that the sponsor or a majority-owned affiliate of the sponsor is required to retain in accordance with Regulation RR), transfer or sell them to third parties in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale, in each case on or after the closing date.

Post-Closing Date Disclosure:  The first monthly servicer report filed under cover of Form 10-D following the closing date will include the amount of the eligible vertical interest retained at closing, if that amount is materially different from the amount disclosed in this prospectus.

Underwriting

Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the publicly offered notes, each of the underwriters has severally agreed, subject to the terms and conditions set forth therein, to purchase the principal amount of the publicly offered notes set forth opposite its name below:

Underwriters	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class B Notes	Class C Notes	Class D Notes
Wells Fargo Securities, LLC	$________	$________	$________	$________	$________	$________
BMO Capital Markets Corp.	$________	$________	$________	$________	$________	$________
Deutsche Bank Securities Inc.	$________	$________	$________	$________	$________	$________
J.P. Morgan Securities LLC	$________	$________	$________	$________	$________	$________
Citigroup Global Markets Inc.	$________	$________	$________	$________	$________	$________
Citizens JMP Securities, LLC	$________	$________	$________	$________	$________	$________
Mizuho Securities USA LLC	$________	$________	$________	$________	$________	$________
Total	$113,050,000	$156,322,000	$234,298,000	$109,468,000	$112,622,000	$151,582,000

The underwriters have advised the depositor that they propose initially to offer the publicly offered notes to the public at the prices listed below, and to dealers at prices less the initial concessions listed below:

	Underwriting Discount	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed(2)	Reallowance Not to Exceed
Class A-1 Notes	____%	____%	____%	____%
Class A-2 Notes	____%	____%	____%	____%
Class A-3 Notes	____%	____%	____%	____%
Class B Notes	____%	____%	____%	____%
Class C Notes	____%	____%	____%	____%
Class D Notes	____%	____%	____%	____%
_________________________
(1)	Before deducting expenses, estimated to be between $500,000 and $1,000,000.
(2)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The Class E Notes and the Class N Notes are not being offered by this prospectus, and the depositor expects that the Class E Notes and the Class N Notes will be privately placed.

At least 5% of the initial principal amount of each class of the notes will be initially retained by the depositor or an affiliate of the depositor, the retained notes. Any retained notes will not be sold to the underwriters under the underwriting agreement. The depositor may, from time to time and at its discretion, except with respect to that portion of the notes that the sponsor or a majority-owned affiliate of the sponsor is required to retain in accordance with the requirements of Regulation RR, subsequently sell the retained notes to purchasers directly or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the retained notes. If any retained notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. Any retained notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The depositor and the sponsor have agreed to indemnify the underwriters against specified liabilities including civil liabilities under the Securities Act, or contribute payments which the underwriters may have to make in respect thereof.

Upon receiving a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loan contracts, prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 5121 of the Conduct Rules of the National Association of Securities Dealers.

Until the distribution of the publicly offered notes is completed, the rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the publicly offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the publicly offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the publicly offered notes.

If the underwriters create a short position in the publicly offered notes in connection with this offering (i.e., they sell more publicly offered notes than the aggregate initial principal amount set forth on the cover page of this prospectus), the underwriters may reduce that short position by purchasing publicly offered notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the publicly offered notes. In addition, neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the publicly offered notes and it should not be assumed that one will develop. The underwriters currently expect, but are not obligated, to make a market in the publicly offered notes. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the sponsor and its affiliates.

European Economic Area

Each underwriter has represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any EU retail investor in the European Economic Area, or the EEA.  For these purposes:

(a)
the expression EU retail investor means a person who is one (or more) of the following: (A) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (B) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended, or the EU Prospectus Regulation; and

(b)
the expression offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Each underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom, or the UK; and

(c)
if any class of notes has a final scheduled distribution date falling less than one year after the closing date, no notes of such class have been or will be offered in the UK or to any UK person, and no proceeds of such class of notes will be received in the UK.

Each underwriter has also represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any UK retail investor in the UK.  For these purposes:

(a)
the expression UK retail investor means a person who is either one (or both) of the following: (A) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended, or a UK Professional Client; or (B) not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended, or the POATRs; and

(b)
the expression offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

Legal Opinions

In addition to the legal opinions described in this prospectus, certain U.S. federal income tax and other matters will be passed upon for the depositor, the holding trust and the issuing entity by Morgan, Lewis & Bockius LLP, New York, New York.  Certain legal matters relating to the notes will be passed upon for the underwriters by Dechert LLP, New York, New York.

Incorporation by Reference

The sponsor will from time to time, file various items with the SEC relating to the issuing entity and the notes offered by this prospectus. These items will include the definitive legal documents used for each issuance, definitive prospectus and computational materials, as well as periodic reports that the sponsor will file for the issuing entity for so long as the issuing entity is subject to the reporting requirements of the Exchange Act.

All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available as described under “Where You Can Find More Information.”

Financial Information

The holding trust property will secure the notes, however, neither the issuing entity nor the holding trust will engage in any business activities or have any assets or obligations prior to the issuance of the notes, except for the capital contribution made to any issuing entity which is a Delaware statutory trust.

Glossary

Amount Financed means, for any automobile loan contract, the aggregate amount advanced toward the purchase price of the financed vehicle and any related costs, including amounts advanced at the time the automobile loan contract is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	debt cancellation coverage;

•	car club and warranty contracts; and

•	other items customarily financed as part of motor vehicle retail installment sale contracts or auto loan agreements, and related costs.

Available Funds means, for any distribution date, the sum of:

(1) the Collected Funds for the related collection period; plus

(2)	all Purchase Amounts deposited in the collection account, reserve account and note distribution account with respect to the related collection period; plus

(3)	income on investments earned on amounts on deposit in the collection account and the note distribution account for the related collection period; plus

(4)	the proceeds of any liquidation of the assets of the holding trust, other than Net Liquidation Proceeds; plus

(5)
the proceeds of any purchase or sale of assets of the holding trust pursuant to the exercise by the servicer or the depositor of its “clean-up call” option to purchase the automobile loan contracts; plus

(6)	amounts in excess of the amount required to be on deposit in the reserve account that are released from the reserve account; plus

(7)	amounts in excess of the amount required to be on deposit in the Class N reserve account that are released from the Class N reserve account.

Collected Funds means, for any collection period, the amount of funds in the collection account representing automobile loan contract collections during such collection period, including all Net Liquidation Proceeds collected during such collection period, but excluding any Purchase Amounts.

Cram Down Loss means, for any automobile loan contract that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan contract, an amount equal to the excess of the automobile loan contract’s Principal Balance immediately prior to the order over the automobile loan contract’s Principal Balance as reduced.  A Cram Down Loss shall be deemed to have occurred on the order’s issuance date.

Customary Servicing Practices means, with respect to the management, servicing, administration and making of collections on the automobile loan contracts, the performance of such actions with reasonable care, using that degree of skill and attention that the servicer exercises with respect to comparable automotive receivables that it services for itself or on behalf of others.

Force Majeure Event shall mean any default or delay caused by acts of God or government, including wars or military action, terrorism or threat of terrorism, riots or civil unrest, pandemics, epidemics, fires, storms, earthquakes, floods, power outages or other disasters of nature, provided such default or delay could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans.

Liquidated Receivable means, for any collection period, an automobile loan contract for which:

•
on the last day of the collection period, if as of that date, more than 10% of any scheduled automobile loan contract payment remains unpaid for 120 days or more from the date for such payment and the related financed vehicle has not been repossessed;

•
the related financed vehicle has been repossessed and the servicer has either liquidated such financed vehicle or held such financed vehicle in its inventory for more than 60 days (or up to 90 days subject to the servicer’s modification of its Customary Servicing Practices) at month-end; or

•	is otherwise required to be charged-off or is deemed uncollectible by the servicer in accordance with its Customary Servicing Practices.

Liquidation Proceeds means the sum of (i) with respect to a Liquidated Receivable, all amounts realized with respect to such automobile loan contract, and (ii) any collections representing payments of fees, expenses or charges paid by obligors and in respect of which the servicer was previously reimbursed as supplemental servicing fees.

Majority Noteholders means the holders of notes representing a majority of the note principal amount of (i) the Class A Notes Outstanding (voting together as a class) as long as any Class A Notes are Outstanding, and thereafter (ii) the Class B Notes Outstanding as long as any Class B Notes are Outstanding, and thereafter (iii) the Class C Notes Outstanding as long as any Class C Notes are Outstanding, and thereafter (iv) the Class D Notes Outstanding as long as any Class D Notes are Outstanding, and thereafter (v) the Class E Notes Outstanding as long as any Class E Notes are Outstanding.

Net Liquidation Proceeds means Liquidation Proceeds net of (1) reasonable expenses incurred by the servicer in connection with the collection of an automobile loan contract and/or the repossession and disposition of the related financed vehicle (or any other automobile loan contract and related financed vehicle to the extent permitted by the sale and servicing agreement) and (2) amounts that are required to be refunded to the obligor on such automobile loan contract.

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class of notes for the immediately preceding distribution date, that remains unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the immediately preceding distribution date to but excluding the related distribution date.

Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (i) on the principal amount of the notes of such class Outstanding as of the end of the immediately preceding distribution date or, in the case of the first distribution date, as of the closing date and (ii)(A) with respect to the Class A-1 Notes, on an “actual/360” basis and (B) with respect to all other classes of notes, on a “30/360” basis.

Outstanding means, as of any date of determination, all notes that are authenticated and delivered under the indenture except for (i) notes that have been canceled, (ii) notes in respect of which the amount of money necessary for full payment of such notes has been deposited with the indenture trustee in trust for the related noteholders, and (iii) notes in exchange for which other notes have been authenticated and delivered pursuant to the indenture unless proof satisfactory to the indenture trustee is presented that any such notes are held by a bona fide purchaser; provided, however, that in determining whether the noteholders have given any request, demand, authorization, direction, notice, consent or waiver under any transaction document, notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing entities shall be disregarded and deemed not to be Outstanding.

Pool Balance means, as of any date of determination, the aggregate Principal Balance of the automobile loan contracts, excluding all Liquidated Receivables and all Purchased Automobile Loan Contracts, at the end of the preceding collection period.

Principal Balance means, for any automobile loan contract as of any date of determination, an amount equal to:
(1)	the Amount Financed; minus

(2)	the sum of:

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan contract’s terms; plus

(b)	any Cram Down Losses for the automobile loan contract accounted for as of that date.

Principal Payment Amount for a distribution date will equal the lesser of:

(1)
the aggregate principal amount of the publicly offered notes and the Class E Notes on that distribution date (after giving effect to any payments under clauses 1 through 17 under “Description of the Transaction Documents—Distributions—Distribution Date Payments”); and

(2)
an amount equal to (a) the sum of (i) the aggregate principal amount of the publicly offered notes and the Class E Notes on that distribution date (after making payments under clauses 4, 5, 7, 8, 10, 11, 13, 14, 16 and 17 under “Description of the Transaction Documents—Distributions—Distribution Date Payments”) plus (ii) the Target Overcollateralization Amount, minus (b) the Pool Balance.

Purchase Amount means, with respect to any Purchased Automobile Loan Contract, the Principal Balance plus the accrued and unpaid interest as of the date of purchase.

Purchased Automobile Loan Contract means an automobile loan contract purchased as of the close of business on the last day of a collection period by the depositor and subsequently by Exeter as a result of a breach of a representation or warranty, or without repetition, by the servicer as the result of a breach of a covenant or by the servicer or depositor as an exercise of its “clean-up call” option to purchase the automobile loan contracts.

Target Overcollateralization Amount means, for any distribution date, the greater of (i) 11.65% of the Pool Balance as of the end of the related collection period and (ii) 1.50% of the Pool Balance as of the cutoff date.

Trust Estate means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the indenture for the benefit of the noteholders (including all property and interests granted to the indenture trustee under the indenture), including all proceeds thereof.

Annex A

Static Pool Information

This Annex contains static pool information about prior pools of automobile loan contracts that were securitized in transactions sponsored by Exeter as part of its EART platform during the past five years. The first section of this Annex presents summary information about the prior securitization pools, including original pool characteristics, the weighted average FICO® score of the related obligors at origination, the weighted average APR of the related automobile loan contracts, and the top five geographic locations of the related obligors. In the second section of this Annex, certain historical performance data for each prior pool is presented, including monthly cumulative gross loss rates, monthly cumulative net loss rates, 31 to 60 day delinquencies, 61 to 90 day delinquencies, more than 90 day delinquencies, prepayment (ABS) speeds and pool factors, in each case for each month since the related closing date. Graphical representations of such data are also presented following the related tabular data.

The characteristics of the automobile loan contracts included in prior EART securitizations may vary from the characteristics of the automobile loan contracts to be acquired by the issuing entity. For example, as a result of the application of the Selection Criteria described under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts” in this prospectus, and consistent with selection criteria employed in the EART securitizations identified in the table immediately following this paragraph, the obligors of the automobile loan contracts to be acquired by the issuing entity did not have, at origination of the related contracts, (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.  The other securitizations in the EART program did not employ pool selection criteria intended to include or exclude obligors of automobile loan contracts whose Credit Bureau Scores or proprietary credit scores were above or below certain specified threshold levels.

Specified EART Transactions
Exeter Automobile Receivables Trust 2025-2
Exeter Automobile Receivables Trust 2025-3
Exeter Automobile Receivables Trust 2025-4
Exeter Automobile Receivables Trust 2025-5
Exeter Automobile Receivables Trust 2026-2
Exeter Automobile Receivables Trust 2026-3

There can be no assurance that the performance of the prior securitization transactions outlined in this Annex A will correspond to, or be an accurate predictor of, the performance of the Exeter Automobile Receivables Trust 2026-4 transaction. The original characteristics of each prior securitized pool will likely differ, in some cases in material ways, from the pool of automobile loan contracts in the Exeter Automobile Receivables Trust 2026-4 transaction. Nevertheless, Exeter’s underwriting and origination procedures have remained relatively stable over time and the prior securitized pools are generally comparable to the pool of automobile loan contracts in the Exeter Automobile Receivables Trust 2026-4 transaction.

Static Pool Information as of the Relevant Cutoff Date

Securitization	Number of Automobile Loan Contracts	Aggregate Principal Balance	Average Loan Balance	Weighted Average APR	Weighted Average Original Term	Weighted Average FICO® Score(1)	Geographic Concentration of Top Five States
EART 2021-1	67,407	$1,179,763,578.39	$17,502.09	21.05%	70	572	46.47%
EART 2021-2	69,635	$1,237,144,340.47	$17,766.13	21.33%	70	568	45.49%
EART 2021-3	72,182	$1,336,895,223.07	$18,521.17	20.87%	71	574	46.04%
EART 2021-4	52,612	$1,045,279,734.01	$19,867.71	20.48%	71	577	45.64%
EART 2022-1	41,259	$871,804,507.17	$21,130.04	19.23%	72	584	46.27%
EART 2022-2	53,619	$1,169,804,526.41	$21,816.98	19.56%	72	583	45.45%
EART 2022-3	48,961	$1,073,768,791.83	$21,931.10	20.27%	73	583	45.17%
EART 2022-4	31,513	$624,839,856.33	$19,828.00	20.75%	72	584	45.39%
EART 2022-5	32,655	$643,116,433.64	$19,694.27	20.94%	73	586	45.01%
EART 2022-6	31,635	$691,689,832.42	$21,864.70	20.78%	73	579	45.17%
EART 2023-1	31,903	$610,572,063.33	$19,138.39	21.83%	73	574	46.40%
EART 2023-2	33,361	$680,726,725.59	$20,404.87	22.10%	73	571	47.90%
EART 2023-3	32,421	$635,832,252.41	$19,611.74	21.81%	73	575	48.85%
EART 2023-4	34,161	$675,834,501.16	$19,783.80	21.77%	73	577	48.09%
EART 2023-5	40,044	$789,174,370.64	$19,707.68	22.35%	73	576	47.59%
EART 2024-1	33,272	$702,315,604.17	$21,108.31	22.72%	73	574	47.39%
EART 2024-2	44,469	$859,340,872.14	$19,324.49	22.62%	73	572	46.54%
EART 2024-3	44,654	$869,816,642.41	$19,479.03	22.92%	73	570	46.33%
EART 2024-4	41,943	$925,333,926.23	$22,061.70	22.00%	74	580	47.98%
EART 2024-5	46,067	$976,295,334.36	$21,192.94	21.62%	74	582	48.86%
EART 2025-1	65,321	$1,449,126,814.48	$22,184.70	21.32%	74	584	50.16%
EART 2025-2*	51,440	$1,050,316,784.72	$20,418.29	22.01%	73	566	49.99%
EART 2025-3*	49,284	$1,097,995,906.96	$22,278.95	21.91%	73	564	50.31%
EART 2025-4*	58,192	$1,298,227,653.46	$22,309.38	21.55%	74	566	52.10%
EART 2025-5*	55,508	$1,272,421,907.79	$22,923.22	21.29%	74	565	51.42%
EART 2026-1	45,299	$1,123,258,745.69	$24,796.55	21.10%	75	577	54.08%
EART 2026-2*	31,736	$757,658,913.05	$23,873.80	21.65%	74	562	52.13%
EART 2026-3*	60,148	$1,349,423,599.50	$22,435.05	20.75%	75	564	52.44%

(1)	Represents the weighted FICO® score for automobile loan contracts for which a FICO® score is available. FICO® is a federally registered servicemark of Fair Isaac Corporation.

*
The selection criteria applied to this transaction only included automobile loan contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

Monthly Cumulative Gross Loss Rates by Securitization Through June 30, 2026

Aggregate Principal Balance at Cutoff Date	$1,179,763,578	$1,237,144,340	$1,336,895,223	$1,045,279,734
Months Seasoned	EART 2021-1	EART 2021-2	EART 2021-3	EART 2021-4
0	0.00%	0.00%	0.00%	0.00%
1	0.02%	0.02%	0.00%	0.01%
2	0.14%	0.12%	0.02%	0.04%
3	0.54%	0.68%	0.22%	0.31%
4	1.10%	1.53%	0.99%	1.17%
5	1.64%	2.47%	2.08%	2.51%
6	2.16%	3.42%	3.34%	3.65%
7	2.78%	4.39%	4.36%	4.68%
8	3.43%	5.28%	5.37%	5.64%
9	4.05%	6.11%	6.17%	6.60%
10	4.62%	6.96%	6.91%	7.78%
11	5.40%	7.64%	7.79%	8.89%
12	6.26%	8.24%	8.72%	10.14%
13	7.00%	8.91%	9.87%	11.42%
14	7.78%	9.78%	10.86%	12.68%
15	8.34%	10.74%	11.92%	13.87%
16	8.83%	11.64%	13.06%	14.95%
17	9.44%	12.62%	14.12%	15.97%
18	10.10%	13.59%	15.17%	16.74%
19	10.86%	14.45%	16.06%	17.52%
20	11.53%	15.37%	16.95%	18.36%
21	12.27%	16.20%	17.58%	19.11%
22	12.96%	16.94%	18.20%	20.00%
23	13.65%	17.46%	18.93%	20.83%
24	14.35%	18.00%	19.55%	21.69%
25	14.94%	18.58%	20.30%	22.46%
26	15.56%	19.19%	20.99%	23.16%
27	16.00%	19.87%	21.71%	23.96%
28	16.45%	20.48%	22.39%	24.61%
29	16.88%	21.10%	22.97%	25.31%
30	17.28%	21.69%	23.69%	25.83%
31	17.79%	22.15%	24.22%	26.39%
32	18.26%	22.81%	24.72%	26.89%
33	18.72%	23.29%	25.18%	27.41%
34	19.17%	23.76%	25.61%	27.94%
35	19.56%	24.17%	26.03%	28.45%
36	20.04%	24.54%	26.48%	28.98%
37	20.38%	24.87%	26.93%	29.42%
38	20.68%	25.24%	27.36%	29.83%
39	20.99%	25.68%	27.82%	30.23%
40	21.26%	26.14%	28.18%	30.65%
41	21.52%	26.54%	28.58%	31.13%
42	21.80%	26.88%	29.01%	31.56%
43	22.12%	27.18%	29.38%	31.88%
44	22.41%	27.51%	29.77%	32.22%
45	22.69%	27.83%	30.09%	32.59%
46	22.94%	28.16%	30.40%	32.96%
47	23.20%	28.44%	30.76%	33.32%
48	23.49%	28.71%	31.10%	33.66%
49	23.74%	29.00%	31.40%	34.00%
50	23.97%	29.31%	31.69%	34.29%
51	24.19%	29.60%	31.99%	34.57%
52	24.40%	29.89%	32.25%	34.85%
53	24.61%	30.18%	32.57%	35.11%
54	24.81%	30.43%	32.81%	35.41%
55	25.05%	30.64%	33.06%	35.66%
56	25.23%	30.89%	33.31%	35.91%
57		31.12%

Monthly Cumulative Gross Loss Rates by Securitization Through June 30, 2026 (continued)

Aggregate Principal Balance at Cutoff Date	$871,804,507	$1,169,804,526	$1,073,768,792	$624,839,856	$643,116,434	$691,689,832	$610,572,063	$680,726,726
Months Seasoned	EART 2022-1	EART 2022-2	EART 2022-3	EART 2022-4	EART 2022-5	EART 2022-6	EART 2023-1	EART 2023-2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%
2	0.04%	0.05%	0.02%	0.08%	0.08%	0.05%	0.02%	0.04%
3	0.31%	0.25%	0.36%	0.74%	0.55%	0.47%	0.11%	0.26%
4	1.02%	1.13%	1.57%	2.30%	1.95%	2.10%	0.63%	1.02%
5	2.19%	2.91%	3.46%	4.07%	3.41%	3.60%	1.65%	2.12%
6	3.34%	4.54%	5.33%	5.62%	4.96%	4.90%	2.79%	3.11%
7	4.65%	6.18%	6.89%	7.12%	6.07%	6.16%	3.90%	4.14%
8	5.77%	7.56%	8.33%	8.46%	7.13%	7.32%	4.94%	5.04%
9	6.89%	8.88%	9.50%	9.35%	8.12%	8.47%	5.98%	6.17%
10	8.10%	10.14%	10.75%	10.37%	9.23%	9.65%	7.07%	7.21%
11	9.21%	11.35%	11.75%	11.51%	10.40%	10.96%	8.02%	8.11%
12	10.38%	12.57%	12.90%	12.71%	11.60%	12.34%	9.32%	8.97%
13	11.50%	13.57%	14.02%	13.88%	12.91%	13.55%	10.38%	9.98%
14	12.58%	14.58%	15.14%	15.06%	13.97%	14.97%	11.38%	10.87%
15	13.42%	15.54%	16.46%	16.31%	14.97%	16.19%	12.29%	11.98%
16	14.27%	16.58%	17.67%	17.45%	16.34%	17.32%	13.23%	12.95%
17	15.18%	17.75%	18.89%	18.41%	17.38%	18.36%	14.16%	13.92%
18	16.08%	18.86%	20.02%	19.69%	18.50%	19.32%	15.10%	15.01%
19	17.04%	19.93%	21.03%	20.73%	19.40%	20.24%	16.08%	16.08%
20	18.03%	21.00%	22.23%	21.72%	20.23%	21.25%	16.93%	16.98%
21	18.89%	21.90%	23.24%	22.55%	20.97%	22.17%	17.91%	18.06%
22	19.83%	22.97%	24.16%	23.45%	21.87%	23.01%	18.87%	18.94%
23	20.58%	23.78%	24.99%	24.25%	22.83%	24.02%	19.70%	19.89%
24	21.51%	24.59%	25.71%	25.09%	23.63%	24.92%	20.63%	20.81%
25	22.24%	25.36%	26.42%	25.92%	24.47%	25.77%	21.46%	21.59%
26	22.91%	26.08%	27.21%	26.64%	25.25%	26.59%	22.31%	22.41%
27	23.53%	26.75%	28.09%	27.48%	25.93%	27.41%	23.05%	23.29%
28	24.17%	27.48%	28.83%	28.21%	26.70%	28.23%	23.74%	24.08%
29	24.71%	28.20%	29.65%	28.89%	27.51%	28.96%	24.53%	24.93%
30	25.36%	28.82%	30.31%	29.50%	28.16%	29.61%	25.27%	25.76%
31	25.93%	29.50%	30.99%	30.20%	28.82%	30.18%	25.91%	26.47%
32	26.44%	30.10%	31.72%	30.83%	29.45%	30.90%	26.52%	27.04%
33	27.04%	30.69%	32.39%	31.44%	30.07%	31.56%	27.27%	27.72%
34	27.57%	31.30%	33.05%	32.06%	30.74%	32.17%	27.84%	28.37%
35	28.01%	31.92%	33.65%	32.55%	31.42%	32.86%	28.43%	29.09%
36	28.57%	32.49%	34.29%	33.12%	32.10%	33.39%	29.00%	29.75%
37	29.05%	32.99%	34.82%	33.69%	32.76%	33.94%	29.62%	30.44%
38	29.53%	33.51%	35.46%	34.25%	33.29%	34.55%	30.23%	31.05%
39	29.96%	33.97%	36.08%	34.86%	33.81%	35.16%	30.85%
40	30.46%	34.52%	36.57%	35.37%	34.30%	35.76%	31.39%
41	30.86%	35.06%	37.15%	35.81%	34.81%	36.30%	31.95%
42	31.34%	35.47%	37.58%	36.28%	35.31%	36.82%
43	31.73%	35.99%	38.05%	36.75%	35.82%	37.26%
44	32.09%	36.42%	38.50%	37.26%	36.27%
45	32.52%	36.82%	38.96%	37.74%	36.77%
46	32.86%	37.24%	39.44%	38.20%
47	33.21%	37.67%	39.88%	38.58%
48	33.58%	38.06%	40.26%
49	33.94%	38.43%	40.65%
50	34.24%	38.76%
51	34.66%	39.10%
52	34.97%
53	35.24%

Monthly Cumulative Gross Loss Rates by Securitization Through June 30, 2026 (continued)

Aggregate Principal Balance at Cutoff Date	$635,832,252	$675,834,501	$789,174,371	$702,315,604	$859,340,872	$869,816,642	$925,333,926	$976,295,334
Months Seasoned	EART 2023-3	EART 2023-4	EART 2023-5	EART 2024-1	EART 2024-2	EART 2024-3	EART 2024-4	EART 2024-5
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.01%	0.00%	0.02%	0.00%	0.01%	0.00%
2	0.00%	0.02%	0.08%	0.02%	0.14%	0.04%	0.01%	0.02%
3	0.11%	0.20%	0.42%	0.13%	0.64%	0.13%	0.07%	0.08%
4	0.66%	0.81%	1.24%	0.58%	1.56%	0.61%	0.57%	0.47%
5	1.65%	1.74%	2.21%	1.40%	2.54%	1.43%	1.27%	1.13%
6	2.71%	2.97%	3.06%	2.22%	3.43%	2.54%	1.99%	1.84%
7	3.69%	4.08%	3.89%	3.10%	4.49%	3.42%	2.91%	2.62%
8	4.78%	5.06%	4.84%	3.95%	5.44%	4.23%	3.71%	3.44%
9	5.64%	5.89%	5.83%	4.80%	6.41%	5.30%	4.61%	4.10%
10	6.65%	6.81%	6.83%	5.77%	7.40%	6.27%	5.51%	4.88%
11	7.59%	7.74%	7.75%	6.87%	8.42%	7.18%	6.28%	5.67%
12	8.50%	8.77%	9.01%	7.83%	9.42%	8.07%	7.16%	6.55%
13	9.44%	9.75%	10.07%	8.99%	10.47%	8.94%	8.05%	7.47%
14	10.46%	10.57%	10.99%	9.99%	11.35%	9.90%	9.04%	8.41%
15	11.49%	11.61%	11.99%	11.11%	12.36%	10.86%	9.92%	9.19%
16	12.51%	12.63%	13.01%	12.19%	13.32%	11.93%	10.85%	10.09%
17	13.67%	13.45%	14.04%	13.25%	14.39%	13.00%	11.71%	10.97%
18	14.62%	14.50%	15.09%	14.26%	15.34%	14.06%	12.64%	11.94%
19	15.51%	15.47%	16.03%	15.38%	16.31%	14.98%	13.56%	12.92%
20	16.63%	16.35%	16.98%	16.37%	17.16%	15.85%	14.45%	13.79%
21	17.54%	17.39%	17.95%	17.27%	18.05%	16.67%	15.34%	14.61%
22	18.48%	18.36%	18.91%	18.31%	18.87%	17.62%	16.23%	15.43%
23	19.37%	19.20%	19.78%	19.20%	19.72%	18.57%	16.95%
24	20.19%	20.11%	20.73%	20.12%	20.62%	19.51%	17.76%
25	21.08%	21.02%	21.56%	20.92%	21.49%	20.37%
26	22.05%	21.92%	22.42%	21.88%	22.29%	21.21%
27	22.95%	22.81%	23.24%	22.80%	23.02%
28	23.79%	23.53%	24.02%	23.70%
29	24.72%	24.33%	24.87%	24.53%
30	25.46%	25.04%	25.81%	25.27%
31	26.19%	25.84%	26.51%
32	26.94%	26.53%	27.25%
33	27.61%	27.29%
34	28.27%	27.83%
35	29.04%	28.44%
36	29.67%
37	30.39%

Monthly Cumulative Gross Loss Rates by Securitization Through June 30, 2026 (continued)

Aggregate Principal Balance at Cutoff Date	$1,449,126,814	$1,050,316,785	$1,097,995,907	$1,298,227,653	$1,272,421,908	$1,123,258,746	$757,658,913	$1,349,423,600
Months Seasoned	EART 2025-1	EART 2025-2*	EART 2025-3*	EART 2025-4*	EART 2025-5*	EART 2026-1	EART 2026-2*	EART 2026-3*
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.01%	0.00%
2	0.02%	0.01%	0.02%	0.03%	0.08%	0.05%	0.02%
3	0.10%	0.10%	0.10%	0.13%	0.32%	0.14%	0.12%
4	0.42%	0.55%	0.54%	0.58%	0.94%	0.67%	0.62%
5	0.96%	1.35%	1.17%	1.29%	1.74%	1.51%
6	1.64%	2.25%	1.98%	2.07%	2.67%	2.46%
7	2.37%	3.14%	2.71%	2.93%	3.54%
8	3.15%	4.00%	3.61%	3.73%	4.38%
9	3.90%	4.89%	4.58%	4.73%
10	4.80%	5.83%	5.54%	5.56%
11	5.57%	6.74%	6.51%	6.44%
12	6.44%	7.68%	7.42%
13	7.28%	8.65%	8.31%
14	8.12%	9.69%	9.21%
15	9.10%	10.65%
16	10.06%	11.65%
17	10.89%
18	11.76%

*
The selection criteria applied to this transaction only included automobile loan contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

Monthly Cumulative Net Loss Rates by Securitization Through June 30, 2026

Aggregate Principal Balance at Cutoff Date	$1,179,763,578	$1,237,144,340	$1,336,895,223	$1,045,279,734
Months Seasoned	EART 2021-1	EART 2021-2	EART 2021-3	EART 2021-4
0	0.00%	0.00%	0.00%	0.00%
1	0.02%	0.01%	0.00%	0.01%
2	0.09%	0.07%	0.02%	0.02%
3	0.37%	0.51%	0.13%	0.24%
4	0.73%	1.07%	0.73%	0.89%
5	1.08%	1.62%	1.51%	1.81%
6	1.35%	2.17%	2.38%	2.42%
7	1.70%	2.64%	2.92%	2.99%
8	2.02%	3.03%	3.32%	3.46%
9	2.31%	3.37%	3.57%	3.99%
10	2.58%	3.68%	3.89%	4.73%
11	2.99%	3.84%	4.35%	5.40%
12	3.45%	4.06%	4.92%	6.21%
13	3.80%	4.35%	5.62%	7.06%
14	4.12%	4.88%	6.18%	7.94%
15	4.23%	5.42%	6.85%	8.73%
16	4.40%	5.88%	7.61%	9.36%
17	4.67%	6.45%	8.32%	9.87%
18	5.07%	7.01%	9.00%	10.19%
19	5.47%	7.55%	9.46%	10.55%
20	5.85%	8.15%	9.84%	11.04%
21	6.27%	8.58%	10.06%	11.52%
22	6.72%	8.85%	10.29%	12.07%
23	7.17%	9.03%	10.65%	12.59%
24	7.63%	9.23%	11.05%	13.12%
25	7.93%	9.52%	11.51%	13.65%
26	8.15%	9.91%	11.93%	14.15%
27	8.32%	10.32%	12.36%	14.71%
28	8.53%	10.68%	12.80%	15.13%
29	8.73%	11.05%	13.20%	15.54%
30	8.97%	11.43%	13.70%	15.85%
31	9.27%	11.74%	14.02%	16.16%
32	9.56%	12.18%	14.29%	16.51%
33	9.82%	12.47%	14.55%	16.88%
34	10.11%	12.69%	14.79%	17.24%
35	10.41%	12.93%	15.04%	17.58%
36	10.75%	13.11%	15.35%	17.98%
37	10.91%	13.31%	15.68%	18.30%
38	11.08%	13.56%	15.96%	18.62%
39	11.24%	13.87%	16.29%	18.91%
40	11.39%	14.19%	16.54%	19.21%
41	11.57%	14.47%	16.85%	19.56%
42	11.77%	14.70%	17.19%	19.88%
43	11.98%	14.92%	17.45%	20.08%
44	12.17%	15.15%	17.73%	20.34%
45	12.37%	15.37%	17.95%	20.63%
46	12.54%	15.60%	18.18%	20.91%
47	12.74%	15.80%	18.45%	21.14%
48	12.97%	15.99%	18.71%	21.42%
49	13.14%	16.19%	18.93%	21.69%
50	13.30%	16.43%	19.12%	21.91%
51	13.46%	16.65%	19.34%	22.14%
52	13.60%	16.83%	19.53%	22.35%
53	13.76%	17.06%	19.79%	22.54%
54	13.91%	17.25%	19.98%	22.76%
55	14.10%	17.40%	20.16%	22.96%
56	14.21%	17.61%	20.35%	23.14%
57		17.78%

Monthly Cumulative Net Loss Rates by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$871,804,507	$1,169,804,526	$1,073,768,792	$624,839,856	$643,116,434	$691,689,832	$610,572,063	$680,726,726
Months Seasoned	EART 2022-1	EART 2022-2	EART 2022-3	EART 2022-4	EART 2022-5	EART 2022-6	EART 2023-1	EART 2023-2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.01%	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%
2	0.02%	0.03%	0.01%	0.06%	0.06%	0.04%	0.02%	0.03%
3	0.20%	0.15%	0.25%	0.55%	0.46%	0.38%	0.07%	0.20%
4	0.74%	0.87%	1.23%	1.83%	1.65%	1.65%	0.47%	0.78%
5	1.62%	2.27%	2.68%	3.33%	2.81%	2.77%	1.24%	1.62%
6	2.45%	3.38%	4.05%	4.47%	3.75%	3.60%	2.14%	2.36%
7	3.30%	4.51%	5.20%	5.52%	4.42%	4.41%	2.89%	3.10%
8	3.99%	5.42%	6.17%	6.22%	5.07%	5.18%	3.60%	3.77%
9	4.66%	6.33%	6.84%	6.61%	5.64%	5.90%	4.30%	4.55%
10	5.51%	7.22%	7.46%	7.15%	6.40%	6.68%	5.03%	5.17%
11	6.32%	7.92%	7.94%	7.85%	7.17%	7.61%	5.73%	5.70%
12	7.17%	8.53%	8.58%	8.66%	8.02%	8.56%	6.64%	6.18%
13	7.89%	9.07%	9.22%	9.40%	8.91%	9.43%	7.28%	6.81%
14	8.43%	9.59%	9.96%	10.20%	9.63%	10.43%	7.87%	7.38%
15	8.87%	10.12%	10.85%	11.06%	10.34%	11.23%	8.43%	8.17%
16	9.29%	10.80%	11.67%	11.83%	11.32%	11.94%	9.04%	8.85%
17	9.80%	11.57%	12.49%	12.53%	11.93%	12.56%	9.65%	9.51%
18	10.39%	12.31%	13.22%	13.40%	12.64%	13.13%	10.30%	10.23%
19	11.02%	13.02%	13.95%	14.07%	13.18%	13.73%	10.96%	10.95%
20	11.69%	13.73%	14.80%	14.70%	13.71%	14.40%	11.58%	11.61%
21	12.22%	14.37%	15.45%	15.19%	14.16%	15.01%	12.28%	12.41%
22	12.85%	15.11%	15.99%	15.79%	14.81%	15.53%	12.95%	12.99%
23	13.39%	15.59%	16.46%	16.31%	15.50%	16.23%	13.58%	13.62%
24	14.02%	16.07%	16.88%	16.89%	16.05%	16.88%	14.28%	14.22%
25	14.44%	16.54%	17.37%	17.46%	16.65%	17.52%	14.86%	14.74%
26	14.84%	16.99%	17.91%	17.92%	17.22%	18.12%	15.45%	15.29%
27	15.17%	17.43%	18.56%	18.52%	17.74%	18.68%	15.96%	15.92%
28	15.60%	17.97%	19.05%	19.05%	18.32%	19.23%	16.44%	16.50%
29	15.96%	18.49%	19.65%	19.59%	18.90%	19.73%	17.00%	17.07%
30	16.45%	18.89%	20.10%	20.04%	19.36%	20.16%	17.53%	17.70%
31	16.82%	19.38%	20.64%	20.53%	19.82%	20.56%	17.99%	18.20%
32	17.16%	19.82%	21.20%	20.96%	20.27%	21.12%	18.37%	18.61%
33	17.60%	20.29%	21.67%	21.39%	20.72%	21.63%	18.94%	19.17%
34	17.99%	20.77%	22.12%	21.84%	21.24%	22.03%	19.36%	19.61%
35	18.32%	21.21%	22.57%	22.19%	21.78%	22.56%	19.81%	20.13%
36	18.76%	21.60%	23.04%	22.63%	22.25%	22.96%	20.26%	20.60%
37	19.11%	21.98%	23.43%	23.07%	22.77%	23.39%	20.73%	21.11%
38	19.45%	22.36%	23.93%	23.43%	23.15%	23.88%	21.19%	21.56%
39	19.78%	22.71%	24.42%	23.92%	23.55%	24.34%	21.65%
40	20.12%	23.16%	24.74%	24.31%	23.96%	24.77%	22.05%
41	20.42%	23.58%	25.21%	24.67%	24.33%	25.17%	22.48%
42	20.79%	23.83%	25.53%	25.06%	24.69%	25.56%
43	21.08%	24.23%	25.90%	25.39%	25.07%	25.89%
44	21.31%	24.56%	26.27%	25.77%	25.42%
45	21.66%	24.86%	26.60%	26.12%	25.82%
46	21.92%	25.22%	26.95%	26.50%
47	22.20%	25.53%	27.28%	26.79%
48	22.50%	25.82%	27.58%
49	22.76%	26.08%	27.86%
50	22.99%	26.34%
51	23.30%	26.59%
52	23.54%
53	23.74%

Monthly Cumulative Net Loss Rates by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$635,832,252	$675,834,501	$789,174,371	$702,315,604	$859,340,872	$869,816,642	$925,333,926	$976,295,334
Months Seasoned	EART 2023-3	EART 2023-4	EART 2023-5	EART 2024-1	EART 2024-2	EART 2024-3	EART 2024-4	EART 2024-5
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.01%	0.01%	0.01%	0.00%	0.02%	0.00%	0.01%	0.01%
2	0.01%	0.02%	0.05%	0.02%	0.10%	0.03%	0.01%	0.02%
3	0.08%	0.14%	0.36%	0.09%	0.51%	0.09%	0.06%	0.06%
4	0.54%	0.66%	1.03%	0.45%	1.20%	0.51%	0.47%	0.38%
5	1.33%	1.44%	1.77%	1.04%	1.94%	1.15%	1.02%	0.92%
6	2.14%	2.41%	2.31%	1.64%	2.56%	1.94%	1.56%	1.41%
7	2.88%	3.15%	2.80%	2.24%	3.24%	2.53%	2.17%	1.94%
8	3.63%	3.77%	3.45%	2.81%	3.84%	3.09%	2.70%	2.43%
9	4.18%	4.28%	4.10%	3.41%	4.51%	3.81%	3.28%	2.76%
10	4.78%	4.84%	4.79%	4.01%	5.15%	4.43%	3.80%	3.25%
11	5.31%	5.45%	5.40%	4.75%	5.83%	4.95%	4.21%	3.71%
12	5.87%	6.13%	6.28%	5.44%	6.44%	5.42%	4.72%	4.23%
13	6.52%	6.79%	6.98%	6.23%	7.04%	5.91%	5.29%	4.79%
14	7.21%	7.33%	7.60%	6.92%	7.56%	6.53%	5.93%	5.36%
15	7.94%	8.00%	8.26%	7.64%	8.25%	7.13%	6.43%	5.83%
16	8.64%	8.71%	8.97%	8.33%	8.86%	7.81%	7.01%	6.41%
17	9.43%	9.28%	9.62%	9.00%	9.55%	8.43%	7.55%	7.02%
18	10.07%	10.03%	10.30%	9.71%	10.12%	9.09%	8.15%	7.60%
19	10.70%	10.74%	10.90%	10.41%	10.77%	9.64%	8.80%	8.17%
20	11.53%	11.30%	11.58%	11.09%	11.32%	10.21%	9.30%	8.61%
21	12.17%	11.99%	12.25%	11.66%	11.92%	10.80%	9.81%	9.07%
22	12.77%	12.64%	12.92%	12.36%	12.54%	11.43%	10.35%	9.57%
23	13.37%	13.26%	13.45%	12.94%	13.06%	12.01%	10.80%
24	13.89%	13.88%	14.12%	13.62%	13.66%	12.57%	11.33%
25	14.51%	14.57%	14.72%	14.23%	14.20%	13.10%
26	15.20%	15.14%	15.35%	14.91%	14.72%	13.66%
27	15.86%	15.78%	15.98%	15.53%	15.20%
28	16.37%	16.30%	16.50%	16.12%
29	17.08%	16.90%	17.10%	16.70%
30	17.60%	17.47%	17.75%	17.22%
31	18.15%	18.02%	18.24%
32	18.76%	18.49%	18.79%
33	19.21%	19.01%
34	19.66%	19.39%
35	20.21%	19.84%
36	20.65%
37	21.20%

Monthly Cumulative Net Loss Rates by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$1,449,126,814	$1,050,316,785	$1,097,995,907	$1,298,227,653	$1,272,421,908	$1,123,258,746	$757,658,913	$1,349,423,600
Months Seasoned	EART 2025-1	EART 2025-2*	EART 2025-3*	EART 2025-4*	EART 2025-5*	EART 2026-1	EART 2026-2*	EART 2026-3*
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.01%	0.00%
2	0.01%	0.01%	0.02%	0.03%	0.06%	0.04%	0.02%
3	0.06%	0.07%	0.07%	0.09%	0.27%	0.10%	0.09%
4	0.34%	0.47%	0.46%	0.48%	0.77%	0.50%	0.46%
5	0.76%	1.07%	0.94%	1.02%	1.34%	1.09%
6	1.23%	1.69%	1.51%	1.59%	1.86%	1.70%
7	1.69%	2.27%	1.98%	2.13%	2.35%
8	2.16%	2.77%	2.57%	2.58%	2.81%
9	2.61%	3.35%	3.20%	3.06%
10	3.14%	3.93%	3.75%	3.52%
11	3.59%	4.55%	4.28%	4.01%
12	4.14%	5.10%	4.69%
13	4.72%	5.64%	5.17%
14	5.20%	6.19%	5.70%
15	5.76%	6.75%
16	6.26%	7.34%
17	6.73%
18	7.25%

*
The selection criteria applied to this transaction only included automobile loan contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

31-60 Day Delinquencies by Securitization Through June 30, 2026

Aggregate Principal Balance at Cutoff Date	$1,179,763,578	$1,237,144,340	$1,336,895,223	$1,045,279,734
Months Seasoned	EART 2021-1	EART 2021-2	EART 2021-3	EART 2021-4
0	0.00%	0.00%	0.00%	0.00%
1	4.46%	4.69%	4.06%	3.93%
2	3.72%	5.84%	6.24%	6.62%
3	3.78%	6.97%	7.28%	7.31%
4	5.29%	7.89%	8.21%	7.28%
5	5.91%	7.96%	8.74%	7.68%
6	6.32%	8.40%	8.13%	8.15%
7	6.86%	8.97%	7.77%	9.13%
8	8.09%	9.17%	8.10%	9.84%
9	8.25%	8.52%	8.99%	10.53%
10	9.10%	9.01%	10.70%	11.36%
11	9.93%	10.10%	11.47%	11.95%
12	9.63%	11.46%	12.53%	12.11%
13	8.80%	12.27%	12.40%	13.14%
14	9.29%	12.95%	12.67%	12.81%
15	9.91%	12.87%	13.02%	12.26%
16	11.74%	13.30%	13.82%	10.96%
17	12.22%	13.80%	13.53%	11.66%
18	12.62%	15.03%	12.96%	11.87%
19	12.69%	14.63%	11.58%	12.83%
20	12.85%	14.15%	11.81%	12.96%
21	13.29%	12.04%	12.77%	13.37%
22	14.10%	11.90%	13.70%	13.10%
23	13.92%	13.11%	13.65%	13.37%
24	13.31%	14.16%	14.56%	13.71%
25	11.86%	14.53%	14.39%	14.29%
26	12.48%	15.21%	14.62%	14.69%
27	12.72%	14.99%	14.78%	13.78%
28	13.68%	14.72%	14.67%	13.02%
29	13.59%	15.05%	15.07%	13.03%
30	14.40%	15.44%	14.27%	12.82%
31	14.20%	16.44%	13.35%	13.42%
32	14.56%	15.26%	13.15%	13.87%
33	14.83%	13.65%	13.83%	14.69%
34	15.19%	13.50%	15.18%	14.39%
35	15.84%	14.52%	14.69%	14.46%
36	15.19%	14.88%	16.24%	14.77%
37	13.98%	15.49%	15.30%	16.29%
38	14.05%	16.37%	16.08%	16.83%
39	14.45%	15.57%	16.66%	15.34%
40	15.02%	16.64%	16.74%	14.44%
41	15.72%	17.23%	17.81%	15.54%
42	16.36%	18.25%	16.95%	15.49%
43	16.22%	18.98%	15.66%	15.70%
44	16.64%	18.03%	16.39%	15.95%
45	17.14%	16.18%	15.71%	16.62%
46	17.76%	16.78%	16.78%	16.18%
47	19.26%	17.16%	17.73%	16.72%
48	18.11%	18.07%	18.18%	16.93%
49	17.04%	18.20%	18.16%	17.15%
50	17.06%	19.31%	18.36%	17.91%
51	17.42%	19.03%	18.17%	17.69%
52	17.63%	19.69%	18.57%	16.23%
53	18.59%	19.01%	19.48%	16.98%
54	18.95%	20.02%	18.29%	16.30%
55	18.91%	20.86%	17.47%	17.17%
56	19.58%	19.54%	18.66%	18.39%
57		18.72%

31-60 Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$871,804,507	$1,169,804,526	$1,073,768,792	$624,839,856	$643,116,434	$691,689,832	$610,572,063	$680,726,726
Months Seasoned	EART 2022-1	EART 2022-2	EART 2022-3	EART 2022-4	EART 2022-5	EART 2022-6	EART 2023-1	EART 2023-2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	3.67%	3.07%	4.53%	5.68%	4.83%	5.45%	2.57%	3.40%
2	5.04%	6.59%	7.44%	7.57%	7.60%	6.93%	4.06%	5.16%
3	5.92%	7.85%	8.24%	8.37%	8.69%	6.40%	5.60%	6.75%
4	7.24%	9.09%	9.07%	10.01%	8.68%	6.86%	6.70%	7.33%
5	8.10%	9.25%	9.37%	9.72%	7.63%	7.47%	7.09%	7.60%
6	8.70%	9.51%	10.22%	9.52%	7.37%	7.65%	7.94%	7.93%
7	8.90%	9.81%	10.16%	8.45%	8.32%	8.20%	8.09%	8.12%
8	9.15%	10.58%	9.71%	8.72%	8.88%	9.11%	8.54%	9.28%
9	9.74%	10.67%	9.11%	9.83%	9.56%	9.29%	8.97%	8.83%
10	11.11%	10.63%	9.09%	10.87%	10.45%	9.76%	9.36%	7.76%
11	10.91%	9.28%	9.97%	10.73%	10.67%	9.78%	10.49%	7.68%
12	11.01%	9.37%	10.87%	11.74%	10.86%	9.98%	9.98%	9.08%
13	10.01%	10.38%	11.16%	11.94%	10.91%	10.99%	9.08%	9.82%
14	10.29%	11.19%	11.94%	11.18%	11.23%	10.48%	9.47%	10.02%
15	10.74%	11.14%	11.70%	12.09%	12.06%	9.54%	9.20%	11.13%
16	11.62%	12.10%	11.76%	12.25%	11.44%	9.43%	10.44%	10.79%
17	11.19%	11.62%	12.40%	12.95%	10.07%	10.43%	10.96%	11.28%
18	12.29%	11.72%	12.50%	12.39%	10.09%	10.98%	11.47%	11.47%
19	11.92%	12.49%	12.99%	11.02%	11.41%	11.29%	11.29%	11.84%
20	11.89%	12.40%	12.58%	10.80%	11.42%	11.99%	11.67%	13.12%
21	12.33%	13.08%	10.81%	11.54%	11.68%	11.56%	12.07%	12.29%
22	12.37%	12.34%	11.10%	11.97%	12.42%	11.85%	12.25%	10.76%
23	12.94%	10.98%	11.22%	12.49%	11.92%	12.64%	12.74%	11.30%
24	12.62%	11.14%	12.35%	13.24%	13.23%	12.70%	12.50%	11.32%
25	11.54%	11.70%	12.77%	12.10%	13.47%	13.34%	11.17%	12.13%
26	11.38%	12.16%	13.42%	13.16%	13.84%	12.69%	12.24%	13.07%
27	11.81%	12.66%	13.47%	13.81%	14.58%	11.52%	11.67%	13.21%
28	12.24%	13.23%	13.44%	14.06%	13.71%	12.53%	11.92%	13.05%
29	12.47%	12.98%	13.88%	15.10%	12.25%	12.19%	12.94%	12.79%
30	13.68%	13.92%	13.86%	14.14%	13.28%	12.34%	12.96%	13.88%
31	12.92%	14.21%	15.37%	13.19%	13.42%	13.24%	12.62%	13.73%
32	13.09%	14.33%	14.70%	13.60%	13.41%	13.49%	13.11%	14.78%
33	13.95%	15.16%	13.04%	13.10%	14.78%	14.08%	13.68%	13.60%
34	14.54%	14.45%	13.57%	13.70%	14.46%	13.23%	13.92%	12.24%
35	15.14%	13.55%	13.36%	14.46%	14.32%	13.63%	14.32%	13.06%
36	14.26%	13.44%	13.77%	15.33%	14.82%	14.23%	13.81%	13.19%
37	13.65%	13.49%	14.39%	14.74%	13.79%	15.15%	12.78%	14.48%
38	13.99%	14.46%	15.03%	15.22%	15.92%	13.89%	13.36%	14.53%
39	14.09%	14.72%	14.69%	15.05%	16.13%	12.51%	12.62%
40	14.48%	15.56%	15.51%	15.44%	14.91%	13.46%	13.73%
41	14.51%	15.21%	15.53%	16.06%	13.31%	13.69%	14.83%
42	15.96%	15.45%	16.23%	14.91%	14.03%	13.35%
43	15.54%	15.34%	17.07%	14.11%	15.51%	14.66%
44	15.50%	15.57%	15.44%	15.16%	14.86%
45	15.30%	16.53%	13.90%	14.19%	15.82%
46	15.39%	14.91%	15.15%	14.67%
47	17.22%	13.75%	14.80%	15.57%
48	15.91%	14.54%	15.72%
49	14.75%	14.53%	16.29%
50	15.48%	15.38%
51	15.74%	16.25%
52	16.37%
53	15.88%

31-60 Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$635,832,252	$675,834,501	$789,174,371	$702,315,604	$859,340,872	$869,816,642	$925,333,926	$976,295,334
Months Seasoned	EART 2023-3	EART 2023-4	EART 2023-5	EART 2024-1	EART 2024-2	EART 2024-3	EART 2024-4	EART 2024-5
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	2.90%	3.53%	4.94%	3.87%	4.44%	2.62%	2.66%	2.35%
2	5.72%	5.59%	6.68%	4.94%	5.64%	4.86%	4.22%	4.10%
3	6.80%	7.03%	6.87%	5.33%	6.40%	6.57%	5.29%	5.00%
4	7.65%	7.27%	6.59%	5.78%	7.61%	6.60%	6.16%	6.46%
5	7.86%	8.09%	6.76%	6.51%	7.51%	7.50%	6.89%	6.73%
6	8.27%	7.72%	7.10%	7.10%	8.46%	8.32%	8.05%	6.23%
7	8.96%	7.01%	7.67%	8.36%	8.82%	8.69%	7.58%	6.92%
8	8.79%	7.68%	8.12%	8.32%	9.11%	9.58%	6.96%	6.95%
9	8.13%	7.53%	9.58%	8.94%	10.39%	9.47%	7.49%	7.51%
10	8.07%	8.75%	9.17%	9.56%	10.21%	8.53%	8.14%	8.29%
11	8.88%	8.96%	9.59%	9.90%	9.15%	8.88%	8.42%	9.05%
12	9.70%	10.02%	10.27%	11.22%	9.52%	9.43%	9.44%	9.02%
13	10.24%	9.96%	10.90%	10.84%	9.85%	10.51%	10.12%	9.67%
14	11.32%	10.40%	11.49%	9.66%	10.47%	11.15%	10.20%	9.79%
15	10.94%	11.11%	11.05%	10.28%	11.23%	11.71%	10.61%	10.54%
16	10.88%	11.09%	10.85%	10.35%	11.78%	11.69%	10.82%	11.32%
17	11.79%	12.59%	11.19%	10.99%	11.44%	12.34%	11.05%	10.66%
18	11.92%	12.31%	10.90%	11.33%	12.13%	12.38%	12.25%	9.68%
19	13.57%	11.05%	11.46%	12.09%	12.19%	13.24%	11.37%	10.22%
20	12.42%	11.04%	11.93%	11.81%	12.52%	14.13%	10.19%	10.84%
21	10.97%	11.10%	11.98%	12.42%	13.36%	13.17%	10.83%	11.64%
22	11.36%	11.60%	12.42%	12.44%	12.63%	11.28%	11.23%	11.68%
23	11.53%	11.94%	12.87%	12.67%	11.53%	11.75%	11.96%
24	12.24%	12.48%	12.50%	13.86%	12.03%	12.69%	12.74%
25	12.24%	12.43%	13.21%	12.85%	12.20%	13.85%
26	12.83%	12.83%	14.28%	11.36%	12.89%	14.14%
27	12.74%	12.80%	13.17%	12.41%	13.36%
28	13.53%	13.52%	11.99%	12.57%
29	13.07%	14.06%	12.50%	13.32%
30	13.41%	13.05%	12.84%	13.25%
31	14.91%	12.15%	13.49%
32	13.72%	12.81%	13.43%
33	12.43%	12.50%
34	12.99%	13.39%
35	12.29%	13.83%
36	13.47%
37	14.14%

31-60 Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$1,449,126,814	$1,050,316,785	$1,097,995,907	$1,298,227,653	$1,272,421,908	$1,123,258,746	$757,658,913	$1,349,423,600
Months Seasoned	EART 2025-1	EART 2025-2*	EART 2025-3*	EART 2025-4*	EART 2025-5*	EART 2026-1	EART 2026-2*	EART 2026-3*
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	3.00%	3.61%	2.69%	3.43%	4.03%	3.89%	1.92%	3.22%
2	3.77%	4.96%	4.51%	5.09%	5.82%	4.61%	4.08%
3	4.65%	5.95%	5.88%	5.50%	6.09%	5.09%	6.08%
4	5.01%	6.63%	6.84%	6.53%	6.02%	5.74%	6.99%
5	5.53%	7.73%	7.51%	8.03%	6.75%	7.30%
6	6.59%	8.14%	7.85%	7.83%	7.30%	7.86%
7	7.22%	8.92%	8.49%	6.99%	7.90%
8	7.61%	8.85%	10.02%	7.60%	8.83%
9	8.21%	9.59%	9.33%	8.14%
10	8.39%	10.87%	7.97%	9.16%
11	9.15%	10.52%	9.07%	10.14%
12	10.33%	9.55%	9.59%
13	9.78%	10.13%	10.82%
14	8.75%	10.33%	11.20%
15	9.55%	11.66%
16	9.61%	12.01%
17	10.41%
18	11.03%

*
The selection criteria applied to this transaction only included automobile loan contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

61-90 Day Delinquencies by Securitization Through June 30, 2026

Aggregate Principal Balance at Cutoff Date	$1,179,763,578	$1,237,144,340	$1,336,895,223	$1,045,279,734
Months Seasoned	EART 2021-1	EART 2021-2	EART 2021-3	EART 2021-4
0	0.00%	0.00%	0.00%	0.00%
1	1.21%	1.24%	0.12%	0.51%
2	1.39%	2.15%	1.87%	2.12%
3	1.60%	2.93%	2.89%	3.77%
4	1.70%	3.40%	3.77%	3.66%
5	2.38%	3.56%	4.04%	3.38%
6	2.37%	3.84%	4.41%	3.59%
7	2.69%	3.91%	3.41%	3.69%
8	2.86%	4.36%	3.04%	4.46%
9	3.61%	3.96%	3.91%	5.08%
10	4.07%	3.34%	4.48%	5.69%
11	4.29%	4.28%	5.25%	5.65%
12	4.65%	4.80%	5.48%	5.96%
13	4.06%	5.54%	6.52%	6.48%
14	3.59%	6.13%	6.37%	6.53%
15	4.30%	6.85%	6.09%	6.74%
16	4.61%	6.48%	7.05%	5.99%
17	5.67%	6.21%	7.21%	4.91%
18	5.86%	7.27%	7.27%	5.93%
19	6.31%	7.20%	6.01%	6.02%
20	6.11%	7.46%	5.03%	6.36%
21	5.89%	6.12%	5.77%	6.67%
22	6.98%	5.26%	6.26%	6.97%
23	6.90%	5.97%	6.67%	6.47%
24	6.93%	6.28%	6.85%	6.58%
25	6.05%	6.89%	7.11%	6.99%
26	5.14%	7.14%	6.73%	7.10%
27	5.96%	7.69%	7.01%	7.30%
28	6.20%	7.44%	7.46%	5.95%
29	6.44%	7.47%	7.36%	5.89%
30	6.73%	7.79%	7.39%	6.22%
31	6.76%	7.85%	6.00%	6.42%
32	6.39%	7.90%	5.92%	6.80%
33	6.68%	6.38%	6.30%	6.29%
34	7.15%	6.22%	6.34%	6.77%
35	7.41%	6.28%	7.44%	7.00%
36	7.10%	6.82%	6.88%	6.59%
37	5.95%	7.53%	7.35%	7.10%
38	5.95%	7.71%	7.54%	8.55%
39	6.31%	8.16%	7.13%	8.44%
40	6.63%	7.99%	8.19%	7.32%
41	7.18%	7.57%	9.21%	7.10%
42	7.03%	8.35%	8.94%	8.05%
43	7.48%	9.88%	8.26%	8.01%
44	7.86%	9.76%	7.93%	9.10%
45	7.45%	8.96%	8.94%	9.48%
46	8.66%	8.52%	8.56%	9.68%
47	9.31%	9.36%	9.23%	9.34%
48	9.98%	9.57%	9.64%	8.62%
49	8.69%	10.40%	10.45%	9.93%
50	8.73%	10.76%	10.46%	10.68%
51	9.89%	11.20%	9.91%	10.77%
52	10.07%	11.00%	10.75%	9.99%
53	10.03%	10.83%	11.73%	10.17%
54	10.59%	11.89%	11.90%	10.61%
55	11.25%	12.80%	10.96%	10.48%
56	10.85%	13.48%	10.35%	10.89%
57		11.39%

61-90 Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$871,804,507	$1,169,804,526	$1,073,768,792	$624,839,856	$643,116,434	$691,689,832	$610,572,063	$680,726,726
Months Seasoned	EART 2022-1	EART 2022-2	EART 2022-3	EART 2022-4	EART 2022-5	EART 2022-6	EART 2023-1	EART 2023-2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.35%	0.19%	0.08%	0.97%	0.73%	0.80%	0.03%	0.33%
2	1.74%	1.79%	2.43%	3.02%	2.65%	3.14%	1.04%	1.70%
3	2.75%	3.89%	4.10%	3.80%	3.84%	3.56%	2.18%	2.64%
4	3.18%	4.16%	4.37%	4.77%	4.45%	3.20%	2.85%	3.13%
5	3.97%	4.95%	4.60%	5.09%	4.08%	3.55%	3.18%	3.29%
6	3.98%	4.53%	4.92%	4.70%	3.28%	3.57%	3.18%	3.16%
7	3.97%	4.34%	4.40%	4.09%	3.43%	3.47%	3.48%	3.49%
8	4.28%	5.01%	5.06%	3.62%	3.71%	3.97%	3.62%	3.76%
9	4.35%	5.14%	4.21%	4.31%	4.29%	4.65%	4.15%	4.33%
10	5.25%	5.55%	4.08%	4.70%	4.84%	4.90%	4.30%	3.60%
11	5.51%	4.76%	4.55%	5.35%	5.15%	4.76%	4.12%	3.43%
12	5.39%	4.15%	4.98%	5.35%	4.90%	5.30%	4.86%	3.61%
13	4.83%	4.85%	5.42%	5.75%	5.21%	5.10%	4.09%	4.18%
14	4.30%	5.37%	5.73%	5.72%	5.50%	5.36%	4.19%	4.59%
15	4.70%	5.56%	6.03%	5.69%	5.61%	4.97%	4.53%	4.89%
16	4.98%	5.84%	5.85%	6.22%	6.10%	4.51%	4.13%	4.92%
17	5.47%	6.26%	6.14%	6.53%	5.23%	4.44%	4.92%	5.33%
18	5.75%	6.03%	6.22%	6.48%	4.63%	4.70%	5.16%	4.90%
19	6.02%	5.95%	6.32%	5.52%	4.56%	5.24%	5.23%	5.69%
20	5.82%	6.01%	6.18%	5.32%	5.28%	5.33%	5.49%	6.18%
21	5.55%	6.30%	5.34%	5.70%	5.60%	5.57%	5.24%	6.38%
22	5.89%	6.49%	4.90%	5.64%	5.61%	5.76%	5.68%	5.42%
23	6.03%	5.17%	5.35%	5.98%	6.04%	5.20%	6.42%	5.04%
24	6.21%	5.05%	5.42%	6.29%	5.64%	6.03%	6.36%	5.86%
25	5.30%	5.63%	6.49%	6.72%	5.71%	6.60%	5.87%	5.37%
26	5.08%	5.82%	5.97%	6.03%	6.39%	6.71%	5.44%	6.01%
27	5.40%	5.83%	6.56%	6.34%	7.01%	5.88%	6.08%	6.54%
28	5.42%	5.99%	6.66%	6.64%	7.37%	5.79%	5.74%	6.47%
29	5.87%	6.38%	5.92%	7.41%	6.56%	6.41%	6.23%	6.11%
30	5.60%	6.24%	6.98%	7.90%	6.05%	6.15%	6.50%	5.40%
31	6.41%	6.09%	7.64%	6.93%	6.42%	6.22%	7.18%	7.01%
32	6.50%	6.97%	7.55%	6.59%	6.63%	6.91%	6.14%	6.94%
33	5.76%	7.55%	6.63%	7.08%	6.91%	7.21%	6.03%	7.60%
34	6.58%	7.58%	6.11%	7.05%	7.47%	6.87%	7.03%	6.67%
35	7.91%	6.78%	7.00%	7.23%	7.51%	6.32%	7.40%	6.09%
36	7.04%	6.39%	6.86%	7.81%	7.18%	7.08%	7.48%	6.74%
37	6.73%	7.24%	7.24%	8.51%	6.75%	7.29%	6.80%	7.17%
38	6.77%	7.15%	7.72%	7.57%	6.79%	7.57%	6.18%	7.85%
39	7.28%	7.84%	8.38%	7.95%	7.77%	7.01%	7.20%
40	7.58%	7.82%	7.49%	8.33%	8.21%	6.94%	7.30%
41	7.88%	8.50%	7.20%	8.64%	7.40%	6.82%	7.32%
42	7.37%	7.88%	8.51%	8.76%	7.33%	7.55%
43	8.16%	7.66%	8.60%	8.58%	7.76%	7.25%
44	8.34%	8.71%	9.05%	7.29%	8.50%
45	7.77%	9.07%	7.54%	8.72%	8.74%
46	8.67%	9.09%	7.17%	8.77%
47	8.80%	8.05%	8.34%	8.81%
48	9.68%	8.15%	8.79%
49	8.73%	8.69%	9.17%
50	8.04%	9.04%
51	8.91%	9.03%
52	8.84%
53	9.86%

61-90 Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$635,832,252	$675,834,501	$789,174,371	$702,315,604	$859,340,872	$869,816,642	$925,333,926	$976,295,334
Months Seasoned	EART 2023-3	EART 2023-4	EART 2023-5	EART 2024-1	EART 2024-2	EART 2024-3	EART 2024-4	EART 2024-5
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.06%	0.04%	0.77%	0.05%	1.32%	0.03%	0.05%	0.03%
2	1.31%	1.48%	2.38%	1.34%	2.24%	1.28%	1.24%	0.90%
3	2.69%	2.60%	3.18%	2.12%	2.86%	2.47%	2.08%	1.92%
4	3.02%	3.41%	2.67%	2.59%	3.04%	3.17%	2.14%	2.33%
5	3.37%	3.19%	2.54%	2.50%	3.42%	2.90%	2.68%	2.82%
6	3.13%	3.48%	2.94%	2.77%	3.37%	3.15%	3.20%	2.67%
7	3.64%	2.87%	3.16%	3.02%	3.53%	3.70%	3.64%	2.55%
8	3.94%	2.92%	3.75%	3.55%	4.08%	4.28%	3.25%	3.12%
9	3.63%	3.50%	3.66%	3.81%	4.55%	4.55%	3.01%	3.19%
10	3.49%	3.47%	4.41%	3.70%	4.82%	3.86%	3.36%	3.75%
11	3.61%	4.03%	4.25%	4.46%	4.46%	3.81%	3.79%	3.84%
12	3.73%	4.17%	4.01%	4.78%	4.33%	4.56%	3.97%	4.24%
13	4.50%	4.41%	4.65%	4.97%	4.77%	4.36%	4.41%	4.15%
14	4.76%	4.66%	5.51%	4.77%	4.93%	5.11%	4.74%	4.00%
15	5.20%	4.20%	5.26%	4.35%	5.10%	5.39%	4.48%	4.37%
16	5.20%	5.08%	4.86%	5.03%	5.33%	5.83%	4.44%	4.92%
17	4.68%	5.29%	4.86%	4.78%	5.97%	5.21%	4.92%	5.37%
18	5.68%	5.48%	5.39%	5.34%	5.71%	5.09%	5.14%	4.73%
19	5.96%	5.31%	5.21%	5.59%	5.30%	5.62%	5.74%	4.32%
20	6.82%	5.02%	6.08%	5.95%	5.67%	6.31%	4.99%	4.64%
21	5.78%	5.71%	5.99%	5.37%	6.16%	6.82%	4.49%	5.10%
22	5.15%	5.54%	6.31%	5.06%	6.69%	5.90%	5.31%	5.55%
23	5.89%	5.64%	5.72%	5.86%	5.82%	5.22%	5.42%
24	5.56%	6.00%	5.66%	6.17%	5.39%	6.02%	5.72%
25	6.60%	6.53%	5.96%	6.93%	5.89%	6.13%
26	6.35%	5.83%	6.69%	6.03%	6.06%	6.76%
27	7.08%	5.67%	7.32%	5.34%	6.52%
28	6.26%	6.16%	6.21%	6.09%
29	6.05%	6.81%	5.96%	6.37%
30	6.70%	7.30%	6.43%	6.79%
31	6.80%	5.99%	6.60%
32	7.55%	5.76%	7.01%
33	6.59%	6.36%
34	6.38%	6.69%
35	6.98%	6.99%
36	6.72%
37	7.52%

61-90 Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$1,449,126,814	$1,050,316,785	$1,097,995,907	$1,298,227,653	$1,272,421,908	$1,123,258,746	$757,658,913	$1,349,423,600
Months Seasoned	EART 2025-1	EART 2025-2*	EART 2025-3*	EART 2025-4*	EART 2025-5*	EART 2026-1	EART 2026-2*	EART 2026-3*
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.04%	0.04%	0.04%	0.05%	0.68%	0.05%	0.02%	0.03%
2	1.03%	1.51%	1.41%	1.44%	1.92%	1.51%	0.98%
3	1.57%	2.18%	2.14%	1.95%	2.53%	2.08%	2.35%
4	1.95%	2.75%	2.58%	2.29%	2.48%	2.26%	3.41%
5	2.18%	2.95%	2.96%	2.74%	2.72%	2.55%
6	2.48%	3.36%	3.16%	3.35%	2.96%	3.43%
7	2.89%	3.45%	3.41%	3.29%	3.42%
8	3.24%	3.45%	3.64%	3.04%	3.72%
9	3.26%	4.03%	4.42%	3.36%
10	3.24%	4.16%	3.76%	3.82%
11	3.65%	4.80%	3.51%	4.20%
12	4.12%	4.41%	4.04%
13	4.70%	4.11%	4.62%
14	4.05%	4.76%	5.14%
15	4.01%	4.67%
16	4.39%	5.41%
17	4.52%
18	4.82%

*
The selection criteria applied to this transaction only included automobile loan contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

90+ Day Delinquencies by Securitization Through June 30, 2026

Aggregate Principal Balance at Cutoff Date	$1,179,763,578	$1,237,144,340	$1,336,895,223	$1,045,279,734
Months Seasoned	EART 2021-1	EART 2021-2	EART 2021-3	EART 2021-4
0	0.00%	0.00%	0.00%	0.00%
1	0.03%	0.01%	0.00%	0.00%
2	0.54%	0.79%	0.06%	0.34%
3	0.79%	1.39%	1.22%	1.57%
4	1.02%	1.74%	1.84%	2.36%
5	0.99%	2.07%	2.48%	2.23%
6	1.33%	2.20%	2.62%	2.16%
7	1.43%	2.29%	2.48%	2.47%
8	1.49%	2.49%	1.88%	2.43%
9	1.65%	2.38%	1.91%	3.05%
10	2.14%	1.96%	2.57%	3.28%
11	2.47%	1.88%	2.88%	3.79%
12	2.70%	2.54%	3.43%	3.83%
13	2.44%	2.89%	3.42%	4.29%
14	1.95%	3.37%	3.82%	4.48%
15	1.90%	3.68%	4.16%	4.52%
16	2.63%	4.11%	4.35%	4.05%
17	2.68%	3.98%	4.69%	3.29%
18	3.32%	4.16%	4.62%	3.23%
19	3.27%	4.80%	4.09%	3.63%
20	3.59%	4.69%	3.15%	3.64%
21	3.52%	4.01%	3.31%	4.14%
22	3.86%	3.04%	3.55%	4.25%
23	4.40%	3.06%	3.40%	4.37%
24	4.36%	3.54%	4.09%	4.18%
25	3.75%	3.61%	4.01%	4.04%
26	2.99%	4.23%	4.24%	4.64%
27	3.05%	4.02%	4.25%	4.57%
28	3.26%	4.12%	4.17%	4.14%
29	3.32%	4.30%	4.78%	3.51%
30	3.78%	4.33%	4.37%	3.64%
31	3.71%	4.81%	4.00%	3.67%
32	3.86%	4.55%	3.38%	4.28%
33	3.82%	4.14%	3.37%	4.63%
34	3.96%	3.49%	3.63%	4.26%
35	4.46%	3.67%	3.87%	4.37%
36	4.01%	3.74%	4.20%	3.93%
37	3.52%	4.39%	4.05%	3.94%
38	3.19%	4.56%	4.25%	4.41%
39	3.47%	4.68%	3.87%	4.83%
40	3.57%	4.41%	4.23%	4.97%
41	3.82%	3.94%	4.86%	4.26%
42	4.06%	3.86%	4.77%	3.96%
43	4.01%	4.59%	4.45%	4.80%
44	4.18%	4.86%	4.25%	4.86%
45	3.94%	4.74%	4.55%	5.17%
46	4.00%	4.55%	5.27%	5.36%
47	4.94%	4.77%	4.94%	5.38%
48	4.57%	4.93%	5.21%	5.29%
49	4.44%	5.22%	5.53%	5.06%
50	4.46%	5.51%	5.55%	5.26%
51	4.48%	6.02%	5.55%	5.88%
52	5.04%	5.96%	6.25%	5.56%
53	5.50%	5.80%	6.09%	5.54%
54	5.44%	5.90%	6.48%	5.52%
55	5.52%	6.34%	6.08%	5.66%
56	6.15%	6.28%	5.98%	5.51%
57		5.80%

90+ Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$871,804,507	$1,169,804,526	$1,073,768,792	$624,839,856	$643,116,434	$691,689,832	$610,572,063	$680,726,726
Months Seasoned	EART 2022-1	EART 2022-2	EART 2022-3	EART 2022-4	EART 2022-5	EART 2022-6	EART 2023-1	EART 2023-2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%
2	0.19%	0.13%	0.13%	0.63%	0.44%	0.62%	0.02%	0.16%
3	1.06%	1.21%	1.65%	2.14%	1.90%	2.14%	0.62%	1.04%
4	2.06%	2.90%	2.86%	2.91%	2.82%	2.35%	1.49%	1.72%
5	2.38%	3.01%	3.22%	3.29%	2.85%	2.40%	1.88%	1.83%
6	2.87%	3.40%	3.39%	3.87%	2.57%	2.74%	2.20%	2.10%
7	2.85%	3.24%	3.54%	3.24%	2.35%	2.50%	2.12%	2.26%
8	2.86%	3.26%	3.42%	2.35%	2.53%	2.64%	2.31%	2.57%
9	3.01%	3.73%	3.22%	2.54%	2.53%	2.97%	2.51%	2.80%
10	3.32%	3.98%	2.79%	3.20%	3.06%	3.43%	2.96%	2.53%
11	3.79%	3.58%	3.09%	3.27%	3.37%	3.73%	3.41%	2.27%
12	4.08%	3.07%	3.20%	3.55%	3.56%	3.64%	3.17%	2.27%
13	3.63%	3.00%	3.39%	3.63%	3.45%	4.18%	3.17%	2.49%
14	2.89%	3.29%	3.92%	3.86%	3.65%	3.86%	2.83%	3.11%
15	2.91%	3.60%	4.01%	3.82%	4.28%	3.61%	2.94%	3.20%
16	3.22%	3.98%	4.17%	3.92%	3.99%	3.37%	3.13%	3.46%
17	3.35%	4.10%	4.04%	4.66%	4.02%	3.16%	3.08%	3.49%
18	3.75%	4.27%	4.28%	4.51%	3.38%	3.24%	3.26%	3.34%
19	3.89%	4.28%	4.67%	4.25%	3.28%	3.64%	3.33%	3.21%
20	3.86%	4.40%	4.43%	3.76%	3.29%	3.86%	3.69%	3.85%
21	4.19%	4.59%	4.05%	3.58%	3.87%	3.77%	3.59%	3.88%
22	3.84%	4.30%	3.39%	3.88%	4.20%	4.10%	3.56%	3.79%
23	4.29%	3.88%	3.19%	4.10%	4.01%	4.12%	4.08%	3.33%
24	4.08%	3.57%	3.52%	4.27%	4.26%	3.87%	4.12%	3.45%
25	3.72%	3.46%	3.85%	4.24%	3.68%	4.35%	4.00%	3.88%
26	3.47%	3.71%	4.29%	4.48%	3.78%	4.53%	3.74%	3.90%
27	3.53%	4.16%	4.09%	3.92%	4.61%	4.30%	3.67%	3.89%
28	3.64%	4.07%	4.33%	3.98%	4.60%	3.83%	4.21%	4.26%
29	3.90%	4.02%	4.01%	4.52%	4.20%	3.70%	4.02%	4.45%
30	3.79%	4.28%	4.13%	4.49%	4.11%	4.09%	4.07%	4.03%
31	3.74%	4.00%	4.78%	4.42%	4.10%	4.47%	4.21%	3.69%
32	4.22%	4.07%	4.80%	4.29%	4.31%	4.25%	4.69%	4.57%
33	3.85%	4.62%	4.59%	4.43%	4.56%	4.41%	3.85%	4.74%
34	3.50%	4.72%	4.39%	4.06%	4.95%	4.77%	4.12%	4.67%
35	4.14%	4.37%	4.47%	4.47%	5.07%	4.19%	4.68%	4.31%
36	4.36%	4.21%	4.70%	4.72%	5.38%	4.43%	4.91%	4.35%
37	4.03%	4.26%	5.08%	5.10%	5.09%	5.09%	4.95%	4.41%
38	3.80%	4.64%	4.98%	5.18%	4.73%	5.31%	4.53%	4.46%
39	4.21%	4.89%	4.89%	4.43%	4.73%	5.03%	4.26%
40	4.39%	5.20%	5.43%	4.67%	5.54%	4.66%	4.67%
41	4.66%	4.85%	4.57%	5.51%	5.44%	4.57%	4.49%
42	4.64%	5.32%	4.76%	5.81%	5.46%	4.39%
43	4.53%	4.76%	5.45%	5.57%	4.76%	4.32%
44	4.89%	5.23%	5.87%	5.49%	4.90%
45	4.52%	5.88%	5.82%	4.96%	4.85%
46	4.78%	6.24%	5.10%	5.19%
47	5.58%	5.76%	4.62%	5.10%
48	5.52%	5.08%	4.80%
49	5.69%	5.26%	4.91%
50	5.85%	5.75%
51	5.10%	5.81%
52	5.34%
53	5.60%

90+ Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$635,832,252	$675,834,501	$789,174,371	$702,315,604	$859,340,872	$869,816,642	$925,333,926	$976,295,334
Months Seasoned	EART 2023-3	EART 2023-4	EART 2023-5	EART 2024-1	EART 2024-2	EART 2024-3	EART 2024-4	EART 2024-5
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.02%	0.00%	0.02%	0.01%	0.00%	0.00%
2	0.04%	0.04%	0.46%	0.03%	0.74%	0.02%	0.03%	0.01%
3	0.73%	0.89%	1.49%	0.78%	1.56%	0.78%	0.73%	0.56%
4	1.53%	1.67%	1.71%	1.31%	1.95%	1.60%	1.23%	1.28%
5	2.06%	2.44%	1.58%	1.61%	2.09%	2.27%	1.43%	1.52%
6	2.25%	2.30%	1.55%	1.82%	2.41%	1.85%	1.87%	1.70%
7	2.27%	2.16%	1.97%	1.85%	2.25%	1.93%	2.05%	1.70%
8	2.36%	1.97%	2.20%	2.13%	2.35%	2.41%	2.20%	1.67%
9	2.34%	2.10%	2.47%	2.45%	2.80%	2.49%	2.05%	2.02%
10	2.33%	2.39%	2.51%	2.57%	2.96%	2.43%	2.05%	2.16%
11	2.40%	2.56%	3.23%	2.49%	2.91%	2.35%	2.29%	2.49%
12	2.47%	2.66%	2.73%	3.09%	2.82%	2.45%	2.52%	2.62%
13	2.71%	2.74%	2.54%	3.11%	2.85%	2.87%	2.74%	2.74%
14	3.05%	2.99%	3.13%	3.25%	3.31%	3.09%	2.82%	2.71%
15	3.29%	2.90%	3.44%	3.21%	3.39%	3.44%	2.97%	2.95%
16	3.57%	2.79%	3.28%	3.18%	3.65%	3.59%	2.90%	3.09%
17	3.29%	3.47%	3.15%	3.37%	3.54%	3.67%	3.10%	3.55%
18	3.22%	3.41%	3.26%	3.50%	3.52%	3.28%	3.40%	3.43%
19	3.88%	3.34%	3.67%	3.56%	3.40%	3.41%	3.62%	3.28%
20	3.82%	3.45%	3.56%	3.74%	3.69%	3.57%	3.61%	2.97%
21	3.76%	3.34%	3.98%	3.92%	3.81%	4.26%	3.31%	3.14%
22	3.50%	3.53%	3.89%	3.45%	4.06%	4.13%	2.94%	3.11%
23	3.56%	3.82%	3.99%	3.61%	4.26%	3.94%	3.36%
24	4.12%	3.95%	3.84%	3.81%	3.96%	3.40%	3.28%
25	4.14%	3.89%	4.05%	4.32%	3.56%	3.82%
26	4.38%	4.08%	4.05%	4.11%	3.76%	3.79%
27	4.39%	3.74%	4.49%	4.03%	3.97%
28	4.68%	3.98%	4.80%	3.71%
29	4.20%	4.12%	4.54%	3.89%
30	4.46%	4.85%	3.79%	4.02%
31	4.30%	4.54%	4.42%
32	4.59%	4.33%	4.37%
33	4.86%	3.66%
34	4.63%	4.13%
35	4.32%	4.15%
36	4.76%
37	4.20%

90+ Day Delinquencies by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$1,449,126,814	$1,050,316,785	$1,097,995,907	$1,298,227,653	$1,272,421,908	$1,123,258,746	$757,658,913	$1,349,423,600
Months Seasoned	EART 2025-1	EART 2025-2*	EART 2025-3*	EART 2025-4*	EART 2025-5*	EART 2026-1	EART 2026-2*	EART 2026-3*
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.00%
2	0.01%	0.03%	0.02%	0.03%	0.42%	0.03%	0.00%
3	0.55%	0.94%	0.83%	0.88%	1.32%	0.91%	0.61%
4	1.03%	1.49%	1.40%	1.48%	1.64%	1.45%	1.49%
5	1.44%	1.88%	1.79%	1.73%	1.72%	1.77%
6	1.63%	2.09%	1.92%	2.09%	1.86%	1.69%
7	1.78%	2.15%	2.32%	2.08%	2.02%
8	1.94%	2.33%	2.57%	2.25%	2.36%
9	2.20%	2.49%	2.72%	2.06%
10	2.25%	2.74%	2.70%	2.30%
11	2.48%	3.00%	2.49%	2.56%
12	2.49%	3.12%	2.39%
13	2.85%	3.07%	2.74%
14	3.10%	2.80%	2.93%
15	2.80%	3.24%
16	2.75%	3.05%
17	3.01%
18	2.96%

*
The selection criteria applied to this transaction only included automobile loan contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

Prepayment (ABS) Speed by Securitization Through June 30, 2026

Aggregate Principal Balance at Cutoff Date	$1,179,763,578	$1,237,144,340	$1,336,895,223	$1,045,279,734
Months Seasoned	EART 2021-1	EART 2021-2	EART 2021-3	EART 2021-4
0	0.00%	0.00%	0.00%	0.00%
1	2.17%	2.83%	1.29%	2.13%
2	1.99%	1.62%	1.31%	1.28%
3	1.96%	1.94%	1.53%	1.60%
4	2.18%	2.06%	2.17%	2.10%
5	2.35%	2.27%	2.56%	3.00%
6	2.29%	2.34%	2.47%	2.55%
7	2.35%	2.45%	2.40%	2.45%
8	2.19%	2.49%	2.69%	2.25%
9	2.44%	2.27%	2.57%	2.55%
10	2.17%	2.72%	2.26%	2.46%
11	2.44%	2.19%	2.31%	2.18%
12	2.27%	2.15%	2.29%	2.23%
13	2.16%	2.07%	2.38%	2.17%
14	2.51%	2.13%	2.04%	2.13%
15	2.08%	2.21%	2.04%	2.05%
16	1.94%	2.01%	1.97%	1.95%
17	1.97%	1.99%	1.88%	2.04%
18	1.97%	1.87%	1.83%	1.66%
19	1.98%	1.79%	1.73%	1.69%
20	1.83%	1.72%	1.90%	1.74%
21	1.75%	1.77%	1.46%	1.57%
22	1.65%	1.84%	1.53%	1.70%
23	1.56%	1.38%	1.60%	1.59%
24	1.60%	1.40%	1.43%	1.60%
25	1.50%	1.43%	1.61%	1.50%
26	1.70%	1.38%	1.44%	1.41%
27	1.34%	1.54%	1.49%	1.49%
28	1.35%	1.42%	1.37%	1.40%
29	1.30%	1.39%	1.24%	1.52%
30	1.23%	1.28%	1.43%	1.31%
31	1.43%	1.14%	1.31%	1.29%
32	1.32%	1.44%	1.35%	1.23%
33	1.31%	1.29%	1.13%	1.26%
34	1.26%	1.36%	1.23%	1.25%
35	1.14%	1.14%	1.10%	1.18%
36	1.31%	1.13%	1.17%	1.28%
37	1.18%	0.94%	1.17%	1.10%
38	1.16%	1.03%	1.10%	1.02%
39	1.07%	1.16%	1.20%	1.04%
40	1.02%	1.18%	0.96%	1.12%
41	0.88%	1.15%	1.00%	1.34%
42	0.99%	1.00%	1.18%	1.12%
43	1.09%	0.80%	1.04%	1.01%
44	1.00%	0.97%	1.23%	0.97%
45	0.99%	1.01%	1.02%	1.14%
46	0.90%	1.15%	0.98%	1.05%
47	0.81%	0.92%	0.99%	0.99%
48	0.99%	0.91%	1.04%	0.98%
49	0.98%	0.75%	0.89%	0.88%
50	0.97%	0.95%	0.82%	0.83%
51	0.86%	0.84%	0.90%	0.77%
52	0.76%	0.73%	0.51%	0.87%
53	0.68%	0.89%	0.92%	1.27%
54	0.66%	0.47%	0.49%	0.97%
55	0.77%	0.25%	0.77%	-0.47%
56	0.35%	0.46%	0.78%	0.57%
57		0.55%

Prepayment (ABS) Speed by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$871,804,507	$1,169,804,526	$1,073,768,792	$624,839,856	$643,116,434	$691,689,832	$610,572,063	$680,726,726
Months Seasoned	EART 2022-1	EART 2022-2	EART 2022-3	EART 2022-4	EART 2022-5	EART 2022-6	EART 2023-1	EART 2023-2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	2.11%	1.64%	0.88%	1.86%	1.70%	1.32%	0.51%	0.98%
2	1.68%	1.20%	0.88%	1.16%	1.01%	0.68%	1.29%	0.95%
3	1.72%	1.43%	1.42%	1.50%	1.36%	1.23%	1.05%	1.08%
4	2.03%	2.09%	2.07%	2.30%	2.11%	2.52%	1.72%	1.64%
5	2.49%	2.75%	2.58%	2.52%	2.25%	2.22%	2.05%	1.85%
6	2.49%	2.54%	2.52%	2.25%	2.52%	2.18%	2.07%	1.74%
7	2.59%	2.44%	2.22%	2.40%	1.97%	2.18%	2.04%	1.63%
8	2.18%	2.11%	2.09%	2.38%	2.12%	1.98%	1.80%	1.51%
9	2.16%	2.14%	1.98%	1.93%	2.07%	2.01%	2.02%	1.66%
10	2.03%	1.97%	2.13%	1.97%	1.93%	1.84%	1.94%	1.81%
11	1.97%	1.93%	1.72%	2.08%	2.09%	2.03%	1.73%	1.72%
12	2.00%	2.15%	1.96%	2.03%	1.98%	1.97%	2.03%	1.71%
13	1.96%	1.78%	1.93%	1.95%	2.02%	1.86%	1.94%	1.69%
14	2.04%	1.86%	1.85%	1.92%	1.73%	1.92%	1.90%	1.53%
15	1.64%	1.71%	1.99%	1.97%	1.69%	1.89%	1.69%	1.72%
16	1.72%	1.74%	1.85%	1.81%	1.96%	1.87%	1.81%	1.58%
17	1.84%	1.95%	1.80%	1.58%	1.76%	1.77%	1.68%	1.58%
18	1.72%	1.75%	1.69%	1.91%	1.89%	1.66%	1.64%	1.70%
19	1.79%	1.74%	1.54%	1.82%	1.64%	1.50%	1.71%	1.61%
20	1.71%	1.71%	1.74%	1.82%	1.63%	1.66%	1.54%	1.47%
21	1.62%	1.52%	1.65%	1.60%	1.40%	1.55%	1.75%	1.64%
22	1.65%	1.69%	1.69%	1.70%	1.64%	1.50%	1.66%	1.52%
23	1.45%	1.52%	1.49%	1.48%	1.68%	1.70%	1.54%	1.69%
24	1.62%	1.63%	1.40%	1.58%	1.47%	1.57%	1.64%	1.54%
25	1.49%	1.46%	1.28%	1.60%	1.58%	1.55%	1.53%	1.45%
26	1.47%	1.46%	1.40%	1.37%	1.40%	1.50%	1.71%	1.50%
27	1.35%	1.34%	1.52%	1.63%	1.35%	1.51%	1.53%	1.54%
28	1.32%	1.40%	1.39%	1.42%	1.42%	1.59%	1.51%	1.37%
29	1.19%	1.38%	1.48%	1.33%	1.46%	1.45%	1.52%	1.47%
30	1.38%	1.31%	1.28%	1.26%	1.41%	1.34%	1.47%	1.56%
31	1.27%	1.40%	1.26%	1.42%	1.39%	1.14%	1.38%	1.27%
32	1.24%	1.30%	1.37%	1.41%	1.39%	1.45%	1.23%	1.14%
33	1.37%	1.22%	1.38%	1.34%	1.33%	1.40%	1.48%	1.28%
34	1.23%	1.28%	1.42%	1.36%	1.43%	1.29%	1.17%	1.27%
35	1.13%	1.34%	1.36%	1.19%	1.39%	1.43%	1.24%	1.50%
36	1.36%	1.38%	1.36%	1.31%	1.38%	1.24%	1.19%	1.40%
37	1.24%	1.28%	1.19%	1.29%	1.53%	1.24%	1.37%	1.32%
38	1.33%	1.24%	1.36%	1.26%	1.15%	1.29%	1.38%	1.34%
39	1.16%	1.16%	1.34%	1.37%	1.16%	1.37%	1.36%
40	1.25%	1.33%	1.14%	1.13%	1.18%	1.41%	1.31%
41	1.06%	1.30%	1.26%	1.12%	1.24%	1.35%	1.36%
42	1.25%	1.03%	1.00%	1.12%	1.35%	1.33%
43	1.14%	1.32%	1.15%	1.17%	1.38%	1.24%
44	1.05%	1.06%	1.08%	1.41%	1.23%
45	1.21%	1.02%	1.17%	1.22%	1.33%
46	0.95%	1.10%	1.34%	1.22%
47	0.97%	1.21%	1.21%	1.07%
48	0.99%	1.22%	1.11%
49	1.08%	1.15%	1.07%
50	1.11%	0.99%
51	1.28%	1.07%
52	1.01%
53	0.82%

Prepayment (ABS) Speed by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$635,832,252	$675,834,501	$789,174,371	$702,315,604	$859,340,872	$869,816,642	$925,333,926	$976,295,334
Months Seasoned	EART 2023-3	EART 2023-4	EART 2023-5	EART 2024-1	EART 2024-2	EART 2024-3	EART 2024-4	EART 2024-5
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.13%	0.42%	1.06%	0.20%	1.82%	0.51%	0.32%	0.41%
2	0.81%	0.88%	0.84%	0.75%	1.04%	0.69%	0.51%	0.88%
3	1.06%	0.98%	1.07%	0.97%	1.30%	0.86%	0.79%	0.81%
4	1.41%	1.28%	1.60%	1.31%	1.79%	1.15%	1.27%	1.21%
5	1.76%	1.65%	1.93%	1.64%	1.75%	1.54%	1.34%	1.46%
6	1.73%	1.86%	1.66%	1.47%	1.76%	1.88%	1.41%	1.61%
7	1.69%	1.82%	1.64%	1.59%	1.93%	1.64%	1.66%	1.84%
8	1.73%	1.90%	1.64%	1.60%	1.79%	1.56%	1.56%	1.84%
9	1.60%	1.63%	1.73%	1.55%	1.87%	1.83%	1.86%	1.80%
10	1.86%	1.77%	1.72%	1.68%	1.81%	1.78%	1.72%	1.71%
11	1.78%	1.71%	1.62%	1.74%	1.86%	1.86%	1.71%	1.82%
12	1.76%	1.82%	1.99%	1.68%	2.00%	1.75%	1.73%	1.88%
13	1.66%	1.67%	1.75%	1.76%	1.99%	1.76%	1.81%	1.82%
14	1.76%	1.50%	1.63%	1.56%	1.79%	1.74%	1.76%	1.91%
15	1.72%	1.79%	1.66%	1.90%	1.79%	1.75%	1.68%	1.60%
16	1.65%	1.65%	1.62%	1.76%	1.88%	1.85%	1.74%	1.69%
17	1.84%	1.45%	1.81%	1.77%	1.84%	1.75%	1.52%	1.62%
18	1.56%	1.67%	1.75%	1.67%	1.66%	1.84%	1.63%	1.73%
19	1.52%	1.66%	1.70%	1.76%	1.81%	1.50%	1.54%	1.88%
20	1.72%	1.69%	1.61%	1.65%	1.47%	1.57%	1.55%	1.73%
21	1.56%	1.79%	1.64%	1.55%	1.61%	1.42%	1.70%	1.68%
22	1.69%	1.72%	1.64%	1.73%	1.55%	1.67%	1.73%	1.67%
23	1.63%	1.52%	1.52%	1.44%	1.58%	1.77%	1.56%
24	1.58%	1.63%	1.64%	1.56%	1.76%	1.73%	1.57%
25	1.53%	1.68%	1.41%	1.39%	1.66%	1.57%
26	1.65%	1.56%	1.48%	1.60%	1.58%	1.54%
27	1.58%	1.60%	1.43%	1.66%	1.52%
28	1.50%	1.31%	1.51%	1.61%
29	1.57%	1.51%	1.63%	1.51%
30	1.29%	1.33%	1.64%	1.48%
31	1.33%	1.48%	1.41%
32	1.33%	1.39%	1.42%
33	1.35%	1.49%
34	1.49%	1.21%
35	1.50%	1.28%
36	1.29%
37	1.40%

Prepayment (ABS) Speed by Securitization Through June 30, 2026  (continued)

Aggregate Principal Balance at Cutoff Date	$1,449,126,814	$1,050,316,785	$1,097,995,907	$1,298,227,653	$1,272,421,908	$1,123,258,746	$757,658,913	$1,349,423,600
Months Seasoned	EART 2025-1	EART 2025-2*	EART 2025-3*	EART 2025-4*	EART 2025-5*	EART 2026-1	EART 2026-2*	EART 2026-3*
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.40%	0.95%	0.52%	0.67%	0.94%	0.47%	0.46%	0.86%
2	0.84%	0.91%	0.56%	0.70%	0.81%	0.72%	0.63%
3	1.15%	1.08%	0.81%	0.90%	0.88%	0.94%	0.70%
4	1.33%	1.36%	1.17%	1.19%	1.45%	1.48%	1.17%
5	1.60%	1.78%	1.31%	1.52%	1.80%	1.73%
6	1.59%	1.79%	1.66%	1.53%	1.84%	1.92%
7	1.77%	1.77%	1.39%	1.67%	1.86%
8	1.77%	1.86%	1.63%	1.80%	1.83%
9	1.71%	1.63%	1.58%	2.00%
10	1.97%	1.84%	1.70%	1.81%
11	1.62%	1.71%	1.95%	1.85%
12	1.81%	1.84%	1.83%
13	1.65%	1.97%	1.71%
14	1.65%	2.01%	1.74%
15	1.92%	1.76%
16	1.87%	1.83%
17	1.73%
18	1.75%

*
The selection criteria applied to this transaction only included automobile loan contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

Pool Factors by Securitization End of Period Principal Balance Outstanding Divided by Original Amount Financed Through June 30, 2026

Aggregate Principal Balance at Cutoff Date	$1,179,763,578	$1,237,144,340	$1,336,895,223	$1,045,279,734
Months Seasoned	EART 2021-1	EART 2021-2	EART 2021-3	EART 2021-4
0	100.00%	100.00%	100.00%	100.00%
1	96.91%	96.11%	97.92%	97.01%
2	94.06%	93.75%	95.83%	94.99%
3	91.27%	91.05%	93.52%	92.62%
4	88.22%	88.21%	90.47%	89.74%
5	84.98%	85.14%	86.94%	85.76%
6	81.85%	82.01%	83.56%	82.42%
7	78.73%	78.85%	80.40%	79.23%
8	75.85%	75.66%	76.87%	76.32%
9	72.66%	72.78%	73.54%	73.13%
10	69.88%	69.32%	70.68%	70.09%
11	66.83%	66.64%	67.85%	67.44%
12	64.05%	64.08%	65.06%	64.81%
13	61.44%	61.65%	62.19%	62.28%
14	58.37%	59.16%	59.79%	59.82%
15	55.96%	56.67%	57.47%	57.49%
16	53.79%	54.45%	55.24%	55.33%
17	51.61%	52.28%	53.15%	53.10%
18	49.46%	50.26%	51.14%	51.30%
19	47.37%	48.40%	49.29%	49.48%
20	45.48%	46.62%	47.29%	47.66%
21	43.70%	44.81%	45.75%	46.02%
22	42.05%	42.94%	44.16%	44.28%
23	40.51%	41.55%	42.52%	42.68%
24	38.97%	40.17%	41.09%	41.10%
25	37.54%	38.78%	39.49%	39.63%
26	35.93%	37.45%	38.08%	38.26%
27	34.69%	35.99%	36.65%	36.82%
28	33.44%	34.67%	35.34%	35.50%
29	32.26%	33.39%	34.15%	34.10%
30	31.15%	32.21%	32.82%	32.89%
31	29.89%	31.15%	31.61%	31.70%
32	28.74%	29.88%	30.40%	30.58%
33	27.62%	28.74%	29.35%	29.45%
34	26.55%	27.57%	28.25%	28.34%
35	25.57%	26.57%	27.25%	27.28%
36	24.50%	25.59%	26.22%	26.18%
37	23.54%	24.72%	25.19%	25.22%
38	22.60%	23.82%	24.23%	24.30%
39	21.72%	22.86%	23.23%	23.38%
40	20.89%	21.89%	22.36%	22.44%
41	20.12%	20.96%	21.49%	21.37%
42	19.32%	20.12%	20.53%	20.45%
43	18.48%	19.38%	19.67%	19.60%
44	17.69%	18.57%	18.70%	18.78%
45	16.91%	17.75%	17.87%	17.89%
46	16.18%	16.88%	17.07%	17.05%
47	15.49%	16.12%	16.26%	16.25%
48	14.74%	15.37%	15.46%	15.48%
49	14.01%	14.68%	14.72%	14.74%
50	13.29%	13.93%	14.01%	14.03%
51	12.61%	13.23%	13.28%	13.34%
52	11.96%	12.56%	12.66%	12.63%
53	11.35%	11.85%	11.94%	11.93%
54	10.73%	11.25%	11.32%	11.21%
55	10.09%	10.67%	10.65%	10.57%
56	9.53%	10.06%	9.99%	9.94%
57		9.43%

Pool Factors by Securitization End of Period Principal Balance Outstanding Divided by Original Amount Financed Through June 30, 2026 (continued)

Aggregate Principal Balance at Cutoff Date	$871,804,507	$1,169,804,526	$1,073,768,792	$624,839,856	$643,116,434	$691,689,832	$610,572,063	$680,726,726
Months Seasoned	EART 2022-1	EART 2022-2	EART 2022-3	EART 2022-4	EART 2022-5	EART 2022-6	EART 2023-1	EART 2023-2
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	97.02%	97.58%	98.39%	97.30%	97.49%	97.96%	98.81%	98.33%
2	94.55%	95.64%	96.79%	95.41%	95.77%	96.59%	96.78%	96.70%
3	92.06%	93.47%	94.64%	93.18%	93.67%	94.65%	95.02%	94.93%
4	89.25%	90.58%	91.80%	90.00%	90.67%	91.23%	92.49%	92.56%
5	85.93%	86.88%	88.37%	86.58%	87.57%	88.21%	89.61%	89.97%
6	82.64%	83.50%	85.05%	83.53%	84.13%	85.33%	86.73%	87.52%
7	79.24%	80.34%	82.12%	80.39%	81.45%	82.46%	83.90%	85.21%
8	76.41%	77.61%	79.43%	77.29%	78.66%	79.85%	81.40%	83.08%
9	73.69%	74.88%	76.89%	74.79%	75.95%	77.24%	78.69%	80.80%
10	71.13%	72.41%	74.19%	72.31%	73.44%	74.87%	76.11%	78.35%
11	68.68%	70.00%	71.97%	69.72%	70.80%	72.31%	73.80%	76.02%
12	66.26%	67.36%	69.50%	67.21%	68.33%	69.84%	71.18%	73.73%
13	63.91%	65.19%	67.14%	64.82%	65.83%	67.53%	68.70%	71.48%
14	61.49%	62.93%	64.88%	62.54%	63.72%	65.16%	66.29%	69.46%
15	59.53%	60.89%	62.49%	60.21%	61.69%	62.89%	64.16%	67.23%
16	57.51%	58.85%	60.28%	58.09%	59.35%	60.67%	61.94%	65.18%
17	55.42%	56.58%	58.15%	56.27%	57.28%	58.58%	59.90%	63.15%
18	53.48%	54.57%	56.19%	54.11%	55.12%	56.64%	57.91%	61.04%
19	51.48%	52.62%	54.41%	52.09%	53.26%	54.88%	55.90%	59.03%
20	49.59%	50.73%	52.43%	50.09%	51.43%	53.00%	54.09%	57.21%
21	47.84%	49.04%	50.58%	48.37%	49.86%	51.25%	52.06%	55.21%
22	46.08%	47.21%	48.70%	46.57%	48.08%	49.57%	50.18%	53.40%
23	44.54%	45.56%	47.07%	45.01%	46.27%	47.68%	48.47%	51.40%
24	42.87%	43.86%	45.54%	43.40%	44.70%	45.99%	46.66%	49.60%
25	41.36%	42.33%	44.13%	41.79%	43.07%	44.35%	45.02%	47.93%
26	39.87%	40.82%	42.63%	40.41%	41.62%	42.77%	43.20%	46.24%
27	38.52%	39.44%	41.05%	38.82%	40.25%	41.19%	41.61%	44.51%
28	37.19%	38.03%	39.61%	37.45%	38.82%	39.55%	40.05%	42.99%
29	35.99%	36.66%	38.10%	36.15%	37.38%	38.09%	38.52%	41.38%
30	34.65%	35.36%	36.80%	34.94%	36.00%	36.75%	37.06%	39.72%
31	33.42%	33.99%	35.52%	33.62%	34.65%	35.58%	35.70%	38.36%
32	32.23%	32.75%	34.18%	32.32%	33.34%	34.16%	34.47%	37.12%
33	30.95%	31.57%	32.84%	31.10%	32.09%	32.83%	33.06%	35.78%
34	29.81%	30.37%	31.49%	29.87%	30.78%	31.60%	31.92%	34.47%
35	28.75%	29.14%	30.22%	28.80%	29.51%	30.27%	30.74%	32.97%
36	27.54%	27.90%	28.97%	27.65%	28.29%	29.12%	29.63%	31.58%
37	26.45%	26.77%	27.86%	26.52%	26.95%	27.99%	28.39%	30.28%
38	25.30%	25.67%	26.63%	25.45%	25.93%	26.84%	27.15%	29.00%
39	24.29%	24.64%	25.46%	24.31%	24.92%	25.64%	25.94%
40	23.23%	23.52%	24.43%	23.35%	23.92%	24.42%	24.80%
41	22.31%	22.43%	23.35%	22.41%	22.88%	23.29%	23.64%
42	21.28%	21.54%	22.44%	21.49%	21.79%	22.20%
43	20.35%	20.48%	21.46%	20.54%	20.71%	21.18%
44	19.48%	19.60%	20.53%	19.46%	19.74%
45	18.52%	18.75%	19.56%	18.51%	18.73%
46	17.72%	17.86%	18.51%	17.59%
47	16.92%	16.94%	17.56%	16.77%
48	16.12%	16.03%	16.69%
49	15.29%	15.17%	15.84%
50	14.47%	14.41%
51	13.57%	13.62%
52	12.82%
53	12.14%

Pool Factors by Securitization End of Period Principal Balance Outstanding Divided by Original Amount Financed Through June 30, 2026 (continued)

Aggregate Principal Balance at Cutoff Date	$635,832,252	$675,834,501	$789,174,371	$702,315,604	$859,340,872	$869,816,642	$925,333,926	$976,295,334
Months Seasoned	EART 2023-3	EART 2023-4	EART 2023-5	EART 2024-1	EART 2024-2	EART 2024-3	EART 2024-4	EART 2024-5
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	99.20%	98.91%	98.24%	99.16%	97.37%	98.85%	99.03%	98.93%
2	97.68%	97.32%	96.71%	97.75%	95.67%	97.51%	97.87%	97.37%
3	95.89%	95.63%	94.95%	96.11%	93.68%	95.99%	96.43%	95.89%
4	93.73%	93.61%	92.58%	94.10%	91.12%	94.15%	94.47%	93.99%
5	91.17%	91.18%	89.81%	91.73%	88.64%	91.88%	92.45%	91.82%
6	88.65%	88.51%	87.40%	89.57%	86.19%	89.20%	90.36%	89.49%
7	86.24%	85.91%	85.06%	87.29%	83.54%	86.87%	87.99%	86.89%
8	83.79%	83.23%	82.74%	85.03%	81.09%	84.65%	85.78%	84.36%
9	81.53%	80.93%	80.32%	82.84%	78.60%	82.11%	83.24%	81.89%
10	78.95%	78.48%	77.96%	80.51%	76.20%	79.69%	80.89%	79.54%
11	76.53%	76.12%	75.74%	78.12%	73.76%	77.18%	78.56%	77.08%
12	74.15%	73.69%	73.07%	75.85%	71.20%	74.83%	76.22%	74.61%
13	71.92%	71.45%	70.77%	73.51%	68.69%	72.53%	73.85%	72.22%
14	69.61%	69.44%	68.64%	71.42%	66.44%	70.27%	71.55%	69.74%
15	67.38%	67.13%	66.49%	68.92%	64.21%	68.01%	69.36%	67.69%
16	65.25%	65.00%	64.40%	66.62%	61.93%	65.68%	67.13%	65.54%
17	62.94%	63.12%	62.13%	64.37%	59.72%	63.50%	65.18%	63.50%
18	60.98%	61.00%	59.96%	62.26%	57.74%	61.22%	63.13%	61.35%
19	59.07%	58.95%	57.87%	60.06%	55.64%	59.39%	61.21%	59.06%
20	56.99%	56.87%	55.91%	58.02%	53.93%	57.49%	59.28%	56.99%
21	55.11%	54.69%	53.96%	56.15%	52.09%	55.77%	57.20%	55.00%
22	53.12%	52.61%	52.03%	54.08%	50.36%	53.83%	55.13%	53.04%
23	51.20%	50.84%	50.25%	52.36%	48.61%	51.78%	53.29%
24	49.40%	48.97%	48.39%	50.53%	46.68%	49.81%	51.45%
25	47.67%	47.05%	46.80%	48.92%	44.89%	48.05%
26	45.81%	45.32%	45.16%	47.10%	43.25%	46.36%
27	44.06%	43.56%	43.60%	45.22%	41.68%
28	42.44%	42.13%	41.98%	43.43%
29	40.77%	40.53%	40.24%	41.80%
30	39.40%	39.13%	38.52%	40.22%
31	38.01%	37.59%	37.08%
32	36.64%	36.15%	35.66%
33	35.26%	34.64%
34	33.77%	33.42%
35	32.31%	32.16%
36	31.05%
37	29.72%

Pool Factors by Securitization End of Period Principal Balance Outstanding Divided by Original Amount Financed Through June 30, 2026 (continued)

Aggregate Principal Balance at Cutoff Date	$1,449,126,814	$1,050,316,785	$1,097,995,907	$1,298,227,653	$1,272,421,908	$1,123,258,746	$757,658,913	$1,349,423,600
Months Seasoned	EART 2025-1	EART 2025-2*	EART 2025-3*	EART 2025-4*	EART 2025-5*	EART 2026-1	EART 2026-2*	EART 2026-3*
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	98.94%	98.37%	98.82%	98.67%	98.38%	98.87%	98.89%	98.45%
2	97.42%	96.78%	97.59%	97.29%	96.89%	97.48%	97.61%
3	95.56%	95.00%	96.12%	95.71%	95.33%	95.86%	96.25%
4	93.50%	92.94%	94.27%	93.83%	93.15%	93.66%	94.42%
5	91.18%	90.39%	92.27%	91.59%	90.56%	91.19%
6	88.87%	87.84%	89.90%	89.35%	87.99%	88.55%
7	86.37%	85.37%	87.83%	86.96%	85.40%
8	83.89%	82.81%	85.53%	84.46%	82.88%
9	81.53%	80.54%	83.31%	81.74%
10	78.88%	78.08%	80.95%	79.27%
11	76.67%	75.79%	78.32%	76.81%
12	74.24%	73.36%	75.89%
13	72.05%	70.83%	73.63%
14	69.89%	68.27%	71.34%
15	67.41%	66.05%
16	65.03%	63.75%
17	62.87%
18	60.71%

*
The selection criteria applied to this transaction only included automobile loan contracts in respect of which, at origination of such contracts, the related obligors did not have (i) a Credit Bureau Score, as defined under “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts—Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” in this prospectus, greater than or equal to 640 and (ii) an Exeter proprietary credit score, as described under “Exeter’s Automobile Financing Program–Credit Underwriting” in this prospectus, greater than or equal to 240.

Annex B

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS:  THIS ANNEX B IS AN INTEGRAL PART OF THE PROSPECTUS TO WHICH IT IS ATTACHED.

Except in limited circumstances, the notes will be available primarily in book-entry form.  Investors in the notes may hold the notes (i) in the United States, through DTC, or (ii) in Europe, through Clearstream or, with respect to the publicly offered notes and only if the sponsor satisfies any applicable conditions precedent to the holding of such notes through its system, Euroclear.  The notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

Initial Settlement

All book-entry notes will be held by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their notes through DTC will follow DTC settlement practices.  Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period.  Notes will be credited to the notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back notes issues in same-day funds.

Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the notes against payment.  Payment will include interest accrued on the notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the notes.  After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account.  The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream participants or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts.  However, interest on the notes would accrue from the value date.  Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the respective European depository for the benefit of Clearstream participants or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the notes to the DTC participant’s account against payment.  Payment will include interest accrued on the notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•
borrowing the notes in the United States from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of notes holding such notes through Clearstream, Euroclear or DTC will be subject to the 30% U.S. federal withholding tax that generally applies to payments of interest, including OID, on registered debt issued by U.S. Persons, unless:

(1)
each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner certifies as to an exemption or reduced tax rate, which may be done using one of the forms below.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. holders of the notes as well as the application of the withholding tax regulations.  You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of the notes.  For further discussion of U.S. federal withholding tax under FATCA, see “U.S. Tax Matters—Tax Consequences to Non-U.S. Holders of the Notes—Foreign Account Tax Compliance Act” in this prospectus.

Exemption for Non-U.S. Persons – IRS Form W-8BEN or IRS Form W-8BEN-E

A beneficial owner of notes that is a Non-U.S. Person, as defined below, generally can obtain a complete exemption from the U.S. federal withholding tax by providing a duly executed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) or IRS Form W-8BEN-E, Certificate of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable.  Generally, an IRS Form W-8BEN or IRS Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year.  If the information shown on an IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new IRS Form W-8BEN or IRS Form W-8BEN-E must be provided within 30 days of the change.  In certain cases, an IRS Form W-8BEN or IRS Form W-8BEN-E may remain effective indefinitely.

Exemption for Non-U.S. Persons with effectively connected income – IRS Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. federal withholding tax on income effectively connected with the conduct of a trade or business in the United States by providing a duly executed IRS Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States.  The IRS Form W-8ECI is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year.  If the information shown on an IRS Form W-8ECI changes, a new IRS Form W-8ECI must be provided within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries – IRS Form W-8BEN or IRS Form W‑8BEN-E

A Non-U.S. Person may claim treaty benefits by providing a duly executed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) or IRS Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable.  Generally, an IRS Form W-8BEN or IRS Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year.  If the information shown on an IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new IRS Form W-8BEN or IRS Form W-8BEN-E must be provided within 30 days of the change.  In certain cases, an IRS Form W-8BEN or IRS Form W-8BEN-E may remain effective indefinitely.

Exemption for U.S. Persons – IRS Form W-9

U.S. Persons may obtain a complete exemption from U.S. federal withholding tax by filing a duly executed IRS Form W-9, Request for Taxpayer Identification Number and Certification, supplying such U.S. Person’s U.S. federal taxpayer identification number and certain other information.

For purposes of this discussion, a U.S. Person is:

(1)	a citizen or resident of the United States;

(2)	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)
a trust if a court within the United States can exercise primary supervision over the administration of the trust and at least one U.S. person has the authority to control all substantial decisions of the trust.

A Non-U.S. Person is any person other than a U.S. Person and other than a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

Exeter Automobile Receivables Trust 2026-4
$119,000,000 Asset-Backed Notes, Class A-1(1)
$164,550,000 Asset-Backed Notes, Class A-2(1)
$246,630,000 Asset-Backed Notes, Class A-3(1)
$115,230,000 Asset-Backed Notes, Class B(1)
$118,550,000 Asset-Backed Notes, Class C(1)
$159,560,000 Asset-Backed Notes, Class D(1)
$107,470,000 Asset-Backed Notes, Class E(1)(2)
$29,916,000 Asset-Backed Notes, Class N(1)(2)

________________

(1)
At least 5% of the initial principal amount of each class of notes will be retained by the sponsor or a majority-owned affiliate of the sponsor to satisfy the U.S. credit risk retention obligations of the sponsor, as described under “U.S. Credit Risk Retention” in this prospectus.

(2)	The Class E Notes and the Class N Notes are not being publicly registered and are not offered hereby. The depositor expects that the Class E Notes and the Class N Notes will be privately placed.

______________

EFCAR, LLC
Depositor

Exeter Finance LLC
Sponsor and Servicer

__________________

PROSPECTUS
__________________

Joint Bookrunners
Wells Fargo Securities	BMO Capital Markets	Deutsche Bank Securities
Joint Bookrunner of the Class A Notes
J.P. Morgan
Co-Managers
Citigroup	Citizens Capital Markets	Mizuho

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized anyone to give you different information.  We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the front cover of this prospectus.  We are not offering the notes in any jurisdiction where it is not permitted.

Dealer prospectus delivery obligation.  Until ninety days after the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.